Execution Version

Table of Contents

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EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE GUARANTEES AND FOR ANY COUNTERCLAIM THEREIN.

TOWNSQUARE MEDIA, INC. ON BEHALF OF EACH OF THE GUARANTORS LISTED ON SCHEDULE I HERETO

SCHEDULE I

EXHIBIT A

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EXHIBIT B Form of Supplemental Indenture to Add Guarantors

EXHIBIT C Form of Pari Passu Intercreditor Agreement

Agreement” Issuer Collateral Agent Initial Additional Authorized Representative ABL Collateral ABL Intercreditor Agreement Additional Agent Additional First Lien Cash Management Agreement Additional First Lien Cash Management Obligations Additional First Lien Debt Facility

Additional First Lien Documents Additional First Lien Obligations Additional First Lien Secured Party Additional First Lien Swap Contract Additional First Lien Swap Obligations Agreement Authorized Representative Bankruptcy Code Bankruptcy Law

Business Day Capital Stock Cash Management Obligations Cash Management Services Collateral Collateral Agent Controlling Collateral Agent Controlling Secured Parties

Covered Jurisdiction Covered Jurisdiction DIP Financing DIP Financing Liens DIP Lenders discharge discharged Discharge of First Lien Obligations First Lien Obligation Event of Default First Lien Collateral Documents First Lien Obligations First Lien Secured Parties Grantors Impairment

Indebtedness Indenture Indenture Obligations Notes Obligations Indenture Secured Parties Notes Secured Parties Initial Additional Agreement Initial Additional Authorized Representative Initial Additional Cash Management Agreement Initial Additional Cash Management Obligations Initial Additional Documents Initial Additional Obligations Initial Additional Secured Parties Initial Additional Swap Contract

Initial Additional Swap Obligations Insolvency or Liquidation Proceeding Intervening Creditor Joinder Agreement Lien Major Non-Controlling Collateral Agent New York UCC Non-Controlling Collateral Agent Non-Controlling Collateral Agent Enforcement Date

Non-Controlling Secured Obligations Non-Controlling Secured Parties Notes Security Agreement Person Possessory Collateral Post-Petition Interest Proceeds Refinance Restricted Subsidiary

Secured Credit Document Senior Class Debt Senior Class Debt Parties Senior Class Debt Representative Senior Lien Series Shared Collateral Swap Obligations Subsidiary

Uniform Commercial Code UCC

Impairment Proceeds

Intervening Creditor

DIP Financing DIP Lenders DIP Financing Liens pari passu

Senior Class Debt Senior Class Debt Representative Senior Class Debt Parties

WILMINGTON TRUST, NATIONAL ASSOCIATION, [ ],

THE GRANTORS LISTED ON SCHEDULE I HERETO

ANNEX I

ANNEX II Joinder Pari Passu Intercreditor Agreement Issuer Collateral Agent [ ] Initial Additional Authorized Representative New Authorized Repre- sentative Authorized Representative Additional Agent

SECTION 5. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW.

Supplement Pari Passu Intercreditor Agreement Issuer Collateral Agent [ ] Initial Additional Authorized Representa- tive New Grantor SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW.

EXHIBIT D Form of ABL Intercreditor Agreement

TABLE OF CONTENTS Page

EXHIBITS

ABL INTERCREDITOR AGREEMENT Agreement ABL Representative Wilmington Trust Company BACKGROUND SECTION 1. Definitions; Terms Generally. ABL Cash Management Agreement

ABL Cash Management Obligations ABL Facility Agreement ABL Facility Collateral Agreement ABL Obligations Collateral Documents ABL Obligations ABL Obligations Documents ABL Obligations Secured Parties

ABL Priority Collateral provided

ABL Priority Pledged Collateral ABL Representative ABL Swap Contract ABL Swap Obligations Account Account Affiliate Agreement Applicable Junior Representative Applicable Pledged Collateral Agent Applicable Senior Representative

Bankruptcy Code Bankruptcy Law Business Day Capital Stock Cash Management Obligations Cash Management Services Class Collateral Collateral Proceeds Account

Company Consent and Acknowledgment Control Controlled Controlling Covered Jurisdiction Covered Jurisdiction Designated Second Priority Representative Designated Senior Representative

Discharge Discharged Disposition Dispose Disposition Dispose Disposition Documents Enforcement Notice

Event of Default First Lien Notes Collateral Agent First Lien Notes Collateral Agreement First Lien Notes Collateral Documents First Lien Notes Documents First Lien Notes Indenture First Lien Notes Obligations First Lien Notes Obligations Secured Parties

First Lien Obligations First Lien Obligations Collateral Documents First Lien Obligations Credit Documents First Lien Obligations Documents First Lien Obligations Representative First Lien Obligations Secured Parties Indebtedness Insolvency or Liquidation Proceeding Inventory Junior Agent Junior Lien Priority Intercreditor Agreement

Junior Lien Priority Intercreditor Representative Junior Secured Obligations Junior Secured Obligations Collateral Junior Secured Obligations Collateral Documents Junior Secured Obligations Documents Junior Secured Obligations Secured Parties Lien Non-ABL Obligations Non-ABL Obligations Documents Non-ABL Obligations Secured Parties Non-ABL Priority Collateral provided

Non-ABL Priority Pledged Collateral obligations Other First Lien Cash Management Agreement Other First Lien Cash Management Obligations Other First Lien Obligations Other First Lien Obligations Agent Other First Lien Obligations Collateral Documents Other First Lien Obligations Credit Document

Other First Lien Obligations Documents Other First Lien Obligations Secured Parties Other First Lien Swap Contract Other First Lien Swap Obligations Other Second Lien Cash Management Agreement Other Second Lien Cash Management Obligations Other Second Lien Obligations Other Second Lien Obligations Agent

Other Second Lien Obligations Collateral Documents Other Second Lien Obligations Credit Document Other Second Lien Obligations Documents Other Second Lien Obligations Secured Parties Other Second Lien Swap Contract Other Second Lien Swap Obligations Pari Passu Intercreditor Agreement Permitted Remedies

Person Plan of Reorganization Pledged Collateral Pledged Collateral Agent Pledgors Post-Petition Claims Post-Petition Financing Recovery Refinance

Refinanced Refinancing Representative Restricted Subsidiary Sale/Leaseback Transaction Second Lien Collateral Agent Second Lien Credit Agreement Second Lien Facility

Second Lien Facility Cash Management Agreement Second Lien Facility Cash Management Obligations Second Lien Facility Collateral Agreement Second Lien Facility Collateral Documents Second Lien Facility Credit Documents Second Lien Facility Documents Second Lien Facility Obligations Second Lien Facility Obligations Secured Parties

Second Lien Facility Swap Contract Second Lien Facility Swap Obligations Second Lien Obligations Second Lien Obligations Collateral Documents Second Lien Obligations Documents Second Lien Obligations Representative Second Lien Obligations Secured Parties Secured Obligations Secured Parties Secured Swap Obligations Senior Agent Senior Secured Obligations Class

Class Senior Secured Obligations Collateral Senior Secured Obligations Collateral Documents Senior Secured Obligations Documents Senior Secured Obligations Secured Parties Series Shared Collateral Standstill Period subsidiary

Swap Contract Uniform Commercial Code UCC

SECTION 2. Priorities and Agreements with Respect to Collateral.

Standstill Period

ABL Intercreditor Agreement [ABL Representative] Wilmington Trust

Recovery

Post-Petition Financing

Representative provided

provided

SECTION 3. Existence and Amounts of Liens and Obligations.

SECTION 4. Miscellaneous.

EXHIBIT A-1 [ABL Representative] Wilmington Trust ABL Intercreditor Agreement Company Consent

[____________] [_____________] [PLEDGORS]

EXHIBIT A-2 Consent New Agent Company ABL Intercreditor Agreement [ABL Representative] Wilmington Trust

NEW AGENT TOWNSQUARE MEDIA, INC.

EXHIBIT A-3 Consent New Agent Company ABL Intercreditor Agreement Wilmington Trust

NEW AGENT TOWNSQUARE MEDIA, INC.

EXHIBIT A-4 Consent New Agent Company ABL Intercreditor Agreement Wilmington Trust

TOWNSQUARE MEDIA, INC.

EXHIBIT A-5 Consent New Agent Company ABL Intercreditor Agreement Non-ABL Agent

TOWNSQUARE MEDIA, INC.

Execution Version

TOWNSQUARE MEDIA, INC.,

as Issuer,

the GUARANTORS party hereto

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

6.875% Senior Secured Notes due 2026

INDENTURE

Dated as of January 6, 2021

Table of Contents

Page

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

ARTICLE II
THE NOTES

ARTICLE III
COVENANTS

Page

ARTICLE IV
SUCCESSOR COMPANY; SUCCESSOR PERSON

ARTICLE V
REDEMPTION OF SECURITIES

ARTICLE VI
DEFAULTS AND REMEDIES

ARTICLE VII
TRUSTEE

Page

ARTICLE VIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

ARTICLE IX
AMENDMENTS

ARTICLE X
GUARANTEE

ARTICLE XI
SATISFACTION AND DISCHARGE

ARTICLE XII
COLLATERAL

ARTICLE XIII
MISCELLANEOUS

INDENTURE dated as of January 6, 2021, among TOWNSQUARE MEDIA, INC. (the "Company"), the GUARANTORS party hereto and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the "Trustee") and as collateral agent (in such capacity, the "Collateral Agent").

W I T N E S S E T H

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) its 6.875% Senior Secured Notes due 2026 issued on the date hereof (the "Initial Notes") and (ii) any additional Notes ("Additional Notes" and, together with the Initial Notes, the "Notes") that may be issued after the Issue Date.

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture;

WHEREAS, all things necessary (i) to make the Notes, when executed and duly issued by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and (ii) to make this Indenture a valid agreement of the Company have been done; and

NOW, THEREFORE, in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1. Definitions.

"ABL Cash Management Agreement" means any (i) "Secured Cash Management Agreement" (to be defined in the ABL Credit Agreement or any comparable term in any other ABL Obligations Document) and (ii) other agreement, document or instrument between any Pledgor or any subsidiary of any Pledgor and any ABL Secured Party (A) pursuant to which such ABL Secured Party provides cash management services to any Pledgor or any subsidiary of any Pledgor and (B) with respect to which the obligations thereunder constitute ABL Obligations in accordance with the applicable ABL Financing Document.

"ABL Cash Management Obligations" means any and all obligations of any Pledgor or any subsidiary of any Pledgor under any ABL Cash Management Agreement.

"ABL Collateral Agent" means the collateral agent under the ABL Credit Agreement, together with its successors and permitted assigns under the ABL Credit Agreement.

"ABL Credit Agreement" means any credit agreement with respect to an asset-based revolving credit facility entered into after the Issue Date, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, supplemented, waived, renewed or otherwise modified from time to time, and (if designated by the Company) as replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including (if designated by the Company) any agreement or indenture or commercial paper facilities with banks or other institutional lenders or investors extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder permitted under Section 3.2 or altering the maturity thereof or adding Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

"ABL Financing Documents" means the "ABL Obligations Documents" to be defined in the ABL Intercreditor Agreement.

"ABL Intercreditor Agreement" means the intercreditor agreement substantially in the form of Exhibit D to this Indenture entered into by the Collateral Agent, the Grantors party thereto and the ABL Collateral Agent in the event that ABL Obligations are incurred after the Issue Date.

"ABL Obligations" means all "Secured Obligations" (as such term, or any equivalent term, is defined in the ABL Credit Agreement) of the Company and the other borrowers and each Guarantor from time to time including any and all obligations outstanding under, and all other obligations in respect of, any ABL Obligations Documents, to pay principal, premium (if any), interest (including post-petition claims accruing after the commencement of any insolvency or liquidation proceeding, regardless of whether or not allowed or allowable in such proceeding), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to any letters of credit and bankers' acceptance), damages and other liabilities payable under or in connection with the ABL Obligations Documents. For the avoidance of doubt, ABL Obligations shall include ABL Cash Management Obligations and ABL Swap Obligations.

"ABL Obligations Documents" means, collectively, the documentation in respect of the ABL Obligations, including the ABL Credit Agreement, the ABL Obligations Collateral Documents, the ABL Cash Management Agreements, the ABL Swap Contracts, and any other "Loan Documents" or comparable terms to be defined in the ABL Credit Agreement.

"ABL Priority Collateral" has the meaning given to such term in the ABL Intercreditor Agreement.

"ABL Secured Parties" means, at any time, the Persons holding any ABL Obligations, including the ABL Collateral Agent.

"ABL Swap Contract" means any (i) "Secured Hedge Agreement" (to be defined in the ABL Credit Agreement or any comparable term in any other ABL Obligations Document) and (ii) other swap contract between any Pledgor or any subsidiary of any Pledgor and any ABL Secured Party the obligations under which constitute ABL Obligations in accordance with the applicable ABL Obligations Document.

"ABL Swap Obligations" means any and all obligations of any Pledgor or any subsidiary of any Pledgor under any ABL Swap Contract.

"Acquired Indebtedness" means with respect to any Person (x) Indebtedness (1) of any other Person or any of its Subsidiaries existing at the time such other Person becomes a Restricted Subsidiary, (2) assumed in connection with the acquisition of assets from such other Person, in each case whether or not Incurred by such other Person in connection with such other Person becoming a Restricted Subsidiary of the Company or such acquisition or (3) of a Person at the time such Person merges or amalgamates with or into or consolidates or otherwise combines with the Company or any Restricted Subsidiary and (y) Indebtedness secured by a Lien encumbering any asset acquired by such Person. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (3) of the preceding sentence, on the date of the relevant merger, amalgamation, consolidation or other combination.

"Additional Assets" means:

(1) any property or assets (other than Capital Stock) used or to be used by the Company, a Restricted Subsidiary or otherwise useful in a Similar Business (it being understood that capital expenditures on property or assets already used in a Similar Business or to replace any property or assets that are the subject of such Asset Disposition shall be deemed an investment in Additional Assets);

(2) the Capital Stock of a Person that is engaged in a Similar Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

(3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary.

"Additional First Lien Obligations" means any Indebtedness having Pari Passu Lien Priority relative to the Notes Obligations with respect to the Collateral and is not secured by any other assets, except to the extent permitted by any applicable Intercreditor Agreement then in effect; *provided* that an authorized representative of the holders of such Indebtedness shall have executed a joinder to each of the applicable Intercreditor Agreements then in effect, or if no Pari Passu Intercreditor Agreement is then in effect, the Pari Passu Intercreditor Agreement and a joinder to the ABL Intercreditor Agreement.

"Additional First Lien Secured Parties" means the holders of any Additional First Lien Obligations and any trustee, authorized representative or agent of such Additional First Lien Obligations.

"Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"AI" means an "accredited investor" as described in Rule 501(a)(4) under the Securities Act.

"Applicable Premium" means the greater of (A) 1.0% of the principal amount of such Note and (B) on any redemption date, the excess (to the extent positive) of:

(a) the present value at such redemption date of (i) the redemption price of such Note at February 1, 2023 (such redemption price (expressed in percentage of principal amount) being set forth in the table under Section 5.7(d) (excluding accrued but unpaid interest, if any)), *plus* (ii) all required interest payments due on such Note to and including such date set forth in clause (i) (excluding accrued but unpaid interest, if any), computed upon the redemption date using a discount rate equal to the Applicable Treasury Rate at such redemption date *plus* 50 basis points; *over*

(b) the outstanding principal amount of such Note;

in each case, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate. The Trustee shall have no duty to calculate or verify the calculations of the Applicable Premium.

"Applicable Treasury Rate" means the weekly average for each Business Day during the most recent week that has ended at least two Business Days prior to the redemption date of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from the redemption date to February 1, 2023; *provided*, *however*, that if the period from the redemption date to February 1, 2023 is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

"Asset Disposition" means:

(a) the voluntary sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Leaseback Transaction) of the Company or any of its Restricted Subsidiaries (in each case other than Capital Stock of the Company) (each referred to in this definition as a "disposition"); or

(b) the issuance or sale of Capital Stock of any Restricted Subsidiary (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 3.2 hereof or directors' qualifying shares and shares issued to foreign nationals as required under applicable law), whether in a single transaction or a series of related transactions;

in each case, other than:

(1) a disposition by the Company or a Restricted Subsidiary to the Company or a Restricted Subsidiary, including pursuant to any Intercompany License Agreement;

(2) a disposition of cash, Cash Equivalents or Investment Grade Securities, including any marketable securities portfolio owned by the Company and its Subsidiaries on the Issue Date;

(3) a disposition of inventory, goods or other assets (including Settlement Assets) in the ordinary course of business or consistent with past practice or held for sale or no longer used in the ordinary course of business, including any disposition of disposed, abandoned or discontinued operations;

(4) a disposition of obsolete, worn-out, uneconomic, damaged, non-core or surplus property, equipment or other assets or property, equipment or other assets that are no longer economically practical or commercially desirable to maintain or used or useful in the business of the Company and its Restricted Subsidiaries whether now or hereafter owned or leased or acquired in connection with an acquisition or used or useful in the conduct of the business of the Company and its Restricted Subsidiaries (including by ceasing to enforce, allowing the lapse, abandonment or invalidation of or discontinuing the use or maintenance of or putting into the public domain any intellectual property that is, in the reasonable judgment of the Company or the Restricted Subsidiaries, no longer used or useful, or economically practicable to maintain, or in respect of which the Company or any Restricted Subsidiary determines in its reasonable judgment that such action or inaction is desirable);

(5) transactions permitted under Section 4.1 hereof or a transaction that constitutes a Change of Control;

(6) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to another Restricted Subsidiary or as part of or pursuant to an equity incentive or compensation plan approved by the Board of Directors of the Company;

(7) any dispositions of Capital Stock, properties or assets in a single transaction or series of related transactions with a fair market value (as determined in good faith by the Company) of less than the greater of $10.0 million and 1.50% of Total Assets;

(8) any Restricted Payment that is permitted to be made, and is made, under Section 3.3 and the making of any Permitted Payment or Permitted Investment or, solely for purposes of Section 3.5(a)(3), asset sales, the proceeds of which are used to make such Restricted Payments or Permitted Investments;

(9) dispositions in connection with Permitted Liens, Permitted Intercompany Activities, Permitted Tax Restructuring and related transactions;

(10) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or consistent with past practice or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11) conveyances, sales, transfers, licenses, sublicenses, cross-licenses or other dispositions of intellectual property, software or other general intangibles and licenses, sublicenses, cross-licenses, leases or subleases of other property, in each case, in the ordinary course of business or consistent with past practice or pursuant to a research or development agreement in which the counterparty to such agreement receives a license in the intellectual property or software that result from such agreement;

(12) the lease, assignment, license, sublease or sublicense of any real or personal property in the ordinary course of business or consistent with industry practice;

(13) foreclosure, condemnation, expropriation, forced disposition or any similar action with respect to any property or other assets or the granting of Liens not prohibited by this Indenture;

(14) the sale, discount or other disposition (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of inventory, accounts receivable or notes receivable in the ordinary course of business or consistent with past practice, or the conversion or exchange of accounts receivable for notes receivable;

(15) any issuance or sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary or any other disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary or an Immaterial Subsidiary;

(16) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(17) (i) dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased, (ii) dispositions of property to the extent that the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased) and (iii) to the extent allowable under Section 1031 of the Code or comparable law or regulation, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(18) any disposition of Securitization Assets or Receivables Assets, or participations therein, in connection with any Qualified Securitization Financing or Receivables Facility, or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business or consistent with past practice;

(19) any financing transaction with respect to property constructed, acquired, leased, renewed, relocated, expanded, replaced, repaired, maintained, upgraded or improved (including any reconstruction, refurbishment, renovation and/or development of real property) by the Company or any Restricted Subsidiary after the Issue Date, including Sale and Leaseback Transactions and asset securitizations, permitted by this Indenture;

(20) sales, transfers or other dispositions of Investments in joint ventures, non-Wholly Owned Restricted Subsidiaries or similar entities to the extent required by, or made pursuant to customary buy/sell arrangements between, the parties set forth in joint venture, non-Wholly Owned Restricted Subsidiary or similar entity arrangements;

(21) any surrender or waiver of contractual rights or the settlement, release, surrender or waiver of contractual, tort, litigation or other claims of any kind;

(22) the unwinding of any Cash Management Obligations or Hedging Obligations;

(23) transfers of property or assets subject to Casualty Events upon receipt of the Net Available Cash of such Casualty Event;

(24) any disposition to a Captive Insurance Subsidiary;

(25) any sale of property or assets, if the acquisition of such property or assets was financed with Excluded Contributions and the proceeds of such sale are used to make a Restricted Payment pursuant to Section 3.3(b)(13)(b);

(26) the disposition of any assets (including Capital Stock) (i) acquired in a transaction after the Issue Date, which assets (a) are not useful in the core or principal business of the Company and its Restricted Subsidiaries or (b) have a fair market value not in excess of $10.0 million individually or $20.0 million in the aggregate when taken together with all other dispositions pursuant to this clause (b), or (ii) made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the reasonable determination of the Company to consummate any acquisition;

(27) any disposition of non-revenue producing assets to a Person who is providing services related to such assets, the provision of which have been or are to be outsourced by the Company or any Restricted Subsidiary to such Person;

(28) any Sale and Leaseback Transactions permitted under Section 3.2; and

(29) dispositions of non-core or obsolete assets acquired in connection with the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or equity interests in a Person that, upon the consummation thereof, will be a Restricted Subsidiary.

In the event that a transaction (or any portion thereof) meets the criteria of a permitted Asset Disposition and would also be a Permitted Investment or an Investment permitted under Section 3.3, the Company, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as an Asset Disposition and/or one or more of the types of Permitted Investments or Investments permitted under Section 3.3.

"Associate" means (i) any Person engaged in a Similar Business of which the Company or its Restricted Subsidiaries are the legal and beneficial owners of between 20% and 50% of all outstanding Voting Stock and (ii) any joint venture entered into by the Company or any Restricted Subsidiary.

"Authorized Representative" means (i) in the case of the Notes, the Collateral Agent and (ii) in the case of any Series of Additional First Lien Obligations that become subject to the terms of the Pari Passu Intercreditor Agreement, the authorized representative (and any successor thereto) named for such Series in the initial Pari Passu Intercreditor Agreement or any applicable joinder agreement.

"Bankruptcy Code" means Title 11 of the United States Code, as amended, modified or supplemented, from time to time.

"Bankruptcy Law" means the Bankruptcy Code and any other liquidation, receiver-manager, conservatorship, bankruptcy, assignment or compromise for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, winding-up, administration, judicial or statutory management, schemes of arrangement, restructuring plan or similar debtor relief or insolvency laws of any applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, including any corporate law or other law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

"Board of Directors" means (i) with respect to the Company or any corporation, the board of directors or managers, as applicable, of the Company or any such corporation, or any duly authorized committee thereof; (ii) with respect to any partnership, the board of directors or other governing body of the general partner, as applicable, of the partnership or any duly authorized committee thereof; (iii) with respect to a limited liability company, the managing member or members or any duly authorized controlling committee thereof; and (iv) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as

a formal board approval). Unless the context requires otherwise, Board of Directors means the Board of Directors of the Company.

"Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of a Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

"Borrowing Base" means the sum of 90% of the face amount of accounts receivable plus 100% unrestricted cash and cash equivalents maintained in accounts of the Company and the Guarantors. The Borrowing Base shall be calculated on a pro forma basis to include any accounts receivable owned by an entity that is to be merged with or into the Company or a Restricted Subsidiary or is to become a Restricted Subsidiary on the date of determination.

"Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, United States or in the jurisdiction of the place of payment are authorized or required by law to close. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall not be reflected in computing interest or fees, as the case may be.

"Business Successor" means (i) any former Subsidiary of the Company and (ii) any Person that, after the Issue Date, has acquired, merged or consolidated with a Subsidiary of the Company (that results in such Subsidiary ceasing to be a Subsidiary of the Company), or acquired (in one transaction or a series of transactions) all or substantially all of the property and assets or business of a Subsidiary or assets constituting a business unit, line of business or division of a Subsidiary of the Company.

"Capital Stock" of any Person means any and all shares of, rights to purchase or acquire, warrants, options or depositary receipts for, or other equivalents of, or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into, or exchangeable for, such equity.

"Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a finance lease (and, for the avoidance of doubt, not a straight-line or operating lease) for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

"Capitalized Software Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

"Captive Insurance Subsidiary" means (i) any Subsidiary of the Company operating for the purpose of (a) insuring the businesses, operations or properties owned or operated by the Parent Entity, the Company or any of its Subsidiaries, including their future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members), and related benefits and/or (b) conducting any activities or business incidental thereto (it being understood and agreed that activities which are relevant or appropriate to qualify as an insurance company for U.S. federal or state tax purposes shall be considered "activities or business incidental thereto") or (ii) any Subsidiary of any such insurance subsidiary operating for the same purpose described in clause (i) above.

"Cash Equivalents" means:

(1) (a) Dollars, Canadian dollars, pounds sterling, yen, Euro, or any national currency of any member state of the European Union; or (b) any other foreign currency held by the Company and its Restricted Subsidiaries from time to time in the ordinary course of business or consistent with past practice;

(2) securities issued or directly and fully guaranteed or insured by the United States, Canadian, United Kingdom or Japanese governments, a member state of the European Union or, in each case, any agency or instrumentality thereof (*provided* that the full faith and credit obligation of such country or such member state is pledged in support thereof), with maturities of 36 months or less from the date of acquisition;

(3) certificates of deposit, time deposits, Eurodollar time deposits, overnight bank deposits, demand deposits or bankers' acceptances having maturities of not more than two years from the date of acquisition thereof issued by any bank, trust company or other financial institution (a) whose commercial paper is rated at least "A-2" or the equivalent thereof by S&P or at least "P-2" or the equivalent thereof by Moody's (or, if at the time, neither S&P or Moody's is rating such obligations, then a comparable rating from another Nationally Recognized Statistical Rating Organization selected by the Company) or (b) having combined capital and surplus in excess of $100.0 million;

(4) repurchase obligations for underlying securities of the types described in clauses (2), (3), (7) and (8) entered into with any Person meeting the qualifications specified in clause (3) above;

(5) securities with maturities of two years or less from the date of acquisition backed by standby letters of credit issued by any Person meeting the qualifications in clause (3) above;

(6) commercial paper and variable or fixed rate notes issued by any Person meeting the qualifications specified in clause (3) above (or by the parent company thereof) maturing within two years after the date of creation thereof, or if no rating is available in respect of the commercial paper or variable or fixed rate notes, the issuer of which has an equivalent rating in respect of its long-term debt;

(7) marketable short-term money market and similar securities having a rating of at least "A-2" or "P-2" from either S&P or Moody's, respectively (or, if at the time, neither S&P nor Moody's is rating such obligations, then a comparable rating from another Nationally Recognized Statistical Rating Organization selected by the Company);

(8) readily marketable direct obligations issued by any state, province, commonwealth or territory of the United States of America or Canada or any political subdivision, taxing authority or any agency or instrumentality thereof, rated BBB- (or the equivalent) or better by S&P or Baa3 (or the equivalent) or better by Moody's (or, if at the time, neither S&P nor Moody's is rating such obligations, then a comparable rating from another Nationally Recognized Statistical Rating Organization selected by the Company) with maturities of not more than two years from the date of acquisition;

(9) readily marketable direct obligations issued by any foreign government or any political subdivision, taxing authority or agency or instrumentality thereof, with a rating of "BBB-" or higher from S&P or "Baa3" or higher by Moody's or the equivalent of such rating by such rating organization (or, if at the time, neither S&P nor Moody's is rating such obligations, then a comparable rating from another Nationally Recognized Statistical Rating Organization selected by the Company) with maturities of not more than two years from the date of acquisition;

(10) Investments with average maturities of 24 months or less from the date of acquisition in money market funds with a rating of "A" or higher from S&P or "A-2" or higher by Moody's or the equivalent of such rating by such rating organization (or, if at the time, neither S&P nor Moody's is rating such obligations, then a comparable rating from another Nationally Recognized Statistical Rating Organization selected by the Company);

(11) with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers' acceptance of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least "A-2" or the equivalent thereof or from Moody's is at least "P-2" or the equivalent thereof (any such bank being an "Approved Foreign Bank"), and in each case with maturities of not more than 270 days from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank;

(12) Indebtedness or Preferred Stock issued by Persons with a rating of "BBB-" or higher from S&P or "Baa3" or higher by Moody's or the equivalent of such rating by such rating organization (or, if at the time, neither S&P nor Moody's is rating such obligations, then a comparable rating from another Nationally Recognized Statistical Rating Organization selected by the Company) with maturities of not more than two years from the date of acquisition;

(13) bills of exchange issued in the United States of America, Canada, the United Kingdom, Japan or a member state of the European Union eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(14) investments in industrial development revenue bonds that (i) "re-set" interest rates not less frequently than quarterly, (ii) are entitled to the benefit of a remarketing arrangement with an established broker dealer and (iii) are supported by a direct pay letter of credit covering principal and accrued interest that is issued by any bank meeting the qualifications specified in clause (3) above;

(15) any investment company, money market, enhanced high yield, pooled or other investment fund investing 90% or more of its assets in instruments of the types specified in the clauses above;

(16) Cash Equivalents or instruments similar to those referred to in the clauses above denominated in Dollars;

(17) for purposes of clause (2) of the definition of "Asset Disposition," any marketable securities portfolio owned by the Company and its Subsidiaries on the Issue Date; and

(18) credit card receivables and debit card receivables in the ordinary course of business or consistent with past practice, so long as such are considered cash equivalents under GAAP and are so reflected on the Company's balance sheet.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include investments of the type and maturity described in the clauses above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies.

In addition, in the case of Investments by any Captive Insurance Subsidiary, Cash Equivalents shall also include (a) such Investments with average maturities of 12 months or less from the date of acquisition in issuers rated BBB- (or the equivalent thereof) or better by S&P or Baa3 (or the equivalent thereof) or better by Moody's, in each case at the time of such Investment and (b) any Investment with a maturity of more than 12 months that would otherwise constitute Cash Equivalents of the kind described in any of clauses of this definition above or clause (a) in this paragraph, if the maturity of such Investment was 12 months or less; *provided* that the effective maturity of such Investment does not exceed 15 years.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above, *provided* that such amounts are converted into any currency listed in

clause (1) as promptly as practicable and in any event within 10 Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposes under this Indenture regardless of the treatment of such items under GAAP.

"Cash Management Obligations" means (1) obligations in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements, electronic fund transfer, treasury services and cash management services, including controlled disbursement services, working capital lines, lines of credit, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services, or other cash management arrangements or any automated clearing house arrangements, (2) other obligations in respect of netting or setting off arrangements, credit, debit or purchase card programs, stored value card and similar arrangements and (3) obligations in respect of any other services related, ancillary or complementary to the foregoing (including any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds).

"Casualty Event" means any event that gives rise to the receipt by the Company or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, assets or real property (including any improvements thereon) to replace or repair such equipment, assets or real property.

"CFC" means a controlled foreign corporation within the meaning of Section 957 of the Code.

"CFC Holdco" means any Subsidiary of the Company substantially all the assets of which consist of Equity Interests (including any Indebtedness treated as equity for U.S. federal income Tax purposes) and, if applicable, Indebtedness of one or more (i) CFCs and/or (ii) other Subsidiaries of the Company substantially all the assets of which consist (directly or indirectly) of Equity Interests (including any Indebtedness treated as equity for U.S. federal income Tax purposes) and, if applicable, Indebtedness in one or more CFCs.

"Change of Control" means:

(1) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Issue Date), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; or

(2) the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to a Person, other than a Restricted Subsidiary or one or more Permitted Holders.

"Code" means the United States Internal Revenue Code of 1986, as amended.

"Collateral" means all of the assets and property of the Company or any Guarantor, whether real, personal or mixed securing or purported to secure any Notes Obligations, excluding, for the avoidance of doubt, any Excluded Property.

"Collateral Documents" means, collectively, any security agreements, intellectual property security agreements, mortgages, collateral assignments, security agreement supplements, pledge agreements, bonds or any similar agreements, guarantees and each of the other agreements, instruments or documents that creates or purports to create a Lien or guarantee in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the Holders of the Notes, in all or any portion of the Collateral, as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed from time to time.

"Consolidated Depreciation and Amortization Expense" means, with respect to any Person for any period, the total amount of depreciation and amortization expense and capitalized fees, including amortization or write-off of (i) intangible assets and non-cash organization costs, (ii) deferred financing and debt issuance fees, costs and expenses, (iii) capitalized expenditures (including Capitalized Software Expenditures), customer acquisition costs and incentive payments, media development costs, conversion costs and contract acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and amortization of favorable or unfavorable lease assets or liabilities and (iv) capitalized fees related to any Qualified Securitization Financing or Receivables Facility, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP and any write-down of assets or asset value carried on the balance sheet.

"Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1) increased (without duplication) by:

(a) Fixed Charges of such Person for such period (including (w) non-cash rent expense, (x) net payments and losses or any obligations on any Hedging Obligations or other derivative instruments, (y) bank, letter of credit and other financing fees and (z) costs of surety bonds in connection with financing activities, *plus* amounts excluded from the definition of "Consolidated Interest Expense" and any non-cash interest expense), to the extent deducted (and not added back) in computing Consolidated Net Income; *plus*

(b) (x) provision for taxes based on income, profits, revenue or capital, including federal, foreign, state, provincial, territorial, local, unitary, excise, property, franchise, value added and similar taxes (such as Delaware franchise tax, Pennsylvania capital tax, Texas margin tax and provincial capital taxes paid in Canada) and withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties, additions to tax and interest related to such taxes or arising from tax examinations) and similar taxes of such Person paid or accrued during such period (including in respect of repatriated funds), (y) any distributions made to a Parent Entity with respect to the foregoing and (z) the net tax expense associated with any adjustments made pursuant to the definition of "Consolidated Net Income" in each case, to the extent deducted (and not added back) in computing Consolidated Net Income; *plus*

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent deducted (and not added back) in computing Consolidated Net Income; *plus*

(d) any fees, costs, expenses or charges (other than Consolidated Depreciation and Amortization Expense) related to any actual, proposed or contemplated Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful and including any such transaction consummated prior to the Issue Date), including (i) such fees, expenses or charges (including rating agency fees, consulting fees and other related expenses and/or letter of credit or similar fees) related to the offering or incurrence of, or ongoing administration of the Notes, the ABL Credit Agreement, any other Credit Facilities, any Securitization Fees and the Transactions, including Transaction Expenses, any other Indebtedness permitted to be incurred under this Indenture or any equity offering and (ii) any amendment, waiver or other modification of the Notes, the ABL Credit Agreement, Receivables Facilities, Securitization Facilities, any other Credit Facilities, any Securitization Fees, any other Indebtedness or any Equity Offering, in each case, whether or not consummated, to the extent deducted (and not added back) in computing Consolidated Net Income; *plus*

(e) (i) the amount of any restructuring charge, accrual, reserve (and adjustments to existing reserves) or expense, integration cost, inventory optimization programs or other business optimization expense or cost (including charges directly related to the implementation of cost-sav-

ings initiatives and tax restructurings) that is deducted (and not added back) in such period in computing Consolidated Net Income, including any costs incurred in connection with acquisitions or divestitures after the Issue Date, any severance, retention, signing bonuses, relocation, recruiting and other employee related costs, costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employment benefit plans (including any settlement of pension liabilities), costs related to entry into new markets and new product introductions, systems development and establishment costs, operational and reporting systems, technology initiatives, contract termination costs, future lease commitments and costs related to the opening and closure and/or consolidation of facilities (including severance, rent termination, moving and legal costs) and to exiting lines of business and consulting fees incurred with any of the foregoing and (ii) fees, costs and expenses associated with acquisition related litigation and settlement thereof; *plus*

(f) any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including (i) non-cash losses on the sale of assets and any write-offs or write-downs, deferred revenue or impairment charges, (ii) impairment charges, amortization (or write offs) of financing costs (including debt discount, debt issuance costs and commissions and other fees associated with Indebtedness, including the Notes and the ABL Credit Agreement) of such Person and its Subsidiaries and/or (iii) the impact of acquisition method accounting adjustment and any non-cash write-up, write-down or write-off with respect to re-valuing assets and liabilities in connection with the Transactions or any Investment, deferred revenue or any effects of adjustments resulting from the application of purchase accounting, purchase price accounting (including any step-up in inventory and loss of profit on the acquired inventory) (*provided* that if any such non-cash charge, write-down, expense, loss or item represents an accrual or reserve for potential cash items in any future period, (A) the Company may elect not to add back such non-cash charge, expense or loss in the current period and (B) to the extent the Company elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA when paid), or other items classified by the Company as special items less other non-cash items of income increasing Consolidated Net Income (excluding any amortization of a prepaid cash item that was paid in a prior period or such non-cash item of income to the extent it represents a receipt of cash in any future period); *plus*

(g) the amount of management, monitoring, advisory, consulting, refinancing, subsequent transaction and exit fees (including termination fees) and related indemnities and expenses paid or accrued in such period to Oaktree to the extent permitted Section 3.8 hereof; *plus*

(h) the amount of pro forma "run rate" cost savings (including cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings and any savings expected to result from the reduction of a public target's Public Company Costs), operating expense reductions, other operating improvements (including the entry into material contracts or arrangements) and initiatives and synergies (including, to the extent applicable, from (i) the Transactions, (ii) the effect of new customer contracts or projects and/or (iii) increased pricing or volume in existing contracts) (it is understood and agreed that "run rate" means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken, net of the amount of actual benefits realized during such period from such actions) projected by the Company in good faith to be reasonably anticipated to be realizable calculated on a pro forma basis as though such cost savings (including cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings and any savings expected to result from the reduction of a public target's Public Company Costs), operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period, net of the amount of actual benefits realized prior to or during such period from such actions; *provided* that (x) such cost savings are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions (in the good faith determination of the Company) and (y) such actions have been taken or are to be taken within 24 months; *plus*

(i) any costs or expenses incurred by the Company or a Restricted Subsidiary or a Parent Entity pursuant to any management equity plan, stock option plan, phantom equity plan, profits interests or any other management, employee benefit or other compensatory plan or agreement (and any successor plans or arrangements thereto), employment, termination or severance agreement, or any stock subscription or equityholder agreement, and any costs or expenses in connection with the roll-over, acceleration or payout of Capital Stock held by management, to the extent that such costs or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Capital Stock (other than Disqualified Stock) of the Company; *plus*

(j) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; *plus*

(k) any net loss included in the Consolidated Net Income attributable to non-controlling or minority interests pursuant to the application of Accounting Standards Codification Topic 810-10-45 (or any successor provision or other financial accounting standard having a similar result or effect); *plus*

(l) the amount of any non-controlling or minority interest expense consisting of Subsidiary income attributable to non-controlling or minority equity interests of third parties in any non-Wholly Owned Subsidiary; *plus*

(m) (i) unrealized or realized foreign exchange losses resulting from the impact of foreign currency changes and (ii) gains and losses due solely to fluctuations in currency values and related tax effects determined in accordance with GAAP; *plus*

(n) with respect to any joint venture, an amount equal to the proportion of those items described in clauses (b) and (c) above relating to such joint venture corresponding to the Company's and its Restricted Subsidiaries' proportionate share of such joint venture's Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary) to the extent deducted (and not added back) in computing Consolidated Net Income; *plus*

(o) the amount of any costs, charges or expenses relating to payments made to stock appreciation or similar rights, stock option, restricted stock, phantom equity, profits interests or other interests or rights holders of the Company or any of its Subsidiaries or any Parent Entity in connection with, or as a result of, any distribution being made to equityholders of such Person or any of its Subsidiaries or any Parent Entities, which payments are being made to compensate such holders as though they were equityholders at the time of, and entitled to share in, such distribution; *plus*

(p) (i) adjustments of the nature or type used in connection with the calculation of "Further Adjusted EBITDA" as set forth in footnote (1) of "Summary—Summary Historical Consolidated Financial Information and Other Data" contained in the Offering Memorandum and other adjustments of a similar nature to the foregoing and (ii) any due diligence quality of earnings report from time to time prepared with respect to the target of an acquisition or Investment by a nationally recognized accounting firm; *plus*

(q) rent expense as determined in accordance with GAAP not actually paid in cash during such period (net of rent expense paid in cash during such period over and above rent expense as determined in accordance with GAAP); *plus*

(r) the net increase (which, for the avoidance of doubt, shall not be negative), if any, of the difference between: (a) the deferred revenue of such Person and its Restricted Subsidiaries, as of the last day of such period (the "Determination Date") and (b) the deferred revenue of such Person and its Restricted Subsidiaries as of the date that is twelve months prior to the Determination Date; *plus*

(s) any fees, costs and expenses incurred in connection with the implementation of Accounting Standards Codification Topic 606—Revenue from Contracts with Customers (or any successor provision), and any non-cash losses or charges resulting from the application of Accounting Standards Codification Topic 606—Revenue from Contracts with Customers (or any successor provision);

(t) net realized losses from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; *plus*

(u) letter of credit fees; and

(2) decreased (without duplication) by (x) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period (other than non-cash gains relating to the application of Accounting Standards Codification Topic 842—Leases) (or any successor provision or other financial accounting standard having a similar result or effect) and (y) the net decrease, if any, of the difference between: (a) the deferred revenue of such Person and its Restricted Subsidiaries, as of the Determination Date and (b) the deferred revenue of such Person and its Restricted Subsidiaries as of the date that is twelve months prior to the Determination Date.

"Consolidated First Lien Leverage Ratio" means, as of any date of determination, the ratio of (x) Consolidated Total Indebtedness secured by a Lien on any assets that constitute Collateral that is equal or senior in priority to the Lien securing the Notes Obligations as of such date to (y) LTM EBITDA.

"Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in mark-to-market valuation of any Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (i) Securitization Fees, (ii) penalties, additions to tax and interest relating to taxes, (iii) annual agency or similar fees paid to the administrative agents, collateral agents and other agents under any Credit Facility, (iv) any additional interest or liquidated damages owing pursuant to any registration rights obligations, (v) costs associated with obtaining Hedging Obligations, (vi) accretion or accrual of discounted liabilities other than Indebtedness, (vii) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or purchase accounting in connection with the Transactions or any acquisition, (viii) amortization, expensing or write-off of deferred financing fees, amendment and consent fees, debt issuance costs, debt discount or premium, terminated hedging obligations and other commissions, fees and expenses, discounted liabilities, original issue discount and any other amounts of non-cash interest and, adjusted to the extent included, to exclude any refunds or similar credits received in connection with the purchasing or procurement of goods or services under any purchasing card or similar program, (ix) any expensing of bridge, arrangement, structuring, commitment, agency, consent and other financing fees and any other fees related to the Transactions or any acquisitions after the Issue Date, (x) any accretion of accrued interest on discounted liabilities and

any prepayment, make-whole or breakage premium, penalty or cost, (xi) interest expense with respect to Indebtedness of any direct or indirect parent of such Person resulting from push-down accounting and (xii) any lease, rental or other expense in connection with a Non-Financing Lease Obligations; *plus*

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; *less*

(3) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

"Consolidated Net Income" means, with respect to any Person for any period, the net income (loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; *provided*, *however*, that there will not be included in such Consolidated Net Income:

(1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary (including any net income (loss) from investments recorded in such Person under the equity method of accounting), except that the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed (or to the extent converted into cash or Cash Equivalents) or that (as determined by the Company in its reasonable discretion) could have been distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution or return on investment (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (2) below);

(2) solely for the purpose of determining the amount available for Restricted Payments under Section 3.3(a)(C)(1) hereof, any net income (loss) of any Restricted Subsidiary (other than the Company and the Guarantors) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company or a Guarantor by operation of the terms of such Restricted Subsidiary's articles, charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (a) restrictions that have been waived or otherwise released, (b) restrictions pursuant to the ABL Credit Agreement, the Notes, this Indenture or other similar indebtedness and (c) restrictions specified in Section 3.4(b)(14)(i)), except that the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed (or to the extent converted into cash or Cash Equivalents) or that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause (2));

(3) any gain (or loss) (together with any related provisions for taxes on any such gain (or the tax effect of any such loss)) (a) in respect of facilities no longer used or useful in the conduct of the business of the Company or its Restricted Subsidiaries, abandoned, transferred, closed, disposed or discontinued operations, (b) on disposal, abandonment or discontinuance of disposed, abandoned, transferred, closed or discontinued operations, and (c) attributable to asset dispositions, abandonments, sales or other dispositions of any asset (including pursuant to any Sale and Leaseback Transaction) or the designation of an Unrestricted Subsidiary other than in the ordinary course of business;

(4) (a) any extraordinary, exceptional, unusual, infrequently occurring or nonrecurring gain, loss, charge or expense, Transaction Expenses, restructuring and duplicative running costs, restructuring charges or reserves (whether or not classified as restructuring expense on the consolidated financial statements), relocation costs, start-up or initial costs for any project or new production line, division or new line

of business, integration and facilities' or bases' opening costs, facility consolidation and closing costs, severance costs and expenses, one-time charges (including compensation charges), payments made pursuant to the terms of change in control agreements that the Company or a Subsidiary or a Parent Entity had entered into with employees of the Company, a Subsidiary or a Parent Entity, costs relating to pre-opening, opening and conversion costs for facilities, losses, costs or cost inefficiencies related to project terminations, signing, retention and completion bonuses (including management bonus pools), recruiting costs, costs incurred in connection with any strategic or cost savings initiatives, transition costs, contract terminations, litigation and arbitration fees, costs and charges, expenses in connection with one-time rate changes, costs incurred with acquisitions, investments and dispositions (including travel and out-of-pocket costs, human resources costs (including relocation bonuses), litigation and arbitration costs, charges, fees and expenses (including settlements), management transition costs, advertising costs, losses associated with temporary decreases in work volume and expenses related to maintain underutilized personnel) and non-recurring product and intellectual property development, other business optimization expenses or reserves (including costs and expenses relating to business optimization programs and new systems design and costs or reserves associated with improvements to IT and accounting functions), retention charges (including charges or expenses in respect of incentive plans), system establishment costs and implementation costs) and operating expenses attributable to the implementation of strategic or cost-savings initiatives, and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgments) and professional, legal, accounting, consulting and other service fees incurred with any of the foregoing and (b) any charge, expense, cost, accrual or reserve of any kind associated with acquisition related litigation and settlements thereof;

(5) (a) at the election of the Company with respect to any quarterly period, the cumulative effect (including charges, accruals, expenses and reserves) of a change in law, regulation or accounting principles and changes as a result of the adoption or modification of accounting policies, (b) subject to the last paragraph of the definition of "GAAP," the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period (including any impact resulting from an election by the Company to apply IFRS or other Accounting Changes) and (c) any costs, charges, losses, fees or expenses in connection with the implementation or tracking of such changes or modifications specified in the foregoing clauses (a) and (b), in each case as reasonably determined by the Company;

(6) (a) any equity-based or non-cash compensation or similar charge, cost or expense or reduction of revenue, including any such charge, cost, expense or reduction arising from any grant of stock, stock appreciation or similar rights, stock options, restricted stock, phantom equity, profits interests or other interests, or other rights or equity- or equity-based incentive programs ("equity incentives"), any income (loss) associated with the equity incentives or other long-term incentive compensation plans (including under deferred compensation arrangements of the Company or any Parent Entity or Subsidiary and any positive investment income with respect to funded deferred compensation account balances), roll-over, acceleration or payout of Capital Stock by employees, directors, officers, managers, contractors, consultants, advisors or business partners (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company or any Parent Entity or Subsidiary, and any cash awards granted to employees of the Company and its Subsidiaries in replacement for forfeited awards, (b) any non-cash losses attributable to deferred compensation plans or trusts or realized in such period in connection with adjustments to any employee benefit plan due to changes in estimates, actuarial assumptions, valuations, studies or judgments, (c) non-cash compensation expense resulting from the application of Accounting Standards Codification Topic 718, Compensation—Stock Compensation or Accounting Standards Codification Topic 505-50, Equity-Based Payments to Non-Employees (or any successor provision or other financial accounting standard having a similar result or effect), and (d) any net pension or post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, amortization of such amounts arising in prior periods, amortization of the unrecognized obligation (and loss or cost) existing at the date of initial application of Statement of Financial Accounting Standards No. 87, 106 and 112 (or any successor provision or other financial accounting standard having a similar result or effect), and any other item of a similar nature;

(7) any income (loss) from the extinguishment, conversion, forgiveness or cancellation of Indebtedness, Hedging Obligations or other derivative instruments (including deferred financing costs written off, premiums paid or other expenses incurred);

(8) any unrealized or realized gains or losses in respect of any Hedging Obligations or any ineffectiveness recognized in earnings related to hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions;

(9) any fees, losses, costs, expenses or charges incurred during such period (including any transaction, retention bonus or similar payment), or any amortization thereof for such period, in connection with (a) any acquisition, recapitalization, Investment, Asset Disposition, disposition, issuance or repayment of Indebtedness (including such fees, expense or charges related to the offering, issuance and rating of the Notes, other securities and any Credit Facilities), issuance of Capital Stock, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Notes, other securities and any Credit Facilities), in each case, including the Transactions, any such transaction consummated prior to, on or after the Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with Accounting Standards Codification Topic 805—Business Combinations (or any successor provision or other financial accounting standard having a similar result or effect) and any adjustments resulting from the application of Accounting Standards Codification Topic 460—Guarantees (or any successor provision or other financial accounting standard having a similar result or effect) or any related pronouncements) and (b) complying with the requirements under, or making elections permitted by, the documentation governing any Indebtedness;

(10) any unrealized or realized gain or loss resulting in such period from currency translation increases or decreases or transaction gains or losses, including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency risk), intercompany loans, accounts receivable, accounts payable, intercompany balances, other balance sheet items, Hedging Obligations or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary and any other realized or unrealized foreign exchange gains or losses relating to the translation of assets and liabilities denominated in foreign currencies;

(11) any unrealized or realized income (loss) or non-cash expense attributable to movement in mark-to-market valuation of foreign currencies, Indebtedness or derivative instruments pursuant to GAAP;

(12) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such Person's consolidated financial statements pursuant to GAAP (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such Person's consolidated financial statements pursuant to GAAP (including those required or permitted by Accounting Standards Codification Topic 805—Business Combinations and Accounting Standards Codification Topic 350—Intangibles-Goodwill and Other (or any successor provision or other financial accounting standard having a similar result or effect)) and related pronouncements, including in the inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization of variances), property and equipment, software, loans, leases, goodwill, intangible assets, in-process research and development, deferred revenue (including deferred costs related thereto and deferred rent) and debt line items thereof, resulting from the application of acquisition method accounting, recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition (by merger, consolidation, amalgamation or otherwise), joint venture investment or other Investment or the amortization or write-off or write-down of any amounts thereof;

(13) any impairment charge, write-off or write-down, including impairment charges, write-offs or write-downs related to intangible assets, long-lived assets, goodwill, investments in debt or equity securities (including any losses with respect to the foregoing in bankruptcy, insolvency or similar proceedings) and investments recorded using the equity method or as a result of a change in law or regulation or in connection with any disposition of assets and the amortization of intangibles arising pursuant to GAAP;

(14) (a) accruals and reserves (including contingent liabilities) that are established or adjusted in connection with the Transactions or within 24 months after the closing of any acquisition or disposition that are so required to be established or adjusted as a result of such acquisition or disposition in accordance with GAAP, or changes as a result of adoption or modification of accounting policies and (b) purchase price holdbacks, earn-outs, non-compete and other contingent consideration obligations, including to the extent accounted for as bonuses, compensation or otherwise (and including deferred performance incentives in connection with any acquisition (by merger, consolidation, amalgamation or otherwise), joint venture investment or other Investment, whether or not a service component is required from the transferor or its related party) and adjustments thereof and purchase price adjustments and long-term liabilities of such Person (other than Indebtedness (including purchase price holdbacks, earn-outs and similar obligations));

(15) any income (loss) related to any realized or unrealized gains and losses resulting from Hedging Obligations or embedded derivatives that require similar accounting treatment (including embedded derivatives in customer contracts), and the application of Accounting Standards Codification Topic 815—Derivatives and Hedging (or any successor provision or other financial accounting standard having a similar result or effect) and its related pronouncements or mark to market movement of non-U.S. currencies, Indebtedness, derivative instruments or other financial instruments pursuant to GAAP, including Accounting Standards Codification Topic 825—Financial Instruments (or any successor provision or other financial accounting standard having a similar result or effect), or an alternative basis of accounting applied in lieu of GAAP;

(16) any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures and any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowances related to such item;

(17) the amount of (x) Board of Director (or equivalent thereof) fees, management, monitoring, consulting, refinancing, transaction, advisory and other fees (including exit, termination, guaranty and transaction fees) and indemnities, costs and expenses paid or accrued in such period to (or on behalf of) any Investor or otherwise to any member of the Board of Directors (or the equivalent thereof) of the Company, any of its Subsidiaries, any Parent Entity, any Permitted Holder or any Affiliate of a Permitted Holder, and (y) payments made to option holders of the Company or any Parent Entity in connection with, or as a result of, any distribution being made to equityholders of such Person or its Parent Entity, which payments are being made to compensate such option holders as though they were equityholders at the time of, and entitled to share in, such distribution, including any cash consideration for any repurchase of equity;

(18) the amount of loss or discount on sale of Securitization Assets, Receivables Assets and related assets in connection with a Qualified Securitization Financing or Receivables Facility;

(19) (i) payments to third parties in respect of research and development, including amounts paid upon signing, success, completion and other milestones and other progress payments, to the extent expensed, (ii) at the election of the Company with respect to any quarterly period, effects of adjustments to accruals and reserves during a period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks (including government program rebates), and (iii) at the election of the Company with respect to any quarterly period, an amount equal to the net change in deferred revenue at the end of such period from the deferred revenue at the end of the previous period;

(20) any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or any Hedging Obligations or other derivative instruments; and

(21) the amount of any expense to the extent a corresponding amount is received in cash by the Company and the Restricted Subsidiaries from a Person other than the Company or any Restricted Subsidiaries under any agreement providing for reimbursement of any such expense, provided such reimbursement payment has not been included in determining Consolidated Net Income (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods).

In addition, to the extent not already excluded (or included, as applicable) in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall be increased by the amount of: (i) any expenses, charges or losses that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed within 365 days of the date of such evidence (net of any amount so added back in a prior period to the extent not so reimbursed within the applicable 365-day period), (ii) to the extent covered by insurance (including business interruption insurance) and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such evidence (net of any amount so added back in a prior period to the extent not so reimbursed within the applicable 365-day period), expenses, charges or losses with respect to liability or Casualty Events or business interruption. Consolidated Net Income shall be reduced by the amount of distributions for Permitted Tax Amounts actually made to any Parent Entity of such Person in respect of such period in accordance with Section 3.3(b)(9)(a), as though such amounts had been paid as taxes directly by such Person for such periods.

"Consolidated Secured Leverage Ratio" means, as of any date of determination, the ratio of (x) Consolidated Total Indebtedness secured by a Lien on any assets that constitute Collateral as of such date to (y) LTM EBITDA.

"Consolidated Total Indebtedness" means, as of any date of determination, an amount equal to (a) the aggregate principal amount of outstanding Indebtedness for borrowed money (excluding Indebtedness with respect to Cash Management Obligations, intercompany Indebtedness, Disqualified Stock and Preferred Stock of Restricted Subsidiaries), *minus* (b) the aggregate amount of cash and Cash Equivalents included on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal period for which consolidated financial statements are available (which may, at the Company's election, be internal financial statements) (*provided* that the cash proceeds of any proposed incurrence of Indebtedness shall not be included in this clause (b) for purposes of calculating the Consolidated Total Leverage Ratio or the Consolidated Secured Leverage Ratio, as applicable). For the avoidance of doubt, Consolidated Total Indebtedness shall exclude Indebtedness in respect of any Receivables Facility or Securitization Facility.

"Consolidated Total Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness as of such date to (b) LTM EBITDA; provided, however, that (i) if the Company or any Restricted Subsidiary has incurred, repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Total Leverage Ratio involves an incurrence, repayment, repurchase, redemption, retirement, defeasement or other discharge of Indebtedness, Indebtedness at the end of such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Incurrence, repayment, repurchase, redemption, retirement, defeasement or other discharge of Indebtedness as if such Indebtedness had been Incurred or repaid, repurchased, redeemed, retired, defeased or otherwise discharged on the first day of such period; *provided*, *however*, that notwithstanding anything to the contrary herein, in the event an item of Indebtedness (or any portion thereof) is incurred or issued, any Lien is incurred or other transaction is undertaken in reliance on any ratio based exceptions, thresholds and baskets, such ratio(s) shall be calculated with respect to such incurrence, issuance or other transaction without giving effect to amounts being utilized under any other exceptions, thresholds or baskets (other than ratio based baskets) on the same date, (ii) if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition or disposed of or discontinued any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Total Leverage Ratio includes such an Asset Disposition, Consolidated EBITDA, Consolidated Interest Expense and Indebtedness for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Asset Disposition, disposition or discontinuation occurred on the first day of such period, (iii) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business or group of related

assets or line of business, Consolidated EBITDA, Consolidated Interest Expense and Indebtedness for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and (iv) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness or made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (i), (ii) or (iii) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA, Consolidated Interest Expense and Indebtedness for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

"Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any Non-Financing Lease Obligation, dividend or other obligation that does not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor"), including any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

"Controlled Investment Affiliate" means, as to any Person, any other Person, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Company and/or other companies.

"Credit Agreement" means the Credit Agreement, dated as of April 1, 2015, by and among the Company, the other borrowers party thereto, the guarantors from time to time party thereto, Royal Bank of Canada, as administrative agent and collateral agent, and each lender from time to time party thereto, together with the related documents thereto (including the revolving loans thereunder, any letters of credit and reimbursement obligations related thereto, any Guarantees and security documents), as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any one or more agreements (and related documents) governing Indebtedness, including indentures, incurred to refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any Person as a borrower, issuer or guarantor thereunder, in whole or in part), the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or one or more successors to the Credit Agreement or one or more new credit agreements.

"Credit Facility" means, with respect to the Company or any of its Subsidiaries, one or more debt facilities, indentures or other arrangements (including any ABL Credit Agreement or commercial paper facilities and overdraft facilities) with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether

provided under the original ABL Credit Agreement or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term "Credit Facility" shall include any agreement or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.

"Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

"Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; *provided* that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

"Definitive Notes" means certificated Notes.

"Derivative Instrument" with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person's investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Company and/or any one or more of the Guarantors (the "Performance References").

"Designated Non-Cash Consideration" means the fair market value (as determined in good faith by the Company) of non-cash consideration received by the Company or any of the Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 3.5 hereof.

"Designated Preferred Stock" means Preferred Stock of the Company or a Parent Entity (other than Disqualified Stock) (a) that is issued for cash (other than to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees to the extent funded by the Company or such Subsidiary) and (b) that is designated as "Designated Preferred Stock" pursuant to an Officer's Certificate of the Company at or prior to the issuance thereof, the net cash proceeds of which are excluded from the calculation set forth in Section 3.3(a)(C)(2) hereof.

"discharge" means, with respect to any Series of First Lien Obligations, the date on which such Series of First Lien Obligations have been fully and finally paid in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made), whether or not as a result of enforcement, and the applicable secured creditors are under no further obligation to provide financial accommodation to any of the grantors under the applicable First Lien Documents. The term "discharged" shall have a corresponding meaning.

"Disinterested Director" means, with respect to any Affiliate Transaction, a member of the Board of Directors having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors shall be deemed not to have such a financial interest by reason of such member's holding Capital Stock of the Company or any options, warrants or other rights in respect of such Capital Stock.

"Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1) matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise; or

(2) is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the earlier of (a) the Stated Maturity of the Notes or (b) the date on which there are no Notes outstanding; *provided*, *however*, that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock if any such redemption or repurchase obligation is subject to compliance by the relevant Person with Section 3.3 hereof; *provided*, *however*, that if such Capital Stock is issued to any future, current or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) (excluding the Permitted Holders (but not excluding any future, current or former employee, director, officer, manager, contractor, consultant or advisor) or Immediate Family Members), of the Company, any of its Subsidiaries, any Parent Entity or any other entity in which the Company or a Restricted Subsidiary has an Investment and is designated in good faith as an "affiliate" by the Board of Directors (or the compensation committee thereof) or any other plan for the benefit of current, former or future employees (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company or its Subsidiaries or by any such plan to such employees (or their respective Controlled Investment Affiliates or Immediate Family Members), such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

"Dollars" or "$" means the lawful currency of the United States of America.

"Domestic Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

"DTC" means The Depository Trust Company or any successor securities clearing agency.

"Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock whether or not such debt securities include any right of participation with Equity Interests, until any such conversion).

"Equity Offering" means (x) a sale of Capital Stock (other than through the issuance of Disqualified Stock or Designated Preferred Stock or through an Excluded Contribution) other than (a) offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions or other securities of the Company or any Parent Entity and (b) issuances of Capital Stock to any Subsidiary of the Company or the Company or (y) a cash equity contribution to the Company or any of its Restricted Subsidiaries.

"Euro" means the single currency of participating member states of the economic and monetary union as contemplated in the Treaty on European Union.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

"Excluded Contribution" means net cash proceeds or property or assets received by the Company as capital contributions to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock) of

the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of their employees to the extent funded by the Company or any Restricted Subsidiary) of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of the Company, in each case, to the extent designated as an Excluded Contribution pursuant to an Officer's Certificate of the Company.

"Excluded Property" has the meaning given to such term in the Security Agreement.

"Excluded Subsidiary" shall mean (i) a Captive Insurance Subsidiary, (ii) a Foreign Subsidiary of the Company, (iii) any Subsidiary of a Foreign Subsidiary of the Company that is a CFC, (iv) any CFC Holdco, (v) a Securitization Subsidiary, (vi) an Unrestricted Subsidiary or (vii) an Immaterial Subsidiary.

"Existing Notes" means the Company's 6.500% Senior Notes due 2023 issued pursuant to an Indenture, dated as of April 1, 2015, by and among the Company, the guarantors party thereto from time to time and Wilmington Trust, National Association, as trustee, as amended and supplemented from time to time.

"fair market value" may be conclusively established by means of an Officer's Certificate or resolutions of the Board of Directors setting out such fair market value as determined by such Officer or such Board of Directors in good faith.

"FCC" means the Federal Communications Commission or any governmental authority succeeding to the Federal Communications Commission.

"FCC Licenses" means the licenses, permits, authorizations or certificates to construct, own or operate television or radio stations granted by the FCC, and all extensions, additions and renewals thereto or thereof.

"First Lien Collateral Documents" means the Collateral Documents and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing First Lien Obligations or under which rights or remedies with respect to such Liens are governed, in each case to the extent relating to the collateral securing the First Lien Obligations.

"First Lien Documents" means the credit, guarantee and security documents governing the First Lien Obligations, including the First Lien Collateral Documents.

"First Lien Obligations" means, collectively (1) the Notes Obligations and (2) each Series of Additional First Lien Obligations.

"First Lien Secured Parties" means (1) the Notes Secured Parties and (2) any Additional First Lien Secured Parties.

"Fitch" means Fitch Ratings, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

"Fixed Charges" means, with respect to any Person for any period, the sum of (without duplication):

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Restricted Subsidiary of such Person during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock of such Person during such period.

"Foreign Subsidiary" means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia.

"GAAP" means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided that all terms of an accounting or financial nature used in this Indenture shall be construed, and all computations of amounts and ratios referred to in this Indenture shall be made (a) without giving effect to any election under Accounting Standards Codification Topic 825—Financial Instruments, or any successor thereto or comparable accounting principle (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Company or any Subsidiary at "fair value," as defined therein and (b) the amount of any Indebtedness under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of Capitalized Lease Obligations. At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture); *provided* that any such election, once made, shall be irrevocable; *provided*, *further*, any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company's election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any such election made in accordance with this definition to the Trustee. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

If there occurs a change in IFRS or GAAP, as the case may be, and such change would cause a change in the method of calculation of any standards, terms or measures (including all computations of amounts and ratios) used in this Indenture (an "Accounting Change"), then the Company may elect that such standards, terms or measures shall be calculated as if such Accounting Change had or had not occurred.

"Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank and including, without limitation, the Federal Communications Commission, state public utility commissions and local franchising authorities).

"Grantors" means the Company and any of its Subsidiaries party to the Collateral Documents.

"Guarantee" means, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2) entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, *however*, that the term "Guarantee" will not include (x) endorsements for collection or deposit in the ordinary course of business or consistent with past practice and (y) standard contractual indemnities or product warranties provided in the ordinary course of business, and *provided*, *further*, that the amount of any Guarantee shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee or, if such Guarantee is not an unconditional guarantee of the entire amount of the primary obligation and such maximum amount is not stated or determinable, the amount of such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The term "Guarantee" used as a verb has a corresponding meaning.

"Guarantor" means any Restricted Subsidiary that Guarantees the Notes, until such Guarantee is released in accordance with the terms of this Indenture.

"Hedging Obligations" means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contracts, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

"Holder" means each Person in whose name the Notes are registered on the registrar's books, which shall initially be the nominee of DTC.

"IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

"IFRS" means the international financial reporting standards, as issued by the International Accounting Standards Board as in effect from time to time.

"Immaterial Subsidiary" means, at any date of determination, each Restricted Subsidiary of the Company that (i) has not guaranteed any other Indebtedness of the Company and (ii) has Total Assets and revenues, in each case, of less than 5.0% of Total Assets and revenues and, together with all other Immaterial Subsidiaries, has Total Assets and revenues of less than 10.0% of Total Assets and revenues, in each case, measured at the end of the most recent fiscal period for which consolidated financial statements are available (which may be internal consolidated financial statements) on a pro forma basis giving effect to any acquisitions or dispositions of companies, division or lines of business since such balance sheet date or the start of such four quarter period, as applicable, and on or prior to the date of acquisition of such Subsidiary.

"Immediate Family Members" means, with respect to any individual, such individual's child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships, the estate of such individual and such other individuals above) and any trust, partnership or other *bona fide* estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

"Incur" means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; *provided*, *however*, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be "Incurred" at the time any funds are borrowed thereunder.

"Indebtedness" means, with respect to any Person on any date of determination (without duplication):

(1) the principal of indebtedness of such Person for borrowed money;

(2) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all reimbursement obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);

(4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables or similar obligations, including accrued expenses owed, to a trade creditor), which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto;

(5) Capitalized Lease Obligations of such Person;

(6) the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; *provided*, *however*, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (b) the amount of such Indebtedness of such other Persons;

(8) Guarantees by such Person of the principal component of Indebtedness of the type referred to in clauses (1), (2), (3), (4), (5) and (9) of other Persons to the extent Guaranteed by such Person; and

(9) to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement);

with respect to clauses (1), (2), (3), (4), (5) and (9) above, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; *provided*, that Indebtedness of any Parent Entity appearing upon the balance sheet of the Company solely by reason of push-down accounting under GAAP shall be excluded.

The term "Indebtedness" shall not include any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP as in effect on the Issue Date, any prepayments of deposits received from clients or customers in the ordinary course of business, or obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) Incurred prior to the Issue Date or in the ordinary course of business.

The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount of Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness. Indebtedness shall be calculated without giving effect to the effects of Accounting Standards Codification Topic No. 815—Derivatives and Hedging and related pronouncements to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(a) Contingent Obligations Incurred in the ordinary course of business or consistent with past practice, other than Guarantees or other assumptions of Indebtedness;

(b) Cash Management Obligations;

(c) any lease, concession or license of property (or Guarantee thereof) which would be considered Capitalized Lease Obligations, Non-Financing Lease Obligations, Sale and Leaseback Transactions or any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practice;

(d) obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) incurred prior to the Issue Date or in the ordinary course of business or consistent with past practice;

(e) in connection with the purchase by the Company or any Restricted Subsidiary of any business, any deferred or prepaid revenue, post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; *provided*, *however*, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner;

(f) for the avoidance of doubt, any obligations in respect of workers' compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes;

(g) obligations under or in respect of Qualified Securitization Financings or Receivables Facilities;

(h) Indebtedness of any Parent Entity appearing on the balance sheet of the Company solely by reason of push-down accounting under GAAP;

(i) Capital Stock (other than in the case of clause (4) above, Disqualified Stock);

(j) customary obligations under employment agreements and deferred compensation; or

(k) amounts owed to dissenting stockholders (including in connection with, or as a result of, exercise of dissenters' or appraisal rights and the settlement of any claims or action (whether actual, contingent or potential)), pursuant to or in connection with a consolidation, amalgamation, merger or transfer of assets that complies with Section 4.1.

"Indenture" means this Indenture as amended, supplemented or otherwise modified from time to time.

"Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing; *provided*, *however*, that such firm or appraiser is not an Affiliate of the Company.

"Initial Notes" has the meaning ascribed to it in the first recital of this Indenture.

"Initial Purchasers" means BofA Securities, Inc., RBC Capital Markets, LLC and Truist Securities, Inc.

"Intercompany License Agreement" means any cost sharing agreement, commission or royalty agreement, license or sub-license agreement, distribution agreement, services agreement, intellectual property rights transfer agreement, any related agreements or similar agreements, in each case where all parties to such agreement are one or more of the Company or a Restricted Subsidiary.

"Intercreditor Agreements" means the collective reference to the ABL Intercreditor Agreement, the Pari Passu Intercreditor Agreement and any Junior Lien Priority Intercreditor Agreement.

"Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of advances, loans or other extensions of credit (excluding (i) accounts receivable, trade

credit, advances or extensions of credit to customers, suppliers, future, present or former employees, directors, officers, managers, contractors, consultants or advisors (or their respective Controlled Investment Affiliates or Immediate Family Members) of any Person in the ordinary course of business or consistent with past practice, (ii) any debt or extension of credit represented by a bank deposit other than a time deposit, (iii) intercompany advances arising from cash management, tax and accounting operations and (iv) intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; *provided*, *however*, that endorsements of negotiable instruments and documents in the ordinary course of business or consistent with past practice will not be deemed to be an Investment.

For purposes of Section 3.3 and Section 3.20 hereof, "Investment" will include:

(1) the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as determined by the Company) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary;

(2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined by the Company; and

(3) if the Company or any Restricted Subsidiary issues, sells or otherwise disposes of Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto shall not be deemed to be an Investment at such time.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash and Cash Equivalents by the Company or a Restricted Subsidiary in respect of such Investment to the extent such amounts do not increase any other baskets under this Indenture.

"Investment Grade Securities" means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) securities issued or directly and fully guaranteed or insured by the Canadian, United Kingdom or Japanese governments, a member state of the European Union, or any agency or instrumentality thereof (other than Cash Equivalents);

(3) debt securities or debt instruments with a rating of "BBB-" or higher from S&P or "Baa3" or higher by Moody's or the equivalent of such rating by such rating organization or, if no rating of Moody's or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;

(4) investments in any fund that invests exclusively in investments of the type described in clauses (1), (2) and (3) above which fund may also hold cash and Cash Equivalents pending investment or distribution; and

(5) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

"Investment Grade Status" shall occur when the Notes receive two of the following:

(1) a rating of "BBB-" or higher from S&P;

(2) a rating of "Baa3" or higher from Moody's; or

(3) a rating of "BBB-" or higher from Fitch;

or the equivalent of such rating by such rating organization or, if no rating of S&P, Moody's or Fitch then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization.

"Investor" means, individually or collectively, any fund, partnership, co-investment vehicles and/or similar vehicles or accounts, in each case managed or advised by Oaktree or its respective Affiliates (including, as applicable, related funds, general partners thereof and limited partners thereof), or any of their respective successors, but not including any portfolio companies of any of the foregoing.

"Issue Date" means January 6, 2021.

"Junior Lien Priority" means Indebtedness that is secured by a Lien that is junior in priority to the Liens on the Collateral securing the Notes and subject to the Intercreditor Agreements on a basis that is no more favorable to the holders of such Indebtedness than the provisions described in any Junior Lien Priority Intercreditor Agreement and the ABL Intercreditor Agreement applicable to the holders of Permitted Junior Lien Obligations.

"Junior Lien Priority Intercreditor Agreement" means a senior priority/junior priority intercreditor agreement with (together with other relevant Persons) any collateral agent and/or other authorized representative of any Indebtedness having Junior Lien Priority, which intercreditor agreement shall provide for the subordination of Liens on such Indebtedness to the Liens securing the notes and other intercreditor provisions with respect to such Indebtedness that are reasonably customary in the good faith determination of the Company (for intercreditor agreements providing junior priority liens) (and the Collateral Agent shall (without any obligation to review or negotiate the terms of such Junior Lien Priority Intercreditor Agreement) sign any such Junior Lien Priority Intercreditor Agreement upon delivery of an Officer's Certificate of the Company, to which it may conclusively rely without liability, certifying that such Junior Lien Priority Intercreditor Agreement is permitted or authorized by the terms of this Indenture).

"License Subsidiary" means a wholly owned Subsidiary of the Company that (x) owns no material assets other than FCC Licenses and related rights and (y) has no material liabilities other than (i) trade payables incurred in the ordinary course of business and (ii) tax liabilities, other governmental charges and other liabilities incidental to ownership of such rights.

"Lien" means any mortgage, pledge, security interest, encumbrance, lien, hypothecation or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof); *provided* that in no event shall Non-Financing Lease Obligations be deemed to constitute a Lien.

"Limited Condition Transaction" means (1) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise), whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or

repayment, (3) any Restricted Payment requiring irrevocable notice in advance thereof; (4) any asset sale or a disposition excluded from the definition of "Asset Disposition."

"Liquidity Amount" shall mean, as of any date of determination, the amount of cash and Cash Equivalents on hand at the Company and its Restricted Subsidiaries.

"Long Derivative Instrument" means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

"LTM EBITDA" means Consolidated EBITDA of the Company measured for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements are available (which may, at the Company's election, be internal financial statements), in each case with such pro forma adjustments as set forth in the definition of "Consolidated Total Leverage Ratio."

"Management Advances" means loans or advances made to, or Guarantees with respect to loans or advances made to, future, present or former employees, directors, officers, managers, contractors, consultants or advisors (or their respective Controlled Investment Affiliates or Immediate Family Members) of any Parent Entity, the Company or any Restricted Subsidiary:

(1) (a) in respect of travel, entertainment, relocation or moving related expenses, payroll advances and other analogous or similar expenses or payroll expenses, in each case incurred in the ordinary course of business or consistent with past practice or (b) for purposes of funding any such person's purchase of Capital Stock (or similar obligations) of the Company, its Subsidiaries or any Parent Entity with (in the case of this clause (1)(b)) the approval of the Board of Directors of the Company;

(2) in respect of relocation or moving related expenses, payroll advances and other analogous or similar expenses or payroll expenses, in each case incurred in connection with any closing or consolidation of any facility or office; or

(3) not exceeding the greater of $15.0 million and 2.0% of Total Assets in the aggregate outstanding at the time of incurrence.

"Management Stockholders" means the members of management of the Company (or any Parent Entity) or its Subsidiaries who are holders of Capital Stock of the Company or of any Parent Entity on the Issue Date or will become holders of such Capital Stock in connection with the Transactions.

"Moody's" means Moody's Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

"Nationally Recognized Statistical Rating Organization" means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act.

"Net Available Cash" with respect to any Asset Disposition means cash proceeds received (including any cash proceeds received from the sale or other disposition of any Designated Non-Cash Consideration received in any Asset Disposition, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1) all legal, accounting, consulting, investment banking, survey costs, title and recording expenses, title insurance premiums, payments made in order to obtain a necessary consent or required by applicable law, brokerage and sales commissions, relocation expenses, commissions, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such transaction;

(2) all Taxes paid, reasonably estimated to be payable, Tax reserves set aside or payable or accrued as a liability under GAAP (including, for the avoidance of doubt, any income, withholding and other Taxes payable as a result of the distribution or deemed distribution of such proceeds to the Company or any of its Subsidiaries, transfer taxes, deed or mortgage recording taxes and Taxes that would be payable in connection with any repatriation of such proceeds), as a consequence of such transaction, including distributions for Related Taxes or any transactions occurring or deemed to occur to effectuate a payment under this Indenture;

(3) all payments made on any Indebtedness which is (x) secured by any assets subject to such transaction, which in accordance with the terms of any Lien upon such assets, (y) owed by a Non-Guarantor or (z) which by applicable law must be repaid out of the proceeds from such transaction;

(4) all distributions and other payments required to be made to non-controlling interest or minority interest holders (other than any Parent Entity, the Company or any of its respective Subsidiaries) in Subsidiaries or joint ventures as a result of such transaction;

(5) all costs associated with unwinding any related Hedging Obligations in connection with such transaction;

(6) the deduction of appropriate amounts required to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such transaction and retained by the Company or any Restricted Subsidiary after such transaction, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction;

(7) any portion of the purchase price from such transaction placed in escrow, whether for the satisfaction of any indemnification obligations in respect of such transaction, as a reserve for adjustments to the purchase price associated with any such transaction or otherwise in connection with such transaction; and

(8) the amount of any liabilities (other than Indebtedness in respect of the ABL Credit Agreement and the Notes) directly associated with such asset being sold and retained by the Company or any of its Restricted Subsidiaries.

"Net Short" means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company or any Guarantor immediately prior to such date of determination.

"Non-Financing Lease Obligation" means a lease obligation that is not required to be accounted for as a financing lease in accordance with GAAP. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Financing Lease Obligation.

"Non-Guarantor" means any Restricted Subsidiary that is not a Guarantor.

"Non-U.S. Person" means a Person who is not a U.S. Person (as defined in Regulation S).

"Note Documents" means the Notes (including Additional Notes), the Guarantees, this Indenture, the Collateral Documents and the Intercreditor Agreements.

"Notes" has the meaning ascribed to it in the first recital of this Indenture.

"Notes Custodian" means the custodian with respect to the Global Notes (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

"Notes Obligations" means Obligations in respect of the Notes, this Indenture, the Guarantees and the Collateral Documents.

"Notes Priority Collateral" shall have the meaning assigned to such term in the ABL Intercreditor Agreement.

"Notes Secured Parties" means the Trustee, the Collateral Agent and the Holders of the Notes.

"Oaktree" means, collectively, Oaktree Capital Management, L.P. and Oaktree Capital Group Holdings, GP, LLC, and funds or entities related to, or managed or advised by any of them or any Affiliate of any of them. Notwithstanding the foregoing, neither Brookfield Asset Management Inc. nor any of its Affiliates nor any portfolio companies of any of the foregoing shall be deemed to be an "Affiliate" of Oaktree and any entity described above, or any of their respective Affiliates or portfolio companies of any of the foregoing, *provided* that either an information barrier is in place or there is no coordination or consultation in respect of investment decisions between Brookfield and Oaktree (in each case, as determined by Oaktree in its discretion based on the relevant facts and circumstances applicable to each situation).

"Obligations" means any principal, interest (including Post-Petition Interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Guarantor whether or not a claim for Post-Petition Interest is allowed in such proceedings), penalties, fees, indemnifications, reimbursements (including, reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

"Offering Memorandum" means the final offering memorandum, dated December 16, 2020, relating to the offering by the Company of $550.0 million principal amount of 6.875% Senior Secured Notes due 2026 and any future offering memorandum relating to Additional Notes.

"Officer" means, with respect to any Person, (1) the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel, any Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, any Managing Director, the Secretary or any Assistant Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an "Officer" for the purposes of this Indenture by the Board of Directors of such Person.

"Officer's Certificate" means, with respect to any Person, a certificate signed by one Officer of such Person.

"Opinion of Counsel" means a written opinion from legal counsel who is reasonably satisfactory to the Trustee. The counsel may be an employee of or counsel to the Company or its Subsidiaries.

"Parent Entity" means any direct or indirect parent of the Company.

"Parent Entity Expenses" means:

(1) fees, costs and expenses (including all legal, accounting and other professional fees, costs and expenses, including such costs attributable to the preparation of tax returns or compliance with tax laws) incurred or paid by any Parent Entity in connection with reporting obligations under or otherwise incurred or paid in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, this Indenture or any other agreement or instrument relating to the Notes, the Guarantees or any other Indebtedness of the Company or any Restricted Subsidiary, including in respect of any reports filed or delivered with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder;

(2) customary salary, bonus, severance, indemnity, insurance (including premiums therefor) and other benefits payable to any employee, director, officer, manager, contractor, consultant or advisor of any Parent Entity or other Persons under its articles, charter, by-laws, partnership agreement or other organizational documents or pursuant to written agreements with any such Person to the extent relating to the Company and its Subsidiaries;

(3) (x) general corporate, administrative, compliance and other operating and overhead fees, costs and expenses (including all legal, accounting and other professional fees, costs and expenses) and (y) other operational expenses of any Parent Entity related to the ownership or operation of the business of the Company or any of the Restricted Subsidiaries;

(4) expenses incurred by any Parent Entity in connection with (i) any offering, sale, conversion or exchange of Capital Stock or Indebtedness (whether or not successful) and (ii) any related compensation paid to employees, directors, officers, managers, contractors, consultants or advisors (or their respective Controlled Investment Affiliates or Immediate Family Members) of such Parent Entity;

(5) amounts payable pursuant to any management services or similar agreements or the management services provisions in an investor rights agreement or other equityholders' agreement (including any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the reasonable determination of the Company to the Holders when taken as a whole, as compared to the management services or similar agreements as in effect immediately prior to such amendment or replacement), solely to the extent such amounts are not paid directly by the Company or its Subsidiaries;

(6) amounts to finance Investments that would otherwise be permitted to be made pursuant to Section 3.3 hereof if made by the Company or a Restricted Subsidiary; *provided*, that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such Parent Entity shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Capital Stock) to be contributed to the capital of the Company or one of its Restricted Subsidiaries or (2) the merger, consolidation or amalgamation of the Person formed or acquired into the Company or one of its Restricted Subsidiaries (to the extent not prohibited by Section 4.1 hereof in order to consummate such Investment, (C) such Parent Entity and its Affiliates (other than the Company or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Company or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Indenture and such consideration or other payment is included as a Restricted Payment under this Indenture, (D) any property received by the Company shall not increase amounts available for Restricted Payments pursuant to Section 3.3(a)(C) and (E) such Investment shall be deemed to be made by the Company or such Restricted Subsidiary pursuant to a provision of Section 3.3 or pursuant to the definition of "Permitted Investment";

(7) amounts required for any Parent Entity to pay fees and expenses incurred by any Parent Entity related to transactions of the Company or its Restricted Subsidiaries described in clause (9) of the definition of "Consolidated Net Income;" and

(8) amounts related to repurchases deemed to occur upon the cashless exercise of stock or other equity options.

"Pari Passu Indebtedness" means Indebtedness of the Company which ranks equally in right of payment to the Notes or of any Guarantor if such Indebtedness ranks equally in right of payment to the Guarantees of the Notes.

"Pari Passu Intercreditor Agreement" means the certain intercreditor agreement substantially in the form of Exhibit C entered into by the Collateral Agent and each Authorized Representative in the event that additional First Lien Obligations are incurred after the Issue Date.

"Pari Passu Lien Priority" means, relative to specified Indebtedness, having equal Lien priority on specified Collateral (without regard to any waterfall provisions or the ability to exercise remedies) and subject to the Pari Passu Intercreditor Agreement.

"Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Note on behalf of the Company, along with any other paying agent maintained by the Company.

"Permitted Asset Swap" means the concurrent purchase and sale or exchange of assets used or useful in a Similar Business or a combination of such assets and cash, Cash Equivalents between the Company or any of the Restricted Subsidiaries and another Person; *provided* that any cash or Cash Equivalents received in excess of the value of any cash or Cash Equivalents sold or exchanged must be applied in accordance with Section 3.5 hereof.

"Permitted Holders" means, collectively, (i) any Investor, (ii) the Management Stockholders (including any Management Stockholders holding Capital Stock through an equityholding vehicle), (iii) any Person who is acting solely as an underwriter in connection with a public or private offering of Capital Stock of any Parent Entity or the Company, acting in such capacity and (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; *provided* that, in the case of such group and without giving effect to the existence of such group or any other group, Persons referred to in subclauses (i) through (iv) above, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any Parent Entity held by such group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made or waived in accordance with the requirements of this Indenture, will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

"Permitted Intercompany Activities" means any transactions (A) between or among the Company and its Restricted Subsidiaries that are entered into in the ordinary course of business or consistent with past practice of the Company and its Restricted Subsidiaries and, in the reasonable determination of the Company are necessary or advisable in connection with the ownership or operation of the business of the Company and its Restricted Subsidiaries, including (i) payroll, cash management, purchasing, insurance and hedging arrangements; (ii) management, technology and licensing arrangements; and (iii) customary loyalty and rewards programs; (B) between or among the Company, its Restricted Subsidiaries and any Captive Insurance Subsidiary.

"Permitted Investment" means (in each case, by the Company or any of the Restricted Subsidiaries):

(1) Investments in (a) a Restricted Subsidiary (including the Capital Stock of, or guarantees of obligations of, a Restricted Subsidiary) or the Company or (b) a Person (including the Capital Stock of any such Person) that will, upon the making of such Investment, become a Restricted Subsidiary;

(2) Investments in another Person if such Person is engaged, directly or through entities that will be Restricted Subsidiaries, in any Similar Business and as a result of such Investment such other Person, in one transaction or a series of transactions, is merged, amalgamated, consolidated or otherwise combined with or into, or transfers or conveys all or substantially all its assets (or such division, business unit, product line or business) to, or is liquidated into, the Company or a Restricted Subsidiary, and any Investment held by such Person; *provided* that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation, combination, transfer or conveyance;

(3) Investments in cash, Cash Equivalents or Investment Grade Securities;

(4) Investments in receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business or consistent with past practice;

(5) Investments in payroll, travel, entertainment, relocation, moving related and similar advances that are made in the ordinary course of business or consistent with past practice;

(6) Management Advances;

(7) Investments (including debt obligations and equity interests) (a) received in settlement, compromise or resolution of debts created in the ordinary course of business or consistent with past practice, (b) in exchange for any other Investment or accounts receivable, endorsements for collection or deposit or trade arrangements, (c) as a result of foreclosure, perfection or enforcement of any Lien, (d) in satisfaction of judgments or (e) pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or litigation, arbitration or other disputes or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8) Investments made as a result of the receipt of promissory notes or other non-cash consideration (including earn-outs) from a sale or other disposition of property or assets, including an Asset Disposition;

(9) Investments existing or pursuant to binding commitments, agreements or arrangements in effect on the Issue Date and any modification, replacement, renewal, reinvestment or extension thereof; *provided* that the amount of any such Investment may not be increased except (i) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including in respect of any unused commitment), plus any accrued but unpaid interest (including any accretion of interest, original issue discount or the issuance of pay-in-kind securities) and premium payable by the terms of such Indebtedness thereon and fees and expenses associated therewith as of the Issue Date or (ii) as otherwise permitted under this Indenture;

(10) Hedging Obligations, which transactions or obligations are not prohibited by Section 3.2 hereof;

(11) pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or consistent with past practice or Liens otherwise described in the definition of "Permitted Liens" or made in connection with Liens permitted under Section 3.6 hereof;

(12) any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock) or Capital Stock of any Parent Entity or any Unrestricted Subsidiary as consideration;

(13) any transaction to the extent constituting an Investment that is permitted by and made in accordance with Section 3.8(b) hereof (except those described in Sections 3.8(b)(1), (4), (8) and (9));

(14) Investments consisting of (i) purchases or other acquisitions of inventory, supplies, materials, equipment and similar assets or (ii) licenses, sublicenses, cross-licenses, leases, subleases, assignments, contributions or other Investments of intellectual property or other intangibles or services in the ordinary course of business pursuant to any joint development, joint venture or marketing arrangements with other Persons or any Intercompany License Agreement and any other Investments made in connection therewith;

(15) (i) Guarantees of Indebtedness not prohibited Section 3.2 hereof and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business or consistent with past practice, and (ii) performance guarantees and Contingent Obligations with respect to obligations that are permitted by this Indenture;

(16) Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Indenture;

(17) Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged or amalgamated into or consolidated with the Company or merged or amalgamated into or consolidated with a Restricted Subsidiary after the Issue Date to the extent that such Investments were not made in

contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(18) any Investment in any Subsidiary or any joint venture in the ordinary course of business or consistent with past practice (including any cash management arrangements, cash pooling arrangements, intercompany loans or activities related thereto);

(19) contributions to a "rabbi" trust for the benefit of any employee, director, officer, manager, contractor, consultant, advisor or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Company, and Investments relating to non-qualified deferred payment plans in the ordinary course of business or consistent with past practice;

(20) Investments in joint ventures and similar entities and Unrestricted Subsidiaries having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause that are at the time outstanding, not to exceed the greater of $30.0 million and 4.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus the amount of any returns (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) in respect of such Investments (without duplication for purposes of Section 3.3 of any amounts applied pursuant to Section 3.3(a)(C)) with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value; provided, however, that if any Investment pursuant to this clause is made in any Person that is not the Company or a Restricted Subsidiary at the date of the making of such Investment and such person becomes the Company or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) or (2) above and shall cease to have been made pursuant to this clause;

(21) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause that are at that time outstanding, not to exceed the greater of $30.0 million and 4.0% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus the amount of any returns (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) in respect of such Investments (without duplication for purposes of Section 3.3 any amounts applied pursuant to Section 3.3(a)(C)); *provided*, *however*, that if any Investment pursuant to this clause is made in any Person that is not the Company or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Company or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) or (2) above and shall cease to have been made pursuant to this clause;

(22) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause that are at that time outstanding, not to exceed the greater of $20.0 million and 3.0% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus the amount of any returns (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) in respect of such Investments (without duplication for purposes of Section 3.3 of any amounts applied pursuant to Section 3.3(a)(C)); *provided*, *however*, that if any Investment pursuant to this clause is made in any Person that is not the Company or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Company or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) or (2) above and shall cease to have been made pursuant to this clause;

(23) (i) Investments arising in connection with a Qualified Securitization Financing or Receivables Facility and (ii) distributions or payments of Securitization Fees and purchases of Securitization Assets or Receivables Assets in connection with a Qualified Securitization Financing or Receivables Facility;

(24) [reserved];

(25) repurchases of Notes;

(26) Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary as described under Section 3.20;

(27) guaranty and indemnification obligations arising in connection with surety bonds issued in the ordinary course of business or consistent with past practice;

(28) Investments (a) consisting of purchases and acquisitions of assets or services in the ordinary course of business or consistent with past practice, (b) made in the ordinary course of business or consistent with past practice in connection with obtaining, maintaining or renewing client, franchisee and customer contacts and loans or (c) advances, loans, extensions of credit (including the creation of receivables) or prepayments made to, and guarantees with respect to obligations of, franchisees, distributors, suppliers, lessors, licensors and licensees in the ordinary course of business or consistent with past practice;

(29) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business or consistent with past practice;

(30) Investments consisting of UCC Article 3 endorsements for collection or deposit and Article 4 trade arrangements with customers (or any comparable or similar provisions in other applicable jurisdictions) in the ordinary course of business or consistent with past practices;

(31) any Investment by any Captive Insurance Subsidiary in connection with the provision of insurance to the Company or any Subsidiaries, which Investment is made in the ordinary course of business or consistent with past practice of such Captive Insurance Subsidiary, or by reason of applicable law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable;

(32) non-cash Investments in connection with tax planning and reorganization activities, and Investments in connection with Permitted Intercompany Activities, Permitted Tax Restructuring and related transactions;

(33) Investments made from casualty insurance proceeds in connection with the replacement, substitution, restoration or repair of assets on account of a Casualty Event;

(34) any other Investment so long as, immediately after giving pro forma effect to the Investment and the incurrence of any Indebtedness the net proceeds of which are used to make such Investment, the Consolidated Total Leverage Ratio shall be no greater than 4.50 to 1.00;

(35) [reserved]; and

(36) the Permitted Joint Venture.

"Permitted Joint Venture" means the one-time contribution of assets to a joint venture; *provided* that the assets contributed do not generate in excess of $2.5 million of Consolidated EBITDA annually.

"Permitted Junior Lien Obligations" means any Indebtedness having Junior Lien Priority related to the Notes with respect to the Collateral and is not secured by any other assets, except to the extent permitted by any applicable Intercreditor Agreement then in effect; *provided* that (i) an authorized representative of the holders of such Indebtedness shall have executed a joinder to the ABL Intercreditor Agreement and each applicable Junior Lien Priority Intercreditor Agreement, (ii) no such Indebtedness, to the extent incurred by the Company or any Guarantor, shall be guaranteed by any Person other than the Company or any Guarantor, (iii) no such Indebtedness shall be subject to scheduled amortization or have a final maturity, in either case prior to the date occurring ninety-one (91) days following the maturity date of the Notes then outstanding, (iv) any "asset sale" mandatory prepayment provision or

offer to prepay covenant included in the agreement governing such Indebtedness, to the extent incurred by the Company or any Guarantor, shall provide that the Company or the respective Guarantor shall be permitted to repay obligations, and terminate commitments, under this Indenture before prepaying or offering to prepay such Indebtedness, (v) in the case of any such Indebtedness incurred by the Company or any Guarantor that is secured (a) except to the extent permitted by any applicable Intercreditor Agreement then in effect, such Indebtedness is secured by only assets comprising Collateral on a junior-lien basis relative to the Liens on such Collateral securing the Obligations of the Company and the Guarantors in respect of the Notes and the Guarantees, and not secured by any property or assets of the Company or any of its Subsidiaries other than the Collateral and (b) the security agreements relating to such Indebtedness are substantially the same as the Collateral Documents as certified to the Trustee and the Collateral Agent by the Company.

"Permitted Liens" means, with respect to any Person:

(1) Liens on assets or property of a Restricted Subsidiary that is not a Guarantor securing Indebtedness or other Obligations of any Restricted Subsidiary that is not a Guarantor;

(2) pledges, deposits or Liens (a) in connection with workmen's compensation laws, payroll taxes, unemployment insurance laws, employers' health tax and other social security laws or similar legislation or other insurance related obligations (including in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto), (b) securing liability, reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instruments) for the benefit of insurance carriers under insurance or self-insurance arrangements or otherwise supporting the payments of items set forth in the foregoing clause (a), or (c) in connection with bids, tenders, completion guarantees, contracts, leases, utilities, licenses, public or statutory obligations, or to secure the performance of bids, trade contracts, government contracts and leases, statutory obligations, surety, stay, indemnity, warranty, release, judgment, customs, appeal, performance bonds, guarantees of government contracts, return of money bonds, bankers' acceptance facilities and obligations of a similar nature (including those to secure health, safety and environmental obligations), and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, or as security for contested taxes or import or customs duties or for the payment of rent, or other obligations of like nature, in each case incurred in the ordinary course of business or consistent with past practice;

(3) Liens with respect to outstanding motor vehicle fines and Liens imposed by law or regulation, including carriers', warehousemen's, mechanics', landlords', suppliers', materialmen's, repairmen's, architects', construction contractors' or other similar Liens, in each case for amounts not overdue for a period of more than 60 days or, if more than 60 days overdue, are unfiled (or if filed have been discharged or stayed) and no other action has been taken to enforce such Liens or that are bonded or being contested in good faith by appropriate proceedings;

(4) Liens for Taxes (i) that are not overdue for a period of more than 60 days or not yet payable or subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings and are subject to appropriate reserves to the extent required pursuant to GAAP (or other applicable accounting principles) or (ii) for property Taxes on property of the Company or one of its Subsidiaries has determined to abandon if the sole recourse for such Tax is to such property;

(5) encumbrances, charges, ground leases, easements (including reciprocal easement agreements), survey exceptions, restrictions, encroachments, protrusions, by-law, regulation, zoning restrictions or reservations of, or rights of others for, licenses, rights of way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties, exceptions on title policies insuring Liens granted on any mortgaged properties or any other collateral or Liens incidental to the conduct of the business of such Person or to the ownership of its properties, including servicing agreements, development agreements, site plan agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other similar agreements, charges or encumbrances, which do not in the aggregate materially interfere with the ordinary course conduct of the

business of the Company and its Restricted Subsidiaries, taken as a whole, and any exceptions on title policies insuring Liens granted in connection with any mortgaged properties;

(6) Liens (a) securing Hedging Obligations, Cash Management Obligations and the costs thereof; (b) that are rights of setoff, rights of pledge or other bankers' Liens (i) relating to treasury, depository and cash management services or any automated clearing house transfers of funds in the ordinary course of business or consistent with past practice, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any Subsidiary or consistent with past practice or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business or consistent with past practice; (c) on cash accounts securing Indebtedness and other Obligations permitted to be incurred under Section 3.2(b)(8)(v) with financial institutions; (d) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business or consistent with past practice and not for speculative purposes; and (e) (i) of a collection bank arising under Section 4-210 of the UCC or any comparable or successor provision on items in the course of collection and (ii) in favor of a banking or other financial institution or electronic payment service providers arising as a matter of law encumbering deposits (including the right of set-off) arising in the ordinary course of business in connection with the maintenance of such accounts and (iii) arising under customary general terms and conditions of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof, which Liens, in any event, do not secure any Indebtedness;

(7) leases, licenses, subleases and sublicenses of assets and Liens on the property covered thereby (including real property, intellectual property, software and other technology rights), in each case entered into in the ordinary course of business, consistent with past practice or, with respect to intellectual property, software and other technology rights, that are not material to the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole;

(8) Liens securing or otherwise arising out of judgments, decrees, attachments, orders or awards not giving rise to an Event of Default under Section 6.1(a)(6);

(9) Liens (a) securing Capitalized Lease Obligations, or Purchase Money Obligations, or securing the payment of all or a part of the purchase price of, or securing Indebtedness or other Obligations incurred to finance or refinance the purchase, lease, expansion, construction, installation, replacement, repair or improvement of property (real or personal), equipment or other assets, including assets that are used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets; *provided* that (i) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under this Indenture and (ii) any such Liens may not extend to any assets or property of the Company or any Restricted Subsidiary other than assets and property affixed or appurtenant thereto and accessions, additions, improvements, proceeds, dividends or distributions thereof, including after-acquired property that is (A) affixed or incorporated into the property or assets covered by such Lien, (B) after-acquired property or assets subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property or assets and (C) the proceeds and products thereof and (b) any interest or title of a lessor, sublessor, franchisor, licensor or sublicensor or secured by a lessor's, sublessor's, franchisor's, licensor's or sublicensor's interest under any Capitalized Lease Obligations or Non-Financing Lease Obligations;

(10) Liens arising from UCC financing statements, including precautionary financing statements (or similar filings) regarding operating leases or consignments entered into by the Company and its Restricted Subsidiaries;

(11) (i) Liens existing on the Issue Date, including any Liens securing any Refinancing Indebtedness of any Indebtedness secured by such Liens and (ii) Liens securing the Notes issued on the Issue Date and the Guarantees;

(12) Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Subsidiary (or at the time the Company or a Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, amalgamation, consolidation or other business combination transaction with or into the Company or any Restricted Subsidiary); *provided*, *however*, that such Liens are not created in anticipation of such other Person becoming a Subsidiary (or such acquisition of such property, other assets or stock); *provided*, *further*, that such Liens are limited to all or part of the same property, other assets or stock (plus property and assets affixed or appurtenant thereto and additions, improvements, accessions, proceeds, dividends or distributions thereof, including after-acquired property that is (i) affixed or incorporated into the property or assets covered by such Lien, (ii) after-acquired property or assets subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property or assets (other than as a result of the initial acquisition of such property or assets) and (iii) the proceeds and products thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the Obligations relating to any Indebtedness or other obligations to which such Liens relate;

(13) Liens securing Obligations relating to any Indebtedness or other obligations of the Company or a Restricted Subsidiary owing to the Company or another Restricted Subsidiary, or Liens in favor of the Company or any Restricted Subsidiary or the Trustee;

(14) Liens securing Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured, and permitted to be secured under this Indenture; *provided* that any such Lien is limited to all or part of the same property or assets (plus property and assets affixed or appurtenant thereto and additions, improvements, accessions, proceeds, dividends or distributions thereof, including after-acquired property that is (i) affixed or incorporated into the property or assets covered by such Lien, (ii) after-acquired property or assets subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property or assets (other than as a result of the initial acquisition of such property or assets) and (iii) the proceeds and products thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Obligations relating to the Indebtedness or other obligations being refinanced or is in respect of property or assets that is or could be the security for or subject to a Permitted Lien hereunder;

(15) (a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Company or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar arrangements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property;

(16) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture securing any financing arrangement, joint venture or similar arrangement pursuant to any joint venture, financing agreement or similar agreement;

(17) Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(18) Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business or consistent with past practice;

(19) (x) Liens securing Indebtedness and other Obligations under any ABL Credit Agreement (and any letter of credit facility relating thereto) incurred pursuant to Section 3.2(b)(1)(a); *provided* that if the Liens securing such Indebtedness on the ABL Priority Collateral are senior to the Liens securing the Notes, then, in such case, the Liens securing such Indebtedness on the Notes Priority Collateral shall rank junior to the Liens securing the Notes on such Notes Priority Collateral pursuant to the terms of the ABL Intercreditor Agreement and (b) obligations of the Company or any Subsidiary in respect of any Cash Man-

agement Obligation or Hedging Obligation provided by any lender party to any such Credit Facility or Affiliate of such lender (or any Person that was a lender or an Affiliate of a lender at the time the applicable agreements in respect of such Cash Management Obligation or Hedging Obligation were entered into) and (y) Liens securing Pari Passu Lien Priority Indebtedness and other Obligations in respect of (a) Credit Facilities (other than any ABL Credit Agreement) and any letter of credit facility relating thereto, in each case under Section 3.2(b)(1) pursuant to the terms of the Pari Passu Intercreditor Agreement and (b) obligations of the Company or any Subsidiary in respect of any Cash Management Obligation or Hedging Obligation provided by any lender party to any such Credit Facility or Affiliate of such lender (or any Person that was a lender or an Affiliate of a lender at the time the applicable agreements in respect of such Cash Management Obligation or Hedging Obligation were entered into);

(20) Liens securing Indebtedness and other Obligations under Section 3.2(b)(5); *provided* that such Liens shall only be permitted if such Liens are limited to all or part of the same property or assets, including Capital Stock (plus property and assets affixed or appurtenant thereto and additions, improvements, accessions, proceeds, dividends or distributions thereof, including after-acquired property that is (i) affixed or incorporated into the property or assets covered by such Lien, (ii) after-acquired property or assets subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property or assets and (iii) the proceeds and products thereof) acquired, or of any Person acquired or merged, consolidated or amalgamated with or into the Company or any Restricted Subsidiary, in any transaction to which such Indebtedness or other Obligation relates;

(21) Liens securing Indebtedness and other Obligations under Section 3.2(b)(7) or (11);

(22) [Reserved];

(23) Liens on Capital Stock or other securities or assets of any Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(24) Liens deemed to exist in connection with Investments permitted under clause (4) of the definition of "Cash Equivalents";

(25) Liens on (i) goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Company or any Subsidiary or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments and (ii) specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances or documentary letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(26) Liens on vehicles or equipment of the Company or any Restricted Subsidiary in the ordinary course of business or consistent with past practice;

(27) Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise not prohibited by this Indenture;

(28) (a) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto, and (b) Liens, pledges, deposits made or other security provided to secure liabilities to, or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of), insurance carriers in the ordinary course of business or consistent with past practice;

(29) Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted under this Indenture;

(30) Liens (i) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted under this Indenture to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment (including any letter of intent or purchase agreement with respect to such Investment), and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in an asset sale, in each case, solely to the extent such Investment or sale, transfer, lease or other disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(31) Liens securing Indebtedness and other Obligations in an aggregate principal amount not to exceed the greater of (a) $30.0 million and (b) 4.0% of Total Assets at the time incurred; *provided* that any such Liens on the Collateral must be secured on a junior lien basis with the Notes and the representative in respect of such obligations must enter into the Junior Lien Priority Intercreditor agreement;

(32) [Reserved];

(33) Liens securing Indebtedness and other Obligations having Junior Lien Priority and Liens on non-collateral securing Indebtedness and other Obligations, in each case, permitted under Section 3.2; *provided* that with respect to liens securing Indebtedness or other Obligations permitted under this clause (33), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Leverage Ratio would be no greater than 5.50 to 1.00; *provided*, *further*, that for purposes of determining the amount of Indebtedness that may be incurred under this clause (33), all Indebtedness incurred under this clause (33) shall be treated as if it were secured by a Lien on the Collateral;

(34) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 3.2; *provided* that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(35) Liens arising in connection with a Qualified Securitization Financing or a Receivables Facility;

(36) Settlement Liens;

(37) rights of recapture of unused real property in favor of the seller of such property set forth in customary purchase agreements and related arrangements with any government, statutory or regulatory authority;

(38) the rights reserved to or vested in any Person or government, statutory or regulatory authority by the terms of any lease, license, franchise, grant or permit held by the Company or any Restricted Subsidiary or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(39) restrictive covenants affecting the use to which real property may be put and Liens or covenants restricting or prohibiting access to or from lands abutting on controlled access highways or covenants affecting the use to which lands may be put; *provided* that such Liens or covenants do not interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary;

(40) Liens on property, assets or Permitted Investments used to defease or to satisfy or discharge Indebtedness; *provided* that such defeasance, satisfaction or discharge is not prohibited by this Indenture;

(41) Liens relating to escrow arrangements securing Indebtedness, including (i) Liens on escrowed proceeds from the issuance of Indebtedness for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters, arrangers, trustee or collateral agent thereof) and (ii) Liens on cash or Cash Equivalents set aside at the time of the incurrence of any Indebtedness, in either case to the

extent such cash or Cash Equivalents prefund the payment of interest or premium or discount on such Indebtedness (or any costs related to the issuance of such Indebtedness) and are held in an escrow account or similar arrangement to be applied for such purpose;

(42) Liens securing Obligations in respect of the Notes and the related Guarantees;

(43) Liens on assets securing any Indebtedness owed to any Captive Insurance Subsidiary by the Company or any Restricted Subsidiary;

(44) Liens arising in connection with any Permitted Intercompany Activities, Permitted Tax Restructuring and related transactions; and

(45) with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by law.

In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of incurrence or at a later date), the Company in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with this Indenture and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of "Permitted Liens" to which such Permitted Lien has been classified or reclassified.

"Permitted Tax Amount" means if and for so long as the Company is a member or disregarded entity of a group filing a consolidated, combined or similar tax return for U.S. federal, state, local and/or foreign income Tax purposes with any Parent Entity, any dividends or other distributions to fund any U.S. federal, state, local and/or foreign income Taxes (as applicable) for which such Parent Entity is liable that are attributable to the income of the Company and/or the applicable Restricted Subsidiaries (or, to the extent of the amount actually received from its applicable Unrestricted Subsidiaries for such purpose, such Unrestricted Subsidiaries) up to an amount not to exceed the amount of any such Taxes that the Company, its applicable Restricted Subsidiaries and (to the extent described above) its applicable Unrestricted Subsidiaries would have been required to pay on a separate company basis or on a consolidated basis calculated as if the Company, its applicable Restricted Subsidiaries and (to the extent described above) its applicable Unrestricted Subsidiaries had paid Tax on a consolidated, combined or similar basis on behalf of an affiliated group consisting only of the Company and such Subsidiaries.

"Permitted Tax Restructuring" means any reorganizations and other activities related to Tax planning and Tax reorganization entered into prior to, on or after the Issue Date so long as such Permitted Tax Restructuring is not materially adverse to the Holders (as determined by the Company in good faith).

"Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

"Pledgor" means the Company or any Guarantor.

"Post-Petition Interest" means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable as a claim in any such bankruptcy or insolvency proceeding.

"Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.11 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

"Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon

any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

"Public Company Costs" means, as to any Person, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act or any other comparable body of laws, rules or regulations, as companies with listed equity, directors' compensation, fees and expense reimbursement, costs relating to enhanced accounting functions and investor relations, stockholder meetings and reports to stockholders, directors' and officers' insurance and other executive costs, legal and other professional fees, listing fees and other transaction costs, in each case to the extent arising solely by virtue of the listing of such Person's equity securities on a national securities exchange or issuance of public debt securities.

"Purchase Money Obligations" means any Indebtedness Incurred to finance or refinance the acquisition, leasing, expansion, construction, installation, replacement, repair or improvement of property (real or personal), equipment or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets, or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

"QIB" means any "qualified institutional buyer" as such term is defined in Rule 144A.

"Qualified Securitization Financing" means any Securitization Facility that meets the following conditions: (i) the Board of Directors shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and its Restricted Subsidiaries, (ii) all sales of Securitization Assets and related assets by the Company or any Restricted Subsidiary to the Securitization Subsidiary or any other Person are made for fair consideration (as determined in good faith by the Company) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be fair and reasonable terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings; *provided* that in no event shall any ABL Credit Agreement be deemed to be a Qualified Securitization Financing.

"real property" means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

"Receivables Assets" means (a) any accounts receivable owed to the Company or a Restricted Subsidiary subject to a Receivables Facility and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with a non-recourse accounts receivable factoring arrangement.

"Receivables Facility" means an arrangement between the Company or a Subsidiary and a commercial bank, an asset based lender or other financial institution or an Affiliate thereof pursuant to which (a) the Company or such Subsidiary, as applicable, sells (directly or indirectly) to such commercial bank, asset based lender or other financial institution (or such Affiliate) Receivables Assets and (b) the obligations of the Company or such Restricted Subsidiary, as applicable, thereunder are non-recourse (except for Securitization Repurchase Obligations) to the Company and such Subsidiary and (c) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings, and shall include any guaranty in respect of such arrangements; *provided* that in no event shall any ABL Credit Agreement be deemed to be a Qualified Securitization Financing.

"refinance" means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms "refinances," "refinanced" and "refinancing" as used for any purpose in this Indenture shall have a correlative meaning.

"Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness (or unutilized commitment in respect of Indebtedness) existing on the Issue Date or Incurred (or established) in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of the Company or another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, and Indebtedness incurred pursuant to a commitment that refinances any Indebtedness or unutilized commitment; *provided*, *however*, that:

(1) (a) such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded, refinanced, replaced, exchanged, renewed, repaid or extended (or requires no or nominal payments in cash (other than interest payments) prior to the date that is 91 days after the maturity date of the Notes); and (b) to the extent such Refinancing Indebtedness refinances Subordinated Indebtedness, such Refinancing Indebtedness is Subordinated Indebtedness, respectively;

(2) Refinancing Indebtedness shall not include:

(i) Indebtedness of a Subsidiary of the Company that is not a Guarantor that refinances Indebtedness of the Company or a Guarantor; or

(ii) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary; and

(3) such Refinancing Indebtedness is incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, *plus* (y) an amount equal to any unutilized commitment relating to the Indebtedness being refinanced or otherwise then outstanding under a Credit Facility or other financing arrangement being refinanced to the extent the unutilized commitment being refinanced could be drawn in compliance with the covenant described under Section 3.2 immediately prior to such refinancing, *plus* (z) accrued and unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such refinancing;

provided, that clause (1) above will not apply to any extension, replacement, refunding, refinancing, renewal or defeasance of any Credit Facilities or Secured Indebtedness. Refinancing Indebtedness in respect of any Credit Facility or any other Indebtedness may be incurred from time to time after the termination, discharge or repayment of any such Credit Facility or other Indebtedness.

"Regulated Bank" means a commercial bank with a consolidated combined capital surplus of at least $5,000,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in the foregoing clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

"Regulation S" means Regulation S under the Securities Act.

"Regulation S-X" means Regulation S-X under the Securities Act.

"Related Taxes" means (i) any Taxes, including sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar Taxes (other than (x) Taxes measured by income (however denominated) and

(y) withholding Taxes), required to be paid (*provided* such Taxes are in fact paid) by any Parent Entity by virtue of its:

(a) being organized or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than, directly or indirectly, the Company or any of the Company's Subsidiaries) or otherwise maintain its existence or good standing under applicable law;

(b) being a holding company parent, directly or indirectly, of the Company or any Subsidiaries of the Company;

(c) receiving dividends from or other distributions in respect of the Capital Stock of, directly or indirectly, the Company or any Subsidiaries of the Company; or

(d) having made any payment in respect to any of the items for which the Company is permitted to make payments to any Parent Entity pursuant to Section 3.3; and

(e) any Permitted Tax Amount.

"Restricted Investment" means any Investment other than a Permitted Investment.

"Restricted Notes" means Initial Notes and Additional Notes bearing one of the restrictive legends described in Section 2.1(d).

"Restricted Notes Legend" means the legend set forth in Section 2.1(d)(1) and, in the case of the Temporary Regulation S Global Note, the legend set forth in Section 2.1(d)(2).

"Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

"Rule 144A" means Rule 144A under the Securities Act.

"S&P" means Standard & Poor's Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

"Sale and Leaseback Transaction" means any arrangement providing for the leasing by the Company or any of the Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.

"Screened Affiliate" means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.

"SEC" means the Securities and Exchange Commission or any successor thereto.

"Secured Indebtedness" means any Indebtedness secured by a Lien other than Indebtedness with respect to Cash Management Obligations.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

"Securitization Asset" means (a) any accounts receivable, mortgage receivables, loan receivables, royalty, franchise fee, license fee, patent or other revenue streams and other rights to payment or related assets and the proceeds thereof and (b) all collateral securing such receivable or asset, all contracts and contract rights, guarantees or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted) together with accounts or assets in connection with a securitization, factoring or receivable sale transaction.

"Securitization Facility" means any of one or more securitization, financing, factoring or sales transactions, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, pursuant to which the Company or any of the Restricted Subsidiaries sells, transfers, pledges or otherwise conveys any Securitization Assets (whether now existing or arising in the future) to a Securitization Subsidiary or any other Person. Notwithstanding anything to the contrary, for the avoidance of doubt, the grant of a Lien in any accounts receivable of the Company or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness or other obligations under the ABL Credit Agreement shall not be deemed a Securitization Facility.

"Securitization Fees" means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or Receivables Asset or participation interest therein issued or sold in connection with, and other fees, expenses and charges (including commissions, yield, interest expense and fees and expenses of legal counsel) paid in connection with, any Qualified Securitization Financing or Receivables Facility.

"Securitization Repurchase Obligation" means any obligation of a seller of Securitization Assets or Receivables Assets in a Qualified Securitization Financing or a Receivables Facility to repurchase or otherwise make payments with respect to Securitization Assets or Receivables Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

"Securitization Subsidiary" means any Subsidiary of the Company in each case formed for the purpose of and that solely engages in one or more Qualified Securitization Financings or Receivables Facilities and other activities reasonably related thereto or another Person formed for this purpose.

"Security Agreement" means that certain Security Agreement, to be dated as of the Issue Date, by and among the Company and certain Subsidiaries in favor of the Collateral Agent to secure the Notes Obligations, as amended, amended and restated, supplemented, reaffirmed or otherwise modified from time to time.

"Series" means (a) with respect to the First Lien Secured Parties, each of (i) the Notes Secured Parties (in their capacity as such) and (ii) the Additional First Lien Secured Parties that become subject to the Pari Passu Intercreditor Agreement after the Issue Date that are represented by a common representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Notes Obligations and (iii) the Additional First Lien Obligations incurred pursuant to any applicable agreement, which, pursuant to any joinder agreement, are to be represented under the Pari Passu Intercreditor Agreement by a common representative (in its capacity as such for such Additional First Lien Obligations).

"Settlement" means the transfer of cash or other property with respect to any credit or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business.

"Settlement Asset" means any cash, receivable or other property, including a Settlement Receivable, due or conveyed to a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person or an Affiliate of such Person.

"Settlement Indebtedness" means any payment or reimbursement obligation in respect of a Settlement Payment.

"Settlement Lien" means any Lien relating to any Settlement or Settlement Indebtedness (and may include, for the avoidance of doubt, the grant of a Lien in or other assignment of a Settlement Asset in consideration of a Settlement Payment, Liens securing intraday and overnight overdraft and automated clearing house exposure, and similar Liens).

"Settlement Payment" means the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement.

"Settlement Receivable" means any general intangible, payment intangible, or instrument representing or reflecting an obligation to make payments to or for the benefit of a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person.

"Short Derivative Instrument" means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

"Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02(w)(2) of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

"Similar Business" means (a) any businesses, services or activities engaged in by the Company or any of its Subsidiaries or any Associates on the Issue Date, (b) any businesses, services and activities engaged in by the Company or any of its Subsidiaries or any Associates that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof, and (c) a Person conducting a business, service or activity specified in clauses (a) and (b), and any Subsidiary thereof. For the avoidance of doubt, any Person that invests in or owns Capital Stock or Indebtedness of another Person that is engaged in a Similar Business shall be deemed to be engaged in a Similar Business.

"Standard Securitization Undertakings" means representations, warranties, covenants, guarantees and indemnities entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Securitization Facility or Receivables Facility, including those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking or, in the case of a Receivables Facility, a non-credit related recourse accounts receivable factoring arrangement.

"Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

"Subordinated Indebtedness" means, with respect to any person, any Indebtedness (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated in right of payment to the Notes pursuant to a written agreement.

"Subsidiary" means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof;

(2) any partnership, joint venture, limited liability company or similar entity of which:

(a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

(b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity; or

(3) at the election of the Company, any partnership, joint venture, limited liability company or similar entity of which such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

"Taxes" means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.

"TIA" means the Trust Indenture Act of 1939, as amended.

"Total Assets" means, as of any date, the total consolidated assets of the Company and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries.

"Transaction Expenses" means any fees, costs and expenses (including all legal, accounting and other professional fees, costs and expenses) incurred or paid by the Company or any Restricted Subsidiary associated or in connection with the Transactions.

"Transactions" means the issuance of the Notes, the repayment and termination of obligations under the Credit Agreement and the discharge (or the making of arrangements for discharge) of all Liens (other than Liens permitted to remain in place under this Indenture), the redemption of the Existing Notes, the payment of Transaction Expenses, and other related transactions as described in the Offering Memorandum and the consummation of any other transaction in connection with the foregoing.

"Trust Officer" means, when used with respect to the Trustee or the Collateral Agent, as the case may be, any officer within the corporate trust department of the Trustee or the Collateral Agent, as the case may be, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or the Collateral Agent, as the case may be, who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such Person's knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

"Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

"U.S. Government Obligations" means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; *provided* that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or

the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

"UCC" means the Uniform Commercial Code (or equivalent statute) as in effect from time to time in the State of New York; *provided*, *however*, that at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent's security interest in any item or portion of the collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

"Unrestricted Subsidiary" means:

(1) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Company in the manner provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary of the Company, (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein), to be an Unrestricted Subsidiary only if:

(1) at the time of such designation, such Subsidiary or any of its Subsidiaries does not own any Capital Stock of the Company or any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and

(2) such designation and the Investment, if any, of the Company in such Subsidiary complies with Section 3.3 hereof.

"Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

"Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the quotient (in number of years) obtained by dividing:

(1) the sum of the products obtained by multiplying (i) the number of years (calculated to the nearest one-twelfth) from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock, by (ii) the amount of such payment, *by*

(2) the sum of all such payments;

provided that, for purposes of determining the Weighted Average Life to Maturity of any Indebtedness, the effects of any prepayments or amortization made on such Indebtedness prior to the date of such determination will be disregarded.

"Wholly Owned Domestic Restricted Subsidiary" means a Domestic Subsidiary of the Company, and all of the Capital Stock of which is owned by the Company or a Guarantor.

"Wholly Owned Restricted Subsidiary" means any Wholly Owned Subsidiary that is a Restricted Subsidiary.

"Wholly Owned Subsidiary" means, with respect to any Person, a direct or indirect Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interest of which (other than directors' qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by

applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.2. Other Definitions.

Term	Defined in Section
"Acceptable Commitment"	3.5(a)(3)(b)
"Accounting Change"	"GAAP"
"Accredited Investor Note"	2.1(b)
"Action"	12.8(x)
"Additional Notes"	recitals
"Additional Restricted Notes"	2.1(b)
"Advance Offer"	3.5(b)
"Advance Portion"	3.5(b)
"Affiliate Transaction"	3.8(a)
"Agent Members"	2.1(e)(2)
"Applicable Premium Deficit"	8.4(1)
"Applicable Proceeds"	3.5(a)(3)
"Approved Foreign Bank"	"Cash Equivalents"
"Asset Disposition Offer"	3.5(b)
"Authenticating Agent"	2.2
"Automatic Exchange"	2.6(e)
"Automatic Exchange Date"	2.6(e)
"Automatic Exchange Notice"	2.6(e)
"Automatic Exchange Notice Date"	2.6(e)
"Change of Control Offer"	3.9(a)
"Change of Control Payment"	3.9(a)
"Change of Control Payment Date"	3.9(a)(2)
"Collateral Agent"	preamble
"Collateral Document Order"	12.8(t)
"Company"	preamble
"Covenant Defeasance"	8.3
"Declined Excess Proceeds"	3.5(b)
"Defaulted Interest"	2.15
"Determination Date"	"Consolidated EBITDA"
"Directing Holder"	6.1(a)
"Electronic Signature"	13.13
"equity incentives"	"Consolidated Net Income"
"Event of Default"	6.1(a)
"Excess Proceeds"	3.5(b)
"Foreign Disposition"	3.5(e)
"Global Notes"	2.1(b)
"Guaranteed Obligations"	10.1
"Increased Amount"	3.6
"Initial Agreement"	3.4(b)(16)
"Initial Default	6.1(e)
"Initial Lien"	3.6
"Institutional Accredited Investor Global Note"	2.1(b)
"Institutional Accredited Investor Notes"	2.1(b)
"Issuer Order"	2.2
"judgment default provision"	6.1(a)(6)
"LCT Election"	1.4(a)

Term	Defined in Section
"LCT Public Offer"	1.4(a)
"LCT Test Date"	1.4(a)
"Legal Defeasance"	8.2
"Legal Holiday"	13.6
"Noteholder Direction"	6.1(a)
"Notes Register"	2.3
"Other Guarantee"	10.2(b)
"payment default"	6.1(a)
"Performance References"	"Derivative Instrument"
"Permanent Regulation S Global Note"	2.1(b)
"Permitted Debt"	3.2(b)
"Permitted Payments"	3.3(b)
"Position Representation"	6.1(a)
"primary obligations"	"Contingent Obligations"
"primary obligor"	"Contingent Obligations"
"Proceeds Application Period"	3.5(a)(3)
"protected purchaser"	2.11
"Redemption Date"	5.7(a)
"Refunding Capital Stock"	3.3(b)(2)
"Registrar"	2.3
"Regulation S Global Note"	2.1(b)
"Regulation S Notes"	2.1(b)
"Related Person"	12.8(b)
"Resale Restriction Termination Date"	2.6(b)
"Reserved Indebtedness Amount"	3.2(c)(9)
"Restricted Global Note"	2.6(e)
"Restricted Payment"	3.3(a)
"Restricted Period"	2.1(b)
"Rule 144A Global Note"	2.1(b)
"Rule 144A Notes"	2.1(b)
"Second Commitment"	3.5(a)(3)(b)
"security default provisions"	6.1(a)(9)
"Special Interest Payment Date"	2.15(a)
"Special Record Date"	2.15(a)
"Successor Company"	4.1(a)(1)
"Suspended Covenants"	3.21(a)
"Suspension Period"	3.21
"Temporary Regulation S Global Note"	2.1(b)
"Treasury Capital Stock"	3.3(b)(2)
"Unrestricted Global Note"	2.6(e)
"USA PATRIOT Act"	13.10
"Verification Covenant"	6.1(a)

SECTION 1.3. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) "or" is not exclusive;

(4) "including" means "including, without limitation";

(5) words in the singular include the plural and words in the plural include the singular;

(6) "will" shall be interpreted to express a command;

(7) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(8) the principal amount of any preferred stock shall be (i) the maximum liquidation value of such preferred stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such preferred stock, whichever is greater;

(9) all amounts expressed in this Indenture or in any of the Notes in terms of money refer to the lawful currency of the United States of America;

(10) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(11) unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person;

(12) notwithstanding anything to the contrary in this Indenture, prior to the qualification of this Indenture under the TIA at the option of the Company, no provision of the TIA shall apply or be incorporated by reference into this Indenture or the Notes, except as specifically set forth in this Indenture;

(13) references to any contract, agreement or instrument shall mean the same as amended, modified, supplemented or amended and restated from time to time, in each case, in accordance with any applicable restrictions contained in this Indenture;

(14) the terms "property," "properties," "asset" and "assets" shall have the same meaning; and

(15) for the avoidance of doubt, the terms "dissolution and "liquidation" do not include a merger, amalgamation or similar transaction.

SECTION 1.4. Limited Condition Transactions; Measuring Compliance.

(a) When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence, issuance or assumption of Indebtedness and the use of proceeds thereof, the incurrence or creation of Liens, repayments, Restricted Payments and Asset Dispositions), in each case, at the option of the Company (the Company's election to exercise such option, an "LCT Election"), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Indenture shall be deemed to be the date (the "LCT Test Date") either (a) the definitive agreement for such Limited Condition Transaction is entered into (or, if applicable, the date of delivery of an irrevocable declaration of a Restricted Payment or similar event), or (b) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies, the date on which a "Rule 2.7 announcement" of a firm intention to make an offer (or equivalent announcement in another jurisdiction) (an "LCT Public Offer") in respect of a target of a Limited Condition Transaction and, in each

case, if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence, issuance or assumption of Indebtedness and the use of proceeds thereof, the incurrence or creation of Liens, repayments, Restricted Payments and Asset Dispositions) and any related pro forma adjustments, the Company or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued, assumed or incurred at the LCT Test Date or at any time thereafter); provided, that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Company may elect, in its sole discretion, to redetermine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be the applicable LCT Test Date for purposes of such ratios, tests or baskets and (b) except as contemplated in the foregoing clause (a), compliance with such ratios, test or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transaction related thereto (including acquisitions, Investments, the incurrence, issuance or assumption of Indebtedness and the use of proceeds thereof, the incurrence or creation of Liens, repayments, Restricted Payments and Asset Dispositions).

(b) For the avoidance of doubt, if the Company has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Total Assets of the Company or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of an Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes (or, if applicable, the irrevocable notice is terminated, expires or passes or, as applicable, the offer in respect of an LCT Public Offer for, such acquisition is terminated), as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.

ARTICLE II

THE NOTES

SECTION 2.1. Form, Dating and Terms.

(a) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Initial Notes issued on the date hereof will be in an aggregate principal amount of $550,000,000. In addition, the Company may issue, from time to time in accordance with the provisions of this Indenture, Additional Notes (as provided herein). Furthermore, Notes may be authenticated and delivered upon registration of transfer, exchange or in lieu of, other Notes pursuant to Section 2.2, 2.6, 2.11, 2.13, 5.6 or 9.5, in connection with an Asset Disposition Offer pursuant to Section 3.5 or in connection with a Change of Control Offer pursuant to Section 3.9.

Notwithstanding anything to the contrary contained herein, the Company may not issue any Additional Notes, unless such issuance is in compliance with Sections 3.2 and 3.6.

With respect to any Additional Notes, the Company shall set forth in (i) an Officer's Certificate or (ii) one or more indentures supplemental hereto, the following information:

(A) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(B) the issue price and the issue date of such Additional Notes, including the date from which interest shall accrue and the first interest payment date; and

(C) whether such Additional Notes shall be Restricted Notes.

In authenticating and delivering Additional Notes, the Trustee shall be entitled to receive and shall be fully protected in relying upon, in addition to the Opinion of Counsel and Officer's Certificate required by Section 13.2, an Opinion of Counsel as to the due authorization, execution, delivery, validity and enforceability of such Additional Notes.

The Initial Notes and the Additional Notes shall be considered collectively as a single class for all purposes of this Indenture; provided that any Additional Notes will not be issued with the same CUSIP, ISIN or other identifying numbers as the Initial Notes unless such Additional Notes are fungible with the Initial Notes for U.S. federal income tax purposes. Holders of the Initial Notes and the Additional Notes will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes or the Additional Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

If any Additional Notes are issued, the Company shall prepare and the Trustee or Collateral Agent, as applicable, shall execute a joinder to the Intercreditor Agreements if required by the terms of the Intercreditor Agreements.

(b) The Initial Notes are being offered and sold by the Company pursuant to a Purchase Agreement, dated December 16, 2020, among the Company, the guarantors named therein and BofA Securities, Inc., as representative of the Initial Purchasers. The Initial Notes and any Additional Notes (if issued as Restricted Notes) (the "Additional Restricted Notes") will be resold initially only to (A) Persons they reasonably believe to be QIBs in reliance on Rule 144A and (B) Non-U.S. Persons in reliance on Regulation S. Such Initial Notes and Additional Restricted Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S, AIs and IAIs in accordance with Rule 501 under the Securities Act, in each case, in accordance with the procedure described herein. Additional Notes offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more purchase agreements in accordance with applicable law.

Initial Notes and Additional Restricted Notes offered and sold to QIBs in the United States of America in reliance on Rule 144A (the "Rule 144A Notes") shall be issued in the form of a permanent global Note substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(d) (the "Rule 144A Global Note"), deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

Initial Notes and any Additional Restricted Notes offered and sold to non-U.S. Persons outside the United States of America (the "Regulation S Notes") in reliance on Regulation S shall initially be issued in the form of a temporary global Note (the "Temporary Regulation S Global Note"). Beneficial interests in the Temporary Regulation S Global Note will be exchanged for beneficial interests in a corresponding permanent global Note substantially in the form of Exhibit A including appropriate legends as set forth in Section 2.1(d) (the "Permanent Regulation S Global Note" and, together with the Temporary Regulation S Global Note, each a "Regulation S Global Note")

within a reasonable period after the expiration of the Restricted Period (as defined below) upon delivery of the certification contemplated by Section 2.7. Each Regulation S Global Note will be deposited upon issuance with, or on behalf of, the Trustee as custodian for DTC in the manner described in this Article II. Prior to the 40th day after the later of the commencement of the offering of the Initial Notes and the Issue Date (such period through and including such 40th day, the "Restricted Period"), interests in the Temporary Regulation S Global Note may only be transferred to non-U.S. persons pursuant to Regulation S, unless exchanged for interests in a Global Note in accordance with the transfer and certification requirements described herein.

Investors may hold their interests in the Regulation S Global Note through organizations other than Euroclear or Clearstream that are participants in DTC's system or directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations which are participants in such systems. If such interests are held through Euroclear or Clearstream, Euroclear and Clearstream will hold such interests in the applicable Regulation S Global Note on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries. Such depositaries, in turn, will hold such interests in the applicable Regulation S Global Note in customers' securities accounts in the depositaries' names on the books of DTC.

The Regulation S Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

Initial Notes and Additional Restricted Notes resold to IAIs (the "Institutional Accredited Investor Notes") in the United States of America shall be issued in the form of a permanent global Note substantially in the form of Exhibit A including appropriate legends as set forth in Section 2.1(d) (the "Institutional Accredited Investor Global Note") deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

Initial Notes and Additional Restricted Notes resold to AIs in the United States of America shall be issued in the form of a Definitive Note substantially in the form of Exhibit A including the legend as set forth in Section 2.1(d)(4) (an "Accredited Investor Note").

The Rule 144A Global Note, the Regulation S Global Note and the Institutional Accredited Investor Global Note are sometimes collectively herein referred to as the "Global Notes."

The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of Paying Agent designated by the Company maintained for such purpose (which shall initially be the office of the Trustee maintained for such purpose), or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3; *provided*, *however*, that, at the option of the Paying Agent, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Notes Register or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the last sentence of this paragraph. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC. Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, and interest) held by a Holder of at least $1,000,000 aggregate principal amount of Notes represented by Definitive Notes will be made in accordance with the Notes Register, or by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and in Section 2.1(d). The Company shall approve any notation, endorsement or legend on the Notes. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

(c) Denominations. The Notes shall be issuable only in fully registered form in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

(d) Restrictive Legends. Unless and until (i) an Initial Note or an Additional Note issued as a Restricted Note is sold under an effective registration statement or (ii) the Company receives an Opinion of Counsel satisfactory to it to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act:

(1) the Rule 144A Global Note, the Regulation S Global Note and the Institutional Accredited Investor Global Note shall bear the following legend on the face thereof:

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF TOWNSQUARE MEDIA, INC. ("TOWNSQUARE") THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF TOWNSQUARE SO REQUESTS), (ii) TO TOWNSQUARE, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

IN THE CASE OF THE REGULATION S GLOBAL NOTE: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS SECURITY OR AN INTEREST HEREIN, THE HOLDER AND ANY SUBSEQUENT TRANSFEREE HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) THE PURCHASER IS NOT ACQUIRING OR HOLDING SUCH NOTE OR AN INTEREST HEREIN WITH THE ASSETS

OF (A) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) THAT IS SUBJECT TO ERISA, (B) A "PLAN" DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), (C) ANY ENTITY DEEMED TO HOLD "PLAN ASSETS" OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN'S OR PLAN'S INVESTMENT IN SUCH ENTITY OR (D) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO SUCH PROVISIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, "SIMILAR LAWS") OR (II) THE ACQUISITION, HOLDING AND DISPOSITION OF SUCH NOTE OR AN INTEREST HEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR A VIOLATION OF ANY PROVISIONS OF ANY APPLICABLE SIMILAR LAW AND NONE OF TOWNSQUARE, THE INITIAL PURCHASERS, THE TRUSTEE, THE GUARANTORS OR ANY OF THEIR RESPECTIVE AFFILIATES IS A FIDUCIARY OF SUCH HOLDER IN CONNECTION WITH THE ACQUISITION, HOLDING AND DISPOSITION OF SUCH NOTE OR AN INTEREST HEREIN.

(2) the Temporary Regulation S Global Note shall bear the following additional legend on the face thereof:

THIS SECURITY IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT. BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

(3) Each Global Note, whether or not an Initial Note, shall bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(4) Each Accredited Investor Note shall bear the following legend on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS SECURITY OR AN INTEREST HEREIN, THE HOLDER AND ANY SUBSEQUENT TRANSFEREE HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) THE PURCHASER IS NOT ACQUIRING OR HOLDING SUCH NOTE OR AN INTEREST HEREIN WITH THE ASSETS OF (A) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) THAT IS SUBJECT TO ERISA, (B) A "PLAN" DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), (C) ANY ENTITY DEEMED TO HOLD "PLAN ASSETS" OF ANY OF THE FOREGOING BY REASON OF AN

EMPLOYEE BENEFIT PLAN'S OR PLAN'S INVESTMENT IN SUCH ENTITY OR (D) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO SUCH PROVISIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, "SIMILAR LAWS") OR (II) THE ACQUISITION, HOLDING AND DISPOSITION OF SUCH NOTE OR AN INTEREST HEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR A VIOLATION OF ANY PROVISIONS OF ANY APPLICABLE SIMILAR LAW AND NONE OF TOWNSQUARE, THE INITIAL PURCHASERS, THE TRUSTEE, THE GUARANTORS OR ANY OF THEIR RESPECTIVE AFFILIATES IS A FIDUCIARY OF SUCH HOLDER IN CONNECTION WITH THE ACQUISITION, HOLDING AND DISPOSITION OF SUCH NOTE OR AN INTEREST HEREIN.

(e) Book-Entry Provisions. This Section 2.1(e) shall apply only to Global Notes deposited with the Trustee, as custodian for DTC.

(1) Each Global Note initially shall (x) be registered in the name of DTC or the nominee of DTC, (y) be delivered to the Notes Custodian for DTC and (z) bear legends as set forth in Section 2.1(d). Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to DTC, its successors or its respective nominees, except as set forth in Sections 2.1(e)(4) and 2.1(f). If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Notes Custodian will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2) Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Notes Custodian as the custodian of DTC or under such Global Note, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(3) In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to Section 2.1(f) to beneficial owners who are required to hold Definitive Notes, the Notes Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more Definitive Notes of like tenor and amount.

(4) In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 2.1(f), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(5) The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(6) Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (i) the Holder of such Global Note (or its agent) or (ii) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

(f) Definitive Notes. Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes. Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (A) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice, (B) the Company in its sole discretion executes and deliver to the Trustee and Registrar an Officer's Certificate stating that such Global Note shall be so exchangeable or (C) an Event of Default has occurred and is continuing and the Registrar has received a written request from DTC. In the event of the occurrence of any of the events specified in the second preceding sentence or in clause (A), (B) or (C) of the preceding sentence, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes. In addition, any Note transferred to an affiliate (as defined in Rule 405 under the Securities Act) of the Company or evidencing a Note that has been acquired by an affiliate in a transaction or series of transactions not involving any public offering must, until one year after the last date on which either the Company or any affiliate of the Company was an owner of the Note, be in the form of a Definitive Note and bear the legend regarding transfer restrictions in Section 2.1(d). If required to do so pursuant to any applicable law or regulation, beneficial owners may also obtain Definitive Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with DTC's and the Registrar's procedures.

(1) Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(e) shall, except as otherwise provided by Section 2.6(d), bear the applicable legend regarding transfer restrictions applicable to the Global Note set forth in Section 2.1(d).

(2) If a Definitive Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Definitive Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Definitive Note, the Company shall execute, and the Trustee shall authenticate and make available for delivery, to the transferring Holder a new Definitive Note representing the principal amount not so transferred.

(3) If a Definitive Note is transferred or exchanged for another Definitive Note, (x) the Trustee will cancel the Definitive Note being transferred or exchanged, (y) the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more new Definitive Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Definitive Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Definitive Note, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder thereof, one or more Definitive Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Definitive Notes, registered in the name of the Holder thereof.

(4) Notwithstanding anything to the contrary in this Indenture, in no event shall a Definitive Note be delivered upon exchange or transfer of a beneficial interest in the Temporary Regulation S Global Note prior to the end of the Restricted Period.

SECTION 2.2. Execution and Authentication. One Officer shall sign the Notes for the Company by manual, facsimile, pdf or other electronic signature. If the Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized officer of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture. A Note shall be dated the date of its authentication.

At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $550,000,000, (2) subject to the terms of this Indenture, Additional Notes for original issue in an unlimited principal amount, (3) under the circumstances set forth in Section 2.6(e), Initial Notes in the form of an Unrestricted Global Note, in each case upon a written order of the Company signed by one Officer (the "Issuer Order"). Such Issuer Order shall specify whether the Notes will be in the form of Definitive Notes or Global Notes, the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, the Holder of the Notes and whether the Notes are to be Initial Notes or Additional Notes.

The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

In case the Company or any Guarantor, pursuant to Article IV or Section 10.2, as applicable, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or any Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may (but shall not be required), from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate to reflect such successor Person, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon the Issuer Order of the successor Person, shall authenticate and make available for delivery Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

SECTION 2.3. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Notes Register"). The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent and the term "Registrar" includes any co-registrar.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any Guarantor may act as Paying Agent, Registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent for the Notes. The Company may change any Registrar or Paying Agent without prior notice to the Holders, but upon written notice to such Registrar or Paying Agent and to the Trustee; *provided*, *however*, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee and the passage of any waiting or notice periods required by DTC procedures or (ii) written notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

SECTION 2.4. Paying Agent to Hold Money in Trust. By no later than 11:00 a.m. (Eastern time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, premium, if any, or interest on the Notes (whether such assets have been distributed to it by the Company or other obligors on the Notes), shall notify the Trustee in writing of any default by the Company or any Guarantor in making any such payment and shall during the continuance of any default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith deliver to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes together with a full accounting thereof. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds or assets disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company, on its own behalf and on behalf of each of the Guarantors, shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.6. Transfer and Exchange.

(a) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Registrar a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by this Section 2.6. The Registrar will promptly register any transfer or exchange that meets the requirements of this Section 2.6 by noting the same in the Notes Register maintained by the Registrar for the purpose, and no transfer or exchange will be effective until it is registered in such Notes Register. The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section 2.6 and Section 2.1(e) and 2.1(f), as applicable, and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of DTC, Euroclear and Clearstream. The Registrar shall refuse to register any requested transfer or exchange that does not comply with this paragraph.

(b) Transfers of Rule 144A Notes and Institutional Accredited Investor Notes. The following provisions shall apply with respect to any proposed registration of transfer of a Rule 144A Note or an Institutional Accredited Investor Note prior to the date that is one year after the later of the date of its original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date"):

> (1) a registration of transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Note that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; *provided* that no such written representation or other written certification shall be required in connection with the transfer of a beneficial interest in the Rule 144A Global Note to a transferee in the form of a beneficial interest in that Rule 144A Global Note in accordance with this Indenture and the applicable procedures of DTC;

(2) a registration of transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to an IAI or an AI shall be made upon receipt by the Registrar or its agent of a certificate substantially in the form set forth in Section 2.8 or Section 2.10, respectively, from the proposed transferee and the delivery of an Opinion of Counsel, certification and/or other information satisfactory to the Company; and

(3) a registration of transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Registrar or its agent of a certificate substantially in the form set forth in Section 2.9 from the proposed transferee and the delivery of an Opinion of Counsel, certification and/or other information satisfactory to the Company.

(c) Transfers of Regulation S Notes. The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted Period:

(1) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(2) a transfer of a Regulation S Note or a beneficial interest therein to an IAI or an AI shall be made upon receipt by the Registrar or its agent of a certificate substantially in the form set forth in Section 2.8 or Section 2.10, respectively, from the proposed transferee and the delivery of an Opinion of Counsel, certification and/or other information satisfactory to the Company; and

(3) a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Registrar or its agent of a certificate substantially in the form set forth in Section 2.9 hereof from the proposed transferee and receipt by the Registrar or its agent of an Opinion of Counsel, certification and/or other information satisfactory to the Company.

After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred in accordance with applicable law without requiring the certification set forth in Section 2.8, Section 2.9, Section 2.10 or any additional certification.

(d) Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing a Restricted Notes Legend, the Registrar shall deliver Notes that do not bear a Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes bearing a Restricted Notes Legend, the Registrar shall deliver only Notes that bear a Restricted Notes Legend unless (1) an Initial Note is being transferred pursuant to an effective registration statement, (2) Initial Notes are being exchanged for Notes that do not bear the Restricted Notes Legend in accordance with Section 2.6(e) or (3) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(e) Automatic Exchange from Global Note Bearing Restricted Notes Legend to Global Note Not Bearing Restricted Notes Legend. Upon the Company's satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Global Note bearing the Restricted Notes Legend (a "Restricted Global Note") may be automatically exchanged into beneficial interests in a Global Note not bearing the Restricted Notes Legend (an "Unrestricted Global Note") without any action required by or on behalf of the Holder (the "Automatic Exchange") at any time on or after the date that is the 366th calendar day after (1) with respect to the Notes issued on the Issue Date, the Issue Date or (2) with respect to Additional Notes, if any, the issue date of such Additional Notes, or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the "Automatic Exchange Date"). Upon the Company's satisfaction that the

Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, the Company shall (i) provide written notice to DTC and the Trustee at least fifteen (15) calendar days prior to the Automatic Exchange Date, instructing DTC to exchange all of the outstanding beneficial interests in a particular Restricted Global Note to the Unrestricted Global Note, which the Company shall have previously otherwise made eligible for exchange with DTC, (ii) provide prior written notice (the "Automatic Exchange Notice") to each Holder at such Holder's address appearing in the register of Holders at least fifteen (15) calendar days prior to the Automatic Exchange Date (the "Automatic Exchange Notice Date"), which notice must include (w) the Automatic Exchange Date, (x) the section of this Indenture pursuant to which the Automatic Exchange shall occur, (y) the "CUSIP" number of the Restricted Global Note from which such Holder's beneficial interests will be transferred and (z) the "CUSIP" number of the Unrestricted Global Note into which such Holder's beneficial interests will be transferred, and (iii) on or prior to the Automatic Exchange Date, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Company and an Issuer Order requesting the Trustee to authenticate, in an aggregate principal amount equal to the aggregate principal amount of Restricted Global Notes to be exchanged into such Unrestricted Global Notes.

Notwithstanding anything to the contrary in this Section 2.6(e), during the fifteen (15) calendar day period prior to the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.6(e) shall be permitted without the prior written consent of the Company. As a condition to any Automatic Exchange, the Company shall provide, and the Trustee shall be entitled to conclusively rely upon, an Officer's Certificate and Opinion of Counsel to the Company to the effect that the Automatic Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act and that the aggregate principal amount of the particular Restricted Global Note is to be transferred to the particular Unrestricted Global Note by adjustment made on the records of the Trustee, as custodian for DTC to reflect the Automatic Exchange. Upon such exchange of beneficial interests pursuant to this Section 2.6(e), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Restricted Global Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be cancelled following the Automatic Exchange.

(f) Retention of Written Communications. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

(g) Obligations with Respect to Transfers and Exchanges of Notes. To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Company's and Registrar's written request.

No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require the Holder to pay a sum sufficient to cover any transfer tax assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 2.2, 2.6, 2.11, 2.13, 3.5, 5.6 or 9.5).

The Company (and the Registrar) shall not be required to register the transfer of or exchange of any Note (A) for a period beginning (1) 15 calendar days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 calendar days before an interest payment date and ending on such interest payment date or (B) called for redemption, except the unredeemed portion of any Note being redeemed in part.

Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to paragraph 2 of the form of Note attached hereto as Exhibit A) interest on such Note and for all other purposes whatsoever, including without limitation the transfer or exchange of such Note, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(f) shall, except as otherwise provided by Section 2.6(d), bear the applicable legend regarding transfer restrictions applicable to the Definitive Note set forth in Section 2.1(d).

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(h) No Obligation of the Trustee. None of the Trustee, the Collateral Agent or the Registrar shall have any responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee, the Collateral Agent and their agents may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. None of the Trustee, the Collateral Agent or any of their agents shall have any responsibility for any actions taken or not taken by DTC.

SECTION 2.7. Form of Certificate to be Delivered upon Termination of Restricted Period.

[Date]

Townsquare Media, Inc.
One Manhattanville Road, Suite 202
Purchase, NY 10577
Attention: Chief Financial Officer
Facsimile: (800) 301-6408

Wilmington Trust, National Association, as Trustee
1100 North Market Street
Wilmington, DE 19890
Attn: Townsquare Media, Inc. Administrator
Telecopy: 302-636-4149

with a copy to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention: Joshua Korff, Esq.
Marsha Mogilevich, Esq.
Facsimile: (212) 446-4900
Re: Townsquare Media, Inc. (the "Company")

6.875% Senior Secured Notes due 2026 (the "Notes")

Ladies and Gentlemen:

This letter relates to Notes represented by a temporary global Note (the "Temporary Regulation S Global Note"). Pursuant to Section 2.1 of the Indenture dated as of January 6, 2021 relating to the Notes (the "Indenture"), we hereby certify that the persons who are the beneficial owners of $[________] principal amount of Notes represented by the Temporary Regulation S Global Note are persons outside the United States to whom beneficial interests in such Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended. Accordingly, you are hereby requested to issue a Permanent Regulation S Global Note representing the undersigned's interest in the principal amount of Notes represented by the Temporary Regulation S Global Note, all in the manner provided by the Indenture. We certify that we [are] [are not] an Affiliate of the Company.

The Trustee and the Company are entitled to conclusively rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By: ______________________________
Authorized Signature

SECTION 2.8. Form of Certificate to be Delivered in Connection with Transfers to IAIs.

[Date]

Townsquare Media, Inc.
One Manhattanville Road, Suite 202
Purchase, NY 10577
Attention: Chief Financial Officer
Facsimile: (800) 301-6408

Wilmington Trust, National Association, as Trustee
1100 North Market Street
Wilmington, DE 19890
Attn: Townsquare Media, Inc. Administrator
Telecopy: 302-636-4149

Re: Townsquare Media, Inc. (the "Company")

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[_________] principal amount of the 6.875% Senior Secured Notes due 2026 (the "Notes") of TOWNSQUARE MEDIA, INC. (the "Company").

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name: ______________________________

Address: ______________________________

Taxpayer ID Number: ________________________

The undersigned represents and warrants to you that:

1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company were the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company or any Subsidiary thereof, (b) pursuant to an effective registration statement under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a "qualified institutional buyer" under Rule 144A of the Securities Act (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Notes of $250,000 for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company.

3. We [are] [are not] an Affiliate of the Company.

TRANSFEREE:

BY: ____

SECTION 2.9. Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S.

[Date]

Townsquare Media, Inc.
One Manhattanville Road, Suite 202
Purchase, NY 10577

Attention: Chief Financial Officer
Facsimile: (800) 301-6408

Wilmington Trust, National Association, as Trustee
1100 North Market Street
Wilmington, DE 19890
Attn: Townsquare Media, Inc. Administrator
Telecopy: 302-636-4149

Re: Townsquare Media, Inc. (the "Company")

6.875% Senior Secured Notes due 2026 (the "Notes")

Ladies and Gentlemen:

In connection with our proposed sale of $[________] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

(a) the offer of the Notes was not made to a person in the United States;

(b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable; and

(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1), as the case may be.

We also hereby certify that we [are][are not] an Affiliate of the Company and, to our knowledge, the transferee of the Notes [is][is not] an Affiliate of the Company.

The Trustee and the Company are entitled to conclusively rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By: ______________________________
Authorized Signature

SECTION 2.10. Form of Certificate to be Delivered in Connection with Transfers to AIs.

[Date]

Townsquare Media, Inc.
One Manhattanville Road, Suite 202
Purchase, NY 10577
Attention: Chief Financial Officer
Facsimile: (800) 301-6408

Wilmington Trust, National Association, as Trustee
1100 North Market Street
Wilmington, DE 19890
Attn: Townsquare Media, Inc. Administrator
Telecopy: 302-636-4149

Re: Townsquare Media, Inc. (the "Company")

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[_________] principal amount of the 6.875% Senior Secured Notes due 2026 (the "Notes") of TOWNSQUARE MEDIA, INC. (the "Company").

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name: ______________________________

Address: ____________________________

Taxpayer ID Number: _________________

The undersigned represents and warrants to you that:

1. I am an "accredited investor" (as defined in Rule 501(a)(4) under the U.S. Securities Act of 1933, as amended (the "Securities Act")) and I am acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of my investment in the Notes and I invest in or purchase securities similar to the Notes in the normal course of my business. I am able to bear the economic risk of my investment.

2. I understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. I agree on my own behalf to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company were the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company or any Subsidiary thereof, (b) pursuant to an effective registration statement under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person I reasonably believe is a "qualified institutional buyer" under Rule 144A of the Securities Act (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Notes of $200,000 for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act or (f) pursuant to any other available

exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of my property be at all times within my control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company.

6. I understand and acknowledge that upon the issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or state securities laws, the Notes that I acquire will be certificated Notes that will bear, and all certificates issued in exchange therefor or in substitution thereof will bear, a restrictive legend set forth in Section 2.1(d) of the Indenture.

7. I am an Affiliate of the Company.

TRANSFEREE:

BY: ______________________________

SECTION 2.11. Mutilated, Destroyed, Lost or Stolen Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company and the Trustee that such Note has been lost, destroyed or wrongfully taken within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Company and the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser"), (c) satisfies any other reasonable requirements of the Trustee and (d) provides an indemnity bond, as more fully described below; *provided*, *however*, if after the delivery of such replacement Note, a protected purchaser of the Note for which such replacement Note was issued presents for payment or registration such replaced Note, the Trustee and/or the Company shall be entitled to recover such replacement Note from the Person to whom it was issued and delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company or the Trustee in connection therewith. Such Holder shall furnish an indemnity bond sufficient in the judgment of the (i) Trustee to protect the Trustee and (ii) the Company to protect the Company, the Trustee, the Paying Agent and the Registrar, from any loss which any of them may suffer if a Note is replaced, and, in the absence of notice to the Company, any Guarantor or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute, and upon receipt of an Issuer Order, the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.11, the Company may require that such Holder pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel and of the Trustee) in connection therewith.

Subject to the proviso in the initial paragraph of this Section 2.11, every new Note issued pursuant to this Section 2.11, in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, any Guarantor (if applicable) and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.11 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.12. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those paid pursuant to Section 2.11 and those described in this Section 2.12 as not outstanding. A Note does not cease to be outstanding in the event the Company or an Affiliate of the Company holds the Note; *provided*, *however*, that (i) for purposes of determining which are outstanding for consent or voting purposes hereunder, the provisions of Section 13.4 shall apply and (ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Notes are present at a meeting of Holders of Notes for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Notes which a Trust Officer of the Trustee actually knows to be held by the Company or an Affiliate of the Company shall not be considered outstanding.

If a Note is replaced pursuant to Section 2.11 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement pursuant to Section 2.11.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date, money sufficient to pay all principal, premium, if any, and accrued interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.13. Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall, upon receipt of an Issuer Order, authenticate and make available for delivery in exchange therefor, one or more Definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Notes.

SECTION 2.14. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and dispose of such Notes in accordance with its internal policies and customary procedures (subject to the record retention requirements of the Exchange Act and the Trustee). If the Company or any Guarantor acquires any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.14. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by DTC to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

SECTION 2.15. Payment of Interest; Defaulted Interest. Interest on any Note which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the regular record date for such payment at the office or agency of the Company maintained for such purpose pursuant to Section 2.3.

Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall be paid by the Company, at its election, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the "Special Interest Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Section 2.15(a). Thereupon the Company shall fix a record date (the "Special Record Date") for the payment of such Defaulted Interest, which date shall be not more than 20 calendar days and not less than 15 calendar days prior to the Special Interest Payment Date and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such Special Record Date, and in the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 13.1, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the provisions in Section 2.15(b).

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Section 2.15(b), such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.15, each Note delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.16. CUSIP and ISIN Numbers. The Company in issuing the Notes may use "CUSIP" and "ISIN" numbers and, if so, the Trustee shall use "CUSIP and "ISIN" numbers in notices of redemption or purchase as a convenience to Holders; *provided*, *however*, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or purchase shall not be affected by any defect in or omission of such CUSIP and ISIN numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

ARTICLE III

COVENANTS

SECTION 3.1. Payment of Notes. The Company shall promptly pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if by 11:00 a.m. Eastern time on such date the

Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

SECTION 3.2. Limitation on Indebtedness.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); *provided*, *however*, that the Company and any of its Restricted Subsidiaries may Incur Indebtedness (including Acquired Indebtedness) if on the date of such Incurrence and after giving pro forma effect thereto (including pro forma application of the proceeds thereof), the Consolidated Total Leverage Ratio would be no greater than 6.00 to 1.00; *provided*, *further*, that Non-Guarantors may not Incur Indebtedness under this Section 3.2(a) if, after giving pro forma effect to such Incurrence (including a pro forma application of the net proceeds therefrom), more than an aggregate of the greater of (a) $30.0 million and (b) 4.0% of Total Assets of Indebtedness of Non-Guarantors would be outstanding pursuant to this paragraph at such time, together with all Indebtedness of Non-Guarantors pursuant to Section 3.2(b)(5)(x).

(b) The first paragraph of this covenant shall not prohibit the Incurrence of the following Indebtedness (collectively, "Permitted Debt"):

(1) Indebtedness Incurred under any Credit Facility (including letters of credit or bankers' acceptances issued or created under any Credit Facility), and Guarantees in respect of such Indebtedness, up to an aggregate principal amount at the time of Incurrence not exceeding the sum of (a) the greater of $75.0 million and the Borrowing Base and (b) an additional amount, if after giving pro forma effect to the Incurrence of such additional amount and the application of the proceeds therefrom, the Consolidated First Lien Leverage Ratio would be no greater than 4.00 to 1.00 outstanding at any one time, and any Refinancing Indebtedness in respect thereof; *provided* that for purposes of determining the amount of Indebtedness that may be incurred under clause (1)(b), all Indebtedness Incurred under this clause (1) shall be treated as Pari Passu Indebtedness;

(2) Guarantees by the Company or any Restricted Subsidiary of Indebtedness or other obligations of the Company or any Restricted Subsidiary so long as the Incurrence of such Indebtedness or other obligations is not prohibited by the terms of this Indenture;

(3) Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; *provided*, *however*, that:

(a) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary; and

(b) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary;

shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

(4) Indebtedness represented by (a) the Notes (other than any Additional Notes), including any Guarantee thereof, (b) any Indebtedness (other than Indebtedness incurred pursuant to clauses (1) and (4)(a) of this paragraph) outstanding on the Issue Date and any Guarantees thereof, (c) Refinancing Indebtedness Incurred (including, with respect to the Notes and any Guarantee thereof) incurred in respect of any Indebtedness described in this clause (4) or clause (2), (5) or (9) of this Section 3.2(b) or Incurred pursuant to Section 3.2(a), and (d) Management Advances;

(5) Indebtedness of (x) the Company or any Restricted Subsidiary Incurred or issued to finance an acquisition or (y) Persons that are acquired by the Company or any Restricted Subsidiary or merged into, amalgamated or consolidated with the Company or any Restricted Subsidiary in accordance with the terms of this Indenture; *provided* that such Indebtedness is in an aggregate amount not to exceed (i)the greater of $20.0 million and 3.0% of Total Assets at the time of Incurrence, plus (ii) unlimited additional Indebtedness if after giving pro forma effect to such acquisition, merger, amalgamation or consolidation, either:

(a) the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant;

(b) the Consolidated Total Leverage Ratio of the Company and its Restricted Subsidiaries would not be higher than it was immediately prior to such acquisition, merger, amalgamation or consolidation; or

(c) such Indebtedness constitutes Acquired Indebtedness (other than Indebtedness Incurred in contemplation of the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company or a Restricted Subsidiary); *provided*, that, in the case of this clause (c), the only obligors with respect to such Indebtedness shall be those Persons who were obligors of such Indebtedness prior to such acquisition, merger, amalgamation or consolidation;

provided, that the amount of Indebtedness, that may be incurred or issued, as applicable, pursuant to clause (5)(x) by Restricted Subsidiaries that are not Guarantors, together with all Indebtedness incurred by Restricted Subsidiaries that are not Guarantors pursuant to the first paragraph of this covenant, together with any Refinancing Indebtedness of Restricted Subsidiaries that are not Guarantors incurred in respect thereof, shall not exceed, in the aggregate, the greater of $30.0 million and 4.0% of Total Assets;

(6) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(7) (i) Indebtedness (including Capitalized Lease Obligations or Purchase Money Obligations) incurred by the Company or any of its Restricted Subsidiaries to finance or refinance the purchase, lease, expansion, construction, installation, replacement, repair or improvement of property (real or personal), equipment or other assets, including assets that are used or useful in a Similar Business, in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this subclause (i) and then outstanding, does not exceed the greater of (a) $20.0 million and (b) 3.0% of Total Assets at the time of Incurrence, and any Refinancing Indebtedness in respect thereof and (ii) Indebtedness arising out of Sale and Leaseback Transactions not exceeding the greater of (x) $10.0 million and (y) 1.5% of Total Assets at the time of Incurrence;

(8) Indebtedness in respect of (i) workers' compensation claims, health, disability or other employee benefits, property, casualty or liability insurance, self-insurance obligations, customer guarantees, performance, indemnity, surety, judgment, bid, appeal, advance payment (including progress premiums), customs, value added or other tax or other guarantees or other similar bonds, instruments or obligations, completion guarantees and warranties or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business or consistent with past practice; (ii) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or consistent with past practice; (iii) customer deposits and advance payments (including

progress premiums) received from customers for goods or services purchased in the ordinary course of business or consistent with past practice; (iv) letters of credit, bankers' acceptances, discounted bills of exchange, discounting or factoring of receivables or payables for credit management purposes, warehouse receipts, guarantees or other similar instruments or obligations issued or entered into, or relating to liabilities or obligations Incurred in the ordinary course of business or consistent with past practice, (v) Cash Management Obligations; and (vi) Settlement Indebtedness;

(9) Indebtedness arising from agreements providing for guarantees, indemnification, obligations in respect of earn-outs, deferred purchase price or other adjustments of purchase price or, in each case, similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets, a Person (including any Capital Stock of a Subsidiary) or Investment (other than Guarantees of Indebtedness Incurred by any Person acquiring or disposing of such business, assets, Person or Investment for the purpose of financing such acquisition or disposition);

(10) Indebtedness in an aggregate outstanding principal amount which, when taken together the principal amount of all other Indebtedness Incurred pursuant to this clause (10) and then outstanding, will not exceed 100% of the net cash proceeds received by the Company from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock or otherwise contributed to the equity (in each case, other than through the issuance of Disqualified Stock, Designated Preferred Stock or an Excluded Contribution) of the Company, in each case, subsequent to the Issue Date, and any Refinancing Indebtedness in respect thereof; *provided*, *however*, that (i) any such net cash proceeds that are so received or contributed shall not increase the amount available for making Restricted Payments to the extent the Company and its Restricted Subsidiaries Incur Indebtedness in reliance thereon and (ii) any net cash proceeds that are so received or contributed shall be excluded for purposes of Incurring Indebtedness pursuant to this clause (10) to the extent such net cash proceeds or cash have been applied to make Restricted Payments;

(11) Indebtedness of Non-Guarantors in an aggregate amount not to exceed the greater of (a) $20.0 million and (b) 3.0% of Total Assets at the time of Incurrence, and any Refinancing Indebtedness in respect thereof;

(12) (a) Indebtedness issued by the Company or any of its Subsidiaries to any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members)of the Company, any of its Subsidiaries or any Parent Entity (or permitted transferees, assigns, estates, or heirs of such employee, director, officer, manager, contractor, consultant or advisor), in each case to finance the purchase or redemption of Capital Stock of the Company or any Parent Entity that is permitted by Section 3.3 and (b) Indebtedness consisting of obligations under deferred compensation or any other similar arrangements incurred in the ordinary course of business, consistent with past practice or in connection with the Transactions, any Investment or any acquisition (by merger, consolidation, amalgamation or otherwise);

(13) Indebtedness of the Company or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case Incurred in the ordinary course of business or consistent with past practice;

(14) Indebtedness in an aggregate outstanding principal amount which, when taken together the principal amount of all other Indebtedness Incurred pursuant to this clause (14) and then outstanding, will not exceed the greater of (a) $40.0 million and (b) 5.25% of Total Assets and any Refinancing Indebtedness in respect thereof ;

(15) Indebtedness in respect of any Qualified Securitization Financing or any Receivables Facility;

(16) Indebtedness incurred by the Company or any of its Restricted Subsidiaries to the extent that the net proceeds thereof are promptly deposited with the Trustee to satisfy or discharge the Notes or exercise the Company's legal defeasance or covenant defeasance, in each case, in accordance with this Indenture; and

(17) Indebtedness of the Company or any of its Restricted Subsidiaries arising pursuant to any Permitted Intercompany Activities, Permitted Tax Restructuring and related transactions.

(c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 3.2:

(1) in the event that all or any portion of any item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in Sections 3.2(a) and (b), the Company, in its sole discretion, shall classify, and may from time to time reclassify, such item of Indebtedness (or any portion thereof) and only be required to include the amount and type of such Indebtedness in Section 3.2(a) or one of the clauses of Section 3.2(b);

(2) additionally, all or any portion of any item of Indebtedness may later be reclassified as having been Incurred pursuant to any type of Indebtedness described in Section 3.2(a) and (b) so long as such Indebtedness is permitted to be Incurred pursuant to such provision (it being understood that any Indebtedness incurred pursuant to Section 3.2(b) shall cease to be deemed Incurred or outstanding for purposes of such clause but shall be deemed Incurred for the purposes of Section 3.2(a) from and after the first date on which the Company or its Restricted Subsidiaries could have incurred such Indebtedness under Section 3.2(a) without reliance on such clause);

(3) [reserved];

(4) in the case of any Refinancing Indebtedness, when measuring the outstanding amount of such Indebtedness, such amount shall not include the aggregate amount of accrued and unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) Incurred in connection with such refinancing;

(5) Guarantees of, or obligations in respect of letters of credit, bankers' acceptances or other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(6) if obligations in respect of letters of credit, bankers' acceptances or other similar instruments are Incurred pursuant to any Credit Facility and are being treated as Incurred pursuant to any clause of Section 3.2(a) or (b) above and the letters of credit, bankers' acceptances or other similar instruments relate to other Indebtedness, then such other Indebtedness shall not be included;

(7) the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(8) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness;

(9) for all purposes under this Indenture, including for purposes of calculating the Consolidated Secured Leverage Ratio or the Consolidated Total Leverage Ratio, as applicable, in connection with the incurrence, issuance or assumption of any Indebtedness pursuant to Section 3.2(a) or (b) above or the incurrence or creation of any Lien pursuant to the definition of "Permitted Liens," the Company may elect, at its option, to treat all or any portion of the committed amount of any Indebtedness (and the issuance and creation of letters of credit and bankers' acceptances thereunder) which is to be incurred (or any commitment in respect thereof) or secured by such Lien, as the case may be (any such committed amount elected until revoked as described below, the "Reserved Indebtedness Amount"), as being incurred as of such election date, and, if the Consolidated Secured Leverage Ratio, the Consolidated Total Leverage Ratio or other

provision of this Indenture, as applicable, is complied with (or satisfied) with respect thereto on such election date, any subsequent borrowing or reborrowing thereunder (and the issuance and creation of letters of credit and bankers' acceptances thereunder) will be deemed to be permitted under this covenant or the definition of "Permitted Liens," as applicable, whether or not the Consolidated Secured Leverage Ratio, the Consolidated Total Leverage Ratio or other provision of this Indenture, as applicable, at the actual time of any subsequent borrowing or reborrowing (or issuance or creation of letters of credit or bankers' acceptances thereunder) is complied with (or satisfied) for all purposes (including as to the absence of any continuing Default or Event of Default) and such Reserved Indebtedness Amount shall be deemed to be incurred on such election date and outstanding for all purposes under this Indenture until such time as such election is revoked; provided that upon any such revocation by the Company, such committed amount shall no longer be treated as a Reserved Indebtedness Amount hereunder;

(10) [reserved];

(11) notwithstanding anything in this Section 3.2 to the contrary, in the case of any Indebtedness incurred to refinance Indebtedness initially incurred in reliance on a clause of the second paragraph of this covenant measured by reference to a percentage of Total Assets at the time of incurrence, if such refinancing would cause the percentage of Total Assets restriction to be exceeded if calculated based on the percentage of Total Assets on the date of such refinancing, such percentage of Total Assets restriction shall not be deemed to be exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus accrued and unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such refinancing; and

(12) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock or the reclassification of commitments or obligations not treated as Indebtedness due to a change in GAAP, will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 3.2.

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 3.2, the Company shall be in default of this Section 3.2).

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt; *provided*, that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (a) the principal amount of such Indebtedness being refinanced plus (b) the aggregate amount of accrued and unpaid interest, premiums (including tender premiums) defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such refinancing.

Notwithstanding any other provision of this Section 3.2, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may incur pursuant to this Section 3.2 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

The Company shall not, and shall not permit any Guarantor to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor's Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor, as the case may be; *provided* that not Indebtedness will be deemed to be subordinated or junior in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of being secured on a junior priority basis or being unsecured. This Indenture shall not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral or is secured by different collateral or because it is guaranteed by different obligors.

SECTION 3.3. Limitation on Restricted Payments.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1) declare or pay any dividend or make any distribution on or in respect of the Company's or any Restricted Subsidiary's Capital Stock (including any such payment in connection with any merger or consolidation involving the Company or any of the Restricted Subsidiaries) except:

(a) dividends, payments or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and

(b) dividends, payments or distributions payable to the Company or a Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to holders of its Capital Stock other than the Company or another Restricted Subsidiary on no more than a *pro rata* basis);

(2) purchase, repurchase, redeem, retire or otherwise acquire or retire for value any Capital Stock of the Company or any Parent Entity held by Persons other than the Company or a Restricted Subsidiary;

(3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than (i) any such purchase, repurchase, redemption, defeasance or other acquisition or retirement in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement and (ii) any Indebtedness Incurred pursuant to Section 3.2(b)(3)); or

(4) make any Restricted Investment;

(any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) above are referred to herein as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(A) an Event of Default shall have occurred and be continuing (or would immediately thereafter result therefrom); or

(B) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 3.2(a) immediately after giving effect, on a pro forma basis, to such Restricted Payment; or

(C) the aggregate amount of such Restricted Payment and all other Restricted Payments made subsequent to the Issue Date (and not returned or rescinded) (including Permitted Payments made pursuant

to Section 3.3(b)(1) (without duplication) and (7), but excluding all other Restricted Payments permitted by Section 3.3(b)) would exceed the sum of (without duplication):

(1) 50% of Consolidated Net Income for the period (treated as one accounting period) from the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements are available (which may be internal financial statements) (which amount in this clause (1) shall not be less than zero);

(2) 100% of the aggregate amount of cash, and the fair market value of property or assets or marketable securities, received by the Company from the issue or sale of its Capital Stock or as the result of a merger or consolidation with another Person subsequent to the Issue Date or otherwise contributed to the equity (in each case other than through the issuance of Disqualified Stock or Designated Preferred Stock) of the Company or a Restricted Subsidiary (including the aggregate principal amount of any Indebtedness of the Company or a Restricted Subsidiary contributed to the Company or a Restricted Subsidiary for cancellation) or that becomes part of the capital of the Company or a Restricted Subsidiary through consolidation or merger subsequent to the Issue Date (other than (x) net cash proceeds or property or assets or marketable securities received from an issuance or sale of such Capital Stock to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of their employees to the extent funded by the Company or any Restricted Subsidiary, (y) cash or property or assets or marketable securities to the extent that any Restricted Payment has been made from such proceeds in reliance on Section 3.3(b)(6) and (z) Excluded Contributions);

(3) 100% of the aggregate amount of cash, and the fair market value of property or assets or marketable securities, received by the Company or any Restricted Subsidiary from the issuance or sale (other than to the Company or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of their employees to the extent funded by the Company or any Restricted Subsidiary) by the Company or any Restricted Subsidiary subsequent to the Issue Date of any Indebtedness, Disqualified Stock or Designated Preferred Stock that has been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock or Designated Preferred Stock) *plus*, without duplication, the amount of any cash, and the fair market value of property or assets or marketable securities, received by the Company or any Restricted Subsidiary upon such conversion or exchange;

(4) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property received by means of: (i) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of, or other returns on Investment from, Restricted Investments made by the Company or the Restricted Subsidiaries and repurchases and redemptions of, or cash distributions or cash interest received in respect of, such Investments from the Company or the Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Company or the Restricted Subsidiaries, in each case after the Issue Date or (ii) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a dividend, payment or distribution from an Unrestricted Subsidiary (other than to the extent of the amount of the Investment that constituted a Permitted Investment and will increase the amount available under the applicable clause of the definition of "Permitted Investment") or a dividend from a Person that is not a Restricted Subsidiary after the Issue Date; and

(5) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary after the Issue Date, the fair mar-

ket value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined in good faith by the Company, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation or consolidation or transfer of assets (after taking into consideration any Indebtedness associated with the Unrestricted Subsidiary so designated or merged, amalgamated or consolidated or Indebtedness associated with the assets so transferred), other than to the extent of the amount of the Investment that constituted a Permitted Investment.

(b) The foregoing provisions of Section 3.3(a) will not prohibit any of the following (collectively, "Permitted Payments"):

(1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture or the redemption, repurchase or retirement of Indebtedness if, at the date of any redemption notice, such payment would have complied with the provisions of this Indenture as if it were and is deemed at such time to be a Restricted Payment at the time of such notice;

(2) (a) any prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition of Capital Stock, including any accrued and unpaid dividends thereon ("Treasury Capital Stock") or Subordinated Indebtedness made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock or Designated Preferred Stock) or a contribution to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock or through an Excluded Contribution) of the Company ("Refunding Capital Stock"), (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of Refunding Capital Stock and (c) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (13) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Capital Stock of a Parent Entity) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) any prepayment, purchase, repurchase, exchange, redemption, defeasance, discharge, retirement or other acquisition of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness permitted to be Incurred pursuant to Section 3.2;

(4) any prepayment, purchase, repurchase, exchange redemption, defeasance, discharge, retirement or other acquisition of Preferred Stock of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Preferred Stock of the Company or a Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 3.2;

(5) any prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition of Subordinated Indebtedness or Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary:

(a) from net cash proceeds to the extent permitted under Section 3.5, but only if the Company shall have first complied with the terms described under Section 3.5 and purchased all Notes tendered pursuant to any offer to repurchase all the Notes re-

quired thereby, prior to prepaying, purchasing, repurchasing, redeeming, defeasing, discharging, retiring or otherwise acquiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock; or

(b) to the extent required by the agreement governing such Subordinated Indebtedness, Disqualified Stock or Preferred Stock following the occurrence of (i) a Change of Control (or other similar event described therein as a "change of control") or (ii) an Asset Disposition (or other similar event described therein as an "asset disposition" or "asset sale"), but only if the Company shall have first complied with Section 3.5 or Section 3.9, as applicable, and purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock; or

(c) consisting of Acquired Indebtedness (other than Indebtedness Incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company or a Restricted Subsidiary or (B) otherwise in connection with or contemplation of such acquisition);

(6) a Restricted Payment to pay for the prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition of Capital Stock of the Company or any Parent Entity held by any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company, any of its Subsidiaries or any Parent Entity (or permitted transferees, assigns, estates, trusts or heirs of such employee, director, officer, manager, contractor, consultant or advisor or their respective Controlled Investment Affiliates or Immediate Family Members) pursuant to any management equity plan, stock option plan, phantom equity plan or any other management, employee benefit or other compensatory plan or agreement (and any successor plans or arrangements thereto), employment, termination or severance agreement, or any stock subscription or equityholder agreement (including, for the avoidance of doubt, any principal and interest payable on any Indebtedness issued by the Company or any Parent Entity in connection with such prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition), including any Capital Stock rolled over, accelerated or paid out by or to any employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company, any of its Subsidiaries or any Parent Entity in connection with any transaction; *provided*, *however*, that the aggregate Restricted Payments made under this clause (6) do not exceed the greater of $10.0 million and 1.50% of Total Assets in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of the greater of $20.0 million and 3.0% of Total Assets in any calendar year); *provided*, *further*, that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Capital Stock (other than Disqualified Stock of the Company and, to the extent contributed to the capital of the Company, the cash proceeds from the sale of Capital Stock of any Parent Entity, in each case, to any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company, any of its Subsidiaries or any Parent Entity that occurred after the Issue Date, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of Section 3.3(a)(C); *plus*

(b) the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries (or any Parent Entity to the extent contributed to the Company) after the Issue Date; *less*

(c) the amount of any Restricted Payments made in previous calendar years pursuant to clauses (a) and (b) of this clause (6);

provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by subclauses (a) and (b) of this clause in any fiscal year; *provided*, *further*, that (x) cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from any future, present or former employee director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members)of the Company or its Restricted Subsidiaries or any Parent Entity in connection with a repurchase of Capital Stock of the Company or any Parent Entity and (y) the repurchase of Capital Stock deemed to occur upon the exercise of options, warrants or similar instruments if such Capital Stock represents all or a portion of the exercise price thereof and payments, in lieu of the issuance of fractional shares of such Capital Stock or withholding to pay withholding or similar taxes payable in connection therewith, in the case of each of the foregoing clauses (x) and (y),will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Indenture;

(7) the declaration and payment of dividends on Disqualified Stock of the Company or any of its Restricted Subsidiaries or Preferred Stock of a Restricted Subsidiary, issued in accordance with Section 3.2;

(8) payments made or expected to be made by the Company or any Restricted Subsidiary in respect of withholding or similar taxes payable in connection with the exercise or vesting of Capital Stock or any other equity award by any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) (or permitted transferees, assigns, estates, or heirs of such employee, director, contractor, consultant or advisor or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company or any Restricted Subsidiary or any Parent Entity and purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise, conversion or exchange of stock options, warrants, equity-based awards or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof or payments in respect of withholding or similar taxes payable upon exercise or vesting thereof;

(9) dividends, loans, advances or distributions to any Parent Entity or other payments by the Company or any Restricted Subsidiary in amounts equal to (without duplication):

(a) the amounts required for any Parent Entity to (i) pay any Parent Entity Expenses or (ii) pay or distribute any Related Taxes; and

(b) amounts constituting or to be used for purposes of making payments to the extent specified in Sections 3.8(b)(2), (3), (5), (11), (12), (13), (15) and (19);

(10) [reserved];

(11) so long as no Event of Default has occurred and is continuing (or would result therefrom) and the Liquidity Amount, calculated on a pro forma basis after giving effect to any Restricted Payment made pursuant to this clause (11), is not less than $20.0 million, purchases, redemptions, defeasances or other acquisitions or retirement for value of, the Company's common stock (or a Restricted Payment to any direct or indirect parent of the Company to fund such company's purchase, redemption, defeasance or other acquisition or retirement for value of such company's common stock) in an amount not to exceed the greater of $60.0 million and 8.0% of Total Assets;

(12) payments by the Company, or loans, advances, dividends or distributions to any Parent Entity to make payments, to holders of Capital Stock of the Company or any Parent Entity in lieu of the issuance of fractional shares of such Capital Stock; *provided*, *however*, that any such payment, loan, advance, dividend or distribution shall not be for the purpose of evading any limitation of this covenant or otherwise to facilitate any dividend or other return of capital to the holders of such Capital Stock (as determined in good faith by the Company);

(13) Restricted Payments that are made (a) in an amount not to exceed the amount of Excluded Contributions or (b) in an amount equal to the amount of net cash proceeds from an asset sale or disposition in respect of property or assets acquired, if the acquisition of such property or assets was financed with Excluded Contributions;

(14) (i) the declaration and payment of dividends on Designated Preferred Stock of the Company or any of its Restricted Subsidiaries issued after the Issue Date; and (ii) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock; *provided*, *however*, that, in the case of the foregoing sub-clause (i), the amount of dividends paid to a Person pursuant to this clause (14) shall not exceed the cash proceeds received by the Company or the aggregate amount contributed in cash to the equity of the Company (other than through the issuance of Disqualified Stock or an Excluded Contribution of the Company), from the issuance or sale of such Designated Preferred Stock; *provided*, *further*, in the case of the foregoing sub-clauses (i) and (ii), that for the most recently ended four fiscal quarters for which consolidated financial statements are available (which may, at the Company's election, be internal financial statements) immediately preceding the date of issuance of such Designated Preferred Stock or declaration of such dividends on such Refunding Capital Stock, after giving effect to such payment on a pro forma basis, the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 3.2(a);

(15) distributions, by dividend or otherwise, or other transfer or disposition of shares of Capital Stock of, or equity interests in, an Unrestricted Subsidiary, or Indebtedness owed to the Company or a Restricted Subsidiary by an Unrestricted Subsidiary, in each case, other than Unrestricted Subsidiaries, substantially all of the assets of which are cash and Cash Equivalents or proceeds thereof;

(16) distributions or payments of Securitization Fees, sales contributions and other transfers of Securitization Assets or Receivables Assets and purchases of Securitization Assets or Receivables Assets pursuant to a Securitization Repurchase Obligation, in each case in connection with a Qualified Securitization Financing or Receivables Facility;

(17) any Restricted Payment made in connection with the Transactions and any fees, costs and expenses (including all legal, accounting and other professional fees, costs and expenses) related thereto, including Transaction Expenses, or used to fund amounts owed to Affiliates in connection with the Transactions (including dividends to any Parent Entity to permit payment by such Parent Entity of such amounts);

(18) so long as no Event of Default has occurred and is continuing (or would result therefrom), (i) Restricted Payments (including loans or advances) in an aggregate amount outstanding at the time made not to exceed the greater of $35.0 million and 4.6% of Total Assets at such time, and (ii) any Restricted Payments, so long as, immediately after giving pro forma effect to the payment of any such Restricted Payment and the Incurrence of any Indebtedness the net proceeds of which are used to make such Restricted Payment, the Consolidated Total Leverage Ratio shall be no greater than 4.00 to 1.00;

(19) mandatory redemptions of Disqualified Stock issued as a Restricted Payment or as consideration for a Permitted Investment;

(20) payments or distributions to dissenting stockholders pursuant to applicable law (including in connection with, or as a result of, exercise of dissenters' or appraisal rights and the settlement of any claims or action (whether actual, contingent or potential)), pursuant to or in connection with a merger, amalgamation, consolidation or transfer of assets that complies with Article IV; and

(21) any Restricted Payment made in connection with a Permitted Intercompany Activity, Permitted Tax Restructuring or related transactions.

For purposes of determining compliance with this Section 3.3, in the event that a Restricted Payment or Investment (or portion thereof) meets the criteria of more than one of the categories of Permitted Payments described in clauses (1) through (21) above, or is permitted pursuant to Section 3.3(a) and/or one or more of the clauses contained in the definition of "Permitted Investment," the Company will be entitled to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such Restricted Payment or Investment (or portion thereof) in any manner that complies with this Section 3.3, including as an Investment pursuant to one or more of the clauses contained in the definition of "Permitted Investment."

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount, and the fair market value of any non-cash Restricted Payment, property or assets other than cash shall be determined conclusively by the Company acting in good faith.

If the Company or a Restricted Subsidiary makes a Restricted Payment which at the time of the making of such Restricted Payment would in the good faith determination of the Company be permitted under the provisions of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income or Consolidated EBITDA of the Company for any period.

For the avoidance of doubt, this Section 3.3 shall not restrict the making of, or dividends or other distributions in amounts sufficient to make, any "AHYDO catch-up payment" with respect to any Indebtedness of any Parent Entity, the Company or any of its Restricted Subsidiaries permitted to be incurred under this Indenture.

SECTION 3.4. Limitation on Restrictions on Distributions from Restricted Subsidiaries.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions in cash or otherwise on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary;

(2) make any loans or advances to the Company or any Restricted Subsidiary; or

(3) sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary;

provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed to constitute such an encumbrance or restriction.

(b) The provisions of Section 3.4(a) shall not prohibit:

(1) any encumbrance or restriction pursuant to (i) any Credit Facility or (ii) any other agreement or instrument in effect at or entered into on the Issue Date;

(2) any encumbrance or restriction pursuant to the Note Documents and any of the Intercreditor Agreements;

(3) any encumbrance or restriction pursuant to applicable law, rule, regulation or order;

(4) any encumbrance or restriction pursuant to an agreement or instrument of a Person or relating to any Capital Stock or Indebtedness of a Person, entered into on or before the date on which such Person was acquired by or merged, consolidated or otherwise combined with or into the Company or any Restricted Subsidiary, or was designated as a Restricted Subsidiary or on which such agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Company or was merged, consolidated or otherwise combined with or into the Company or any Restricted Subsidiary or entered into in contemplation of or in connection with such transaction) and outstanding on such date; *provided* that, for the purposes of this clause (4), if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by the Company or any Restricted Subsidiary when such Person becomes the Successor Company;

(5) any encumbrance or restriction: (i) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or agreement, or the assignment or transfer of any lease, license or other contract or agreement; (ii) contained in mortgages, pledges, charges or other security agreements permitted under this Indenture or securing Indebtedness of the Company or a Restricted Subsidiary permitted under this Indenture to the extent such encumbrances or restrictions restrict the transfer or encumbrance of the property or assets subject to such mortgages, pledges, charges or other security agreements; (iii) contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Company or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business or consistent with past practice; *provided* that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary; or (iv) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

(6) any encumbrance or restriction pursuant to Purchase Money Obligations and Capitalized Lease Obligations permitted under this Indenture, in each case, that impose encumbrances or restrictions on the property so acquired;

(7) any encumbrance or restriction imposed pursuant to an agreement entered into for the direct or indirect sale or disposition to a Person of all or substantially all the Capital Stock or assets of the Company or any Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(8) customary provisions in leases, licenses, equityholder agreements, joint venture agreements, organizational documents and other similar agreements and instruments;

(9) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order, or required by any regulatory authority;

(10) any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business or consistent with past practice;

(11) any encumbrance or restriction pursuant to Hedging Obligations;

(12) other Indebtedness of Foreign Subsidiaries permitted to be Incurred or issued subsequent to the Issue Date pursuant to Section 3.2 that impose restrictions solely on the Foreign Subsidiaries party thereto or their Subsidiaries;

(13) restrictions created in connection with any Qualified Securitization Financing or Receivables Facility that, in the good faith determination of the Company, are necessary or advisable to effect such Securitization Facility or Receivables Facility;

(14) any encumbrance or restriction arising pursuant to an agreement or instrument (which, if it relates to any Indebtedness, shall only be permitted if such Indebtedness is permitted to be Incurred pursuant to Section 3.2) if (i) the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders than in comparable financings (as determined in good faith by the Company) or (ii) either (A) the Company determines at the time of entry into such agreement or instrument that such encumbrances or restrictions will not adversely affect, in any material respect, the Company's ability to make principal or interest payments on the Notes or (B) such encumbrance or restriction applies only during the continuance of a default in respect of a payment relating to such agreement or instrument;

(15) any encumbrance or restriction existing by reason of any lien permitted under Section 3.6; or

(16) any encumbrance or restriction pursuant to an agreement or instrument effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise refinances, an agreement or instrument referred to in the clauses above of this Section 3.4(b) or this clause (16) (an "Initial Agreement") or contained in any amendment, supplement or other modification to an agreement referred to in the clauses above of this Section 3.4(b) or this clause (16); *provided*, *however*, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are no less favorable in any material respect to the Holders taken as a whole than the encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such refinancing or amendment, supplement or other modification relates (as determined in good faith by the Company).

SECTION 3.5. Limitation on Sales of Assets and Subsidiary Stock.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1) the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Company, of the shares and assets subject to such Asset Disposition (including, for the avoidance of doubt, if such Asset Disposition is a Permitted Asset Swap);

(2) in any such Asset Disposition, or series of related Asset Dispositions (except to the extent the Asset Disposition is a Permitted Asset Swap), with a purchase price in excess of the greater of $25.0 million and 3.5% of Total Assets, at least 75% of the consideration from such Asset Disposition, together with all other Asset Dispositions since the Issue Date (on a cumulative basis), (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(3) within 540 days from the later of (A) the date of such Asset Disposition and (B) the receipt of the Net Available Cash from such Asset Disposition (as may be extended by an Acceptable Commitment or a Second Commitment as set forth below, the "Proceeds Application Period"), an amount equal to 100% of the Net Available Cash from such acquisition (the "Applicable Proceeds") is applied, to the extent the Company or any Restricted Subsidiary, as the case may be, elects:

(a) (x) to the extent such Net Available Cash are from an Asset Disposition of Notes Priority Collateral (i) to reduce, prepay, repay or purchase any Additional First Lien Obligations

or any Refinancing Indebtedness in respect thereof, (ii) to make an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to redeem Notes as described under Section 5.7 or purchase Notes through open-market purchases or in privately negotiated transactions or (iii) to reduce, prepay, repay or purchase any Indebtedness of a Non-Guarantor (in each case, other than Indebtedness owed to the Company or any Restricted Subsidiary); *provided*, *however*, that, in connection with any reduction, prepayment, repayment or purchase of Indebtedness pursuant to this clause (a)(x), the Company or such Restricted Subsidiary will retire such Indebtedness and, with respect to revolving commitments, will cause the related commitment to be reduced in an amount equal to the principal amount so reduced, prepaid, repaid or purchased; *provided*, *further*, that, to the extent the Company redeems, repays or repurchases Additional First Lien Obligations pursuant to clause (i), the Company shall equally and ratably reduce Obligations under the Notes pursuant to Section 5.7, through open-market purchases or by making an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders to purchase their Notes at a purchase price equal to or higher than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid or (y) to the extent such Net Available Cash are from an Asset Disposition of ABL Priority Collateral, (i) to repay Obligations under any ABL Credit Agreement or any Refinancing Indebtedness in respect thereof, (ii) to reduce, prepay, repay or purchase any Additional First Lien Obligations, (iii) to make an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to redeem Notes pursuant to Section 5.7, or purchase Notes through open-market purchases or in privately negotiated transactions or (iv) to reduce, prepay, repay or purchase any Indebtedness of a Non-Guarantor (in each case, other than Indebtedness owed to the Company or any Restricted Subsidiary); *provided*, *however*, that, in connection with any reduction, prepayment, repayment or purchase of Indebtedness pursuant to this clause (a)(y), the Company or such Restricted Subsidiary will retire such Indebtedness and, with respect to revolving commitments, will cause the related commitment (other than obligations in respect of any asset-based credit facility to the extent the assets sold or otherwise disposed of in connection with such Asset Disposition constituted "borrowing base assets") to be reduced in an amount equal to the principal amount so reduced, prepaid, repaid or purchased; *provided further* that, to the extent the Company redeems, repays or repurchases Additional First Lien Obligations pursuant to clause (ii) above, the Company shall equally and ratably reduce Obligations under the Notes as provided under Section 5.7, through open-market purchases or by making an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders to purchase their Notes at a purchase price equal to or higher than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid;

(b) (i) to invest (including capital expenditures) in or commit to invest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary); or (ii) to invest (including capital expenditures) in any one or more businesses, properties or assets that replace the businesses, properties and/or assets that are the subject of such Asset Disposition, with any such investment made by way of a capital or other lease valued at the present value of the minimum amount of payments under such lease (as reasonably determined by the Company); *provided*, *however*, that a binding agreement shall be treated as a permitted application of Applicable Proceeds from the date of such commitment with the good faith expectation that an amount equal to Applicable Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an "Acceptable Commitment") and, in the event that any Acceptable Commitment is later cancelled or terminated for any reason before such amount is applied in connection therewith, the Company or such Restricted Subsidiary enters into another Acceptable Commitment (a "Second Commitment") within 180 days of such cancellation or termination; or

(c) any combination of the foregoing;

provided that (1) pending the final application of the amount of any such Applicable Proceeds pursuant to this covenant, the Company or the applicable Restricted Subsidiaries may apply such Applicable Proceeds temporarily to reduce Indebtedness (including under the Credit Facilities) or otherwise apply such Applicable Proceeds in any manner not prohibited by this Indenture, and (2) the Company (or any Restricted Subsidiary, as the case may be) may

elect to invest in Additional Assets prior to receiving the Applicable Proceeds attributable to any given Asset Disposition (*provided* that such investment shall be made no earlier than the earliest of notice to the Trustee of the relevant Asset Disposition, execution of a definitive agreement for the relevant Asset Disposition, and consummation of the relevant Asset Disposition) and deem the amount so invested to be applied pursuant to and in accordance with clause (3)(b) above with respect to such Asset Disposition.

(b) If, with respect to any Asset Disposition, at the expiration of the Proceeds Application Period with respect to such Asset Disposition, there remains Applicable Proceeds in excess of the greater of $15.0 million and 2.0% of Total Assets (such amount of Applicable Proceeds that are less than or equal to the greater of $15.0 million and 2.0% of Total Assets, "Declined Excess Proceeds," and such amount of Applicable Proceeds that are in excess of the greater of $15.0 million and 2.0% of Total Assets, "Excess Proceeds"), then subject to the limitations with respect to Foreign Dispositions set forth below, the Company shall make an offer (an "Asset Disposition Offer") no later than ten business days after the expiration of the Proceeds Application Period to all Holders of Notes and, if required by the terms of any Additional First Lien Obligations, to all holders of such Additional First Lien Obligations, to purchase the maximum principal amount of such Notes and Additional First Lien Obligations, as appropriate, on a pro rata basis, that may be purchased out of such Excess Proceeds, if any, at an offer price, in the case of the Notes, in cash in an amount equal to 100% of the principal amount thereof (or in the event such other Indebtedness was issued with original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, if any (or such lesser price with respect to Additional First Lien Obligations, if any, as may be provided by the terms of such other Indebtedness), to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture and the agreement governing the Additional First Lien Obligations, as applicable, in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. Notices of an Asset Disposition Offer shall be sent by first class mail or sent electronically, at least 10 days but not more than 60 days before the purchase date to each Holder of the Notes at such Holder's registered address or otherwise in accordance with the applicable procedures of DTC, with a copy to the Trustee. The Company may satisfy the foregoing obligation with respect to the Applicable Proceeds by making an Asset Disposition Offer prior to the expiration of the Proceeds Application Period (the "Advance Offer") with respect to all or a part of the Applicable Proceeds (the "Advance Portion") in advance of being required to do so by this Indenture.

(c) To the extent that the aggregate amount (or accreted value, as applicable) of Notes and, if applicable, any other Additional First Lien Obligations validly tendered or otherwise surrendered in connection with an Asset Disposition Offer made with Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion) is less than the amount offered in an Asset Disposition Offer, the Company may include any remaining Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion) in Declined Excess Proceeds, and use such Declined Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount (or accreted value, as applicable) of the Notes or, if applicable, Additional First Lien Obligations validly tendered pursuant to any Asset Disposition Offer exceeds the amount of Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion), the Company shall allocate the Excess Proceeds among the Notes and Additional First Lien Obligations to be purchased on a pro rata basis on the basis of the aggregate principal amount (or accreted value, as applicable) of tendered Notes and Additional First Lien Obligations; provided that no Notes or other Additional First Lien Obligations will be selected and purchased in an unauthorized denomination. Upon completion of any Asset Disposition Offer, the amount of Applicable Proceeds and Excess Proceeds shall be reset at zero.

(d) To the extent that any portion of the Net Available Cash payable in respect of the Notes is denominated in a currency other than Dollars, the amount thereof payable in respect of the Notes shall not exceed the net amount of funds in Dollars that is actually received by the Company upon converting such portion into Dollars.

(e) Notwithstanding any other provisions of this Section 3.5, (i) to the extent that any of the Net Available Cash of any Asset Disposition received or deemed to be received by a Foreign Subsidiary (a "Foreign Disposition") is (x) prohibited or delayed by applicable local law, (y) restricted by applicable organizational documents or any agreement or (z) subject to other onerous organizational or administrative impediments, in each case, from being repatriated to the United States, the portion of such Net Available Cash so affected will not be required to be applied in compliance with this covenant, so long, but only so long, as the applicable local law, documents or agreements will not permit repatriation to the United States (the Company hereby agreeing to use reasonable efforts (as determined in the Company's reasonable business judgment) to otherwise cause the applicable Foreign Subsidiary to within one year following the date on which the respective payment would otherwise have been required,

promptly take all commercially reasonable actions required by the applicable local law, applicable organizational impediments, documents, agreements or other impediments to permit such repatriation), and if within one year following the date on which the respective payment would otherwise have been required, such repatriation of any such affected Net Available Cash is permitted under the applicable local law, applicable organizational impediment, document, agreement or other impediment, an amount equal to such affected Net Available Cash will be promptly (and in any event not later than five Business Days after such repatriation would be permitted to be made) applied (net of additional Taxes that would be payable or reserved against as a result of repatriating such amounts, whether or not repatriation actually occurs) in compliance with this covenant and (ii) to the extent that the Company has determined in good faith that repatriation of, or an obligation to repatriate, any of or all the Net Available Cash of any Foreign Disposition, or the obligation to so repatriate, could reasonably be expected to have an adverse Tax consequence (which for the avoidance of doubt, includes, but is not limited to, any repatriation whereby doing so the Company, any of its Subsidiaries, any Parent Entity or any of their respective affiliates and/or direct or indirect equity owners would incur a Tax liability, including receipt of a Tax dividend, dividend or deemed dividend for Tax purposes or a withholding Tax) with respect to such Net Available Cash, an amount equal to the Net Available Cash so affected will not be required to be applied in compliance with this covenant. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default.

(f) For the purposes of Section 3.5(a)(2) hereof, the following will be deemed to be cash:

(1) the assumption by the transferee of Indebtedness or other liabilities, contingent or otherwise, of the Company or a Restricted Subsidiary (other than Subordinated Indebtedness of the Company or a Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness or other liability in connection with such Asset Disposition;

(2) securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash and Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Disposition;

(3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Asset Disposition;

(4) consideration consisting of Indebtedness of the Company (other than Subordinated Indebtedness) received after the Issue Date from Persons who are not the Company or any Restricted Subsidiary; and

(5) any Designated Non-Cash Consideration received by the Company or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (5) that is at that time outstanding, not to exceed the greater of $20.0 million and 3.0% of Total Assets with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(g) To the extent that the provisions of any securities laws or regulations, including Rule 14e-1 under the Exchange Act, conflict with the provisions of this Indenture, the Company shall not be deemed to have breached its obligations described in this Indenture by virtue of compliance thereof.

(h) The provisions of this Indenture relative to the Company's obligation to make an offer to repurchase the Notes as a result of an Asset Disposition may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

SECTION 3.6. Limitation on Liens. The Company shall not, and shall not permit any Guarantor to, directly or indirectly, create or Incur any Lien (except Permitted Liens) (each, an "Initial Lien") that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Company or any Guarantor, unless:

(1) in the case of Initial Liens on any Collateral, such Lien is a Permitted Lien; or

(2) in the case of Initial Liens on any asset or property that is not Collateral, (i) the Notes (or a Guarantee in the case of Liens of a Guarantor) are equally and ratably secured, with (or on a senior basis to, in the case such Initial Lien secures any Subordinated Indebtedness) the obligations secured by such Initial Lien until such time as such obligations are no longer secured by a Lien or (ii) such Initial Lien is a Permitted Lien, except that the foregoing shall not apply to Liens securing the Notes issued on the Issue Date and the related Guarantees.

Any Lien created for the benefit of the Holders pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The "Increased Amount" of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

SECTION 3.7. Future Guarantors; Limitation on Guarantees.

(a) If, after the Issue Date, (x) the Company or any Restricted Subsidiary forms, acquires or redesignates any Wholly Owned Domestic Restricted Subsidiary that is not an Excluded Subsidiary, (y) any Wholly Owned Domestic Restricted Subsidiary that was an Excluded Subsidiary ceases to be an Excluded Subsidiary, or (z) any Wholly Owned Domestic Restricted Subsidiary that is not an Excluded Subsidiary Guarantees the payment of (i) any Credit Facility incurred pursuant to Section 3.2(b)(1) or (ii) capital markets debt securities, in each case of the Company or any Guarantor, then:

(1) such Restricted Subsidiary within 60 days shall (i) execute and deliver a supplemental indenture to this Indenture substantially in the form of Exhibit B hereto providing for a Guarantee by such Restricted Subsidiary and (ii) execute and deliver joinders to the Collateral Documents or new Collateral Documents with respect to its assets and shall take all actions required under this Indenture and the Collateral Documents to perfect the Liens securing the Notes Obligations, except that with respect to a guarantee of Indebtedness of the Company or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor's Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or such Guarantor's Guarantee of the Notes; and

(2) such Restricted Subsidiary shall waive and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until payment in full of Obligations under this Indenture.

provided that this Section 3.7 shall not be applicable (i) in the case of clause (z) above, to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, or (ii) in the event that the

Guarantee of the Company's obligations under the Notes or this Indenture by such Subsidiary would not be permitted under applicable law.

(b) The Company may elect, in its sole discretion, to cause or allow, as the case may be, any Subsidiary or any of its Parent Entities that is not otherwise required to be a Guarantor to become a Guarantor, in which case, such Subsidiary or Parent Entity shall not be required to comply with the 60-day period described above and such Guarantee may be released at any time in the Company's sole discretion.

(c) If any Guarantor becomes an Excluded Subsidiary, the Company shall have the right, by delivery of a supplemental indenture executed by the Company to the Trustee, to cause such Excluded Subsidiary to cease to be a Guarantor, subject to the requirement described in the first paragraph above that such Subsidiary shall be required to become a Guarantor if it ceases to be an Excluded Subsidiary (except that if such Subsidiary has been properly designated as an Unrestricted Subsidiary it shall not be so required to become a Guarantor or execute a supplemental indenture); *provided* that such Excluded Subsidiary shall not be permitted to Guarantee any Credit Facility incurred pursuant to Section 3.2(b)(1) or capital markets debt securities of the Company or the other Guarantors, unless it again becomes a Guarantor.

SECTION 3.8. Limitation on Affiliate Transactions.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") involving aggregate value in excess of the greater of $10.0 million and 1.5% of Total Assets unless:

(1) the terms of such Affiliate Transaction taken as a whole are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm's-length dealings with a Person who is not such an Affiliate; and

(2) in the event such Affiliate Transaction involves an aggregate value in excess of the greater of $20.0 million and 3.0% of Total Assets, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company.

Any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in clause (2) of this Section 3.8(a) if such Affiliate Transaction is approved by a majority of the Disinterested Directors of the Company, if any.

(b) The provisions of Section 3.8(a) shall not apply to:

(1) any Restricted Payment or other transaction permitted to be made or undertaken pursuant to Section 3.3, (including Permitted Payments) or any Permitted Investment;

(2) any issuance, transfer or sale of (a) Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise to any Parent Entity, Permitted Holder or future, current or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company, any of its Subsidiaries or any of its Parent Entities and (b) directors' qualifying shares and shares issued to foreign nationals as required under applicable law;

(3) any Management Advances and any waiver or transaction with respect thereto;

(4) (a) any transaction between or among the Company and any Restricted Subsidiary (or entity that becomes a Restricted Subsidiary as a result of such transaction), or between or among Restricted Subsidiaries and (b) any merger, amalgamation or consolidation with any Parent Entity, *provided* that such Parent Entity shall have no material liabilities and no material assets other than cash, Cash Equivalents and

the Capital Stock of the Company and such merger, amalgamation or consolidation is otherwise permitted under this Indenture;

(5) the payment of compensation, fees, costs and expenses to, and indemnities (including under insurance policies) and reimbursements, employment and severance arrangements, and employee benefit and pension expenses provided on behalf of, or for the benefit of, future, current or former employees, directors, officers, managers, contractors, consultants, distributors or advisors (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company, any Parent Entity or any Restricted Subsidiary (whether directly or indirectly including through any Person owned or controlled by any of such employees, directors, officers, managers, contractors, consultants, distributors or advisors (or their respective Controlled Investment Affiliates or Immediate Family Members);

(6) the entry into and performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any transaction arising out of, and any payments pursuant to or for purposes of funding, any agreement or instrument in effect as of or on the Issue Date, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this covenant or to the extent not more disadvantageous to the Holders in any material respect in the reasonable determination of the Company when taken as a whole as compared to the applicable agreement as in effect on the Issue Date;

(7) any transaction effected as part of a Qualified Securitization Financing or Receivables Facility, any disposition or acquisition of Securitization Assets, Receivables Assets or related assets in connection with any Qualified Securitization Financing or Receivables Facility;

(8) transactions with customers, vendors, clients, joint venture partners, suppliers, contractors, distributors or purchasers or sellers of goods or services, in each case in the ordinary course of business or consistent with past practice, which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Company, the Board of Directors or the senior management of the Company or the relevant Restricted Subsidiary, or are on terms, taken as a whole, that are not materially less favorable as might reasonably have been obtained at such time from an unaffiliated party;

(9) any transaction between or among the Company or any Restricted Subsidiary and any Person (including a joint venture or an Unrestricted Subsidiary) that is an Affiliate of the Company or an Associate or similar entity that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary or any Affiliate of the Company or a Restricted Subsidiary or any Affiliate of any Permitted Holder owns an equity interest in or otherwise controls such Affiliate, Associate or similar entity;

(10) any issuance, sale or transfer of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of the Company, any Parent Entity or any of its Restricted Subsidiaries or options, warrants or other rights to acquire such Capital Stock and the granting of registration and other customary rights (and the performance of the related obligations) in connection therewith or any contribution to capital of the Company or any Restricted Subsidiary;

(11) (a) payments by the Company or any Restricted Subsidiary (or distributions or dividends by the Company in lieu of such payments) to any Permitted Holder (whether directly or indirectly), including to its affiliates or its designees, of management, consulting, monitoring, refinancing, transaction, advisory, indemnities and other fees, costs and expenses (plus any unpaid management, consulting, monitoring, transaction, advisory, indemnities and other fees, costs and expenses accrued in any prior year) and any exit and termination fees (including any such cash lump sum or present value fee upon the consummation of a corporate event, including an initial public offering) pursuant to any management services or similar agreements or the management services or other relevant provisions in an investor rights agreement, limited partnership agreement, limited liability company agreement or other equityholders' agreement, as the case may be, between the Investors or certain of the management companies associated with the Investors or their advisors or Affiliates, if applicable, and the Company and/or its Parent Entities or Subsidiaries, as in effect from time to time (including any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the reasonable determination of the Company to

the Holders when taken as a whole, as compared to the management services or similar agreements as in effect immediately prior to such amendment or replacement) and (b) payments by the Company or any Restricted Subsidiary to any Permitted Holder (whether directly or indirectly, including through any Parent Entity) for financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved in the case of each of clauses (a) and (b) above in the reasonable determination of the Company or do not exceed 1.0% of the transaction value of such transaction;

(12) payment to any Permitted Holder of all out of pocket expenses incurred by such Permitted Holder in connection with its direct or indirect investment in the Company and its Subsidiaries;

(13) the Transactions and the payment of all fees, costs and expenses (including all legal, accounting and other professional fees, costs and expenses) related to the Transactions, including Transaction Expenses;

(14) transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 3.8(a)(1);

(15) the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under the terms of, any equityholders, investor rights or similar agreement (including any registration rights agreement or purchase agreements related thereto) to which it is party as of the Issue Date and any similar agreement that it (or any Parent Entity) may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary (or any Parent Entity) of its obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date will only be permitted under this clause (15) to the extent that the terms of any such amendment or new agreement are not otherwise, when taken as a whole, more disadvantageous to the Holders in any material respect in the reasonable determination of the Company than those in effect on the Issue Date;

(16) any purchases by the Company's Affiliates of Indebtedness or Disqualified Stock of the Company or any of the Restricted Subsidiaries the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not the Company's Affiliates; provided that such purchases by the Company's Affiliates are on the same terms as such purchases by such Persons who are not the Company's Affiliates;

(17) (i) investments by Affiliates in securities or loans of the Company or any of the Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the investment is being offered by the Company or such Restricted Subsidiary generally to other non-affiliated third-party investors on the same or more favorable terms and (ii) payments to Affiliates in respect of securities or loans of the Company or any of the Restricted Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than the Company and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans;

(18) payments by any Parent Entity, the Company and its Restricted Subsidiaries pursuant to any tax sharing or similar agreements in respect of Related Taxes among any such Parent Entity, the Company and its Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Company and its Subsidiaries;

(19) payments, Indebtedness and Disqualified Stock (and cancellation of any thereof) of the Company and its Restricted Subsidiaries and Preferred Stock (and cancellation of any thereof) of any Restricted Subsidiary to any future, current or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company, any of its Subsidiaries or any of its Parent Entities pursuant to any management equity plan, stock option plan, phantom equity plan or any other management, employee benefit or other compensatory

plan or agreement (and any successor plans or arrangements thereto), employment, termination or severance agreement, or any stock subscription or equityholder agreement with any such employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) that are, in each case, approved by the Company in good faith;

(20) any management equity plan, stock option plan, phantom equity plan or any other management, employee benefit or other compensatory plan or agreement (and any successor plans or arrangements thereto), employment, termination or severance agreement, or any stock subscription or equityholder agreement between the Company or its Restricted Subsidiaries and any distributor, employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) approved by the reasonable determination of the Company or entered into in connection with the Transactions;

(21) any transition services arrangement, supply arrangement or similar arrangement entered into in connection with or in contemplation of the disposition of assets or Capital Stock in any Restricted Subsidiary permitted under Section 3.5 or entered into with any Business Successor, in each case, that the Company determines in good faith is either fair to the Company or otherwise on customary terms for such type of arrangements in connection with similar transactions;

(22) [reserved];

(23) (i) any lease entered into between the Company or any Restricted Subsidiary, as lessee, and any Affiliate of the Company, as lessor and (ii) any operational services or other arrangement entered into between the Company or any Restricted Subsidiary and any Affiliate of the Company, in each case, which is approved by the reasonable determination of the Company;

(24) intellectual property licenses and research and development agreements in the ordinary course of business or consistent with past practice;

(25) payments to or from, and transactions with, any Subsidiary or any joint venture in the ordinary course of business or consistent with past practice (including any cash management arrangements or activities related thereto);

(26) the payment of fees, costs and expenses related to registration rights and indemnities provided to equityholders pursuant to equityholders, investor rights, registration rights or similar agreements;

(27) transactions undertaken in the ordinary course of business pursuant to membership in a purchasing consortium; and

(28) Permitted Intercompany Activities, Permitted Tax Restructurings, Intercompany License Agreements and related transactions.

SECTION 3.9. Change of Control.

(a) If a Change of Control occurs, unless a third party makes a Change of Control Offer or the Company has previously or substantially concurrently therewith delivered a redemption notice with respect to all the outstanding Notes as set forth under Section 3.9(c), the Company shall make an offer to purchase all of the Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of repurchase; *provided* that if the repurchase date is on or after the record date and on or before the corresponding interest payment date, then Holders in whose names the Notes are registered at the close of business on such record date will receive interest on the repurchase date. Within 30 days following any Change of Control, the Company will deliver or cause to be delivered a notice of such Change of Control Offer electronically in accordance with the applicable procedures of DTC or by first class mail, with a copy to the Trustee, to each Holder of Notes at the address of such Holder appearing in the security register or otherwise in accordance with the applicable

procedures of DTC, describing the transaction or transactions that constitute the Change of Control and with the following information:

(1) that a Change of Control Offer is being made pursuant to this Section 3.9, and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Company;

(2) the purchase price and the purchase date, specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is delivered (the "Change of Control Payment Date");

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest, on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date or otherwise comply with DTC procedures;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; *provided* that the Paying Agent receives, not later than the close of business on the second Business Day prior to the expiration date of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased or otherwise comply with DTC procedures;

(7) that Holders whose Notes are being purchased only in part will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to at least $2,000 or any integral multiple of $1,000 in excess of $2,000;

(8) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9) the other instructions, as determined by the Company, consistent with this Section 3.9, that a Holder must follow.

The Paying Agent will promptly deliver to each Holder of the Notes tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; *provided* that each such new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid on the relevant interest payment date to the Person in whose name a Note is registered at the close of business on such record date.

(b) On the Change of Control Payment Date, the Company will, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer's Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Company.

(c) The Company will not be required to make a Change of Control Offer following a Change of Control if (x) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (y) a notice of redemption of all outstanding Notes has been given pursuant to Section 5.7 hereof unless and until there is a default in the payment of the redemption price on the applicable redemption date or the redemption is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied.

(d) Notwithstanding anything to the contrary in this Section 3.9, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control.

(e) [Reserved].

(f) While the Notes are in global form and the Company makes an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to its rules and regulations.

(g) To the extent that the provisions of any securities laws, rules or regulations, including Rule 14e-1 under the Exchange Act, conflict with the provisions of this Indenture, the Company shall not be deemed to have breached its obligations described in this Indenture by virtue of compliance therewith. The Company may rely on any no-action letters issued by the SEC indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions.

SECTION 3.10. Reports.

(a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, from and after the Issue Date, the Company shall furnish to the Trustee, within 15 days after the time periods specified below:

(1) within 90 days after the end of each fiscal year (or if such day is not a Business Day, on the next succeeding Business Day), all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and a report on the annual financial statements by the Company's independent registered public accounting firm;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or if such day is not a Business Day, on the next succeeding Business Day), all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations," and financial statements prepared in accordance with GAAP; and

(3) promptly (and not required to be sooner than the filing deadlines applied to current reports on Form 8-K) after the occurrence of any of the following events, all current reports that would be required to be filed with the SEC on Form 8-K as in effect on the Issue Date (if the Company had been a

reporting company under Section 15(d) of the Exchange Act); *provided*, that the foregoing shall not obligate the Company to make available (i) any information regarding the occurrence of any of the following events if the Company determines in its good faith judgment that such event that would otherwise be required to be disclosed is not material to the Holders or the business, assets, operations, financial positions or prospects of the Company and its Restricted Subsidiaries taken as a whole, (ii) an exhibit or a summary of the terms of, any employment or compensatory arrangement, agreement, plan or understanding between the Company or any of its Subsidiaries and any director, officer or manager of the Company or any of its Subsidiaries, (iii) copies of any agreements, financial statements or other items that would be required to be filed as exhibits to a current report on Form 8-K or (iv) any trade secrets, privileged or confidential information obtained from another Person and competitively sensitive information:

(a) the entry into or termination of material agreements;

(b) significant acquisitions or dispositions (which shall only be with respect to acquisitions or dispositions that are significant pursuant to the definition of "Significant Subsidiary");

(c) bankruptcy;

(d) cross-default under direct material financial obligations;

(e) a change in the Company's certifying independent auditor;

(f) the appointment or departure of directors or executive officers (with respect to the principal executive officer, president, principal financial officer, principal accounting officer and principal operating officer only);

(g) non-reliance on previously issued financial statements; and

(h) change of control transactions,

in each case, in a manner that complies in all material respects with the requirements specified in such form, except as described above or below and subject to exceptions consistent with the presentation of information in the Offering Memorandum; *provided*, *however*, that the Company shall not be required to provide (i) segment reporting and disclosure (including any required by FASB Accounting Standards Codification Topic 280), (ii) separate financial statements or other information contemplated by Rules 3-05, 3-09, 3-10, 3-16 or 4-08 of Regulation S-X (or any successor provisions) or any schedules required by Regulation S-X or segment reporting pursuant to Accounting Standards Codification Topic 280—Segment Reporting, (iii) information required by Regulation G under the Exchange Act or Item 10, Item 302, Item 402 or Item 601 of Regulation S-K (or any successor provision), (iv) XBRL exhibits, (v) earnings per share information, (vi) information regarding executive compensation and related party disclosure related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A and (vii) other information customarily excluded from an offering memorandum, including any information that is not otherwise of the type and form currently included in the Offering Memorandum relating to the Notes. In addition, notwithstanding the foregoing, the Company will not be required to (i) comply with Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002, as amended, or (ii) otherwise furnish any information, certificates or reports required by Items 307 or 308 of Regulation S-K (or any successor provision). To the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; *provided* that such cure shall not otherwise affect the rights of the Holders under Section 6.1 hereof if Holders of at least 30% in aggregate principal amount of the then total outstanding Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure. In addition, to the extent not satisfied by the foregoing, the Company will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(b) At any time that any of the Company's Subsidiaries are Unrestricted Subsidiaries, then the annual and quarterly financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(c) Substantially concurrently with the furnishing or making of such information available to the Trustee pursuant to Section 3.10(a) and (b) above, the Company shall also post copies of such information required by Section 3.10(a) and (b) above on a website (which may be nonpublic, require a confidentiality acknowledgement and may be maintained by the Company or a third party) to which access will be given to Holders, *bona fide* prospective investors in the Notes (which prospective investors shall be limited to "qualified institutional buyers" within the meaning of Rule 144A of the Securities Act or non-U.S. persons (as defined in Regulation S under the Securities Act) that certify their status as such to the reasonable satisfaction of the Company), and securities analysts (to the extent providing analysis of an investment in the Notes) and market making financial institutions that are reasonably satisfactory to the Company who agree to treat such information and reports as confidential.

(d) The Company shall also hold quarterly conference calls for the Holders of Notes to discuss financial information for the previous quarter (it being understood that such quarterly conference call may be the same conference call as with the Company's (or as applicable, any of any Parent Entity's) equity investors and analysts). The conference call will be following the last day of each fiscal quarter of the Company and not later than 15 Business Days from the time that the Company distributes the financial information as set forth in Section 3.10(a). No fewer than two days prior to the conference call, the Company shall issue a press release announcing the time and date of such conference call and providing instructions for Holders, securities analysts and prospective investors to obtain access to such call; *provided*, *however*, that such press release can be distributed solely to certified users of the website described in Section 3.10(c).

(e) The Company may satisfy its obligations pursuant to this Section 3.10 with respect to financial information relating to the Company by furnishing financial information relating to a Parent Entity; *provided* that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Parent Entity (and other Parent Entities included in such information, if any), on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand. For the avoidance of doubt, the consolidating information referred to in the proviso in the preceding sentence need not be audited.

(f) Notwithstanding anything to the contrary set forth in this Section 3.10, if the Company or any Parent Entity of the Company has furnished to the Holders of Notes or filed with the SEC the reports described in the preceding paragraphs with respect to the Company or any Parent Entity, the Company shall be deemed to be in compliance with the provisions of this Section 3.10.

(g) Delivery of reports, information and documents to the Trustee under this Indenture is for informational purposes only and the information and Trustee's receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein, or determinable from information contained therein including the Company's compliance with any of its covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officer's Certificate). The Trustee shall have no duty to review or analyze reports delivered to it.

SECTION 3.11. [Reserved].

SECTION 3.12. Maintenance of Office or Agency. The Company will maintain an office or agency where the Notes may be presented or surrendered for payment, where, if applicable, the Notes may be surrendered for registration of transfer or exchange. The corporate trust office of the Trustee, which initially shall be located at Wilmington Trust, National Association, 1100 North Market Street, Wilmington, DE 19890 Attn: Townsquare Media, Inc. Administrator, shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such

presentations and surrenders may be made or served at the corporate trust office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations and surrenders.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency. No office of the Trustee shall be an office or agency of the Company for the purposes of service of legal process against the Company or any Guarantor.

SECTION 3.13. Corporate Existence. Except as otherwise provided in this Article III, Article IV and Section 10.2(b) and subject to the ability of the Company or any Restricted Subsidiary to convert (or similar action) to another form of legal entity under the laws of the jurisdiction under which the Issuers or such Restricted Subsidiary then exists, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence, as applicable, of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and each Restricted Subsidiary; *provided*, *however*, that the Company shall not be required to preserve any such right, license or franchise or the corporate, partnership, limited liability company or other existence of any Restricted Subsidiary if the respective Board of Directors or, with respect to a Restricted Subsidiary that is not a Significant Subsidiary (or group of Restricted Subsidiaries that taken together would not be a Significant Subsidiary), senior management of the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders.

SECTION 3.14. Payment of Taxes. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary; *provided*, *however*, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with GAAP or where the failure to effect such payment will not be disadvantageous in any material respect to the Holders.

SECTION 3.15. Post-Closing Obligations

(a) Within 45 days of the Issue Date (or as promptly as reasonably possible thereafter), the Company shall deliver (or cause to be delivered) the certificates, agreements or instruments representing or evidencing the Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property (in each case, as defined in the Security Agreement) to the Collateral Agent in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank as required pursuant to the terms of Section 5.3 of the Security Agreement. The Collateral Agent shall have no obligation, responsibility or liability whatsoever in connection with such certificates, agreements or instruments or their suitability

(b) Within 60 days of the Issue Date (or as promptly as reasonably possible thereafter), the Company will cause all property and casualty insurance policies with respect to Collateral to be endorsed or otherwise amended to include a lender' s loss payable, mortgagee or additional insured, as applicable, endorsement in the name of the Collateral Agent.

SECTION 3.16. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officer's Certificate, stating that in the course of the performance by the signer of his or her duties as an Officer of the Company he or she would normally have knowledge of any Default or Event of Default and whether or not the signer knows of any Default or Event of Default that occurred during the previous fiscal year; *provided* that no such Officer's Certificate shall be required for any fiscal year ended prior to the Issue Date. If such Officer does have such knowledge, the certificate shall describe the Default or Event of Default, its status and the action the Company is taking or proposes to take with respect thereto.

SECTION 3.17. Further Instruments and Acts. Upon request of the Trustee or as necessary to comply with future developments or requirements, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.18. [Reserved]

SECTION 3.19. Statement by Officers as to Default. The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officer's Certificate setting forth the details of such Event of Default or Default, its status and the actions which the Company is taking or proposes to take with respect thereto.

SECTION 3.20. Designation of Restricted and Unrestricted Subsidiaries. The Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause an Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments as described in Section 3.3 herein or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause an Event of Default.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by delivering to the Trustee an Officer's Certificate certifying that such designation complies with the preceding conditions and was not prohibited by Section 3.3 herein. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date by Section 3.2 herein, the Company will be in default of such covenant.

The Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; *provided* that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 3.2 herein, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Event of Default would be in existence following such designation. Any such designation by the Company shall be evidenced to the Trustee by delivering to the Trustee an Officer's Certificate certifying that such designation complies with the preceding conditions.

SECTION 3.21. Suspension of Certain Covenants on Achievement of Investment Grade Status. (a) Following the first day (i) the Notes have achieved Investment Grade Status and (ii) no Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event"), then, beginning on that day and continuing until the Reversion Date, the Company and its Restricted Subsidiaries will not be subject to Sections 3.2, 3.3, 3.4, 3.5, 3.7, 3.8 and 4.1(a)(3) hereof (collectively, the "Suspended Covenants").

(b) If at any time the Notes cease to have such Investment Grade Status or if an Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the "Reversion Date") and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain Investment Grade Status and no Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Status and no Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or

events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reversion Date is referred to as the "Suspension Period."

(c) On each Reversion Date, all Indebtedness Incurred during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 3.2(b)(4)(b). On and after the Reversion Date, all Liens created during the Suspension Period will be considered Permitted Liens pursuant to clause (11) of such definition. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 3.3 will be made as though Section 3.3 had been in effect since the Issue Date and prior to, but not during the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 3.3(a). During the Suspension Period, any future obligation to grant further Guarantees shall be suspended. All such further obligations to grant Guarantees shall be reinstated upon the Reversion Date. No Default or Event of Default shall be deemed to have occurred on the Reversion Date as a result of any actions taken by the Company or its Restricted Subsidiaries during the Suspension Period so long as such actions were permitted when taken.

(d) On and after each Reversion Date, the Company and its Subsidiaries will be permitted to consummate the transactions contemplated by any contract entered into during the Suspension Period, so long as such contract and such consummation would have been permitted during such Suspension Period.

(e) The Company, in an Officer's Certificate, shall provide the Trustee notice of any Covenant Suspension Event or Reversion Date. The Trustee will have no obligation to (i) independently determine or verify if such events have occurred or (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Company's future compliance with its covenants. In addition, the Trustee shall have no duty to monitor the ratings of the Notes, shall not be deemed to have any knowledge of the ratings of the Notes and shall have no duty to notify Holders if the Notes achieve Investment Grade Status or of the occurrence of a Reversion Date or independently determine or verify if such events have occurred.

SECTION 3.22. Limitation on Activities of License Subsidiaries. So long as a License Subsidiary does not Guarantee the Notes, such License Subsidiary shall not (i) incur any Indebtedness or (ii) create, incur, assume or suffer to exist any Liens upon any of its property, assets, income or profits, whether now owned or hereafter acquired, except Permitted Liens.

SECTION 3.23. Regulatory Matters.

(a) The Company shall take any action which any Holder or the Trustee may reasonably request in order to obtain from the FCC, the U.S. Department of Justice or any other relevant Governmental Authority such approval as may be necessary to enable the Holders and the Trustee to exercise the full rights and benefits granted to them pursuant to this Indenture.

(b) Notwithstanding anything herein or in this Indenture or the Notes to the contrary, after the occurrence of an Event of Default, the transactions contemplated hereby and thereby may not be effectuated if and to the extent they would constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of the Company or any of its Subsidiaries by the Holders or the Trustee or control, affirmative or negative, direct or indirect, by Holders or the Trustee over the management or any other aspect of the operation of any of the radio stations licensed to the Company or any of its Subsidiaries.

SECTION 3.24. After-Acquired Collateral. From and after the Issue Date, and subject to limitations and exceptions set forth in the Collateral Documents, if (a) any Subsidiary becomes a Guarantor or (b) any Guarantor acquires any property or rights which are of a type constituting Collateral under any Collateral Document (excluding, for the avoidance of doubt, any Excluded Property or assets or property not required to be Collateral pursuant to this Indenture, the Intercreditor Agreements or the Collateral Documents), it will be required to execute and deliver such security instruments, financing statements and such certificates as are required under this Indenture or any Collateral Document to vest in the Collateral Agent a Lien (subject to Permitted Liens and subject to limitations, if applicable, under Article XII) in such after-acquired collateral (or all of its assets, except Excluded Property, in the

case of a new Guarantor) such that the Collateral Agent would have (i) a first priority perfected Lien (subject to Permitted Liens and subject to limitations, if applicable, under Article XII) upon any such Notes Priority Collateral, as security for the Notes Obligations and (ii) a first priority (and, after the ABL Intercreditor Agreement is entered into, second priority) perfected Lien (subject to Permitted Liens and subject to limitations, if applicable, under Article XII) upon any such ABL Priority Collateral, as security for the Notes Obligations.

ARTICLE IV

SUCCESSOR COMPANY; SUCCESSOR PERSON

SECTION 4.1. Merger and Consolidation.

(a) The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to any Person, unless:

(1) the Company is the surviving Person or the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized or existing under the laws of the jurisdiction of the Company or the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume all the obligations of the Company under the Notes and the Collateral Documents pursuant to supplemental indentures or other documents and instruments;

(2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the applicable Successor Company or any Subsidiary of the applicable Successor Company as a result of such transaction as having been Incurred by the applicable Successor Company or such Subsidiary at the time of such transaction), no Event of Default shall have occurred and be continuing;

(3) immediately after giving pro forma effect to such transaction, either (a) the applicable Successor Company or the Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to Section 3.2(a) hereof or (b) the Consolidated Total Leverage Ratio of the Successor Company or the Company, as applicable, and its Restricted Subsidiaries would not be higher than it was immediately prior to giving effect to such transaction; and

(4) the Company shall have delivered to the Trustee and the Collateral Agent an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture and an Opinion of Counsel stating that such supplemental indenture (if any) is a legal and binding agreement enforceable against the Successor Company; *provided* that in giving an Opinion of Counsel, counsel may rely on an Officer's Certificate as to any matters of fact, including as to satisfaction of clauses (2) and (3) above.

(b) For purposes of this Section 4.1, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(c) The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Notes, this Indenture and the Collateral Documents and the Company will automatically and unconditionally be released and discharged from its obligations under the Notes, this Indenture and the Collateral Documents.

(d) Notwithstanding any other provision of this covenant, (a) the Company may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to a Guarantor, (b) the Company may consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Company, reincorporating the Company in another jurisdiction, or changing the

legal form of the Company, (c) any Restricted Subsidiary may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Company or a Guarantor and (d) any Restricted Subsidiary may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to any other Restricted Subsidiary.

(e) The foregoing provisions (other than the requirements of Section 4.1(a)(2) above) shall not apply to the creation of a new Subsidiary as a Restricted Subsidiary.

(f) Subject to Section 10.2(b), no Guarantor may consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets, in one or a series of related transactions, to, any Person, unless:

(1) (a) either (x) the other Person is the Company or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or (y) the resulting, surviving or transferee Person expressly assumes all of the obligations of the Guarantor under its Guarantee, this Indenture and the Collateral Documents; and

(b) immediately after giving effect to the transaction, no Event of Default shall occurred and be continuing; or

(2) the transaction constitutes a sale, disposition or transfer of the Guarantor or the conveyance, transfer or lease of all or substantially all of the assets of the Guarantor (in each case other than to the Company or a Restricted Subsidiary) otherwise not prohibited by this Indenture.

Notwithstanding any other provision of this Section 4.1, any Guarantor may (a) consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to another Guarantor or the Company, (b) consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Guarantor, reincorporating the Guarantor in another jurisdiction, or changing the legal form of the Guarantor, (c) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor and (d) liquidate or dissolve or change its legal form if the Company determines in good faith that such action is in the best interests of the Company Notwithstanding anything to the contrary in this covenant, the Company may contribute Capital Stock of any or all of its Subsidiaries to any Guarantor.

Any reference herein to a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, limited partnership or trust, or an allocation of assets to a series of a limited liability company, limited partnership or trust (or the unwinding of such a division or allocation), as if it were a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company, limited partnership or trust shall constitute a separate Person hereunder (and each division of any limited liability company, limited partnership or trust that is a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

ARTICLE V

REDEMPTION OF SECURITIES

SECTION 5.1. Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 5.7 hereof, it must furnish to the Trustee, at least 10 days but not more than 60 days before a redemption date, an Officer's Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of Notes to be redeemed; and

(4) the redemption price.

Any optional redemption referenced in such Officer's Certificate may be cancelled by the Company at any time prior to notice of redemption being sent to any Holder and thereafter shall be null and void.

SECTION 5.2. Selection of Notes to Be Redeemed or Purchased. If less than all of the Notes are to be redeemed pursuant to Section 5.7 or purchased in an Asset Disposition Offer pursuant to Section 3.5, the Trustee will select Notes for redemption or purchase (a) if the Notes are in global form, on a pro rata basis or by lot or such similar method in accordance with the procedures of DTC and (b) if the Notes are in definitive form, on a pro rata basis (subject to adjustments to maintain the authorized Notes denomination requirements) except:

(1) if the Notes are listed on any national securities exchange (which listing shall be notified to the Trustee in writing), in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if otherwise required by law.

No Notes in an unauthorized denomination or of $2,000 in aggregate principal amount or less shall be redeemed in part. In the event of partial redemption, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 10 days nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in minimum principal amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000 principal amount, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

SECTION 5.3. Notice of Redemption. At least 10 days but not more than 60 days before a redemption date, the Company will send or cause to be sent, by electronic delivery or, at the Company's option, by first class mail postage prepaid, a notice of redemption to each Holder whose Notes are to be redeemed at the address of such Holder appearing in the security register or otherwise in accordance with the applicable procedures of DTC, with a copy to the Trustee, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a legal or covenant defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles VIII or XI hereof.

The notice will identify the Notes (including the CUSIP or ISIN number) to be redeemed and will state:

(1) the redemption date;

(2) the redemption price;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(9) if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company's discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the Redemption Date or by the Redemption Date so delayed.

At the Company's request, the Trustee will give the notice of redemption in the Company's name and at its expense; *provided*, *however*, that the Company has delivered to the Trustee, at least 5 Business Days prior to the date on which notice is to be sent (or such shorter period as the Trustee may agree), an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Notice of any redemption of the Notes may, at the Company's discretion, be given prior to the completion of a transaction (including, but not limited to, an Equity Offering, an incurrence of Indebtedness, a Change of Control or other transaction) and any redemption notice may, at the Company's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related transaction, and may include multiple amounts of Notes that may be redeemed and conditions precedent applicable to such different amounts of Notes. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent such notice shall describe each such condition, and if applicable, shall state that, in the Company's discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company's obligations with respect to such redemption may be performed by another Person.

SECTION 5.4. [Reserved].

SECTION 5.5. Deposit of Redemption or Purchase Price. Prior to 11:00 a.m. Eastern Time on the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on, all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest, on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 3.1 hereof.

SECTION 5.6. Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Issuer Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered; *provided*, that each such new Note will be in a minimum principal amount of $2,000 or integral multiple of $1,000 in excess thereof.

SECTION 5.7. Optional Redemption.

(a) At any time prior to February 1, 2023, the Company may redeem the Notes in whole or in part, at its option, upon notice as described under Section 5.3 at a redemption price equal to 100% of the principal amount of such Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date.

(b) At any time and from time to time prior to February 1, 2023, the Company may, at its option, on one or more occasions, upon notice as described under Section 5.3, redeem Notes with the net cash proceeds received by the Company from any Equity Offering at a redemption price equal to 106.875% of the aggregate principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the aggregate principal amount of the Notes issued under the Indenture on the Issue Date (together with Additional Notes); *provided that* (i) in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering, and (ii) not less than 50% of the aggregate principal amount of the then-outstanding Notes issued under the Indenture remains outstanding immediately thereafter (including Additional Notes but excluding Notes held by the Company or any of its Restricted Subsidiaries), unless all such Notes are redeemed substantially concurrently. The Trustee shall select the Notes to be purchased in the manner described under Sections 5.1 through 5.6.

(c) Except pursuant to clauses (a) and (b) of this Section 5.7, the Notes will not be redeemable at the Company's option prior to February 1, 2023.

(d) At any time and from time to time on or after February 1, 2023, the Company, at its option, may redeem the Notes, in whole or in part, upon notice as described under Section 5.3 at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth in the table below, plus accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on February 1 of each of the years indicated in the table below:

Period	Percentage
2023	103.438%
2024	101.719%
2025 and thereafter	100.000%

(e) Notwithstanding the foregoing, in connection with any tender offer for the Notes, including a Change of Control Offer or Asset Disposition Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Company, or any third party making such tender offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party shall have the right upon not less than 10 nor more than 60 days' prior notice, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Notes Register, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder (excluding any early tender or incentive fee) in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to but excluding, the date of such redemption.

(f) If the optional redemption date is on or after an interest record date and on or before the corresponding interest payment date, the accrued and unpaid interest to, but excluding, the redemption date will be paid on the redemption date to the Holder in whose name the Note is registered at the close of business on such record

date in accordance with the applicable procedures of DTC, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company.

(g) Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

(h) Any redemption pursuant to this Section 5.7 shall be made pursuant to the provisions of Sections 5.1 through 5.6.

SECTION 5.8. Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes; provided however, that under certain circumstances, the Company may be required to offer to purchase Notes under Section 3.5 and Section 3.9. The Company may at any time and from time to time purchase Notes in the open market or otherwise.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1. Events of Default.

(a) Each of the following is an "Event of Default":

(1) default in any payment of interest on any Note when due and payable, continued for 30 days;

(2) default in the payment of the principal amount of or premium, if any, on any Note issued under this Indenture when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3) failure by the Company or any Guarantor to comply for 60 days after written notice by the Trustee on behalf of the Holders or by the Holders of at least 30% in aggregate principal amount of the outstanding Notes with any agreement or obligation contained in this Indenture; *provided* that in the case of a failure to comply with the provisions described under Section 3.10 hereof, such period of continuance of such default or breach shall be 120 days after written notice described in this clause (3) has been given;

(4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Significant Subsidiary (or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary) (or the payment of which is Guaranteed by the Company or any Significant Subsidiary (or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary)) other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date which default:

(A) is caused by a failure to pay principal of such Indebtedness, at its stated final maturity (after giving effect to any applicable grace periods) provided in such Indebtedness ("payment default"); or

(B) results in the acceleration of such Indebtedness prior to its stated final maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default of principal at its stated final maturity (after giving effect to any applicable grace periods) or the maturity of which has been so accelerated, aggregates to the greater of $30.0 million and 4.0% of Total Assets or more at any one time outstanding;

(5) (i) the Company or a Significant Subsidiary (or group of Restricted Subsidiaries that, taken together as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries, would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law commences a voluntary case or proceeding, consents to the entry of an order for relief against it in an involuntary case or proceeding, consents to the appointment of a Custodian of it or for substantially all of its property, makes a general assignment for the benefit of its creditors, consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it or takes any comparable action under any foreign laws relating to insolvency; or (ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: is for relief against the Company or a Significant Subsidiary (or group of Restricted Subsidiaries that, taken together as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries, would constitute a Significant Subsidiary) in an involuntary case or proceeding; appoints a Custodian of the Company or a Significant Subsidiary (or group of Restricted Subsidiaries that, taken together as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries, would constitute a Significant Subsidiary) for substantially all of its property; orders the winding up or liquidation of the Company or a Significant Subsidiary (or group of Restricted Subsidiaries that, taken together as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries, would constitute a Significant Subsidiary); or any similar relief is granted under any foreign laws and, in each case in this Section 6.1(a)(5)(ii), the order, decree or relief remains unstayed and in effect for 60 consecutive days;

(6) failure by the Company or a Significant Subsidiary (or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary), to pay final judgments aggregating in excess of the greater of $30.0 million and 4.0% of Total Assets other than any judgments covered by indemnities provided by, or insurance policies issued by, reputable and creditworthy companies, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed (the "judgment default provision");

(7) any Guarantee of the Notes by a Significant Subsidiary ceases to be in full force and effect, other than (A) in accordance with the terms of this Indenture, or (B) in connection with the bankruptcy of a Guarantor, so long as the aggregate assets of such Guarantor and any other Guarantor whose Guarantee ceased or ceases to be in full force as a result of a bankruptcy are less than $5.0 million;

(8) unless such Liens have been released in accordance with the provisions of the Collateral Documents, the Liens securing the Notes with respect to a material portion of the Collateral cease to be valid, enforceable or perfected, or the Company shall assert or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable; and

(9) the failure by the Company or any Guarantor to comply for 60 days after notice with its other agreements contained in the Collateral Documents except for a failure that would not be material to the Holders of the Notes and would not materially affect the value of the Collateral taken as a whole (together with the defaults described in clause (8) above and this clause (9) the "security default provisions").

However, a Default under clause (3), (4), (6) or (9) of this Section 6.1(a) will not constitute an Event of Default until the Trustee or the Holders of at least 30% in aggregate principal amount of the outstanding Notes notify the Company of the Default (with a copy to the Trustee if given by the Holders) and, with respect to clauses (3), (6) and (9), the Company does not cure such Default within the time specified in clauses (3), (6) and (9) of this Section 6.1(a) after receipt of such notice. Any notice of Default, notice of acceleration or instruction to the Trustee or Collateral Agent, as applicable, to provide a notice of Default, notice of acceleration or take any other action (a "Noteholder Direction") provided by any one or more Holders (other than a Regulated Bank) (each, a "Directing Holder") must be accompanied by a written representation from each such Holder delivered to the Company and the Trustee and Collateral Agent, as applicable, that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that have represented to such Holder that they are not) Net Short (a "Position Representation"), which representation, in the case of a Noteholder Direction relating to the

delivery of a notice of Default shall be deemed a continuing representation at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Holder's Position Representation within five Business Days of request therefor (a "Verification Covenant"). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee or Collateral Agent, as applicable.

(b) If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer's Certificate stating that the Company has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Default, Event of Default or acceleration (or notice thereof) that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Default or Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company provides to the Trustee an Officer's Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Default or Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder's participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void *ab initio* (other than any indemnity such Directing Holder may have offered the Trustee and Collateral Agent), with the effect that such Default or Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee and Collateral Agent, if applicable, shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.

(c) Notwithstanding anything in Section 6.1(a) and (b) to the contrary, any Noteholder Direction delivered to the Trustee or Collateral Agent, as applicable, during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs. In addition, for the avoidance of doubt, the foregoing paragraphs shall not apply to any Holder that is a Regulated Bank; *provided* that if a Regulated Bank is a Directing Holder or a beneficial owner directing DTC it shall provide a written representation to the Company that it is a Regulated Bank.

(d) For the avoidance of doubt, the Trustee and Collateral Agent shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture and shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer's Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. Neither the Trustee nor the Collateral Agent shall have any liability to the Company, any Holder or any other Person in acting in good faith on a Noteholder Direction.

(e) If a Default for a failure to report or failure to deliver a required certificate in connection with another default (the "Initial Default") occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default shall also be cured without any further action.

(f) Any Default or Event of Default for the failure to comply with the time periods prescribed in Section 3.10 hereof or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture

shall be deemed to be cured upon the delivery of any such report required by such provision or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture. Any time period in this Indenture to cure any actual or alleged Default or Event of Default may be extended or stayed by a court of competent jurisdiction.

SECTION 6.2. Acceleration. If any Event of Default (other than an Event of Default described in Section 6.1(a)(5)) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 30% in principal amount of the outstanding Notes by written notice to the Company and the Trustee may declare the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest, will be due and payable immediately.

In the event of a declaration of acceleration of the Notes because an Event of Default specified in clause (4) of Section 6.1(a) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if, within 30 days after the declaration of acceleration with respect thereto:

(a) the event of default or payment default triggering such Event of Default has been remedied or cured;

(b) the Indebtedness that gave rise to such Event of Default shall have been discharged in full; or

(c) the holders thereof have waived the event of default or payment default triggering such Event of Default,

in each case, the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction.

If an Event of Default described in Section 6.1(a)(5) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, or interest, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.4. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, (a) waive, by their consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), an existing Default or Event of Default and its consequences under this Indenture and the Collateral Documents except (i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest, on a Note, or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected and (b) rescind any acceleration with respect to the Notes and its consequences if (1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, interest that has become due solely because of the acceleration, (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest, premium, if any, and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (4) the Company has paid each of the Trustee and the Collateral Agent its compensation and reimbursed each of the Trustee and the Collateral Agent for its reasonable expenses, disbursements and advances and (5) in the event of the cure or waiver of an Event of Default of the type described in clause (4) of Section 6.1(a), the Trustee shall have received an Officer's Certificate and an Opinion of

Counsel stating that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 6.5. Control by Majority. Subject to the terms of the Intercreditor Agreements, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Collateral Agent or of exercising any trust or power conferred on the Trustee or the Collateral Agent. However, the Trustee and the Collateral Agent may refuse to follow any direction that conflicts with law or this Indenture or the Notes or, subject to Sections 7.1 and 7.2, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee or the Collateral Agent in personal liability (it being understood that the Trustee has no duty to determine whether any action is prejudicial to any Holder); *provided*, *however*, that the Trustee and the Collateral Agent may take any other action deemed proper by the Trustee or the Collateral Agent that is not inconsistent with such direction. Prior to taking any such action hereunder, each of the Trustee and Collateral Agent shall be entitled to indemnification satisfactory to it against all fees, losses, liabilities and expenses (including attorney's fees and expenses) that may be caused by taking or not taking such action.

SECTION 6.6. Limitation on Suits. Subject to Section 6.7, a Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 30% in principal amount of the outstanding Notes have requested in writing the Trustee or Collateral Agent, as applicable, to pursue the remedy;

(3) such Holders have offered in writing and, if requested, provided to the Trustee and Collateral Agent, if applicable, security or indemnity satisfactory to the Trustee and the Collateral Agent against any loss, liability or expense;

(4) the Trustee or Collateral Agent has not complied with such request within 60 days after the receipt of the written request and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the outstanding Notes have not given the Trustee or Collateral Agent a written direction that, in the opinion of the Trustee or Collateral Agent, as applicable, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee or Collateral Agent does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the right of any Holder to institute suit for the enforcement of payment of principal of or interest, if any, on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, shall not be impaired without the consent of such Holder; provided that for the avoidance of doubt, the amendment, supplement or modification in accordance with the terms of this Indenture of Articles III and IV and Sections 6.1(a)(3), (4), (7) and (8) and the related definitions shall be deemed not to impair the right of any Holder to institute suit for the enforcement of payment of principal of or interest, including Additional Amounts, if any, on the Notes held by such Holder.

SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in clauses (1) or (2) of Section 6.1(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, their agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, their agents and their counsel, and any other amounts due the Trustee or the Collateral Agent under Section 7.7 and Section 12.8(bb).

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities.

(a) Subject to the provisions of the Intercreditor Agreements, if the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST: to the Trustee and the Collateral Agent for amounts due to it under Section 7.7 and Section 12.8(bb);

SECOND: to Holders for amounts due and unpaid on the Notes for principal of, or premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal of, or premium, if any, and interest, respectively; and

THIRD: to the Company, or to the extent the Trustee collects any amount for any Guarantor, to such Guarantor.

(b) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall send or cause to be sent to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Notes.

ARTICLE VII

TRUSTEE

SECTION 7.1. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing and is actually known to a Trust Officer of the Trustee, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such person's own affairs.

(b) Except during the continuance of an Event of Default actually known to a Trust Officer of the Trustee:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture or the other Note Documents against the Trustee; and

(2) in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture or the Notes, as the case may be. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture or the Notes, as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5; and

(4) no provision of this Indenture or the Notes shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.1.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1.

SECTION 7.2. Rights of Trustee. Subject to Section 7.1:

(a) The Trustee may conclusively rely on and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment or other paper or document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but shall have no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Company.

(b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

(c) The Trustee may execute any of the trusts and powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care by it hereunder.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel relating to this Indenture, the Notes or the other Note Documents shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder, under the Notes or under the other Note Documents in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be deemed to have notice of any Default or Event of Default or whether any entity or group of entities constitutes a Significant Subsidiary unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or of any such Significant Subsidiary is received by the Trustee at the corporate trust office of the Trustee specified in Section 3.12, and such notice references the Notes and this Indenture.

(g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and under any and all other agreements executed by the Trustee in connection with the Notes and this Indenture, including, without limitation, the other Note Documents, the Collateral Agent, and to each agent, custodian and other Person employed to act hereunder.

(h) Neither the Trustee nor the Collateral Agent shall be under any obligation to exercise any of the rights or powers vested in it by this Indenture, the Notes or the other Note Documents at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered, and if requested, provided, to the Trustee and Collateral Agent security or indemnity satisfactory to each of them against the costs, expenses and liabilities which may be incurred therein or thereby.

(i) The Trustee shall not be deemed to have knowledge of any fact or matter unless such fact or matter is known to a Trust Officer of the Trustee.

(j) Whenever in the administration of this Indenture or the Notes the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or thereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of negligence or willful misconduct on its part, conclusively rely upon an Officer's Certificate.

(k) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, report, notice, request, direction, consent, order, judgment, bond, debenture, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company and the Restricted Subsidiaries, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(l) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m) The Trustee may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or the Notes.

(n) In no event shall the Trustee be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(o) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by one Officer of the Company.

(p) The permissive rights of the Trustee under this Indenture and the other Note Documents shall not be construed as duties.

SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, Guarantors or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Section 7.10. In addition, the Trustee and its Affiliates shall be permitted to engage in transactions with the Company; *provided*, *however*, that if the Trustee acquires any conflicting interest, the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign.

SECTION 7.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the other Note Documents, shall not be accountable for the Company's use of the proceeds from the sale of the Notes, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or any money paid to the Company pursuant to the terms of this Indenture or the other Note Documents and shall not be responsible for any statement of the Company in this Indenture, any Note Document or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

SECTION 7.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall send electronically or by first class mail to each Holder at the address set forth in the Notes Register notice of the Default or Event of Default within 60 days after it is actually known to a Trust Officer. Except in the case of a Default or Event of Default in payment of principal of, or premium, if any, or interest on any Note (including payments pursuant to the optional redemption or required repurchase provisions of such Note), the Trustee may withhold the notice if and so long it in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.6. [Reserved].

SECTION 7.7. Compensation and Indemnity. The Company shall pay to the Trustee and the Collateral Agent from time to time compensation for its services hereunder and under the Notes as the Company, the Trustee and the Collateral Agent shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse each of the Trustee and the Collateral Agent upon request for all reasonable out-of-pocket expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing reports, certificates and other documents, costs of preparation and mailing of notices to Holders. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the agents, counsel, accountants and experts of the Trustee and the Collateral Agent. The Company and the Guarantors, jointly and severally, shall indemnify the Trustee, the Collateral Agent, their directors, officers, employees and agents against any and all loss, liability, damages, claims or expense, including taxes (other than taxes based upon the income of the Trustee or the Collateral Agent) (including reasonable attorneys' and agents' fees and expenses) incurred by it without willful misconduct or gross negligence, as determined by a final nonappealable order of a court of competent jurisdiction, on its part in connection with the administration of this trust and the performance of its duties hereunder and under the Notes and the other Note Documents, including the costs and expenses of enforcing this Indenture (including this Section 7.7), the Notes and the other Note Documents and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise).

The Trustee and the Collateral Agent, as applicable, shall notify the Company promptly of any claim for which it may seek indemnity of which it has received written notice. Failure by the Trustee or Collateral Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee and Collateral Agent, as applicable, shall provide reasonable cooperation at the Company's expense in the defense. The Trustee and the Collateral Agent may have separate counsel and the Company shall pay the fees and expenses of such counsel; *provided* that the Company shall not be required to pay the fees and expenses of such separate counsel if it assumes the Trustee's and the Collateral Agent's, as applicable, defense, and, in the reasonable judgment of outside counsel to the Trustee or the Collateral Agent, as applicable, there is no conflict of interest between the Company and the Trustee and Collateral Agent, as applicable, in connection with such defense; *provided, further that,* the Company shall be required to pay the fees and expenses of such counsel in evaluating such conflict.

To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture. The Trustee's and the Collateral Agent's respective right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Indebtedness of the Company.

The Company's payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture and any resignation or removal of the Trustee under Section 7.8 and Collateral Agent under Section 12.8. Without prejudice to any other rights available to the Trustee or Collateral Agent under applicable law, when the Trustee and the Collateral Agent incur fees, expenses or renders services after the occurrence of a Default specified in clause (5) of Section 6.1(a), the fees and expenses (including the reasonable fees and expenses of its counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company in writing not less than 30 days prior to the effective date of such resignation. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the removed Trustee in writing not less than 30 days prior to the effective date of such removal and may appoint a successor Trustee with the Company's written consent, which consent will not be unreasonably withheld. The Company shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee as described in the preceding paragraph, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall, at the expense of the Company, promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the Notes may petition, at the Company's expense, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder, who has been a *bona fide* holder of a Note for at least six months, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee. The predecessor Trustee shall have no liability for any action or inaction of any successor Trustee.

SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; *provided* that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall only apply to its successor or successors by merger, consolidation or conversion.

SECTION 7.10. Eligibility; Disqualification. This Indenture shall always have a Trustee. The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

SECTION 7.11. [Reserved].

SECTION 7.12. Trustee's Application for Instruction from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer of the Company actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

SECTION 7.13. Collateral Documents; Intercreditor Agreements. By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Collateral Agent, as the case may be, to execute and deliver the Intercreditor Agreements and any other Collateral Documents (including any subordination or intercreditor agreements with respect to Indebtedness and Liens permitted under this Indenture to the extent the Collateral Agent is otherwise contemplated under this Indenture as being a party to such intercreditor or subordination agreement) in which the Trustee or the Collateral Agent, as applicable, is named as a party, including any Collateral Documents executed after the Issue Date. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are (a) expressly authorized to make the representations attributed to Holders in any such agreements and (b) not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, the Intercreditor Agreements or any other Collateral Documents, the Trustee and the Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

SECTION 7.14. Limitation on Duty of Trustee in Respect of Collateral.

(a) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(b) The Trustee and Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action (but, for the avoidance of doubt, not an omission to act) constitutes gross negligence or willful misconduct on the part of the Trustee or the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral (except with respect to certificates delivered to the Collateral Agent representing securities pledged under the Collateral Documents). The Trustee and Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Intercreditor Agreements, or the Collateral Documents by the Company, any Guarantor, or any other party thereto.

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1. Option to Effect Legal Defeasance or Covenant Defeasance; Defeasance. The Company may, at its option and at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2. Legal Defeasance and Discharge. Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all of their other obligations under such Notes, the Guarantees, this Indenture and the Collateral Documents (and the Trustee, on written demand of and at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging the same) and to have cured all then existing Defaults and Events of Default, except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of Notes issued under this Indenture to receive payments in respect of the principal of, premium, if any, and interest, on the Notes when such payments are due solely out of the trust referred to in Section 8.4 hereof;

(2) the Company's obligations with respect to the Notes under Article II concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and Section 3.12 hereof concerning the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee and the Company' or Guarantors' obligations in connection therewith; and

(4) this Article VIII with respect to provisions relating to Legal Defeasance.

Subject to compliance with this Section 8.2, the Company may exercise their option under this Section 8.2 notwithstanding the prior exercise of their option under Section 8.3 hereof.

SECTION 8.3. Covenant Defeasance. Upon the Company' exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from each of their obligations under the covenants contained in Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.16, 3.19, 3.21 and Section 4.1 (except Section 4.1(a)(1) and (a)(2)) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.4 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(a) hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees will be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(a)(3) (other than with respect to Sections 4.1(a)(1) and (a)(2)), 6.1(a)(4), 6.1(a)(5), 6.1(a)(6), 6.1(a)(7) (with respect only to a Guarantor that is a Significant Subsidiary or any group of Guarantors that taken together would constitute a Significant Subsidiary), and 6.1(a)(8) (with respect only to a Guarantor that is a Significant Subsidiaries or any group of Guarantors that taken together would constitute a Significant Subsidiary) hereof shall not constitute Events of Default.

SECTION 8.4. Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.2 or 8.3 hereof:

(1) the Company (i) must irrevocably deposit in trust with the Trustee cash in Dollars or U.S. Government Obligations or a combination thereof for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be; *provided*, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the "Applicable Premium Deficit") only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer's Certificate delivered to the Trustee at least two Business Days prior to the redemption date that confirms that such Applicable Premium Deficit shall be applied toward such redemption, and (ii) must deliver to the Trustee:

(a) an Opinion of Counsel, subject to customary assumptions and exclusions, to the effect that beneficial owners of the Notes, in their capacity as such, will not recognize income, gain or loss for U.S. federal income Tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income Tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the U.S. Internal Revenue Service or change in applicable U.S. federal income Tax law since the issuance of the Notes);

(b) an Officer's Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Company; and

(c) an Officer's Certificate and an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with;

(2) no Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit; and

(3) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Credit Facilities or any other material agreement or instrument (other than this Indenture) to which, the Company or any Guarantor is a party or by which the Company or any Guarantor is bound.

SECTION 8.5. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.6 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article VIII to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.6. Repayment to the Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or interest on, any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on its written request unless an abandoned property law designates another Person or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof unless an abandoned property law designates another Person, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; *provided*, *however*, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in *The New York Times* and *The Wall Street Journal* (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.7. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or Dollars or U.S. Government Obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture and the Notes and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; *provided*, *however*, that, if the Company makes any payment of principal of, premium, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of

the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS

SECTION 9.1. Without Consent of Holders. Notwithstanding Section 9.2 of this Indenture, the Company, any Guarantor (with respect to its Guarantee, this Indenture, the Collateral Documents and the Intercreditor Agreements, if applicable) and/or the Trustee and the Collateral Agent (and any other agents party hereto (to the extent applicable)), as the case may be, may amend or supplement the Note Documents without the consent of any Holder:

(1) cure any ambiguity, omission, mistake, defect, error or inconsistency, conform any provision to any provision under the heading "Description of the Notes" in the Offering Memorandum or reduce the minimum denomination of the Notes;

(2) provide for the assumption by a successor Person of the obligations of the Company or a Guarantor under any Note Document or to comply with Article IV;

(3) provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of this Indenture relating to the form of the Notes (including related definitions);

(4) add to or modify the covenants or provide for a Guarantee, in each case, for the benefit of the Holders or surrender any right or power conferred upon the Company or any Restricted Subsidiary;

(5) make any change (including changing the CUSIP or other identifying number on any Notes that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights of any Holder in any material respect;

(6) at the Company's election, comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA, if such qualification is required;

(7) make such provisions as necessary for the issuance of Additional Notes;

(8) provide for any Restricted Subsidiary to provide a Guarantee in accordance with Section 3.2, to add Guarantees with respect to the Notes, to add security to or for the benefit of the Notes, or to confirm and evidence the release, termination, discharge or retaking of any Guarantee or Lien with respect to or securing the Notes when such release, termination, discharge or retaking is provided for under any Note Document;

(9) evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee, successor Collateral Agent or successor Paying Agent hereunder pursuant to the requirements hereof or to provide for the accession by the Trustee, Collateral Agent or Paying Agent to any Note Document;

(10) secure the Notes and/or the related Guarantees or to add collateral thereto;

(11) add an obligor or a Guarantor under this Indenture;

(12) make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes not prohibited by this Indenture, including to facilitate the issuance and administration of Notes; *provided*, *however*, that such amendment does not adversely affect the rights of Holders to transfer the Notes in any material respect;

(13) comply with the rules and procedures of any applicable securities depositary;

(14) [reserved];

(15) mortgage, pledge or grant a security interest in favor of the Collateral Agent or the Trustee for the benefit of the Trustee or the Holders of the Notes as additional security for the payment and performance of the Company's or any Guarantor's obligations under the Note Documents, in any property, or assets, including any of which are required to be mortgaged or pledged, or in which a security interest is required to be granted to the Collateral Agent or the Trustee in accordance with the terms of the Collateral Documents;

(16) add additional parties with Pari Passu Lien Priority to any Intercreditor Agreement;

(17) in the case of any Collateral Document, to include therein any legend required to be set forth therein pursuant to any of the Intercreditor Agreements or to modify any such legend as required by any of the Intercreditor Agreements;

(18) to provide for the succession of any parties to the Intercreditor Agreements (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the Credit Facilities or any other agreement governing ABL Obligations or Additional First Lien Obligations that is not prohibited by this Indenture;

(19) in order to secure any Additional First Lien Obligations or ABL Obligations to the extent permitted under the Note Documents; or

(20) provide for the release of Collateral from the Lien pursuant to the Note Documents when permitted or required by the Note Documents.

Subject to Section 9.2, upon the request of the Company and upon receipt by the Trustee of the documents described in Sections 9.6 and 13.2 hereof, the Trustee and the Collateral Agent, as applicable, will join with the Company and the Guarantors in the execution of such amended or supplemental indenture or other amendment or supplement to the Note Documents unless such amendment or supplement affects the Trustee's or Collateral Agent's own rights, duties, liabilities or immunities under this Indenture, the Note Documents or otherwise, in which case each of the Trustee and Collateral Agent may in its discretion, but will not be obligated to, enter into such amendment or supplement.

After an amendment or supplement under this Section 9.1 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment or supplement. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section 9.1.

SECTION 9.2. With Consent of Holders. Subject to the exceptions provided in this Section 9.2, the Company, the Guarantors (if applicable), the Trustee and the Collateral Agent may amend, supplement or otherwise modify the Note Documents with the consent of the Holders of at least a majority in principal amount of all the Notes then outstanding (including consents obtained before or after a Change of Control or in connection with a purchase of, or tender offer or exchange offer for, such Notes) and any existing Default or Event of Default or compliance with any provisions thereof may be waived with the consent of the Holders of at least a majority in principal amount of all the Notes then outstanding (including consents obtained before or after a Change of Control or in connection with a purchase of, or tender offer or exchange offer for, the Notes). Section 2.12 hereof and Section 13.4 hereof shall determine which Notes are considered to be "outstanding" for the purposes of this Section 9.2.

Upon the request of the Company, and upon the filing with the Trustee and Collateral Agent, as applicable, of evidence of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee and Collateral Agent of the documents described in Sections 9.6 and 13.2 hereof, the Trustee and the Collateral Agent, if applicable will join with the Company and the Guarantors in the execution of such amended or supplemental indenture or amendment or supplement to the Note Documents unless such amended or supplemental indenture or amendment or

supplement to the Note Documents affects the Trustee's or Collateral Agent's own rights, duties, liabilities or immunities under this Indenture, the Note Documents or otherwise, in which case the Trustee and Collateral Agent, if applicable, may in their discretion, but will not be obligated to, enter into such amended or supplemental indenture or amendment or supplement to the Note Documents.

Without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a nonconsenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the stated rate of or extend the stated time for payment of interest on any such Note (other than provisions relating to Section 3.5 and Section 3.9);

(3) reduce the principal of or extend the Stated Maturity of any such Note (other than provisions relating to Section 3.5 and Section 3.9);

(4) reduce the premium payable upon the redemption of any such Note or change the time at which any such Note may be redeemed, in each case as set forth in Section 5.7;

(5) make any such Note payable in currency other than that stated in such Note;

(6) impair the right of any Holder to institute suit for the enforcement of any payment of principal of and interest on such Holder's Notes on or after the due dates therefor;

(7) waive a Default or Event of Default with respect to the nonpayment of principal, premium or interest (except pursuant to a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of such Notes outstanding and a waiver of the payment default that resulted from such acceleration); or

(8) make any change in the amendment or waiver provisions which require the Holders' consent described in this Section 9.2.

Notwithstanding the foregoing, without the consent of the Holders of at least 66-2/3% in aggregate principal amount of the Notes then outstanding, no amendment or waiver may (A) make any change in any Collateral Document or the provisions in this Indenture dealing with the Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure the Obligations in respect of the Notes or (B) change or alter the priority of the Liens securing the Obligations in respect of the Notes in any material portion of the Collateral in any way materially adverse, taken as a whole, to the Holders, other than, in each case, as provided under the terms of this Indenture or the Collateral Documents.

It shall not be necessary for the consent of the Holders under this Indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under this Indenture by any Holder of the Notes given in connection with a tender or exchange of such Holder's Notes will not be rendered invalid by such tender or exchange. After an amendment or supplement under this Section 9.2 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment or supplement. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement.

SECTION 9.3. Compliance with this Indenture. Every amendment or supplement to this Indenture, any Guarantee and the Notes will be set forth in an amended or supplemental indenture that complies with this Indenture as then in effect.

SECTION 9.4. Revocation and Effect of Consents and Waivers. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and

every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent or waiver as to such Holder's Note or portion of its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.5. Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Issuer Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6. Trustee and Collateral Agent to Sign Amendments. The Trustee and Collateral Agent shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent. In executing any amended or supplemental indenture, the Trustee and Collateral Agent will be entitled to receive and (subject to Sections 7.1 and 7.2 hereof) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 13.2 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or amendment or supplement to the Note Documents is authorized or permitted by this Indenture and the Note Documents and is valid, binding and enforceable against the Company in accordance with its terms.

ARTICLE X

GUARANTEE

SECTION 10.1. Guarantee. Subject to the provisions of this Article X, each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes, the Trustee and the Collateral Agent the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Notes and all other obligations and liabilities of the Company under this Indenture (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Sections 7.7 and 12.8(bb)), (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Guarantor agrees that the Guaranteed Obligations will rank equally in right of payment with other Indebtedness of such Guarantor, except to the extent such other Indebtedness is subordinate to the Guaranteed Obligations, in which case the obligations of the Guarantors under the Guarantees will rank senior in right of payment to such other Indebtedness.

To evidence its Guarantee set forth in this Section 10.1, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

Each Guarantor hereby agrees that its Guarantee set forth in this Section 10.1 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

Each Guarantor further agrees (to the extent permitted by law) that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Guarantor waives presentation to, demand of payment from and protest to the issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations.

Each Guarantor further agrees that its Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guaranteed Obligations.

Except as set forth in Section 10.2, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Guaranteed Obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder for the Guaranteed Obligations; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor agrees that its Guarantee herein shall remain in full force and effect until payment in full of all the Guaranteed Obligations or such Guarantor is released from its Guarantee in compliance with Section 10.2, Article VIII or Article XI. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, interest on any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations then due and owing and (ii) accrued and unpaid interest on such Guaranteed Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Company or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guarantee.

Each Guarantor also agrees to pay any and all fees, costs and expenses (including attorneys' fees and expenses) incurred by the Trustee, the Collateral Agent or the Holders in enforcing any rights under this Section 10.1.

SECTION 10.2. Limitation on Liability; Termination, Release and Discharge.

(a) Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, foreign or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(b) Any Guarantee of a Guarantor shall be automatically and unconditionally released and discharged upon:

(1) upon a sale, exchange, transfer or other disposition (including by way of merger, amalgamation, consolidation, dividend distribution or otherwise) of the Capital Stock of such Guarantor or the sale, exchange, transfer or other disposition, of all or substantially all of the assets of the Guarantor to a Person other than to the Company or a Restricted Subsidiary and as otherwise not prohibited by this Indenture;

(2) upon the designation in accordance with this Indenture of the Guarantor as an Unrestricted Subsidiary or the occurrence of any event after which the Guarantor is no longer a Restricted Subsidiary;

(3) upon defeasance or discharge of the Notes pursuant to Article VIII or Article XI;

(4) to the extent that such Guarantor is not an Immaterial Subsidiary solely due to the operation of clause (i) of the definition of "Immaterial Subsidiary," upon the release of the guarantee referred to in such clause;

(5) upon any Guarantor becoming an Excluded Subsidiary (other than as a result of being an Immaterial Subsidiary), so long as such Guarantor does not guarantee or act as a co-issuer or co-borrower of (i) any Credit Facility or (ii) capital markets debt securities, in each case of the Company or any Guarantor;

(6) in the case of a Guarantee made by a Guarantor (each, an "Other Guarantee") as a result of its guarantee of other Indebtedness of the Company or a Guarantor pursuant to Section 3.7 hereof, upon such Guarantor being (or being substantially concurrently) released or discharged from all of its Guarantees of payment of the relevant Indebtedness, except, a release as a result of a payment under such Guarantee (it being understood that a release subject to a contingent reinstatement is still considered a release);

(7) upon the merger, amalgamation or consolidation of any Guarantor with and into the Company or another Guarantor or upon the liquidation of such Guarantor, in each case, in compliance with the applicable provisions of this Indenture;

(8) upon the achievement of Investment Grade Status by the Notes; *provided* that such Guarantee shall be reinstated upon the Reversion Date; and

(9) as described under Sections 9.1 and 9.2.

SECTION 10.3. Right of Contribution. Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Guarantees,

such Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee, the Collateral Agent and the Holders and each Guarantor shall remain liable to the Trustee, the Collateral Agent and the Holders for the full amount guaranteed by such Guarantor hereunder.

SECTION 10.4. No Subrogation. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee, the Collateral Agent or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee, the Collateral Agent or any Holder for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee, the Collateral Agent and the Holders by the Company on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee, the Collateral Agent and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations.

ARTICLE XI

SATISFACTION AND DISCHARGE

SECTION 11.1. Satisfaction and Discharge. This Indenture will be discharged and cease to be of further effect (except as to surviving rights of transfer or exchange of the Notes and rights of the Trustee and the Collateral Agent, as expressly provided for in this Indenture) as to all Notes and Liens, if any, on the Collateral securing the Notes will be released when:

(a) either:

(1) all the Notes previously authenticated and delivered (other than certain lost, stolen or destroyed Notes and certain Notes for which provision for payment was previously made and thereafter the funds have been released to the Company) have been delivered to the Trustee for cancellation; or

(2) all Notes not previously delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee, in the name, and at the expense of the Company;

(b) the Company has deposited or caused to be deposited with the Trustee, money in Dollars or U.S. Government Obligations, or a combination thereof, as applicable, in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or redemption date, as the case may be; *provided* that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption, and any Applicable Premium Deficit shall be set forth in an Officer's Certificate delivered to the Trustee at least two Business Days prior to the redemption date that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(c) the Company has paid or caused to be paid all other sums payable by the Company under this Indenture; and

(d) the Company shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that all conditions precedent to satisfaction and discharge pursuant to this Section 11.1 have been satisfied; *provided* that any such counsel may rely on any Officer's Certificate as to matters of fact (including as to compliance with the foregoing clauses (a)(1), (a)(2) and (b)).

Notwithstanding the satisfaction and discharge of this Indenture, the provisions of Sections 7.7 and 12.8(bb) hereof shall survive and, if money has been deposited with the Trustee pursuant to clause (a)(2) of this Section 11.1, the provisions of Sections 11.2 and 8.6 hereof will survive.

SECTION 11.2. Application of Trust Money. Subject to the provisions of Section 8.6 hereof, all money or U.S. Government Obligations deposited with the Trustee pursuant to Section 11.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium) and interest for whose payment such money or U.S. Government Obligations has been deposited with the Trustee; but such money or U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 11.1 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.1 hereof; *provided* that if the Company has made any payment of principal of, premium or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE XII

COLLATERAL

SECTION 12.1. Collateral Documents. The due and punctual payment of the principal of, premium and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Notes and payment and performance of all other Notes Obligations of the Company and the Guarantors to the Holders, the Trustee or the Collateral Agent under this Indenture, the Notes, the Guarantees, the Intercreditor Agreements and the Collateral Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents, which define the terms of the Liens that secure the Obligations, subject to the terms of the Intercreditor Agreements. The Trustee and the Company hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Holders and the Trustee and pursuant to the terms of the Collateral Documents and the Intercreditor Agreements. Each Holder, by accepting a Note, consents and agrees to the terms of the Collateral Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreements, and authorizes and directs the Collateral Agent to enter into the Collateral Documents and the Intercreditor Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Collateral Agent copies of all documents required to be filed pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 12.1, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall, and shall cause the Subsidiaries of the Company to, take any and all actions and make all filings (including the filing of UCC financing statements, continuation statements and amendments thereto) reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Company and the Guarantors to the Notes Secured Parties under this Indenture, the Notes, the Guarantees, the Intercreditor Agreements and the Collateral Documents, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreements and the Collateral Documents), in

favor of the Collateral Agent for the benefit of the Holders and the Trustee subject to no Liens other than Permitted Liens.

SECTION 12.2. Release of Collateral.

(a) Subject to Sections 12.3(a) and (b) hereof, property and other assets constituting Collateral shall automatically be released from the Liens securing the Notes, and the Collateral Agent (subject to its receipt of an Officer's Certificate and Opinion of Counsel as provided below) shall at the Company's expense, execute and deliver to the Company or the applicable Guarantor such documents as the Company or such Guarantor may reasonably request to evidence the release of such item of Collateral from the Lien granted under the Collateral Documents or to subordinate its interest in such item, or to evidence the release of such Guarantor from its obligations under the Notes Guarantee, in each case in accordance with the terms of this Indenture and applicable Collateral Documents, under any one or more of the following circumstances:

(1) to enable the Company to consummate the sale, transfer or other disposition (including by the termination of finance leases or the repossession of the leased property in a finance lease by the lessor) of such property or assets (to a Person that is not the Company or a Guarantor) to the extent not prohibited under Section 3.5;

(2) with respect to Collateral of any Guarantor, upon the release of such Guarantor from its Notes Guarantee pursuant to the terms of this Indenture;

(3) to the extent such Collateral otherwise becomes Excluded Property;

(4) pursuant to Sections 9.1 and 9.2;

(5) after the ABL Credit Agreement is entered into, upon any release or termination of the Lien on any ABL Priority Collateral securing the ABL Credit Agreement other than pursuant to a payment or refinancing of the ABL Credit Agreement;

(6) upon payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations under this Indenture, the Guarantees and the Collateral Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid; or

(7) upon a Legal Defeasance or Covenant Defeasance of this Indenture as set forth under Article VIII;

(8) upon a satisfaction and discharge of this Indenture as set forth under Article XI; and

(9) that is otherwise released in accordance with the applicable provisions of the Collateral Documents and any Intercreditor Agreement, but subject to any restrictions thereon set forth in this Indenture or any Intercreditor Agreement.

The Holders hereby irrevocably authorize the Collateral Agent to release or subordinate any Lien on any property granted to or held by the Collateral Agent to the holder of any Lien on such property that is permitted by clause (9) of the definition of "Permitted Liens" to the extent required by the holder of, or pursuant to the terms of any agreement governing, the obligations secured by such Liens.

(b) With respect to any release of Collateral, upon receipt of an Officer's Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture, the Collateral Documents and the Intercreditor Agreements, as applicable, to such release have been met and that it is permitted for the Trustee and/or the Collateral Agent to execute and deliver the documents requested by the Company in connection with such release, and any necessary or proper instruments of termination, satisfaction, discharge or release prepared by the Company,

the Trustee shall, or shall cause the Collateral Agent to, execute, deliver or acknowledge (at the Company's expense) such instruments or releases to evidence the release and discharge of any Collateral permitted to be released pursuant to this Indenture, the Collateral Documents or the Intercreditor Agreements and shall do or cause to be done (at the Company's expense) all acts reasonably requested of them to release such Lien as soon as is reasonably practicable. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer's Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Collateral Document or in the Intercreditor Agreements to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction, discharge or termination, unless and until it receives such Officer's Certificate and Opinion of Counsel.

SECTION 12.3. Suits to Protect the Collateral. Subject to the provisions of Article VI hereof, the Collateral Documents and the Intercreditor Agreements, the Trustee, without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent to take all actions it determines in order to:

(a) enforce any of the terms of the Collateral Documents; and

(b) collect and receive any and all amounts payable in respect of the Obligations hereunder.

Subject to the provisions of the Collateral Documents and the Intercreditor Agreements, the Trustee and the Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 12.3 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Collateral Agent.

SECTION 12.4. Authorization of Receipt of Funds by the Trustee Under the Collateral Documents. Subject to the provisions of the Intercreditor Agreements, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

SECTION 12.5. Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article XII to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

SECTION 12.6. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XII upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article XII; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

SECTION 12.7. Release Upon Termination of the Company's Obligations. In the event that the Company delivers to the Trustee an Officer's Certificate certifying that (i) payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations under this Indenture, the Notes, the Guarantees and the Collateral Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (ii) the Company shall have exercised their Legal Defeasance option or their Covenant Defeasance option, in each case in compliance with the provisions of Article VII, and an Opinion of Counsel stating that all conditions precedent to the execution and delivery of such notice by the Trustee have been satisfied, the Trustee shall deliver to the Company and the Collateral Agent a notice, in form reasonably satisfactory to the Collateral Agent, stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article VII), and any

rights it has under the Collateral Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done (at the expense of the Company) all acts reasonably requested by the Company to release and discharge such Lien as soon as is reasonably practicable.

SECTION 12.8. Collateral Agent.

(a) The Trustee and each of the Holders by acceptance of the Notes hereby designates and appoints the Collateral Agent as its agent under this Indenture, the Collateral Documents and the Intercreditor Agreements and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Collateral Documents and the Intercreditor Agreements and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture, the Collateral Documents and the Intercreditor Agreements, and consents and agrees to the terms of the Intercreditor Agreements and each Collateral Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Collateral Agent agrees to act as such on the express conditions contained in this Section 12.8. The provisions of this Section 12.8 are solely for the benefit of the Collateral Agent and none of the Trustee, any of the Holders nor any of the Grantors shall have any rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Section 12.4. Each Holder agrees that any action taken by the Collateral Agent in accordance with the provisions of this Indenture, the Intercreditor Agreements and the Collateral Documents, and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Collateral Documents and the Intercreditor Agreements, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Note Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Collateral Documents and the Intercreditor Agreements or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The Collateral Agent may perform any of its duties under this Indenture, the Collateral Documents or the Intercreditor Agreements by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person's Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates, (a "Related Person") and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith.

(c) None of the Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Collateral Document or the Intercreditor Agreements or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any other Grantor or Affiliate of any Grantor, or any Officer or Related Person thereof, contained in this Indenture, or any other Note Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, the Collateral Documents or the Intercreditor Agreements, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Collateral Documents or the Intercreditor Agreements, or for any failure of any Grantor or any other party to this Indenture, the Collateral Documents or the Intercreditor Agreements to perform its obligations hereunder or thereunder. None of the Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any

Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Collateral Documents or the Intercreditor Agreements or to inspect the properties, books, or records of any Grantor or any Grantor's Affiliates.

(d) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any other Grantor), independent accountants and other experts and advisors selected by the Collateral Agent. The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, judgment, order, bond, debenture, or other paper or document. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Collateral Documents or the Intercreditor Agreements unless it shall first receive such advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Notes as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Collateral Documents or the Intercreditor Agreements in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Trust Officer of the Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a "notice of default." The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article VI or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 12.8).

(f) The Collateral Agent may resign at any time by notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. If the Collateral Agent resigns under this Indenture, the Company shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation), the Trustee (at the direction of Holders of a majority in aggregate principal amount of the Notes) may appoint a successor collateral agent, subject to the consent of the Company (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor collateral agent. If no successor collateral agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term "Collateral Agent" shall mean such successor collateral agent, and the retiring Collateral Agent's appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent's resignation hereunder, the provisions of this Section 12.8 and Section 7.7 shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Indenture. If the Collateral Agent consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Collateral Agent and assume all of the rights and obligations of the Collateral Agent under this Indenture, the Intercreditor Agreements and the Collateral Documents.

(g) Wilmington Trust, National Association shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Collateral Documents or the Intercreditor Agreements, neither the Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, col-

lect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(h) The Collateral Agent and the Trustee are authorized and directed to (i) enter into (including by way of joinder or accession) the Collateral Documents to which it is party, whether executed before, on or after the Issue Date, (ii) enter into (including by way of joinder or accession) the Intercreditor Agreements, (iii) make the representations of the Holders set forth in the Collateral Documents and Intercreditor Agreements, (iv) bind the Holders on the terms as set forth in the Collateral Documents and the Intercreditor Agreements and (v) perform and observe its obligations under the Collateral Documents and the Intercreditor Agreements.

(i) If at any time or times the Trustee shall receive (i) by payment, foreclosure, realization, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article VI, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent such proceeds to be applied by the Collateral Agent pursuant to the terms of this Indenture, the Collateral Documents and the Intercreditor Agreements.

(j) The Collateral Agent is each Holder's agent for the purpose of perfecting the Holders' security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Company, the Trustee shall notify the Collateral Agent thereof and promptly shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent's instructions.

(k) The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the Grantor's property constituting collateral intended to be subject to the Lien and security interest of the Collateral Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture, any Collateral Document or the Intercreditor Agreements other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes or as otherwise provided in the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(l) If the Company or any Guarantor (i) incurs any obligations in respect of First Lien Obligations at any time when no Pari Passu Intercreditor Agreement is in effect or at any time when First Lien Obligations entitled to the benefit of a Pari Passu Intercreditor Agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Officer's Certificate so stating and requesting the Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the Pari Passu Intercreditor Agreement) in favor of a designated agent or representative for the holders of the First Lien Obligations so incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including legal fees and expenses of the Trustee and the Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(m) If the Company or any Guarantor (i) incurs any obligations in respect of Indebtedness having Junior Lien Priority at any time when no intercreditor agreement is in effect or at any time when Indebtedness constituting Indebtedness having Junior Lien Priority entitled to the benefit of a Junior Lien Priority Intercreditor Agreement

is concurrently retired and (ii) delivers to the Collateral Agent an Officer's Certificate so stating and requesting the Collateral Agent to enter into an intercreditor agreement (on terms that are customary for such financings as determined by the Company in good faith reflecting the subordination of such Liens to the Liens secured by Notes and Guarantees) in favor of a designated agent or representative for the holders of the Junior Lien Priority Indebtedness so incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including legal fees and expenses of the Trustee and the Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(n) If the Company or any Guarantor (i) incurs any obligations in respect of ABL Obligations at any time when no ABL Intercreditor Agreement is in effect or at any time when ABL Obligations entitled to the benefit of an ABL Intercreditor Agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Officer's Certificate so stating and requesting the Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the ABL Intercreditor Agreement) in favor of a designated agent or representative for the holders of the ABL Obligations so incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including legal fees and expenses of the Trustee and the Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(o) No provision of this Indenture, the Intercreditor Agreements or any Collateral Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) if it shall have received indemnity satisfactory to the Collateral Agent against potential costs and liabilities incurred by the Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreements or the Collateral Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described in this paragraph (o) if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

(p) The Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the Intercreditor Agreements and the Collateral Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Company (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.

(q) Neither the Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, pandemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included, but not limited to, lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(r) The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any other Grantor under this Indenture, the Intercreditor Agreements and the Collateral Documents. The Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in any Note Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, the Intercreditor Agreements or any Collateral Document; the execution, validity, genuineness, effectiveness or enforceability of the Intercreditor Agreements and any Collateral Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture, the Intercreditor Agreements and the Collateral Documents. The Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Intercreditor Agreements and the Collateral Documents, or the satisfaction of any conditions precedent contained in this Indenture, the Intercreditor Agreements and any Collateral Documents. The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Intercreditor Agreements and the Collateral Documents unless expressly set forth hereunder or thereunder. The Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of the Note Documents.

(s) The parties hereto and the Holders hereby agree and acknowledge that the Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreements, the Collateral Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreements and the Collateral Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral.

(t) Upon the receipt by the Collateral Agent of a written request of the Company signed by one Officer of the Company (a "Collateral Document Order"), the Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Collateral Document to be executed after the Issue Date. Such Collateral Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Collateral Document Order referred to in, this Section 12.8(t), and (ii) instruct the Collateral Agent to execute and enter into such Collateral Document. Any such execution of a Collateral Document shall be at the direction and expense of the Company, upon delivery to the Collateral Agent of an Officer's Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Collateral Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agent to execute such Collateral Documents.

(u) Subject to the provisions of the applicable Collateral Documents and the Intercreditor Agreements, each Holder, by acceptance of the Notes, agrees that the Collateral Agent shall execute and deliver the Intercreditor Agreements and the Collateral Documents to which it is a party (or joinders thereto) and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture, the Intercreditor Agreements or the Collateral Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustee, as applicable.

(v) After the occurrence of an Event of Default, the Trustee may direct the Collateral Agent in connection with any action required or permitted by this Indenture, the Collateral Documents or the Intercreditor Agreements.

(w) The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents or the Intercreditor Agreements and to the extent not prohibited under the Intercreditor Agreements, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 hereof and the other provisions of this Indenture.

(x) Subject to the terms of the Collateral Documents, in each case that the Collateral Agent may or is required hereunder or under any other Note Documents to take any action (an "Action"), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any other Note Documents, the Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. Subject to the terms of the Collateral Documents, if the Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.

(y) Notwithstanding anything to the contrary in this Indenture or any other Note Documents, in no event shall the Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the other Note Documents (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent or the Trustee be responsible for, and neither the Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Collateral Documents or the security interests or Liens intended to be created thereby.

(z) Before the Collateral Agent acts or refrains from acting in each case at the request or direction of the Company or the Guarantors, it may require an Officer's Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 13.3. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(aa) Notwithstanding anything to the contrary contained herein, the Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee solely with respect to the Collateral Documents and the Collateral.

(bb) The Company shall pay compensation to, reimburse expenses of and indemnify the Collateral Agent in accordance with Section 7.7, with references in such Section to "Trustee" deemed to be references to "Collateral Agent."

SECTION 12.9. Designations. For purposes of the provisions hereof and the Pari Passu Intercreditor Agreement requiring the Company to designate Indebtedness for the purposes of the term "First Lien Obligations," hereunder or under the Pari Passu Intercreditor Agreement, any such designation shall be sufficient if such requirements under the Pari Passu Intercreditor Agreement are satisfied.

SECTION 12.10. No Impairment of the Security Interests. Except as otherwise permitted under this Indenture, the Intercreditor Agreements and the Collateral Documents, neither the Company nor any of the Guarantors will be permitted to take any action, or knowingly omit to take any action, which action or omission would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee, the Collateral Agent and the Holders of the Notes.

SECTION 12.11. Insurance. The Company shall maintain insurance, and cause each of its Restricted Subsidiaries to maintain insurance, with financially sound and reputable insurers (naming the Collateral Agent as an additional insured or loss payee, as applicable), with respect to such of its properties, against such risks, casualties and contingencies and in such types and amounts as are consistent with sound business practice, it being understood that

this Section 12.11 shall not prevent the use of deductible or excess loss insurance and shall not prevent (i) the Company or any of its Subsidiaries from acting as a self-insurer or maintaining insurance with another Subsidiary or Subsidiaries of the Company so long as such action is consistent with sound business practice or (ii) the Company from obtaining and owning insurance policies covering activities of its Subsidiaries.

ARTICLE XIII

MISCELLANEOUS

SECTION 13.1. Notices. Any notice, request, direction, consent or communication made pursuant to the provisions of this Indenture or the Notes shall be in writing and delivered in person, sent by facsimile, sent by electronic mail in pdf format, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

if to the Company or to any Guarantor:

Townsquare Media, Inc.
One Manhattanville Road, Suite 202
Purchase, NY 10577
Attention: Chief Financial Officer
Facsimile: (800) 301-6408

with a copy to:

Kirkland & Ellis LLP
601 Lexington Ave
New York, New York 10022
Attention: Joshua Korff, Esq.
Marsha Mogilevich, Esq.
Facsimile: (212) 446-4900

if to the Trustee or the Collateral Agent, at its corporate trust office, which corporate trust office for purposes of this Indenture is at the date hereof located at:

Wilmington Trust, National Association
1100 North Market Street
Wilmington, DE 19890
Attn: Townsquare Media, Inc. Administrator
Telecopy: 302-636-4149

The Company, the Trustee or the Collateral Agent by written notice to each other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to the Company or the Guarantors shall be deemed to have been given or made as of the date so delivered if personally delivered or if delivered electronically, in pdf format; when receipt is acknowledged, if telecopied; and seven calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Any notice or communication to the Trustee or the Collateral Agent shall be deemed delivered upon receipt.

Any notice or communication sent to a Holder shall be delivered to the Holder at the Holder's address as it appears in the Notes Register and shall be sufficiently given if so sent within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given,

whether or not the addressee receives it, except that notices to the Trustee or the Collateral Agent shall be effective only upon receipt.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee.

SECTION 13.2. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or any of the Guarantors to the Trustee or the Collateral Agent to take or refrain from taking any action under this Indenture, Notes or the other Note Documents, the Company or such Guarantor, as the case may be, shall furnish to the Trustee, and if such action relates to a Collateral Document or Intercreditor Agreement, the Collateral Agent:

(1) an Officer's Certificate in form satisfactory to the Trustee (which shall include the statements set forth in Section 13.3 hereof) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture, the Notes or the Collateral Documents relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form satisfactory to the Trustee (which shall include the statements set forth in Section 13.3 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been satisfied and all covenants have been complied with.

SECTION 13.3. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture, the Notes or Collateral Documents shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition precedent, if any;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition precedent, if any, has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition precedent, if any, has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer's Certificate or on certificates of public officials.

SECTION 13.4. When Notes Disregarded. In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Guarantor or any Affiliate of them shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee or Collateral Agent shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee or Collateral Agent, as the case may be, actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 13.5. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or at meetings of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 13.6. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York, New York or the state of the place of payment. If a payment date, including any Redemption Date, is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 13.7. Governing Law. THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 13.8. Jurisdiction. The Company and the Guarantors agree that any suit, action or proceeding against the Company or any Guarantor brought by any Holder, the Trustee or the Collateral Agent arising out of or based upon this Indenture, the Guarantee or the Notes may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company and the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture, the Guarantee or the Notes, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Company and the Guarantors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company or the Guarantors, as the case may be, and may be enforced in any court to the jurisdiction of which the Company or the Guarantors, as the case may be, are subject by a suit upon such judgment.

SECTION 13.9. Waivers of Jury Trial. **EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE GUARANTEES AND FOR ANY COUNTERCLAIM THEREIN.**

SECTION 13.10. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "USA PATRIOT Act"), the Trustee and the Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Indenture agree that they will provide the Trustee and the Collateral Agent with such information as each may request in order to satisfy the requirements of the USA PATRIOT Act.

SECTION 13.11. No Recourse Against Others. No director, officer, employee, incorporator or equityholder of the Company or any of its Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Company or any Guarantor under the Note Documents or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 13.12. Successors. All agreements of the Company and each Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee and the Collateral Agent in this Indenture shall bind its successors.

SECTION 13.13. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic methods shall be deemed to be

their original signatures for all purposes. In furtherance of the foregoing, the words "execute", "execution", "signed", "signature", "delivery" and words of like import in or relating to any document to be signed in connection with this Indenture and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, neither the Trustee nor the Collateral Agent is under any obligations to agree to accept electronic signatures in any form or in any format except for facsimile and PDF unless expressly agreed to by the Trustee or the Collateral Agent pursuant to reasonable procedures approved by the Trustee or the Collateral Agent, as applicable. As used herein, "Electronic Signature" means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.

SECTION 13.14. Table of Contents; Headings. The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.15. Force Majeure. In no event shall the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics or pandemics, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, it being understood that the Trustee and the Collateral Agent shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 13.16. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.17. Intercreditor Agreements. In the event that any Intercreditor Agreement is entered into, each Holder, by its acceptance of a Note, (a) consents to the priority of Liens and payments provided for in such Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of such Intercreditor Agreement and (c) authorizes and instructs the Collateral Agent and/or the Trustee to enter into such Intercreditor Agreement as the Collateral Agent and on behalf of such Holder, including without limitation, making the representations of the Holders contained therein, and including any amendments, restatements or supplements thereto providing for, inter alia, substantially the same rights, priorities and obligations referred to in any such applicable Intercreditor Agreement and covering any other matters incidental thereto.

[Signature on following pages]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

TOWNSQUARE MEDIA, INC.

By: /s/ Stuart Rosenstein
Name: Stuart Rosenstein
Title: Executive Vice President and Chief Financial Officer

ON BEHALF OF EACH OF THE GUARANTORS LISTED ON SCHEDULE I HERETO

By: /s/ Stuart Rosenstein
Name: Stuart Rosenstein
Title: Executive Vice President and Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

By: /s/ Karen Ferry
Name: Karen Ferry
Title: Vice President

SCHEDULE I

Guarantors

1. Berkshire Broadcasting Co., Inc., a Delaware corporation
2. Bryton Acquisition Company, LLC, a Delaware limited liability company
3. GAP Broadcasting Burlington License, LLC, a Delaware limited liability company
4. GAP Broadcasting Burlington, LLC, a Delaware limited liability company
5. GAP Broadcasting Midland-Odessa License, LLC, a Delaware limited liability company
6. GAP Broadcasting Midland-Odessa, LLC, a Delaware limited liability company
7. Lyla Acquisition Company, LLC, a Delaware limited liability company (f/k/a Peak II Holding LLC)
8. Lyla Intermediate Holding, LLC, a Delaware limited liability company (f/k/a Peak II Intermediate Holding LLC)
9. Millennium Atlantic City II Holdco, LLC, a Delaware limited liability company
10. Special Events Management, LLC, a Delaware limited liability company
11. Townsquare Active Events, LLC, a Delaware limited liability company
12. Townsquare Interactive, LLC, a Delaware limited liability company
13. Townsquare Lifestyle Events, LLC, a Delaware limited liability company
14. Townsquare Live Events, LLC, a Delaware limited liability company
15. Townsquare Management Company, LLC, a Delaware limited liability company
16. Townsquare Media 2010, Inc., a Delaware corporation
17. Townsquare Media Abilene License, LLC, a Delaware limited liability company
18. Townsquare Media Abilene, LLC, a Delaware limited liability company
19. Townsquare Media Acquisition III, LLC, a Delaware limited liability company
20. Townsquare Media Acquisition IV, LLC, a Delaware limited liability company
21. Townsquare Media Amarillo License, LLC, a Delaware limited liability company
22. Townsquare Media Amarillo, LLC, a Delaware limited liability company
23. Townsquare Media Atlantic City II License, LLC, a Delaware limited liability company
24. Townsquare Media Atlantic City II, LLC, a Delaware limited liability company
25. Townsquare Media Atlantic City III Holdco, LLC, a Delaware limited liability company
26. Townsquare Media Atlantic City III License, LLC, a Delaware limited liability company
27. Townsquare Media Atlantic City III, LLC, a Delaware limited liability company
28. Townsquare Media Atlantic City License, LLC, a Delaware limited liability company
29. Townsquare Media Atlantic City, LLC, a Delaware limited liability company
30. Townsquare Media Augusta Waterville License, LLC, a Delaware limited liability company
31. Townsquare Media Augusta Waterville, LLC, a Delaware limited liability company
32. Townsquare Media Bangor License, LLC, a Delaware limited liability company
33. Townsquare Media Bangor, LLC, a Delaware limited liability company
34. Townsquare Media Battle Creek License LLC, a Delaware limited liability company
35. Townsquare Media Battle Creek LLC, a Delaware limited liability company
36. Townsquare Media Billings License, LLC, a Delaware limited liability company
37. Townsquare Media Billings, LLC, a Delaware limited liability company
38. Townsquare Media Binghamton License, LLC, a Delaware limited liability company
39. Townsquare Media Binghamton, LLC, a Delaware limited liability company
40. Townsquare Media Bismarck License, LLC, a Delaware limited liability company
41. Townsquare Media Bismarck, LLC, a Delaware limited liability company
42. TOWNSQUARE MEDIA BOISE LICENSE, LLC, a Delaware limited liability company
43. TOWNSQUARE MEDIA BOISE, LLC, a Delaware limited liability company (f/k/a/ Peak Broadcasting of Boise, LLC)
44. Townsquare Media Bozeman License, LLC, a Delaware limited liability company
45. Townsquare Media Bozeman, LLC, a Delaware limited liability company
46. Townsquare Media Broadcasting, LLC, a Delaware limited liability company
47. Townsquare Media Casper License, LLC, a Delaware limited liability company
48. Townsquare Media Casper, LLC, a Delaware limited liability company
49. Townsquare Media Cedar Rapids License LLC, a Delaware limited liability company
50. Townsquare Media Cedar Rapids LLC, a Delaware limited liability company

51. Townsquare Media Cheyenne License, LLC, a Delaware limited liability company
52. Townsquare Media Cheyenne, LLC, a Delaware limited liability company
53. Townsquare Media Danbury License LLC, a Delaware limited liability company
54. Townsquare Media Danbury LLC, a Delaware limited liability company
55. Townsquare Media Dubuque License, LLC, a Delaware limited liability company
56. Townsquare Media Dubuque, LLC, a Delaware limited liability company
57. Townsquare Media Duluth License, LLC, a Delaware limited liability company
58. Townsquare Media Duluth, LLC, a Delaware limited liability company
59. Townsquare Media Faribault License LLC, a Delaware limited liability company
60. Townsquare Media Faribault LLC, a Delaware limited liability company
61. Townsquare Media Grand Junction License, LLC, a Delaware limited liability company
62. Townsquare Media Grand Junction, LLC, a Delaware limited liability company
63. Townsquare Media Kalamazoo License LLC, a Delaware limited liability company
64. Townsquare Media Kalamazoo LLC, a Delaware limited liability company
65. Townsquare Media Killeen-Temple License, LLC, a Delaware limited liability company
66. Townsquare Media Lake Charles License, LLC, a Delaware limited liability company
67. Townsquare Media Lake Charles, LLC, a Delaware limited liability company
68. Townsquare Media Lansing License LLC, a Delaware limited liability company
69. Townsquare Media Lansing LLC, a Delaware limited liability company
70. Townsquare Media Laramie License, LLC, a Delaware limited liability company
71. Townsquare Media Laramie, LLC, a Delaware limited liability company
72. Townsquare Media Lawton License, LLC, a Delaware limited liability company
73. Townsquare Media Lawton, LLC, a Delaware limited liability company
74. Townsquare Media Licensee of Albany and Lafayette, Inc., a Delaware corporation
75. Townsquare Media Licensee of Peoria, Inc., a Delaware corporation
76. Townsquare Media Licensee of St. Cloud, Inc., a Delaware corporation
77. Townsquare Media Licensee of Utica/Rome, Inc., a Delaware corporation
78. Townsquare Media Lubbock License, LLC, a Delaware limited liability company
79. Townsquare Media Lubbock, LLC, a Delaware limited liability company
80. Townsquare Media Lufkin License, LLC, a Delaware limited liability company
81. Townsquare Media Lufkin, LLC, a Delaware limited liability company
82. Townsquare Media Missoula License, LLC, a Delaware limited liability company
83. Townsquare Media Missoula, LLC, a Delaware limited liability company
84. Townsquare Media Monmouth-Ocean License, LLC, a Delaware limited liability company
85. Townsquare Media Monmouth-Ocean, LLC, a Delaware limited liability company
86. Townsquare Media New Bedford License, LLC, a Delaware limited liability company
87. Townsquare Media New Bedford, LLC, a Delaware limited liability company
88. Townsquare Media Odessa-Midland II License, LLC, a Delaware limited liability company
89. Townsquare Media Odessa-Midland II, LLC, a Delaware limited liability company
90. Townsquare Media Odessa-Midland License, LLC, a Delaware limited liability company
91. Townsquare Media Odessa-Midland, LLC, a Delaware limited liability company
92. Townsquare Media Pittsfield, LLC, a Delaware limited liability company
93. Townsquare Media Pittsfield, License, LLC, a Delaware limited liability company
94. Townsquare Media of Albany and Lafayette, Inc., a Delaware corporation
95. Townsquare Media of Albany, Inc., a Delaware corporation
96. Townsquare Media of Buffalo, Inc., a Delaware corporation
97. Townsquare Media of El Paso, Inc., a Delaware corporation
98. Townsquare Media of Evansville/Owensboro, Inc., a Delaware corporation
99. Townsquare Media of Flint, Inc., a Delaware corporation
100. Townsquare Media of Ft. Collins and Grand Rapids, LLC, a California limited liability company
101. Townsquare Media of Ft. Collins, Inc., a Delaware corporation
102. Townsquare Media of Grand Rapids, Inc., a Delaware corporation
103. Townsquare Media of Killeen-Temple, Inc., a Delaware corporation (f/k/a Townsquare Media of Bloomington, Inc.)
104. Townsquare Media of Lafayette, LLC, a Delaware limited liability company
105. Townsquare Media of Midwest, LLC, a Delaware limited liability company

106. Townsquare Media of Presque Isle, Inc., a Delaware corporation (f/k/a Townsquare Media of Peoria, Inc.)
107. Townsquare Media of St. Cloud, Inc., a Delaware corporation
108. Townsquare Media of Utica/Rome, Inc., a Delaware corporation
109. Townsquare Media Oneonta License, LLC, a Delaware limited liability company
110. Townsquare Media Oneonta, LLC, a Delaware limited liability company
111. Townsquare Media Pocatello License, LLC, a Delaware limited liability company
112. Townsquare Media Pocatello, LLC, a Delaware limited liability company
113. Townsquare Media Portland License LLC, a Delaware limited liability company
114. Townsquare Media Portland LLC, a Delaware limited liability company
115. Townsquare Media Portsmouth License LLC, a Delaware limited liability company
116. Townsquare Media Portsmouth LLC, a Delaware limited liability company
117. Townsquare Media Poughkeepsie License, LLC, a Delaware limited liability company
118. Townsquare Media Poughkeepsie, LLC, a Delaware limited liability company (f/k/a Peak Broadcasting of Fresno, LLC)
119. Townsquare Media Presque Isle License, LLC, a Delaware limited liability company
120. Townsquare Media Quad Cities License LLC, a Delaware limited liability company
121. Townsquare Media Quad Cities LLC, a Delaware limited liability company
122. Townsquare Media Quincy-Hannibal License, LLC, a Delaware limited liability company
123. Townsquare Media Quincy-Hannibal, LLC, a Delaware limited liability company
124. Townsquare Media Rochester License LLC, a Delaware limited liability company
125. Townsquare Media Rochester LLC, a Delaware limited liability company
126. Townsquare Media Rockford License LLC, a Delaware limited liability company
127. Townsquare Media Rockford LLC, a Delaware limited liability company
128. Townsquare Media San Angelo License, LLC, a Delaware limited liability company
129. Townsquare Media San Angelo, LLC, a Delaware limited liability company
130. Townsquare Media Sedalia License, LLC, a Delaware limited liability company
131. Townsquare Media Sedalia, LLC, a Delaware limited liability company
132. Townsquare Media Shelby License, LLC, a Delaware limited liability company
133. Townsquare Media Shelby, LLC, a Delaware limited liability company
134. Townsquare Media Shreveport License, LLC, a Delaware limited liability company
135. Townsquare Media Shreveport, LLC, a Delaware limited liability company
136. Townsquare Media Sioux Falls License, LLC, a Delaware limited liability company
137. Townsquare Media Sioux Falls, LLC, a Delaware limited liability company
138. Townsquare Media Texarkana License, LLC, a Delaware limited liability company
139. Townsquare Media Texarkana, LLC, a Delaware limited liability company
140. Townsquare Media Trenton License, LLC, a Delaware limited liability company
141. Townsquare Media Trenton, LLC, a Delaware limited liability company
142. Townsquare Media Tri-Cities License, LLC, a Delaware limited liability company
143. Townsquare Media Tri-Cities, LLC, a Delaware limited liability company
144. Townsquare Media Tuscaloosa License, LLC, a Delaware limited liability company
145. Townsquare Media Tuscaloosa, LLC, a Delaware limited liability company
146. Townsquare Media Twin Falls License, LLC, a Delaware limited liability company
147. Townsquare Media Twin Falls, LLC, a Delaware limited liability company
148. Townsquare Media Tyler License, LLC, a Delaware limited liability company
149. Townsquare Media Tyler, LLC, a Delaware limited liability company
150. Townsquare Media Victoria License, LLC, a Delaware limited liability company
151. Townsquare Media Victoria, LLC, a Delaware limited liability company
152. Townsquare Media Waterloo License LLC, a Delaware limited liability company
153. Townsquare Media Waterloo LLC, a Delaware limited liability company
154. Townsquare Media West Central Holdings, LLC, a Delaware limited liability company
155. Townsquare Media West Central Intermediate Holdings, LLC, a Delaware limited liability company
156. Townsquare Media West Central Radio Broadcasting, LLC, a Delaware limited liability company
157. Townsquare Media Wichita Falls License, LLC, a Delaware limited liability company
158. Townsquare Media Wichita Falls, LLC, a Delaware limited liability company
159. Townsquare Media Yakima License, LLC, a Delaware limited liability company
160. Townsquare Media Yakima, LLC, a Delaware limited liability company

161. Townsquare MMN, LLC, a Delaware limited liability company
162. Townsquare New Jersey Holdco, LLC, a Delaware limited liability company
163. Townsquare Next, LLC, a Delaware limited liability company
164. Townsquare Radio Holdings, LLC, a Delaware limited liability company
165. Townsquare Radio, Inc., a Delaware corporation
166. Zader Acquisition Company LLC, a Delaware limited liability company
167. Townsquare Radio, LLC, a Delaware limited liability company
168. Townsquare Finance, LLC, a Delaware limited liability company
169. Townsquare Active Treasury, LLC, a Delaware limited liability company

EXHIBIT A

[FORM OF FACE OF GLOBAL RESTRICTED NOTE]
[Applicable Restricted Notes Legend]
[Depository Legend, if applicable]
[OID Legend, if applicable]
[Temporary Regulation S Legend, if applicable]

No. [___]

Principal Amount $[___________] [as revised by the Schedule of Increases and Decreases in Global Note attached hereto][1]
CUSIP NO. ________________________
ISIN ______________________________

TOWNSQUARE MEDIA, INC.

6.875% Senior Secured Notes due 2026

Townsquare Media, Inc., a Delaware corporation ("Company"), promises to pay to [Cede & Co.],[2] or its registered assigns, the principal sum of _______________ Dollars, [as revised by the Schedule of Increases and Decreases in Global Note attached hereto],[3] on February 1, 2026.

Interest Payment Dates: February 1 and August 1, commencing on August 1, 2021

Record Dates: January 15 and July 15

Additional provisions of this Note are set forth on the other side of this Note.

---

1 Insert in Global Notes only.

2 Insert in Global Notes only.

3 Insert in Global Notes only.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

TOWNSQUARE MEDIA, INC.

By: ____

Name:

Title:

TRUSTEE CERTIFICATE OF AUTHENTICATION

This Note is one of the 6.875% Senior Secured Notes due 2026 referred to in the within-mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By: ____
Authorized Signatory

Dated: ______________________

[FORM OF REVERSE SIDE OF NOTE]
TOWNSQUARE MEDIA, INC.
6.875% SENIOR SECURED NOTES DUE 2026

Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

1. Interest

The Company promises to pay interest on the principal amount of this Note at 6.875% per annum from January 6, 2021 until maturity. The Company will pay interest semi-annually in arrears every February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; *provided*, that the first Interest Payment Date shall be August 1, 2021. The Company shall pay interest on overdue principal at the rate specified herein, and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. If the Company delivers global notes to the Trustee for cancellation on a date that is on or after the record date and on or before the corresponding Interest Payment Date, the accrued and unpaid interest to, but excluding the Redemption Date will be paid on the Redemption Date to the Holder in whose name the Note is registered at the close of business on such record date in accordance with the applicable procedures of DTC, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

[Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.]

2. Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium and interest when due. Interest on any Note which is payable, and is timely paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the preceding January 15 and July 15 at the office or agency of the Company maintained for such purpose pursuant to Section 2.3 of the Indenture. The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Paying Agent or Registrar designated by the Company maintained for such purpose (which shall initially be the office of the Trustee maintained for such purpose), or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3 of the Indenture; *provided*, *however*, that, at the option of the Paying Agent, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Notes Register or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the third to last sentence of this paragraph. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depository. Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, and interest held by a Holder of at least $1,000,000 aggregate principal amount of Notes represented by Definitive Notes) will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). If an Interest Payment Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

3. Paying Agent and Registrar

The Company initially appoints Wilmington Trust, National Association, as trustee (the "Trustee") as Registrar, Paying Agent and Collateral Agent for the Notes. The Company may change any Registrar or Paying Agent without prior notice to the Holders. The Company or any Guarantor may act as Paying Agent, Registrar or transfer agent.

4. Indenture

The Company issued the Notes under an Indenture dated as of January 6, 2021 (as it may be amended or supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Indenture"), among the Company, the guarantors named therein and the Trustee and Collateral Agent. The terms of the Notes include those stated in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture for a statement of those terms. In the event of a conflict between the terms of the Notes and terms of the Indenture, the terms of the Indenture shall prevail.

The Notes are senior secured obligations of the Company. The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is unlimited. This Note is one of the 6.875% Senior Secured Notes due 2026 referred to in the Indenture. The Notes include (i) $550,000,000 principal amount of the Company's 6.875% Senior Secured Notes due 2026 issued under the Indenture on January 6, 2021 (the "Initial Notes") and (ii) if and when issued, additional Notes that may be issued from time to time under the Indenture subsequent to January 6, 2021 (the "Additional Notes") as provided in Section 2.1(a) of the Indenture. The Initial Notes and the Additional Notes shall be considered collectively as a single class for all purposes of the Indenture. If any Additional Notes are not fungible with any other Notes for U.S. federal income tax purposes or if the Company otherwise determine that any Additional Notes should be differentiated from any other Notes, such Additional Notes will have a separate CUSIP number; *provided* that, for the avoidance of doubt, such Additional Notes will still constitute a single series with all other Notes issued under the Indenture for all purposes. The Indenture imposes certain limitations on the incurrence of indebtedness, the making of restricted payments, the sale of assets, the incurrence of certain liens, the making of payments for consents, the entering into of agreements that restrict distribution from restricted subsidiaries and the consummation of mergers and consolidations. The Indenture also imposes requirements with respect to the provision of financial information and the provision of guarantees of the Notes by certain subsidiaries.

5. [Reserved]

6. Guarantees

To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest in any proceeding under Bankruptcy Law) on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors will unconditionally guarantee (and future guarantors, jointly and severally with the Guarantors, will fully and unconditionally Guarantee) such obligations on a senior basis pursuant to the terms of the Indenture.

7. Redemption

(a) At any time prior to February 1, 2023, the Company may redeem the Notes in whole or in part, at its option, upon notice as described under Section 5.3 of the Indenture at a redemption price equal to 100% of the principal amount of such Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date.

(b) At any time and from time to time prior to February 1, 2023, the Company may, at its option, on one or more occasions, upon notice as described under Section 5.3 of the Indenture, redeem Notes with the net cash proceeds received by the Company from any Equity Offering at a redemption price equal to 106.875% of the aagregate principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the aggregate principal amount of the Notes issued under the Indenture on the Issue Date (together with Additional Notes); *provided that* (i) in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering, and (ii) not

less than 50% of the aggregate principal amount of the then-outstanding Notes issued under the Indenture remains outstanding immediately thereafter (including Additional Notes but excluding Notes held by the Company or any of its Restricted Subsidiaries), unless all such Notes are redeemed substantially concurrently. The Trustee shall select the Notes to be purchased in the manner described under Sections 5.1 through 5.6 of the Indenture.

(c) Except pursuant to clauses (a) and (b) of this paragraph 7, the Notes will not be redeemable at the Company's option prior to February 1, 2023.

(d) At any time and from time to time on or after February 1, 2023, the Company may redeem the Notes, in whole or in part, upon notice as described under Section 5.3 of the Indenture at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth in the table below, plus accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on February 1 of each of the years indicated in the table below:

Period	Percentage
2023	103.438%
2024	101.719%
2025 and thereafter	100.000%

(e) Notwithstanding the foregoing, in connection with any tender offer for the Notes, including a Change of Control Offer or Asset Disposition Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Company, or any third party making such tender offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party shall have the right upon not less than 10 nor more than 60 days' prior notice, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Notes Register, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder (excluding any early tender or incentive fee) in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to but excluding, the date of such redemption.

(f) If the optional redemption date is on or after an interest record date and on or before the corresponding interest payment date, the accrued and unpaid interest to, but excluding, the redemption date will be paid on the redemption date to the Holder in whose name the Note is registered at the close of business on such record date in accordance with the applicable procedures of DTC, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company.

(g) Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

(h) Any redemption pursuant to this paragraph 7 shall be made pursuant to the provisions of Sections 5.1 through 5.6 of the Indenture.

Except as set forth in paragraph 5 above, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes; *provided*, *however*, that under certain circumstances, the Company may be required to offer to purchase Notes under Section 3.5 and Section 3.9 of the Indenture. The Company may at any time and from time to time purchase Notes in the open market or otherwise.

8. Repurchase Provisions

If a Change of Control occurs, unless a third party makes a Change of Control Offer or the Company has previously or substantially concurrently therewith delivered a redemption notice with respect to all outstanding Notes as set forth under Section 3.9(c) of the Indenture, the Company shall make an offer to purchase all of the Notes pursuant to the offer described below at a price in cash equal to 101% of the aggregate principal amount

thereof plus accrued and unpaid interest, if any, to but excluding the date of repurchase; *provided* that if the repurchase date is on or after the record date and on or before the corresponding interest payment date, then Holders in whose names the Notes are registered at the close of business on such record date will receive interest on the repurchase date.

Upon certain Asset Dispositions, the Company may be required to use the Excess Proceeds from such Asset Dispositions to offer to purchase the maximum aggregate principal amount of Notes (that is $2,000 or an integral multiple of $1,000 in excess thereof) and, at the Company's option, Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 3.5 and in Article V of the Indenture.

9. Denominations; Transfer; Exchange

The Notes shall be issuable only in fully registered form in minimum denominations of principal amount of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any tax and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Note (A) for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date or (B) called for redemption, except the unredeemed portion of any Note being redeemed in part.

[This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the expiration of the Restricted Period and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article II of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.]

10. Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

11. Unclaimed Money

If money for the payment of principal, premium, if any, interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person to receive such money. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment as general creditors unless an abandoned property law designates another person for payment.

12. Discharge and Defeasance

Subject to certain exceptions and conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

13. Amendment, Supplement, Waiver

Subject to certain exceptions contained in the Indenture, the Indenture, the Notes, the Collateral Documents or the Intercreditor Agreements may be amended, supplemented or otherwise modified or a Default thereunder may be waived, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes.

Without notice to or the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes, the Collateral Documents or the Intercreditor Agreements as provided in the Indenture.

14. Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or certain Guarantors) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 30% in principal amount of the outstanding Notes by written notice to the Company and the Trustee may declare the principal of, premium, if any, and accrued and unpaid interest, if any, and any other monetary obligations on all the Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal, premium, interest and other monetary obligations will be due and payable immediately. If a bankruptcy, insolvency or reorganization of the Company or certain Guarantors occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest and any other monetary obligations on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

15. Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, Guarantors or their respective Affiliates with the same rights it would have if it were not Trustee. In addition, the Trustee shall be permitted to engage in transactions with the Company; *provided*, *however*, that if the Trustee acquires any conflicting interest, the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest or (ii) resign.

16. No Recourse Against Others

No director, officer, employee, incorporator or equityholder of the Company or any of its Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Company or the Guarantors under the Note Documents or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

17. Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

18. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

19. CUSIP and ISIN Numbers

The Company has caused CUSIP and ISIN numbers, if applicable, to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers, if applicable, in notices of redemption or purchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or purchase and reliance may be placed only on the other identification numbers placed thereon.

20. Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

Townsquare Media, Inc.
One Manhattanville Road, Suite 202
Purchase, NY 10577
Attention: Chief Financial Officer
Facsimile: (800) 301-6408

21. Security

This Note will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Collateral Documents. The Trustee and the Collateral Agent, as the case may be, hold a security interest in the Collateral for the benefit of the Holders of the Notes, in each case pursuant to the Collateral Documents and the Intercreditor Agreements. Each Holder, by accepting this Note, consents and agrees to the terms of the Collateral Documents (including the provisions providing for the foreclosure and release of Collateral) and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Collateral Agent to enter into the Collateral Documents and the Intercreditor Agreements, and to perform its obligations and exercise its rights thereunder in accordance therewith.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

____

(Print or type assignee's name, address and zip code)

____

(Insert assignee's social security or tax I.D. No.)

and irrevocably appoint ___________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: Your Signature:______________________________

Signature Guarantee: ____

(Signature must be guaranteed)

____

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

The undersigned hereby certifies that it ☐ is / ☐ is not an Affiliate of the Company and that, to its knowledge, the proposed transferee ☐ is / ☐ is not an Affiliate of the Company.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

(1) ☐ acquired for the undersigned's own account, without transfer; or

(2) ☐ transferred to the Company; or

(3) ☐ transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or

(4) ☐ transferred pursuant to an effective registration statement under the Securities Act; or

(5) ☐ transferred pursuant to and in compliance with Regulation S under the Securities Act; or

(6) ☐ transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an "accredited investor" (as defined in Rule 501(a)(4) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.8 or 2.10 of the Indenture, respectively); or

(7) ☐ transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; *provided*, *however*, that if box (5), (6) or (7) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

____

Signature

Signature Guarantee:

______________________________ ______________________________

(Signature must be guaranteed) Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

____

Dated:

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTES

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have this Note purchased by the Company pursuant to Section 3.5 or 3.9 of the Indenture, check either box:

Section 3.5 ☐ Section 3.9☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.5 or 3.9 of the Indenture, state the amount in principal (amount must be in minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof): $___________________________________ and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repurchased (in the absence of any such specification, one such Note will be issued for the portion not being repurchased): _________________.

Date: __________ Your Signature ____

(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee: ____

(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

EXHIBIT B

Form of Supplemental Indenture to Add Guarantors

[ ] SUPPLEMENTAL INDENTURE, (this "Supplemental Indenture") dated as of [ ], by and among the parties that are signatories hereto as Guarantors (the "Guaranteeing Subsidiary"), Townsquare Media, Inc., a Delaware corporation (the "Company"), and Wilmington Trust, National Association, as Trustee and Collateral Agent under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, each of the Company, the Guarantors party thereto, the Trustee and the Collateral Agent have heretofore executed and delivered an indenture dated as of January 6, 2021 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of an aggregate principal amount of $550.0 million of 6.875% Senior Secured Notes due 2026 of the Company (the "Notes");

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the "Guarantee"); and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental indenture to amend or supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiar[y/ies], the Company, the Trustee and the Collateral Agent mutually covenant and agree for the benefit of the Trustee, the Collateral Agent and the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1. Agreement to be Bound. Each of the Guaranteeing Subsidiaries hereby agrees to become a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2. Guarantee. Each of the Guaranteeing Subsidiaries agrees, on a joint and several basis with the other Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes, the Trustee and the Collateral Agent the Guaranteed Obligations pursuant to Article X of the Indenture on a senior basis.

ARTICLE III

MISCELLANEOUS

SECTION 3.1. Notices. All notices and other communications to the Guaranteeing Subsidiaries shall be given as provided for in the Indenture, at the address for the Guarantors set forth in the Indenture.

SECTION 3.2. Merger and Consolidation. Each Guaranteeing Subsidiary shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets, in one or a series of related transactions, to, any Person (other than the Company or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction) except in accordance with Section 4.1(f) of the Indenture.

SECTION 3.3. Release of Guarantee. This Guarantees hereunder may be released in accordance with Section 10.2 of the Indenture.

SECTION 3.4. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.5. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.7. Benefits Acknowledged. Each Guaranteeing Subsidiary's Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

SECTION 3.8. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.9. The Trustee and the Collateral Agent. Neither the Trustee nor the Collateral Agent make any representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.10. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 3.11. Execution and Delivery. Each Guaranteeing Subsidiary agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Guarantee.

SECTION 3.12. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

TOWNSQUARE MEDIA, INC.
as Issuer

By: ______________________________
Name:
Title:

[GUARANTEEING SUBSIDIARY],
as a Guarantor

By: ______________________________
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

By: ______________________________
Name:
Title:

EXHIBIT C

Form of Pari Passu Intercreditor Agreement

[Attached]

[FORM OF]
PARI PASSU INTERCREDITOR AGREEMENT

Among

TOWNSQUARE MEDIA, INC.,
as Issuer,

the other Grantors party hereto,

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the Collateral Agent for the Indenture Secured Parties

[ ],
as the Initial Additional Authorized Representative,

and

each Additional Agent from time to time party hereto

dated as of [ ], 20[ ]

PARI PASSU INTERCREDITOR AGREEMENT dated as of [ ], 20[ ] (as amended, restated, supplemented, amended and restated or otherwise modified from time to time, this "**Agreement**"), among Townsquare Media, Inc. (the "**Issuer**"), the other Grantors (as defined below) party hereto, Wilmington Trust, National Association, as Collateral Agent for the Indenture Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the "**Collateral Agent**"), [ ], as Authorized Representative for the Initial Additional Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the "**Initial Additional Authorized Representative**") and each Additional Agent from time to time party hereto for the Additional First Lien Secured Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent (for itself and on behalf of the other Indenture Secured Parties), the Initial Additional Authorized Representative (for itself and on behalf of the other Initial Additional Secured Parties) and each Additional Agent (for itself and on behalf of the other Additional First Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Indenture or, if defined in the New York UCC the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

"**ABL Collateral**" means the "ABL Priority Collateral" (as defined in the ABL Intercreditor Agreement).

"**ABL Intercreditor Agreement**" means the "ABL Intercreditor Agreement" (as defined in the Indenture).

"**Additional Agent**" means the collateral agent and the administrative agent and/or trustee (as applicable) or any other similar agent or Person under any Additional First Lien Documents, in each case, together with its successors in such capacity.

"**Additional First Lien Cash Management Agreement**" means any agreement, document or instrument between any Grantor or any subsidiary of any Grantor and any Additional First Lien Secured Party (A) pursuant to which such Additional First Lien Secured Party provides Cash Management Services to any Grantor or any subsidiary of any Grantor and (B) with respect to which the obligations thereunder constitute Additional First Lien Obligations in accordance with the applicable Additional First Lien Documents.

"**Additional First Lien Cash Management Obligations**" means any and all obligations of any Grantor or any subsidiary of any Grantor under any Additional First Lien Cash Management Agreement; provided that in no event shall any obligations constitute Additional First Lien Cash Management Obligations to the extent such obligations constitute Initial Additional Cash Management Obligations.

"**Additional First Lien Debt Facility**" means one or more debt facilities, commercial paper facilities or indentures for which the requirements of Section 5.13 of this Agreement have been satisfied, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans,

letters of credit, notes or other borrowings, in each case, as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time; provided that neither the Indenture nor the Initial Additional Agreement shall constitute an Additional First Lien Debt Facility at any time.

"**Additional First Lien Documents**" means, with respect to any Series of Additional First Lien Obligations, the notes, credit agreements, indentures, security documents and other operative agreements evidencing or governing such Indebtedness, and each other agreement entered into for the purpose of securing any Series of Additional First Lien Obligations.

"**Additional First Lien Obligations**" means, with respect to any Additional First Lien Debt Facility, (a) all principal of, and interest, fees, expenses (including, without limitation, any interest, fees, expenses and other amounts which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional First Lien Debt Facility, (b) all other amounts payable to the related Additional First Lien Secured Parties under the related Additional First Lien Documents and (c) any renewals or extensions of the foregoing. For the avoidance of doubt, Additional First Lien Obligations shall include Additional First Lien Cash Management Obligations and Additional First Lien Swap Obligations.

"**Additional First Lien Secured Party**" means, with respect to any Series of Additional First Lien Obligations, the holders of such Additional First Lien Obligations, the Additional Agent with respect thereto, any trustee or agent or any other similar agent or Person therefor under any related Additional First Lien Documents and the beneficiaries of each indemnification obligation undertaken by the Issuer or any other Grantor under any related Additional First Lien Documents.

"**Additional First Lien Swap Contract**" means any swap contract between any Grantor or any subsidiary of any Grantor and any Additional First Lien Secured Party the obligations under which constitute Additional First Lien Obligations in accordance with the applicable Additional First Lien Documents.

"**Additional First Lien Swap Obligations**" means any and all obligations of any Grantor or any subsidiary of any Grantor under any Additional First Lien Swap Contract; provided that in no event shall any such obligations constitute Additional First Lien Swap Obligations to the extent such obligations constitute Initial Additional Swap Obligations.

"**Agreement**" has the meaning assigned to such term in the preamble hereto.

"**Authorized Representative**" means (i) in the case of the Indenture Obligations, the Collateral Agent, (ii) in the case of any Initial Additional Obligations, the Initial Additional Authorized Representative, and (iii) in the case of any Series of Additional First Lien Obligations that become subject to the terms of this Agreement, the Additional Agent named for such Series in the applicable Joinder Agreement.

"**Bankruptcy Code**" means Title 11 of the United States Code, as amended, modified or supplemented from time to time.

"**Bankruptcy Law**" means the Bankruptcy Code and any other liquidation, receiver-manager, conservatorship, bankruptcy, assignment or compromise for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, winding-up, administration, judicial or statutory management, schemes of arrangement, restructuring plan or similar debtor relief or insolvency laws of any Covered Jurisdiction or other applicable jurisdictions from time to time in effect and affecting the rights of

creditors generally, including any corporate law or other law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

"**Business Day**" means each day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York, United States or in the jurisdiction of the place of payment are authorized or required by law to close. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall not be reflected in computing interest or fees, as the case may be.

"**Capital Stock**" means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership, partnership interests (whether general or limited);

(4) in the case of a limited liability company, membership interests; and

(5) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

"**Cash Management Obligations**" means the Initial Additional Cash Management Obligations and the Additional First Lien Cash Management Obligations.

"**Cash Management Services**" has the meaning assigned to such term in the Indenture.

"**Collateral**" means all assets and properties subject to Liens created pursuant to any First Lien Collateral Document to secure one or more Series of First Lien Obligations.

"**Collateral Agent**" has the meaning assigned to such term in the preamble hereto.

"**Controlling Collateral Agent**" means, with respect to any Shared Collateral, (i) (a) in the event the Initial Additional Obligations are incurred pursuant to a term loan facility with an outstanding principal amount of loans thereunder in excess of $500 million, the Initial Additional Authorized Representative, and (b) in the event the Initial Additional Obligations are incurred pursuant to an indenture or similar issuance of notes, the Authorized Representative for the Series of First Lien Obligations with the largest outstanding principal amount, in each case, until the earlier of (x) the Discharge of First Lien Obligations for which such initial Controlling Collateral Agent is acting as Authorized Representative and (y) the Non-Controlling Collateral Agent Enforcement Date, and (ii) from and after the earlier of (x) the Discharge of First Lien Obligations for which the initial Controlling Collateral Agent is acting as Authorized Representative and (y) the Non-Controlling Collateral Agent Enforcement Date, the Major Non-Controlling Collateral Agent.

"**Controlling Secured Parties**" means, with respect to any Shared Collateral, the Series of First Lien Secured Parties whose Authorized Representative is the Controlling Collateral Agent for such Shared Collateral.

"**Covered Jurisdiction**" means the collective reference the United States, including, for the avoidance of doubt any country, state, province or territory (other than a territory of the United States) thereof, and "**Covered Jurisdiction**" means any one of them.

"**DIP Financing**" has the meaning assigned to such term in Section 2.05(b).

"**DIP Financing Liens**" has the meaning assigned to such term in Section 2.05(b).

"**DIP Lenders**" has the meaning assigned to such term in Section 2.05(b).

"**discharge**" means, with respect to any Series of First Lien Obligations, the date on which such Series of First Lien Obligations have been fully and finally paid in full in cash (except for (i) contingent indemnities and cost and reimbursement obligations to the extent no claim has been made, (ii) obligations under letters of credit, that were cash collateralized, backstopped or made subject to other credit support in respect thereof, in each case, in an amount and manner in compliance with the applicable Secured Credit Documents and (iii) Cash Management Obligations or Swap Obligations that were cash collateralized or backstopped on terms reasonably satisfactory to the applicable provider or counterparty, as applicable, or, at such time, were allowed by the applicable provider or counterparty to remain outstanding without being repaid, collateralized or backstopped), whether or not as a result of enforcement, and the applicable secured creditors are under no further obligation to provide financial accommodation to any of the grantors under the applicable First Lien Documents. The term "**discharged**" shall have a corresponding meaning.

"**Discharge of First Lien Obligations**" means, with respect to any Series of First Lien Obligations, the Discharge of the applicable First Lien Obligations with respect to such Series of First Lien Obligations; provided that a Discharge of First Lien Obligations shall not be deemed to have occurred in connection with an exchange or replacement for or a Refinancing of such First Lien Obligations with additional First Lien Obligations secured by such Shared Collateral under an Additional First Lien Document which has been designated in writing by the applicable Authorized Representative (under the First Lien Obligation so Refinanced) or by the Issuer to each other Authorized Representative as a "**First Lien Obligation**" for purposes of this Agreement.

"**Event of Default**" means an "Event of Default" (or any other similarly defined term) as defined in any Secured Credit Document.

"**First Lien Collateral Documents**" means each Notes Security Agreement, the other Collateral Documents (as defined in the Indenture) and each other agreement entered into in favor of any Authorized Representative for the purpose of securing any Series of First Lien Obligations.

"**First Lien Obligations**" means, collectively, (i) the Indenture Obligations, (ii) the Initial Additional Obligations and (iii) each Series of Additional First Lien Obligations.

"**First Lien Secured Parties**" means (i) the Indenture Secured Parties, (ii) the Initial Additional Secured Parties and (iii) the Additional First Lien Secured Parties with respect to each Series of Additional First Lien Obligations.

"**Grantors**" means the Issuer and each Subsidiary of the Issuer which has granted a security interest pursuant to any First Lien Collateral Document to secure any Series of First Lien Obligations (including any Subsidiary that becomes a Grantor in the manner contemplated in Section 5.18). The Grantors existing on the date hereof are set forth in Annex I hereto.

"**Impairment**" has the meaning assigned to such term in Section 1.03.

"**Indebtedness**" means and includes all obligations that constitute "Indebtedness", "Debt" or other comparable terms as defined in the each of the Secured Credit Documents, as applicable (other than, for the avoidance of doubt, Cash Management Obligations or Secured Hedging Obligations).

"**Indenture**" means that certain Indenture dated as of January 6, 2021, among the Issuer, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent, as such Indenture may be amended, restated, supplemented, increased or otherwise modified, Refinanced or replaced.

"**Indenture Obligations**" means the "**Notes Obligations**" as defined in the Indenture.

"**Indenture Secured Parties**" means the "**Notes Secured Parties**" as defined in the Indenture.

"**Initial Additional Agreement**" means that certain [Indenture][other loan agreement], dated as of [ ], among the [Issuer][borrowers][,] [the guarantors identified therein], and [ ], as [trustee][agent], as amended, amended and restated, extended, supplemented or otherwise modified from time to time.

"**Initial Additional Authorized Representative**" has the meaning assigned to such term in the introductory paragraph of this Agreement.

"**Initial Additional Cash Management Agreement**" means any agreement, document or instrument between any Grantor or any subsidiary of any Grantor and any Initial Additional Secured Party (A) pursuant to which such Initial Additional Secured Party provides Cash Management Services to any Grantor or any subsidiary of any Grantor and (B) with respect to which the obligations thereunder constitute Initial Additional Obligations in accordance with the applicable Initial Additional Documents.

"**Initial Additional Cash Management Obligations**" means any and all obligations of any Grantor or any subsidiary of any Grantor under any Initial Additional Cash Management Agreement; provided that in no event shall any obligations constitute Initial Additional Cash Management Obligations to the extent such obligations constitute Additional First Lien Cash Management Obligations.

"**Initial Additional Documents**" means the Initial Additional Agreement, [the debt securities issued thereunder,] and any security documents and other operative agreements evidencing or governing the Indebtedness thereunder, and the liens securing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Additional Obligations.

"**Initial Additional Obligations**" means the ["Obligations"] as such term is defined in the Initial Additional Agreement. For the avoidance of doubt, Initial Additional Obligations shall include Initial Additional Cash Management Obligations and Initial Additional Swap Obligations. For the avoidance of doubt, any Additional Notes (as defined in the Indenture) issued pursuant to the Indenture or any supplement thereto, shall not constitute "Initial Additional Obligations" for purposes hereof.

"**Initial Additional Secured Parties**" means the Initial Additional Authorized Representative, the holders of the Initial Additional Obligations issued pursuant to the Initial Additional Agreement and the Authorized Representative for such Initial Additional Obligations.

"**Initial Additional Swap Contract**" means any swap contract between any Grantor or any subsidiary of any Grantor and any Initial Additional Secured Party the obligations under which constitute Initial Additional Obligations in accordance with the applicable Initial Additional Documents.

"**Initial Additional Swap Obligations**" means any and all obligations of any Grantor or any subsidiary of any Grantor under any Initial Additional Swap Contract; provided that in no event shall any such obligations constitute Initial Additional Swap Obligations to the extent such obligations constitute Additional First Lien Swap Obligations.

"**Insolvency or Liquidation Proceeding**" means (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization, arrangement or bankruptcy case or proceeding, or any receivership, liquidation, or other similar case or proceeding with respect to any Grantor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization, arrangement or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (except to the extent permitted by the Indenture, First Lien Collateral Documents, Initial Additional Documents and/or Additional First Lien Documents) or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

"**Intervening Creditor**" shall have the meaning assigned to such term in Section 2.01(a).

"**Joinder Agreement**" means a supplement to this Agreement substantially in the form of Annex II hereof (with any modifications agreed by the Issuer and all Authorized Representatives then party to this Agreement) required to be delivered by an Additional Agent to the Controlling Collateral Agent pursuant to Section 5.13 hereto in order to establish an additional Series of Additional First Lien Obligations and become Additional First Lien Secured Parties hereunder.

"**Lien**" means any mortgage, deed of trust, pledge, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or other Lien or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any capitalized lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease in and of itself be deemed a Lien.

"**Major Non-Controlling Collateral Agent**" means, with respect to any Shared Collateral, the Authorized Representative of the Series of First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations (excluding the Series of First Lien Obligations for which the Controlling Collateral Agent is acting as Authorized Representative) with respect to such Shared Collateral.

"**New York UCC**" means the Uniform Commercial Code as from time to time in effect in the State of New York.

"**Non-Controlling Collateral Agent**" means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Controlling Collateral Agent at such time with respect to such Shared Collateral.

"**Non-Controlling Collateral Agent Enforcement Date**" means, with respect to any Non-Controlling Collateral Agent, the date which is 180 days (throughout which 180-day period such Non-Controlling Collateral Agent was the Major Non-Controlling Collateral Agent) after the occurrence of both (i) an Event of Default under and as defined in the Secured Credit Documents under which such Non-Controlling Collateral Agent is the Authorized Representative and (ii) the Controlling Collateral Agent and each other Authorized Representative's receipt of written notice from such Non-Controlling Collateral Agent certifying that (x) such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent and that an Event of Default under and as defined in the Secured Credit Documents under which

such Non-Controlling Collateral Agent is the Authorized Representative has occurred and is continuing and (y) the First Lien Obligations of the Series with respect to which such Non-Controlling Collateral Agent is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Secured Credit Documents; provided that the Non-Controlling Collateral Agent Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Controlling Collateral Agent has commenced and is diligently pursuing any enforcement action (including delivery by the Controlling Collateral Agent of a notice to the ABL Collateral Agent (as such term is defined in the ABL Intercreditor Agreement) that purports to commence a Standstill Period (as such term is defined in the ABL Intercreditor Agreement) thereunder) with respect to any material portion of Shared Collateral, (2) at any time the Controlling Collateral Agent is stayed under the ABL Intercreditor Agreement from pursuing enforcement actions with respect to any material portion of Shared Collateral or (3) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

"**Non-Controlling Secured Obligations**" means, with respect to any Shared Collateral, the Series of First Lien Obligations for which the Non-Controlling Collateral Agent is acting as Authorized Representative with respect to such Shared Collateral

"**Non-Controlling Secured Parties**" means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

"**Notes Security Agreement**" means the "Security Agreement" as defined in the Indenture.

"**Person**" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, unlimited liability company or government or other entity.

"**Possessory Collateral**" means any Shared Collateral in the possession of any Authorized Representative (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any certificated securities, share or other equity or unit certificates, promissory notes, instruments, and chattel paper, in each case, delivered to or in the possession of the Authorized Representative under the terms of the First Lien Collateral Documents.

"**Post-Petition Interest**" means any interest or entitlement to fees or expenses or other charges that accrues or accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such Insolvency or Liquidation Proceeding.

"**Proceeds**" has the meaning assigned to such term in Section 2.01(a).

"**Refinance**" means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness or enter alternative financing arrangements, in exchange or replacement for such Indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. "Refinanced" and "Refinancing" have correlative meanings.

"**Restricted Subsidiary**" means any "Restricted Subsidiary" as defined in each of the Secured Credit Documents, as the context may require.

"**Secured Credit Document**" means any of the obligations of any (i) the Indenture, the Notes (as defined in the Indenture), the Notes Security Agreement and each other Collateral Document (as defined in the Indenture), (ii) the Initial Additional Agreement and each other Initial Additional Document and (iii) each Additional First Lien Document.

"**Senior Class Debt**" shall have the meaning assigned to such term in Section 5.13.

"**Senior Class Debt Parties**" shall have the meaning assigned to such term in Section 5.13.

"**Senior Class Debt Representative**" shall have the meaning assigned to such term in Section 5.13.

"**Senior Lien**" means the Liens on the Collateral in favor of the First Lien Secured Parties under the First Lien Collateral Documents.

"**Series**" means (a) with respect to the First Lien Secured Parties, each of (i) the Indenture Secured Parties (in their capacities as such), (ii) the Initial Additional Secured Parties (in their capacities as such) and (iii) the Additional First Lien Secured Parties (other than the Initial Additional Secured Parties), in each case, that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative and (b) with respect to any First Lien Obligations, each of (i) the Indenture Obligations, (ii) the Initial Additional Obligations and (iii) the Additional First Lien Obligations (other than the Initial Additional Obligations), in each case, incurred pursuant to the applicable Senior Credit Documents, which pursuant to the execution hereof or any Joinder Agreement, as applicable, are to be represented hereunder by a common Authorized Representative.

"**Shared Collateral**" means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

"**Swap Obligations**" means the Initial Additional Swap Obligations and the Additional First Lien Swap Obligations.

"**Subsidiary**" means, with respect to any Person:

(1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof);

(2) any partnership, joint venture or limited liability company or similar entity of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any subsidiary of such Person is a controlling general partner or otherwise controls such entity; or

(3) at the election of the Issuer, any partnership, joint venture, limited liability company or similar entity of which such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

"**Uniform Commercial Code**" or "**UCC**" means the New York UCC, or the Uniform Commercial Code (or any similar or comparable legislation) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

SECTION 1.02 Other Interpretive Provisions.

With reference to this Agreement, unless otherwise specified herein:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when herein shall refer to this Agreement as a whole and not to any particular provision thereof.

(c) References in this Agreement to an Exhibit, Section, clause or subclause refer to the appropriate Exhibit to, Section, clause or subclause in this Agreement.

(d) The term "including" is by way of example and not limitation.

(e) The word "or" is not exclusive.

(f) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(g) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

(h) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

(i) The words "asset" and "property" shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(j) All references to any Person shall be constructed to include such Person's successors and assigns (subject to any restriction on assignment set forth herein).

(k) For avoidance of doubt, except where the context shall otherwise require, any reference to any employee, director, officer, member of management, independent contractor, advisor, service provider or consultant shall refer to any future, current or former employee, director, officer, member of management, independent contractor, advisor, service provider or consultant.

(m) All certifications to be made hereunder by an officer or representative of a Grantor shall be made by such Person in his or her capacity solely as an officer or a representative of such Grantor, on such Grantor's behalf and not in such Person's individual capacity.

SECTION 1.03 Impairments. It is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an "**Impairment**" of such Series). Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code or any equivalent provision of any other applicable Bankruptcy Law), any reference to such Secured Credit Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01 Priority of Claims.

(a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Controlling Collateral Agent or any First Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of the Issuer or any other Grantor (including any adequate protection payments) or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement, but including the ABL Intercreditor Agreement) with respect to any Shared Collateral, the payments, proceeds or distribution of any sale, collection or other liquidation of any such Shared Collateral received by any Authorized Representative or any First Lien Secured Party and any such distribution in any Insolvency or Liquidation Proceeding or payment to which the First Lien Secured Parties are entitled under any other intercreditor agreement (all such payments, distributions, proceeds of any sale, collection or other liquidation of any Shared Collateral and all proceeds of any such payments or distribution being collectively referred to as "**Proceeds**"), shall, subject to the terms of the ABL Intercreditor Agreement with respect to ABL Collateral, be applied (i) FIRST, to the payment of all amounts owing to each Authorized Representative (in its capacity as the trustee or agent for the applicable First Lien Obligations) and the Trustee pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the First Lien Obligations of each Series on a ratable basis, with such Proceeds to be applied to the First Lien Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents; provided that following the commencement of any Insolvency or Liquidation Proceeding with respect to any Grantor, solely as among the holders of First Lien Obligations and solely for purposes of this clause SECOND and not for purposes of any other Secured Credit Document, in the event the value of the Shared Collateral is not sufficient for the entire amount of Post-Petition Interest on the First Lien Obligations to be allowed under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other applicable Bankruptcy Law in such Insolvency or

Liquidation Proceeding, the amount of First Lien Obligations of each Series of First Lien Obligations shall include only the maximum amount of Post-Petition Interest on the First Lien Obligations allowable under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other applicable Bankruptcy Law in such Insolvency or Liquidation Proceeding; and (iii) THIRD, after the Discharge of all First Lien Obligations, subject to the provisions of any applicable intercreditor agreement, to the Issuer and the other Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same pursuant to the ABL Intercreditor Agreement, if in effect, or otherwise, or as a court of competent jurisdiction may direct. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien, security interest that is junior in priority to the security interest of any Series of First Lien Obligations, after giving effect to the ABL Intercreditor Agreement, if applicable, but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party an "**Intervening Creditor**"), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists. If, despite the provisions of this Section 2.01(a), any First Lien Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Obligations to which it is then entitled in accordance with this Section 2.01(a), such First Lien Secured Party shall hold such payment or recovery in trust for the benefit of all First Lien Secured Parties for distribution in accordance with this Section 2.01(a).

(b) It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priority of claims and the application of proceeds of the Shared Collateral set forth in Section 2.01(a) or the other provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each First Lien Secured Party hereby agrees that (i) the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority and (ii) the benefits and proceeds of the Shared Collateral shall be shared among the First Lien Secured Parties as provided herein.

(d) Notwithstanding anything in this Agreement or any other Secured Credit Document to the contrary, the foregoing shall not apply to (i) Collateral consisting of cash and cash equivalents (A) pledged to secure any First Lien Obligations consisting of reimbursement obligations in respect of letters of credit or otherwise held by the applicable Authorized Representative or any other applicable First Lien Secured Party pursuant to the applicable Secured Credit Documents, (B) consisting of fronting exposure with respect to reimbursement obligations of "defaulting lenders" under any Senior Credit Document, (C) consisting of any prepayments to be made in the future and posted to avoid breakage under any Senior Credit Document and (D) deposited in segregated accounts for the sole purpose of defeasing or discharging any Indebtedness permitted by each Senior Credit Document, to the extent such defeasance or discharge is not prohibited by any Senior Credit Document, and (ii) to the extent permitted by each Senior Credit Document, Collateral consisting of cash and cash equivalents specifically pledged to any First Lien Secured Party or group of First Lien Secured Parties and securing only the First Lien Obligations owing to such First Lien Secured Parties, and in each case, such Collateral shall be applied as

specified in the applicable Senior Credit Document pursuant to which such First Lien Obligations are issued and secured and will not constitute Shared Collateral hereunder.

SECTION 2.02 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) With respect to any Shared Collateral, (i) subject to the terms of the ABL Intercreditor Agreement with respect to ABL Collateral, only the Controlling Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) and (ii) no Non-Controlling Collateral Agent or other Non-Controlling Secured Party shall or shall instruct the Controlling Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, interim receiver, receiver and manager, monitor, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First Lien Collateral Document, applicable law or otherwise, it being agreed that, subject to the terms of the ABL Intercreditor Agreement with respect to ABL Collateral, only the Controlling Collateral Agent shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral; provided that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding that has been commenced by or against the Issuer or any other Grantor, any Authorized Representative or any other First Lien Secured Party may file a proof of claim or statement of interest with respect to the First Lien Obligations owed to the First Lien Secured Parties; (ii) any Authorized Representative or any other First Lien Secured Party may take any action to preserve or protect the validity, perfection and enforceability of the Liens granted in favor of the First Lien Secured Parties, provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens granted in favor of the Controlling Secured Parties or the rights of the Controlling Collateral Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement; and (iii) any Authorized Representative or any other First Lien Secured Party may file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of such First Lien Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of this Agreement. Notwithstanding the equal priority of the Liens with respect to the Shared Collateral, the Controlling Collateral Agent may deal with the Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Shared Collateral. No Non-Controlling Collateral Agent or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent or Controlling Secured Party or any other exercise by the Controlling Collateral Agent or Controlling Secured Party of any rights and remedies relating to the Shared Collateral. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party or Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(b) Each of the First Lien Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Authorized Representative or any other First Lien Secured Party to enforce this Agreement.

SECTION 2.03 No Interference; Payment Over.

(a) Each First Lien Secured Party agrees that (i) it will not challenge, or support any other Person in challenging, in any proceeding (including any Insolvency or Liquidation Proceeding) the validity or enforceability of any First Lien Obligations of any Series or any First Lien Collateral Document or the validity, attachment, perfection or priority of any Lien under any First Lien Collateral Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Controlling Collateral Agent, (iii) it will not institute in any Insolvency or Liquidation Proceeding or other proceeding any claim against the Controlling Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Controlling Collateral Agent nor any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Collateral Agent or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (iv) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (v) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Authorized Representative or any other First Lien Secured Party to enforce this Agreement.

(b) Each First Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Collateral Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of First Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First Lien Secured Parties that have a security interest in such Shared Collateral and promptly transfer such Shared Collateral, Proceeds or payment, as the case may be, to the Controlling Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

SECTION 2.04 Automatic Release of Liens; Amendments to First Lien Collateral Documents.

(a) (i) In connection with any sale, transfer or other disposition of any Shared Collateral (other than in connection with any enforcement or exercise of rights or remedies with respect to the Shared Collateral which shall be governed by clause (ii)) permitted under the Secured Credit Documents for which the Controlling Collateral Agent acts as Authorized Representative or is consented to by the applicable First Lien Secured Parties under such Secured Credit Documents (other than (A) in connection with the discharge of such First Lien Obligations or (B) after the occurrence and during the continuance of any Event of Default with respect to any First Lien Obligations for which the Controlling Collateral Agent does not act as Authorized Representative) or (ii) if, at any time the Controlling Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time), in each case, the Liens in favor of each Authorized Representative for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that (i) the Liens in favor of each Authorized Representative for the benefit of each related Series of First Lien Secured Parties attach to any such proceeds of such sale or disposition with the same priority vis-à-vis all the other First Lien Secured Parties as existed prior to the commencement of such sale or other disposition, and any such Liens shall remain subject to the terms of this Agreement until application thereof pursuant to Section 2.01

and (ii) any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b) Each First Lien Secured Party agrees that each Authorized Representative may enter into any amendment to any First Lien Collateral Document that does not violate this Agreement.

(c) Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Controlling Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section without any representation or warranty of any kind (express or implied).

SECTION 2.05 Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) The parties acknowledge that this Agreement is a "subordination agreement" under Section 510(a) of the Bankruptcy Code or any equivalent provision of any other applicable Bankruptcy Law and this Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding under the Bankruptcy Code or any other applicable Bankruptcy Law by or against the Issuer or any of its Subsidiaries.

(b) If the Issuer and/or any other Grantor shall become subject to any Insolvency or Liquidation Proceeding and shall, as debtor(s)-in-possession, move for approval of financing ("**DIP Financing**") to be provided by one or more lenders (the "**DIP Lenders**") under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law and/or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each First Lien Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same ("**DIP Financing Liens**") and/or to any use of cash collateral that constitutes Shared Collateral unless the Controlling Collateral Agent, shall then oppose or object to such DIP Financing or such DIP Financing Liens and/or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank *pari passu* with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds, products, offspring, profits or rents, as applicable, thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Insolvency or Liquidation Proceeding, (B) the First Lien Secured Parties of each Series are granted Liens on any additional or replacement collateral pledged to any First Lien Secured Party as adequate protection or otherwise in connection with such DIP Financing and/or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in this Agreement (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens), (C) if any amount of such DIP Financing and/or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01 of this Agreement, and (D) if any First Lien Secured Parties are granted adequate protection with respect to the First Lien Obligations subject hereto, including in the form of periodic payments, in connection with such DIP Financing and/or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01 of this Agreement; provided that the First Lien Secured Parties of each Series shall have a right to object to the

grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing and/or use of cash collateral.

SECTION 2.06 Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and to the extent that such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement or avoidance of a preference or fraudulent conveyance or transfer or transfer at undervalue under the Bankruptcy Code or other applicable Bankruptcy Law, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

SECTION 2.07 Insurance. Unless and until the Discharge of First Lien Obligations, as between the First Lien Secured Parties, the Controlling Collateral Agent shall have the sole and exclusive right (subject to the rights of the Grantors under the Secured Credit Documents) to adjust settlement of any insurance claims covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation (or any deed in lieu of condemnation) or similar proceeding affecting the Shared Collateral.

SECTION 2.08 Refinancings. The First Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any Authorized Representative or First Lien Secured Party, in each case, of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09 Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a) The Controlling Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Shared Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Collateral Documents, in each case, subject to the terms and conditions of this Section 2.09 and the ABL Intercreditor Agreement with respect to ABL Collateral; provided that at any time after the Discharge of First Lien Obligations of the Series for which the Controlling Collateral Agent is acting, the Controlling Collateral Agent shall (at the sole cost and expense of the Grantors), promptly deliver all Possessory Collateral to the Controlling Collateral Agent (after giving effect to such Discharge of First Lien Obligations) together with any necessary endorsements reasonably requested by the Controlling Collateral Agent (or make such other arrangements as shall be reasonably requested by the Controlling Collateral Agent to allow the Controlling Collateral Agent to obtain control of such Possessory Collateral). Pending delivery to the Controlling Collateral Agent, each other Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Collateral Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b) The duties or responsibilities of the Controlling Collateral Agent and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties therein.

(c) The Controlling Collateral Agent shall not have a fiduciary relationship in respect of any other Authorized Representative or the secured parties represented by such other Authorized Representative, and each Authorized Representative, for itself and on behalf of each First Lien Secured Party represented by it, hereby waives and releases each other Authorized Representative that is a Controlling Collateral Agent from all claims and liabilities arising pursuant to its role under this Section 2.09 as agent and gratuitous bailee with respect to the Shared Collateral.

ARTICLE III

Existence and Amounts of Liens and Obligations

SECTION 3.01 Determinations with Respect to Amounts of Liens and Obligations. Whenever any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if any Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Issuer (to the extent that any such certificate is requested by such Authorized Representative and with respect to which the Issuer shall have no liability to any other Grantor, any First Lien Secured Party or any other Person). Each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other Person as a result of such determination.

ARTICLE IV

The Controlling Collateral Agent

SECTION 4.01 Appointment and Authority.

(a) Each of the First Lien Secured Parties hereby irrevocably appoints and authorizes the Controlling Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Controlling Collateral Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. Each of the First Lien Secured Parties also authorizes the Controlling Collateral Agent, to execute and deliver the ABL Intercreditor Agreement in the capacity as "Designated Senior Representative," or the equivalent agent, however referred to for the First Lien Secured Parties under such agreement and authorizes the Controlling Collateral Agent, in accordance with the provisions of this Agreement, to take such actions on its behalf and to exercise such powers as are delegated to, or otherwise given to, the Designated Senior Representative by the terms of the ABL Intercreditor Agreement, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Controlling Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Controlling Collateral Agent pursuant to the applicable Secured Credit Documents for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the First Lien Collateral Documents,

or for exercising any rights and remedies thereunder or under the ABL Intercreditor Agreement at the direction of the Controlling Collateral Agent, shall be entitled to the benefits of all provisions of this Article IV and Article 7 of the Indenture and of each Notes Security Agreement and any Additional First Lien Document (as though such co-agents, sub-agents and attorneys-in-fact were the "Authorized Representative" named therein) as if set forth in full herein with respect thereto. Without limiting the foregoing, each of the First Lien Secured Parties, and each Authorized Representative, hereby agrees to provide such cooperation and assistance as may be reasonably requested by the Controlling Collateral Agent to facilitate and effect actions taken or intended to be taken by the Controlling Collateral Agent pursuant to this Article IV, such cooperation to include execution and delivery of notices, instruments and other documents as are reasonably deemed necessary by the Controlling Collateral Agent to effect such actions, and joining in any action, motion or proceeding initiated by the Controlling Collateral Agent for such purposes.

(b) Each Non-Controlling Secured Party acknowledges and agrees that the Controlling Collateral Agent shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Collateral Documents, without regard to any rights to which the holders of the Non-Controlling Secured Obligations would otherwise be entitled as a result of such Non-Controlling Secured Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Collateral Agent or any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties waives any claim it may now or hereafter have against the Controlling Collateral Agent or the Authorized Representative for any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions that do not violate this Agreement which any Authorized Representative or any First Lien Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Collateral Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Authorized Representative or any holders of First Lien Obligations, in any Insolvency or Liquidation Proceeding, of the application of Section 1111(b) of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest, charge or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any Bankruptcy Law by, any Grantor or any of its Subsidiaries, as debtor-in-possession.

SECTION 4.02 Rights as a First Lien Secured Party.

(a) The Person serving as the Controlling Collateral Agent hereunder shall have the same rights and powers in its capacity as a First Lien Secured Party under any Series of First Lien Obligations that it holds as any other First Lien Secured Party of such Series and may exercise the same as though it were not the Controlling Collateral Agent and the term "First Lien Secured Party" or "First Lien Secured Parties" or, as applicable, "Indenture Secured Party," "Indenture Secured Parties," "Initial Additional Secured Party," "Initial Additional Secured Parties," "Additional First Lien Secured Party" or "Additional First Lien Secured Parties" shall, unless otherwise expressly indicated or unless the context

otherwise requires, include the Person serving as the Controlling Collateral Agent hereunder in its individual capacity. Such Person and its affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any Subsidiary or other Affiliate thereof as if such Person were not the Controlling Collateral Agent hereunder and without any duty to account therefor to any other First Lien Secured Party.

SECTION 4.03 Exculpatory Provisions. The Controlling Collateral Agent, acting in its capacity as the Controlling Collateral Agent, shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Controlling Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby; provided that the Controlling Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Controlling Collateral Agent to liability or that is contrary to this Agreement or applicable law;

(iii) shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its Subsidiaries or affiliates that is communicated to or obtained by the Person serving as the Controlling Collateral Agent or any of its affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (1) in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable court of competent jurisdiction or (2) in good faith in reliance on an Officer's Certificate of the Issuer stating that such action is permitted by the terms of this Agreement. The Controlling Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of First Lien Obligations unless and until notice describing such Event of Default and referencing the applicable agreement is given to the Controlling Collateral Agent;

(v) shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement or any other First Lien Collateral Document, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First Lien Collateral Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First Lien Collateral Documents, (5) the value or the sufficiency of any Collateral for any Series of First Lien Obligations, or (6) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Controlling Collateral Agent; and

(vi) need not segregate money held hereunder from other funds except to the extent required by applicable law or expressly provided for herein or in any Secured Credit Document. The Controlling Collateral Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing.

SECTION 4.04 Collateral and Guaranty Matters. Each of the First Lien Secured Parties irrevocably authorizes the applicable Authorized Representative to release any Lien on any property granted to or held by such Authorized Representative under any First Lien Collateral Document in accordance with Section 2.04 upon receipt of an Officer's Certificate from the Issuer stating that the release of such Lien is permitted by the terms of each then extant Secured Credit Document and upon compliance with all other requirements under the applicable Secured Credit Documents relating to the release of any Lien on Collateral.

SECTION 4.05 Reliance by Controlling Collateral Agent. The Controlling Collateral Agent shall be entitled to conclusively rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Controlling Collateral Agent also shall be entitled to conclusively rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person. The Controlling Collateral Agent also shall be entitled to conclusively rely, and shall not incur any liability for relying, upon any Officer's Certificate in making any determination under this Agreement. The Controlling Collateral Agent may consult with legal counsel (who may be counsel of its selection for the Company, any other Grantor or any Authorized Representative), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05. Delegation of Duties. The Controlling Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other First Lien Collateral Document by or through any one or more sub-agents appointed by the Controlling Collateral Agent. The Controlling Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent appointed by the Controlling Collateral Agent with due care and to the Affiliates of the Controlling Collateral Agent and any such sub-agent, and shall apply to their respective activities as the Controlling Collateral Agent. The Controlling Collateral Agent shall not have any liability for any acts or omissions of any sub-agent appointed by it with due care.

ARTICLE V

Miscellaneous

SECTION 5.01 Notices. All notices and other communications provided for herein (including, but not limited to, all the directions and instructions to be provided to the Controlling Collateral Agent herein by the First Lien Secured Parties) shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or electronic mail, as follows:

(a) if to the Issuer or any Grantor : c/o Townsquare Media, Inc., One Manhattanville Road, Suite 202, Purchase, NY 10577, Attention: Chief Financial Officer;

(b) if to the Collateral Agent, to it at Wilmington Trust, National Association, Global Capital Markets, 1100 North Market Street, Wilmington, Delaware 19890, Attention of: Townsquare Media Notes Administrator;

(c) if to the Initial Additional Authorized Representative, to it at: [ ];

(d) if to any other Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address, fax number or email address for notices and other communications hereunder by notice to the other parties hereto. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or mail (registered or certified, with postage prepaid and properly addressed) and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via mail. For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among the Issuer, the Controlling Collateral Agent and each other Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02 Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Subject to Sections 5.02(c), 5.02(d), 5.13 and 5.16, neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Authorized Representative, Townsquare Media, Inc. and any applicable Grantor.

(c) Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Additional Agent may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 of this Agreement and upon such execution and delivery, such Additional Agent and the Additional First Lien Secured Parties and Additional First Lien Obligations of the Series for which such Additional Agent is acting shall be subject to the terms hereof.

(d) Notwithstanding the foregoing, without the consent of any other Authorized Representative or First Lien Secured Party, the Controlling Collateral Agent and the Grantors may at the request of the Issuer effect amendments and modifications to this Agreement for the purpose of (i) giving effect to Section 5.13 or any Refinancing of any First Lien Obligations, (ii) adding additional Grantors as parties hereto upon the execution and delivery of a document in the form of Annex III hereto and (iii) the Controlling Collateral Agent shall be entitled to conclusively rely, without liability, on the determination of officers of the Issuer that any such amendments and modifications do not violate the Indenture, the Initial Additional Agreement and any Additional First Lien Documents, if such determination is set forth in an Officer's Certificate delivered by the Issuer at the request of the Controlling Collateral Agent; provided, however, that such determination will not affect whether or not the Issuer has complied with their undertakings in such documents. Notwithstanding the provisions of any other Secured Credit Documents, the Controlling Collateral Agent may, with the consent of the Issuer, make any amendments, restatements,

amendment and restatements, supplements or other modifications to this Agreement to correct any ambiguity, defect or inconsistency contained herein without the consent of any other Person or any other Authorized Representative or First Lien Secured Party.

SECTION 5.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Execution and/or delivery of an executed signature page to this Agreement by facsimile or other electronic means or transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

SECTION 5.08 Submission to Jurisdiction Waivers; Consent to Service of Process. Each Authorized Representative, on behalf of itself and the First Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in Section 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any First Lien Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09 GOVERNING LAW; WAIVER OF JURY TRIAL.

(A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW.

(B) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other First Lien Collateral Documents or Additional First Lien Documents, the provisions of this Agreement shall control.

SECTION 5.12 Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties in relation to one another. The Issuer, any other Grantor or any other creditor thereof shall not have any rights or obligations hereunder, except as expressly provided in this Agreement. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with, and to the extent of, the terms of the applicable Secured Credit Documents.

SECTION 5.13 Additional First Lien Obligations. To the extent not prohibited by the provisions of the then extant Indenture, the Initial Additional Documents and the Additional First Lien Documents, the Issuer may incur Additional First Lien Obligations. Any such additional class or series of Additional First Lien Obligations (the "**Senior Class Debt**") may be secured by a Lien and may be guaranteed by the Grantors on a pari passu basis, in each case under and pursuant to the applicable Secured Credit Documents, if and subject to the condition that the Authorized Representative of any such Senior Class Debt (each, a "**Senior Class Debt Representative**"), acting on behalf of the holders of such Senior Class Debt (such Authorized Representative and holders in respect of any Senior Class Debt being referred to as the "**Senior Class Debt Parties**"), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iii) of the immediately succeeding paragraph.

In order for a Senior Class Debt Representative to become a party to this Agreement,

(i) such Senior Class Debt Representative and each Grantor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be

reasonably approved by the Grantor and such Senior Class Debt Representative) (and the Issuer shall deliver a copy thereof to the Collateral Agent and the Controlling Collateral Agent) pursuant to which such Senior Class Debt Representative becomes an Authorized Representative and Additional Agent hereunder, and the Senior Class Debt in respect of which such Senior Class Debt Representative is the Authorized Representative and the related Senior Class Debt Parties become subject hereto and bound hereby;

(ii) the Issuer shall have delivered to the Controlling Collateral Agent copies of each of the Additional First Lien Documents relating to such Senior Class Debt;

(iii) the Issuer shall have delivered to the Controlling Collateral Agent an Officer's Certificate (with a copy to the Collateral Agent) stating that such Additional First Lien Obligations are not prohibited by each applicable Secured Credit Document to be incurred, or to the extent a consent is otherwise required to permit the incurrence of such Additional First Lien Obligations under any Secured Credit Document, each Grantor has obtained the requisite consent; and

(iv) the Additional First Lien Documents, as applicable, relating to such Senior Class Debt shall provide, in a manner reasonably satisfactory to the Controlling Collateral Agent, that each Senior Class Debt Party with respect to such Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Senior Class Debt.

SECTION 5.14 Integration. This Agreement together with the other Secured Credit Documents and the First Lien Collateral Documents represents the entire agreement of each of the Grantors and the First Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Authorized Representative or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the First Lien Collateral Documents.

SECTION 5.15 ABL Intercreditor Agreement. Notwithstanding anything herein to the contrary, the exercise of any right or remedy by any Authorized Representative or First Lien Secured Party hereunder with respect to ABL Collateral is subject to the terms of the ABL Intercreditor Agreement and in the event of any conflict or inconsistency between this Agreement and the ABL Intercreditor Agreement with respect to the ABL Collateral, the ABL Intercreditor Agreement shall govern.

SECTION 5.16 Further Assurances. Each of the Authorized Representatives and each other First Lien Secured Party, agrees that it and they shall take such further action and shall execute and deliver to the other Authorized Representatives and the First Lien Secured Parties of the other Series such additional documents and instruments (in recordable form, if requested) as such Authorized Representative or Townsquare Media, Inc. may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement, including, entering into such supplemental agreements (which may each take the form of an amendment, a restatement or a supplement of this Agreement) to facilitate a designation by the Issuer of (i) an Indenture, (ii) Initial Additional Obligations or (iii) Additional First Lien Obligations (including in each case of the foregoing in respect of a reinstatement contemplated by Section 2.06 or a Refinancing contemplated by Section 2.08). Townsquare Media, Inc. in connection with a designation indicated in the foregoing sentence, agrees to pay all reasonable and documented out-of-pocket expenses incurred by such Authorized Representatives in connection with such actions and/or the execution and delivery of such additional documents and instruments pursuant to this Section 5.16.

SECTION 5.17 Information Concerning Financial Condition of the Issuer and the other Grantors. The Controlling Collateral Agent, the other Authorized Representatives and the other First Lien Secured Parties (in each case other than the Collateral Agent) shall each be responsible for keeping

themselves informed of (a) the financial condition of the Issuer and the other Grantors and all endorsers or guarantors of the First Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations. The Controlling Collateral Agent, the other Authorized Representatives, and the other First Lien Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Controlling Collateral Agent, any other Authorized Representative, or any other First Lien Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Controlling Collateral Agent, the other Authorized Representatives, and the other First Lien Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 5.18 Additional Grantors. The Issuer agrees that, if any Subsidiary of the Issuer shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex III. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Controlling Collateral Agent. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 5.19 Further Assurances. Each Authorized Representative, on behalf of itself and each First Lien Secured Party under the applicable Indenture, Initial Additional Document or Additional First Lien Document, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 5.20 Collateral Agent and Initial Additional Authorized Representative. It is understood and agreed that (a) Wilmington Trust, National Association is entering into this Agreement in its capacity as Collateral Agent and Authorized Representative under the Indenture and as Collateral Agent under each Notes Security Agreement and the provisions of the Indenture and of each Notes Security Agreement granting or extending any rights, protections, privileges, indemnities and immunities to the Collateral Agent thereunder shall also apply to it as Collateral Agent, Authorized Representative and Controlling Collateral Agent hereunder and (b) the Initial Additional Authorized Representative is entering into this Agreement in its capacity as [trustee][collateral agent] under the Initial Additional Agreement and the provisions of the Initial Additional Agreement granting or extending any rights, protections, privileges, indemnities and immunities to it as [trustee][collateral agent] shall also apply to the Initial Additional Authorized Representative hereunder.

For the avoidance of doubt, the parties hereto acknowledge that in no event shall the Collateral Agent or the Initial Additional Authorized Representative be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

Without limiting the foregoing, in acting as Authorized Representative hereunder, the Collateral Agent may seek and be fully protecting in relying on the direction of the Trustee or Holders holding a majority in aggregate principal amount of the Notes.

SECTION 5.21 No Fiduciary Duty. Neither the Collateral Agent nor the Initial Additional Authorized Representative shall be deemed to owe any fiduciary duty to any party hereto, any Authorized Representative or any other First Lien Secured Parties. Each of the Collateral Agent and the Initial Additional Authorized Representative undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Agreement and no implied covenants or obligations with respect to any party hereto shall be read into this Agreement against the Collateral Agent or the Initial Additional Authorized Representative.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent and [Controlling Collateral Agent]

By: ____
Name:
Title:

[ ], as Initial Additional Authorized Representative

By: ____
Name:
Title:

THE GRANTORS LISTED ON SCHEDULE I HERETO

By: ______________________________
Name:
Title:

ANNEX I

Grantors

ANNEX II

[FORM OF] JOINDER NO. [ ] dated as of [ ], 20[ ] (this "**Joinder**") to the PARI PASSU INTERCREDITOR AGREEMENT dated as of [ ], 20[ ] (the "**Pari Passu Intercreditor Agreement**"), among Townsquare Media, Inc. (the "**Issuer**"), the other Grantors (as defined therein), Wilmington Trust, National Association, as collateral agent for the Indenture Secured Parties (in such capacity, the "**Collateral Agent**"), **[ ]**, as Authorized Representative for the Initial Additional Secured Parties (in such capacity and together with its successors in such capacity, the "**Initial Additional Authorized Representative**") and each Additional Agent from time to time party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.

B. As a condition to the ability of the Issuer or its Restricted Subsidiaries to incur Additional First Lien Obligations and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Additional First Lien Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become an Authorized Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Pari Passu Intercreditor Agreement. Section 5.13 of the Pari Passu Intercreditor Agreement provides that such Senior Class Debt Representative may become an Authorized Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Pari Passu Intercreditor Agreement, upon the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 5.13 of the Pari Passu Intercreditor Agreement. The undersigned Senior Class Debt Representative (the "**New Authorized Representative**") is executing this Joinder in accordance with the requirements of the Pari Passu Intercreditor Agreement.

Accordingly, the Grantors and the New Authorized Representative agree as follows:

SECTION 1. In accordance with Section 5.13 of the Pari Passu Intercreditor Agreement, the New Authorized Representative by its signature below becomes an Authorized Representative and Additional Agent under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Pari Passu Intercreditor Agreement with the same force and effect as if the New Authorized Representative had originally been named therein as an Authorized Representative, and the New Authorized Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Pari Passu Intercreditor Agreement applicable to it as an Authorized Representative and to the Senior Class Debt Parties that it represents as Additional First Lien Secured Parties. Each reference to an "**Authorized Representative**" or an "**Additional Agent**" in the Pari Passu Intercreditor Agreement shall be deemed to include the New Authorized Representative. The Pari Passu Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Authorized Representative represents and warrants to the Controlling Collateral Agent and the other First Lien Secured Parties that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent] [trustee] under [describe new facility], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional First Lien Documents relating to such Senior Class Debt provide that, upon the New Authorized Representative's entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject

to and bound by the provisions of the Pari Passu Intercreditor Agreement as Additional First Lien Secured Parties.

SECTION 3. This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Controlling Collateral Agent shall have received a counterpart of this Joinder that bears the signature of the New Authorized Representative. Execution and/or delivery of an executed signature page to this Joinder by facsimile transmission or other electronic means or transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4. Except as expressly supplemented hereby, the Pari Passu Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW.

SECTION 6. In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pari Passu Intercreditor Agreement. All communications and notices hereunder to the New Authorized Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Issuer agrees to reimburse the Controlling Collateral Agent for its reasonable and documented out-of-pocket expenses incurred directly in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Controlling Collateral Agent

[Signature Pages Follow]

IN WITNESS WHEREOF, the New Authorized Representative and the Controlling Collateral Agent have duly executed this Joinder to the Pari Passu Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW AUTHORIZED REPRESENTATIVE], as
[ ] for the holders of
[ ],

By: ______________________________
Name:
Title:

Address for notices:

____

____

attention of:

____

Telecopy:

____

Acknowledged by:

[NAME OF EACH GRANTOR], Grantor

By: ______________________________
Name:

Title:

ANNEX III

SUPPLEMENT NO. dated as of [ ], 20[ ] (this "**Supplement**") to the PARI PASSU INTERCREDITOR AGREEMENT dated as of [ ], 20[ ] (the "**Pari Passu Intercreditor Agreement**"), among Townsquare Media, Inc. (the "**Issuer**"), the other Grantors (as defined therein), Wilmington Trust, National Association, as collateral agent for the Indenture Secured Parties (in such capacity, the "**Collateral Agent**"), **[ ]**, as Authorized Representative for the Initial Additional Secured Parties (in such capacity and together with its successors in such capacity, the "**Initial Additional Authorized Representative**") and each Additional Agent from time to time party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.

B. The Grantors have entered into the Pari Passu Intercreditor Agreement. Pursuant to certain Secured Credit Documents, certain newly acquired or organized Subsidiaries of the Issuer are required to enter into the Pari Passu Intercreditor Agreement. Section 5.18 of the Pari Passu Intercreditor Agreement provides that such Subsidiaries may become party to the Pari Passu Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "**New Grantor**") is executing this Supplement in accordance with the requirements of the Indenture, the Initial Additional Documents and the Additional First Lien Documents (if any).

Accordingly, the Controlling Collateral Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 5.18 of the Pari Passu Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Pari Passu Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Pari Passu Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a "Grantor" in the Pari Passu Intercreditor Agreement shall be deemed to include the New Grantor. The Pari Passu Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Controlling Collateral Agent and the other First Lien Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Controlling Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Execution and/or delivery of an executed signature page to this Supplement by facsimile transmission or other electronic means or transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Pari Passu Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pari Passu Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Issuer as specified in the Pari Passu Intercreditor Agreement.

SECTION 8. The Issuer agree to reimburse the Controlling Collateral Agent for its reasonable and documented out-of-pocket expenses incurred directly in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Controlling Collateral Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, the New Grantor, and the Controlling Collateral Agent have duly executed this Supplement to the Pari Passu Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR],

By: ________________________________
Name:
Title:

Acknowledged by:

[________________], as Controlling Collateral Agent,

By: ________________________________
Name:
Title:

EXHIBIT D

Form of ABL Intercreditor Agreement

[Attached]

[FORM OF]
ABL INTERCREDITOR AGREEMENT

among

TOWNSQUARE MEDIA, INC.,
as the Company,

the other Pledgors party hereto,

[ ],
as ABL Representative,

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Designated Senior Representative,

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as First Lien Notes Collateral Agent,

dated as of [ ], 20[ ].

TABLE OF CONTENTS

Page

EXHIBITS:

Exhibit A-1	Acknowledgement of and Consent to the ABL Intercreditor Agreement (Company and the Other Pledgors)
Exhibit A-2	Consent and Acknowledgment (ABL Obligations)
Exhibit A-3	Consent and Acknowledgment (Other First Lien Obligations)
Exhibit A-4	Consent and Acknowledgment (Other Second Lien Obligations)
Exhibit A-5	Consent and Acknowledgment (Second Lien Facility Obligations)

ABL INTERCREDITOR AGREEMENT

ABL INTERCREDITOR AGREEMENT , dated as of [ ], 20[ ] (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, this "**Agreement**"), among [ ] ("[**ABL Representative**]"), in its capacity as the ABL Representative, WILMINGTON TRUST, NATIONAL ASSOCIATION ("**Wilmington Trust**"), not in its individual capacity but solely in its capacities as the First Lien Notes Collateral Agent, the initial Designated Senior Representative and the initial Junior Lien Priority Intercreditor Representative; and acknowledged and consented to (a) by TOWNSQUARE MEDIA, INC., a Delaware corporation (together with its successors in such capacity and as provided in Section 4.4 (Effectiveness of Agreement), the "**Company**"), the other Pledgors (as defined below) party hereto from time to time, (b) by each Other First Lien Obligations Agent, for itself and on behalf of the relevant Other First Lien Obligations Secured Parties, that has executed and delivered an applicable Consent and Acknowledgment and (c) by each Second Lien Obligations Representative, for itself and on behalf of the relevant Second Lien Obligations Secured Parties, that has executed and delivered an applicable Consent and Acknowledgement. Capitalized terms used but not defined in the preamble or the recitals to this Agreement have the meanings set forth in Section 1.1 below.

BACKGROUND

A. WHEREAS, the Company and the other Pledgors (i) are parties to that certain Indenture, dated as of January 6, 2021, among, the Company, the other Pledgors party thereto from time to time, Wilmington Trust, as trustee, and the First Lien Notes Collateral Agent, and (ii) to the extent provided in Section 4.13, may become parties to Other First Lien Obligations Credit Documents from time to time hereafter;

B. WHEREAS, the Company and the other Pledgors, to the extent provided in Section 4.13, may become parties to Second Lien Obligations Documents from time to time hereafter;

C. WHEREAS, the Company and the other Pledgors are parties to that certain ABL Credit Agreement, dated as of the date hereof, among the Company, the other Pledgors party thereto from time to time, the lenders party thereto from time to time and [ABL Representative], as administrative agent and collateral agent; and

D. WHEREAS, this Agreement governs the relationship between the ABL Obligations Secured Parties as a group on the one hand, and the Non-ABL Obligations Secured Parties as a group on the other, with respect to the Shared Collateral.

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions; Terms Generally.

1.1 Definitions.

(a) As used in this Agreement, the following terms have the meanings specified below:

"**ABL Cash Management Agreement**" means any (i) "Secured Cash Management Agreement" (as defined in the ABL Facility Agreement or any comparable term in any other ABL Obligations Document) and (ii) other agreement, document or instrument between any Pledgor or any

subsidiary of any Pledgor and any ABL Obligations Secured Party (A) pursuant to which such ABL Obligations Secured Party provides Cash Management Services to any Pledgor or any subsidiary of any Pledgor and (B) with respect to which the obligations thereunder constitute ABL Obligations in accordance with the applicable ABL Obligations Document.

"**ABL Cash Management Obligations**" means any and all obligations of any Pledgor or any subsidiary of any Pledgor under any ABL Cash Management Agreement; provided that in no event shall any obligations constitute ABL Cash Management Obligations to the extent the applicable Pledgor and the provider of such obligations agreed in writing that such obligations will constitute Other First Lien Cash Management Obligations, Other Second Lien Cash Management Obligations or Second Lien Facility Cash Management Obligations.

"**ABL Facility Agreement**" means that certain ABL Credit Agreement, dated as of the date hereof, among the Company, the other Pledgors party thereto from time to time, the lenders party thereto from time to time and the ABL Representative, as amended, restated, supplemented, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, Refinanced, extended or otherwise modified from time to time, including any agreement extending the maturity thereof, Refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, (including in this definition any Refinancing, replacement, restructuring or new debt facility designated by the Company as "ABL Facility Agreement" pursuant to Section 4.13).

"**ABL Facility Collateral Agreement**" means (a) each "Security Agreement" (or comparable term) as defined in the ABL Facility Agreement and (b) any other collateral agreement entered into from time to time in respect of any ABL Facility Agreement and designated by the Company as an "ABL Facility Collateral Agreement," in each case as amended, restated, supplemented or otherwise modified from time to time.

"**ABL Obligations Collateral Documents**" means, collectively, the ABL Facility Collateral Agreement, any of the other "Collateral Documents" (or comparable terms) as defined in the ABL Facility Agreement and any other documents now existing or entered into after the date hereof that grant Liens on any assets or properties of any Pledgor to secure any ABL Obligations.

"**ABL Obligations**" means all "Secured Obligations" (as such term is defined in the ABL Facility Agreement) of the Company and the other Pledgors including any and all obligations outstanding under, and all other obligations in respect of, any ABL Obligations Documents, to pay principal, premium (if any), interest (including Post-Petition Claims accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether or not allowed or allowable in such proceeding), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to any letters of credit and bankers' acceptance), damages and other liabilities payable under or in connection with the ABL Obligations Documents. For the avoidance of doubt, ABL Obligations shall include ABL Cash Management Obligations and ABL Swap Obligations.

"**ABL Obligations Documents**" means, collectively, the documentation in respect of the ABL Obligations, including the ABL Facility Agreement, the ABL Obligations Collateral Documents, the ABL Cash Management Agreements, the ABL Swap Contracts, and any other "Loan Documents" or comparable terms as defined in the ABL Facility Agreement.

"**ABL Obligations Secured Parties**" means, at any time, the Persons holding any ABL Obligations, including the ABL Representative.

"**ABL Priority Collateral**" means Collateral consisting of the following (including, for the avoidance of doubt, any such property and interests in property that, but for the application of Section 552 of the Bankruptcy Code (or any provision of any other Bankruptcy Laws) would constitute ABL Priority Collateral):

(a) all Accounts (including credit card receivables) and all other rights to payment arising from services rendered or from the sale, lease, use or other disposition of Inventory, whether such rights to payment constitute payment intangibles, letter-of-credit rights or any other classification of property, or are evidenced in whole or in part by instruments, chattel paper or documents;

(b) all Inventory and documents relating to Inventory;

(c) all rights of an unpaid vendor with respect to Inventory;

(d) all deposit accounts (other than deposit accounts constituting Excluded Assets (as defined in the ABL Facility Agreement or any comparable term in any other ABL Obligations Document) and any Collateral Proceeds Accounts), commodity accounts, securities accounts and lockboxes, including all money and certificated securities, uncertificated securities (other than capital stock, units or membership or other equity interests of subsidiaries of the Pledgors), securities entitlements and related investment property (including all cash, marketable securities and other funds held in or on deposit in any deposit account, commodity account or securities account), and all cash and cash equivalents, including cash and cash equivalents securing reimbursement obligations in respect of letters of credit or other ABL Obligations;

(e) all instruments, chattel paper and general intangibles (including contract rights and customer lists) pertaining to the other items of property otherwise comprising ABL Priority Collateral (other than any capital stock, units or membership or other equity interests of subsidiaries of the Pledgors and intellectual property (except for the non-exclusive right to use trademarks, tradenames and other intellectual property in connection with the processing or sale of Inventory or the sale or collection on accounts receivable under a royalty free license agreement or to the extent necessary to sell any of the ABL Priority Collateral, which shall be included in the ABL Priority Collateral));

(f) all books and records, supporting obligations, documents and related letters of credit, letter-of-credit rights, commercial tort claims or other claims and causes of action, in each case, to the extent arising out of, related to or given in exchange or settlement of any of the foregoing; and

(g) all substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, indemnity proceeds, guaranty proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of all or any of the foregoing;

provided that subject to clause (d) of Section 2.1 hereof, in no case shall ABL Priority Collateral include any identifiable cash proceeds from a sale, lease, conveyance or other disposition of any Non-ABL Priority Collateral that has been deposited in a Collateral Proceeds Account in accordance with the terms of the Non-ABL Obligations Documents, until such time as such cash proceeds are released therefrom in accordance with the terms of the Non-ABL Obligations Documents.

All terms used in this definition that are defined in the UCC and not defined elsewhere in this Agreement have the meanings assigned to them in the UCC as the context requires.

"**ABL Priority Pledged Collateral**" means ABL Priority Collateral that is Pledged Collateral.

"**ABL Representative**" means the collateral agent for the ABL Obligations Secured Parties, together with its successors or co-agents in substantially the same capacity as may from time to time be appointed pursuant to the ABL Facility Agreement. As of the date hereof, [ ] shall be the ABL Representative.

"**ABL Swap Contract**" means any (i) "Secured Hedge Agreement" (as defined in the ABL Facility Agreement or any comparable term in any other ABL Obligations Document) and (ii) other Swap Contract between any Pledgor or any subsidiary of any Pledgor and any ABL Obligations Secured Party the obligations under which constitute ABL Obligations in accordance with the applicable ABL Obligations Document.

"**ABL Swap Obligations**" means any and all obligations of any Pledgor or any subsidiary of any Pledgor under any ABL Swap Contract; provided that in no event shall any such obligations constitute ABL Swap Obligations to the extent the applicable Pledgor and the provider of such obligations agreed in writing that such obligations will constitute Other First Lien Swap Obligations, Other Second Lien Swap Obligations or Second Lien Facility Swap Obligations.

"**Account**" means an "account" as such term is defined in Article 9 of the UCC and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for Inventory that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit or charge card or information contained on or for use with the card, in each case together with any supporting obligations in respect thereof, whether such right to payment constitutes a payment intangible, letter-of-credit right or any other classification of property, or are evidenced in whole or in part by instruments, chattel paper, general intangibles or documents. The term "**Account**" does not include (x) commercial tort claims, (y) deposit accounts or (z) investment property.

"**Affiliate**" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

"**Agreement**" has the meaning assigned to such term in the preamble hereof.

"**Applicable Junior Representative**" means (a) with respect to the ABL Priority Collateral, the Junior Lien Priority Intercreditor Representative, and (b) with respect to the Non-ABL Priority Collateral, the ABL Representative.

"**Applicable Pledged Collateral Agent**" means (a) with respect to the ABL Priority Pledged Collateral, the ABL Representative, and (b) with respect to the Non-ABL Priority Pledged Collateral, the Junior Lien Priority Intercreditor Representative.

"**Applicable Senior Representative**" means (a) with respect to the ABL Priority Collateral, the ABL Representative, and (b) with respect to the Non-ABL Priority Collateral, the Junior Lien Priority Intercreditor Representative.

“**Bankruptcy Code**” means Title 11 of the United States Code, as amended, modified or supplemented, from time to time.

“**Bankruptcy Law**” means the Bankruptcy Code and any other liquidation, receiver-manager, conservatorship, bankruptcy, assignment or compromise for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, winding-up, administration, judicial or statutory management, schemes of arrangement, restructuring plan or similar debtor relief or insolvency laws of any Covered Jurisdiction or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, including any corporate law or other law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

“**Business Day**” means each day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York, United States, or in the jurisdiction of the palace of payment, are authorized or required by law to close. When the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

“**Capital Stock**” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership, partnership interests (whether general or limited);

(4) in the case of a limited liability company, membership interests; and

(5) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“**Cash Management Obligations**” means the ABL Cash Management Obligations, the Other First Lien Cash Management Obligations, the Other Second Lien Cash Management Obligations and the Second Lien Facility Cash Management Obligations.

“**Cash Management Services**” has the meaning assigned to such term in the First Lien Notes Indenture.

“**Class**” has the meaning assigned to such term in the definition of Senior Secured Obligations.

“**Collateral**” means all assets and properties now or hereafter acquired by any Pledgor upon which a Lien in favor of any Secured Party is created by any of the ABL Obligations Collateral Documents, the First Lien Obligations Collateral Documents or the Second Lien Obligations Collateral Documents, as applicable.

“**Collateral Proceeds Account**” means one or more deposit accounts or securities accounts established or maintained by any Pledgor or Representative (other than the ABL Representative) or its agent for the sole purpose of holding the proceeds of any sale or other disposition of any Non-ABL Priority

Collateral that are required to be held in trust in such account or accounts pursuant to the terms of any Non-ABL Obligations Document.

"**Company**" has the meaning assigned to such term in the preamble hereof.

"**Consent and Acknowledgment**" means, as applicable, either (a) an instrument in form and substance substantially similar to Exhibit A-2 hereto or another instrument reasonably satisfactory to the Junior Lien Priority Intercreditor Representative and the Company, pursuant to which any new ABL Representative acknowledges this Agreement and consents to be bound by the terms hereof in accordance with Section 4.13, (b) an instrument in form and substance substantially similar to Exhibit A-3 hereto or another comparable instrument reasonably satisfactory to the ABL Representative, the Designated Senior Representative, the Designated Second Priority Representative and the Company, pursuant to which any Other First Lien Obligations Secured Party, through its Other First Lien Obligations Agent, acknowledges this Agreement and consents to be bound by the terms hereof in accordance with Section 4.13, (c) an instrument in form and substance substantially similar to Exhibit A-4 hereto or another comparable instrument reasonably satisfactory to the ABL Representative, the Designated Senior Representative, the Designated Second Priority Representative and the Company, pursuant to which any Other Second Lien Obligations Secured Party, through its Other Second Lien Obligations Agent, acknowledges this Agreement and consents to be bound by the terms hereof in accordance with Section 4.13 and as contemplated by such instrument, or (d) an instrument in form and substance substantially similar to Exhibit A-5 hereto or another comparable instrument reasonably satisfactory to the ABL Representative and the Designated Senior Representative and the Company, pursuant to which any Second Lien Facility Obligations Secured Party, through its Second Lien Collateral Agent, acknowledges this Agreement and consents to be bound by the terms hereof in accordance with Section 4.13 and as contemplated by such instrument.

"**Control**", "**Controlled**" and "**Controlling**" have the meaning specified in the definition of "Affiliate."

"**Covered Jurisdiction**" means the collective reference the United States, including, for the avoidance of doubt any country, state, province or territory (other than a territory of the United States) thereof, and "**Covered Jurisdiction**" means any one of them.

"**Designated Second Priority Representative**" means the Representative designated as such for purposes of this Agreement in the Junior Lien Priority Intercreditor Agreement. If the Company enters into a Junior Lien Priority Intercreditor Agreement, it shall provide a written notice to the ABL Representative of the contact details for the Designated Second Priority Representative.

"**Designated Senior Representative**" (a) at any time only one series of Non-ABL Obligations is outstanding, means the Representative of such series and (b) at all other times, has the meaning assigned to (i) the term "Controlling Collateral Agent" in the Pari Passu Intercreditor Agreement and (ii) if the Pari Passu Intercreditor Agreement is not then in effect and the Junior Lien Priority Intercreditor Agreement is then in effect, the Representative designated as such for purposes of this Agreement in the Junior Lien Priority Intercreditor Agreement. The parties hereto acknowledge that as of the date hereof, Wilmington Trust is acting as Designated Senior Representative. The ABL Representative shall be entitled to treat Wilmington Trust as the Designated Senior Representative until such time as it receives a written notice from the Company that a different Representative became the Designated Senior Representative.

"**Discharge**" means, with respect to any Secured Obligations, except to the extent otherwise provided in Section 2.5(c) (Avoidance Issues) or Section 2.8 (Reinstatement) below, (a) payment in full in immediately available funds of the principal of, and interest (including Post-Petition Claims accruing on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not such Post-Petition Claims would be allowed or allowable in the proceeding) accrued on, all outstanding Indebtedness included in such series of Secured Obligations after or concurrently with the termination of all commitments to extend credit thereunder, (b) with respect to any letters of credit that may be outstanding in respect of any series of Secured Obligations, termination or delivery of cash collateral, backstop letters of credit or other credit support in respect thereof in an amount and manner in compliance with the applicable Documents, and (c) payment in full in immediately available funds of any other Secured Obligations (or, in the case of any Cash Management Obligations or Secured Swap Obligations, the cash collateralization or backstopping of such Secured Obligations on terms reasonably satisfactory to the applicable provider or counterparty, as applicable) that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than, in each case, in respect of contingent indemnification and expense reimbursement claims not then due, any other obligations that by the terms of any Document expressly survive termination of such Document or any Cash Management Obligations or Secured Swap Obligations that, at such time, are allowed by the applicable provider or counterparty to remain outstanding without being repaid, collateralized or backstopped); provided, that (i) the Discharge of the ABL Obligations shall not be deemed to have occurred if such payments are made with the proceeds of a facility designated by the Company pursuant hereto as an ABL Facility Agreement or a Refinancing of the ABL Obligations, (ii) the Discharge of the First Lien Notes Obligations shall not be deemed to have occurred if such payments are made with the proceeds of any obligations designated by the Company pursuant hereto as a Refinancing of the First Lien Notes Obligations, (iii) the Discharge of any Other First Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of any obligations that are designated by the Company pursuant hereto as a Refinancing of such Other First Lien Obligations, (iv) the Discharge of the Second Lien Facility Obligations shall not be deemed to have occurred if such payments are made with the proceeds of a facility designated by the Company pursuant hereto as a Second Lien Facility or a Refinancing of the Second Lien Facility Obligations and (v) the Discharge of any Other Second Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of any obligations that are designated by the Company pursuant hereto as a Refinancing of such Other Second Lien Obligations. The term "**Discharged**" has a correlative meaning to the foregoing.

"**Disposition**" or "**Dispose**" means the sale, transfer, license, lease or other disposition (including any Sale/Leaseback Transaction and any sale or issuance of Capital Stock in a Restricted Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, whether in a single transaction or a series of related transactions; provided that "**Disposition**" and "**Dispose**" shall not include any issuance by the Company of any of its Capital Stock to another Person. The term "**Disposition**" has a correlative meaning to the foregoing.

"**Documents**" means, collectively, the ABL Obligations Documents and the Non-ABL Obligations Documents, or any of the foregoing.

"**Enforcement Notice**" means a written notice delivered, at a time when an Event of Default has occurred and is continuing, by either (a) in the case of an Event of Default under the ABL Facility Agreement, the ABL Representative to the Junior Lien Priority Intercreditor Representative or (b) in the case of any other Event of Default, the Junior Lien Priority Intercreditor Representative to the ABL Representative.

"**Event of Default**" means an "Event of Default" (or comparable term) under and as defined in the ABL Facility Agreement, the First Lien Notes Indenture, any other applicable First Lien Notes Documents, any applicable Other First Lien Obligations Credit Document, the Second Lien Credit Agreement, any other applicable Second Lien Facility Credit Document or any applicable Other Second Lien Obligations Credit Document, as the context may require.

"**First Lien Notes Collateral Agent**" means the collateral agent for the First Lien Notes Obligations Secured Parties, together with its successors or co-agents in substantially the same capacity as may from time to time be appointed pursuant to the First Lien Notes Indenture. As of the date hereof, Wilmington Trust shall be the First Lien Notes Collateral Agent.

"**First Lien Notes Collateral Agreement**" means (a) each "Security Agreement" as defined in the First Lien Notes Indenture and (b) any other collateral agreement entered into from time to time in respect of any First Lien Notes Indenture and designated by the Company as a "First Lien Notes Collateral Agreement," in each case as amended, restated, supplemented or otherwise modified from time to time.

"**First Lien Notes Collateral Documents**" means, collectively, the First Lien Notes Collateral Agreement, any of the other "Security Documents" (or comparable term) as defined in the First Lien Notes Indenture, and any other documents now existing or entered into after the date hereof that grant Liens on any assets or properties of any Pledgor to secure any First Lien Notes Obligations.

"**First Lien Notes Documents**" means, collectively, the documentation in respect of the First Lien Notes Obligations, including the First Lien Notes Indenture, the First Lien Notes Collateral Documents and any other "Notes Documents" or comparable term as defined in the applicable First Lien Notes Indenture.

"**First Lien Notes Indenture**" means that certain Indenture, dated as of January 6, 2021, among, inter alios, the Company, each other Pledgor party thereto from time to time, Wilmington Trust, as trustee, and the First Lien Notes Collateral Agent, as amended, restated, supplemented, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, Refinanced, extended or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, Refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof (except to the extent any such Refinancing, replacement or restructuring is designated by the Company to not be included in the definition of "First Lien Notes Indenture").

"**First Lien Notes Obligations**" means all "Notes Obligations" (as such term is defined in the First Lien Notes Indenture), including any and all obligations of the Company and other Pledgors outstanding under, and all other obligations in respect of, any First Lien Notes Documents, to pay principal, premium (if any), interest (including Post-Petition Claims accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether or not allowed or allowable in such proceeding), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to any letters of credit and bankers' acceptance), damages and other liabilities payable under or in connection with the First Lien Notes Documents.

"**First Lien Notes Obligations Secured Parties**" means the Persons holding any First Lien Notes Obligations, including the First Lien Notes Collateral Agent, the trustee under the First Lien Notes Indenture and the "Holders" (as defined in the First Lien Notes Indenture).

"**First Lien Obligations**" means, collectively, the First Lien Notes Obligations and the Other First Lien Obligations, or any of the foregoing.

"**First Lien Obligations Collateral Documents**" means, collectively, the First Lien Notes Collateral Documents and the Other First Lien Obligations Collateral Documents.

"**First Lien Obligations Credit Documents**" means, collectively, the First Lien Notes Documents and the Other First Lien Obligations Credit Documents.

"**First Lien Obligations Documents**" means, collectively, the First Lien Notes Documents and the Other First Lien Obligations Documents.

"**First Lien Obligations Representative**" means each of the First Lien Notes Collateral Agent and each Other First Lien Obligations Agent.

"**First Lien Obligations Secured Parties**" means, collectively, the First Lien Notes Obligations Secured Parties and the Other First Lien Obligations Secured Parties, or any of the foregoing.

"**Indebtedness**" means and includes all obligations that constitute "Indebtedness", "Debt" or other comparable terms as defined in the ABL Facility Agreement, the First Lien Notes Indenture, any First Lien Notes Documents, the Second Lien Credit Agreement, any Second Lien Facility Credit Document, any Other First Lien Obligations Credit Document or any Other Second Lien Obligations Credit Document, as applicable (other than, for the avoidance of doubt, Cash Management Obligations or Secured Hedging Obligations).

"**Insolvency or Liquidation Proceeding**" means (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Pledgor, (b) any other voluntary or involuntary insolvency, reorganization, arrangement or bankruptcy case or proceeding, or any receivership, liquidation, or other similar case or proceeding with respect to any Pledgor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization, arrangement or winding up of any Pledgor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (except to the extent permitted by the applicable Documents) or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Pledgor.

"**Inventory**" has the meaning assigned to that term in the UCC other applicable law, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, (iv) are consigned or (v) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.

"**Junior Agent**" means (a) with respect to the ABL Priority Collateral, each of the First Lien Notes Collateral Agent, the Other First Lien Obligations Agents, the Second Lien Collateral Agent and the Other Second Lien Obligations Agents, and (b) with respect to the Non-ABL Priority Collateral, the ABL Representative.

"**Junior Lien Priority Intercreditor Agreement**" has the meaning assigned to the term "Junior Lien Priority Intercreditor Agreement" in the First Lien Notes Indenture.

"**Junior Lien Priority Intercreditor Representative**" means (a) until the Discharge of First Lien Obligations has occurred, the Designated Senior Representative, and (b) following the Discharge of First Lien Obligations, the Designated Second Priority Representative acting on behalf of the Second Lien Obligations Secured Parties. As of the date hereof, Wilmington Trust, in its capacities as the First Lien Notes Collateral Agent and the Designated Senior Representative, shall act as the Junior Lien Priority Intercreditor Representative for purposes of this Agreement.

"**Junior Secured Obligations**" means (a) with respect to the ABL Priority Collateral, the Non-ABL Obligations, and (b) with respect to the Non-ABL Priority Collateral, the ABL Obligations.

"**Junior Secured Obligations Collateral**" means, (a) with respect to the ABL Obligations, the Non-ABL Priority Collateral, and (b) with respect to the Non-ABL Obligations, the ABL Priority Collateral.

"**Junior Secured Obligations Collateral Documents**" means, (a) with respect to the ABL Priority Collateral, the Non-ABL Obligations Documents, and (b) with respect to the Non-ABL Priority Collateral, the First Lien Obligations Collateral Documents and the Second Lien Facility Collateral Documents.

"**Junior Secured Obligations Documents**" means, (a) with respect to the ABL Priority Collateral, the Non-ABL Obligations Documents, and (b) with respect to the Non-ABL Priority Collateral, the ABL Obligations Documents.

"**Junior Secured Obligations Secured Parties**" means (a) with respect to the ABL Priority Collateral, the Non-ABL Obligations Secured Parties, and (b) with respect to the Non-ABL Priority Collateral, the ABL Obligations Secured Parties.

"**Lien**" means any mortgage, deed of trust, pledge, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or other Lien or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any capitalized lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease in and of itself be deemed a Lien.

"**Non-ABL Obligations**" means, collectively, the First Lien Obligations and the Second Lien Obligations, or any of the foregoing.

"**Non-ABL Obligations Documents**" means, collectively, the First Lien Obligations Documents and the Second Lien Obligations Documents, or any of the foregoing.

"**Non-ABL Obligations Secured Parties**" means, collectively, the First Lien Obligations Secured Parties and the Second Lien Obligations Secured Parties, or any of the foregoing.

"**Non-ABL Priority Collateral**" means the portion of Collateral that is not ABL Priority Collateral, including all real estate, equipment and intellectual property of any Pledgor and any unit, membership or equity interests of any subsidiary of any Pledgor (including, for the avoidance of doubt, any such property and interests in property that, but for the application of Section 552 of the Bankruptcy Code (or any provision of any other Bankruptcy Laws) would constitute Non-ABL Priority Collateral); *provided* that Excluded Property (as defined in the First Lien Notes Indenture) shall not constitute Non-ABL Priority Collateral.

"**Non-ABL Priority Pledged Collateral**" means Non-ABL Priority Collateral that is Pledged Collateral.

"**obligations**" means any principal, interest (including Post-Petition Claims accruing after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable in such proceeding), penalties, fees, indemnifications, reimbursements (including, if applicable, reimbursement obligations with respect to any letters of credit and bankers' acceptance), damages and other liabilities payable under the documentation governing any Indebtedness.

"**Other First Lien Cash Management Agreement**" means any agreement, document or instrument between any Pledgor or any subsidiary of any Pledgor and any Other First Lien Obligations Secured Party (A) pursuant to which such Other First Lien Obligations Secured Party provides Cash Management Services to any Pledgor of any subsidiary or any Pledgor and (B) with respect to which the obligations thereunder constitute Other First Lien Obligations in accordance with the applicable Other First Lien Document.

"**Other First Lien Cash Management Obligations**" means any and all obligations of any Pledgor or any subsidiary of any Pledgor under any Other First Lien Cash Management Agreement; provided that in no event shall any obligations constitute Other First Lien Cash Management Obligations to the extent such obligations constitute ABL Cash Management Obligations, or to the extent the applicable Pledgor and the provider of such obligations agreed in writing that such obligations will constitute Other Second Lien Cash Management Obligations or Second Lien Facility Cash Management Obligations.

"**Other First Lien Obligations**" means all obligations of the Company and the other Pledgors (other than the First Lien Notes Obligations) to pay principal, premium (if any), interest (including Post-Petition Claims accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether or not allowed or allowable in such proceeding), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to any letters of credit and bankers' acceptance), damages and other liabilities payable under or in connection with the applicable Other First Lien Obligations Documents, in each case, (x) that are designated by the Company as Other First Lien Obligations pursuant to Section 4.13 and (y) the Representative with respect to which has duly executed and delivered an applicable Consent and Acknowledgment. For the avoidance of doubt, Other First Lien Obligations shall include Other First Lien Cash Management Obligations and Other First Lien Swap Obligations.

"**Other First Lien Obligations Agent**" means, with respect to any Series of Other First Lien Obligations or any separate facility within such Series, the Person elected, designated or appointed as the administrative agent and/or collateral agent, trustee or similar representative of such Series or such separate facility within such Series by or on behalf of the holders of such Series of Other First Lien Obligations or such separate facility within such Series, and its respective successors in substantially the same capacity as may from time to time be appointed.

"**Other First Lien Obligations Collateral Documents**" means, collectively, the security agreements (if different from the First Lien Notes Collateral Agreement) or any other documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Pledgor to secure any Other First Lien Obligations.

"**Other First Lien Obligations Credit Document**" means any (a) instruments, agreements or documents evidencing debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (b)

debt securities, indentures and/or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers' acceptances) or (c) instruments or agreements evidencing any other Indebtedness, in each case of the foregoing clauses to the extent that the obligations in respect thereof constitute Other First Lien Obligations.

"**Other First Lien Obligations Documents**" means, collectively, the Other First Lien Obligations Credit Documents and the Other First Lien Obligations Collateral Documents related thereto.

"**Other First Lien Obligations Secured Parties**" means, collectively, the Persons holding any Other First Lien Obligations who have, directly or indirectly through their respective Other First Lien Obligations Agents, become party to and bound by this Agreement pursuant to a Consent and Acknowledgment in accordance with the provisions of Section 4.13 hereof.

"**Other First Lien Swap Contract**" means any Swap Contract between any Pledgor or any subsidiary of any Pledgor and any Other First Lien Obligations Secured Party the obligations under which constitute Other First Lien Obligations in accordance with the applicable Other First Lien Document.

"**Other First Lien Swap Obligations**" means any and all obligations of any Pledgor or any subsidiary of any Pledgor under any Other First Lien Swap Contract; provided that in no event shall any such obligations constitute Other First Lien Swap Obligations to the extent such obligations constitute ABL Swap Obligations, or to the extent the applicable Pledgor and the provider of such obligations agreed in writing that such obligations will constitute Other Second Lien Swap Obligations or Second Lien Swap Obligations.

"**Other Second Lien Cash Management Agreement**" means any agreement, document or instrument between any Pledgor or any subsidiary of any Pledgor and any Other Second Lien Obligations Secured Party (A) pursuant to which such Other Second Lien Obligations Secured Party provides Cash Management Services to any Pledgor or any subsidiary of any Pledgor and (B) with respect to which the obligations thereunder constitute Other Second Lien Obligations in accordance with the applicable Other Second Lien Document.

"**Other Second Lien Cash Management Obligations**" means any and all obligations of any Pledgor or any subsidiary of any Pledgor under any Other Second Lien Cash Management Agreement; provided that in no event shall any obligations constitute Other Second Lien Cash Management Obligations to the extent such obligations constitute ABL Cash Management Obligations, Other First Lien Cash Management Obligations or Second Lien Facility Cash Management Obligations.

"**Other Second Lien Obligations**" means all obligations of the Company and the other Pledgors (other than the Second Lien Facility Obligations) to pay principal, premium (if any), interest (including Post-Petition Claims accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether or not allowed or allowable in such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under or in connection with the applicable Other Second Lien Obligations Documents, in each case, (x) that are designated by the Company as Other Second Lien Obligations pursuant to Section 4.13 and (y) the Representative with respect to which has duly executed and delivered an applicable Consent and Acknowledgment. For the avoidance of doubt, Other Second Lien Obligations shall include Other Second Lien Cash Management Obligations and Other Second Lien Swap Obligations.

"**Other Second Lien Obligations Agent**" shall mean, with respect to any Series of Other Second Lien Obligations or any separate facility within such Series, the Person elected, designated or appointed as the administrative agent and/or collateral agent, trustee or similar representative of such Series

or such separate facility within such Series by or on behalf of the holders of such Series of Other Second Lien Obligations or such separate facility within such Series, and its respective successors in substantially the same capacity as may from time to time be appointed.

"**Other Second Lien Obligations Collateral Documents**" means, collectively, any other documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Pledgor to secure any Other Second Lien Obligations.

"**Other Second Lien Obligations Credit Document**" means any (a) instruments, agreements or documents evidencing debt facilities or commercial paper facilities, providing for revolving credit loans or term loans, (b) debt securities, indentures and/or other forms of debt financing (including convertible or exchangeable debt instruments) or (c) instruments or agreements evidencing any other Indebtedness, in each case of the foregoing clauses to the extent that the obligations in respect thereof constitute Other Second Lien Obligations.

"**Other Second Lien Obligations Documents**" means, collectively, the Other Second Lien Obligations Credit Documents and the Other Second Lien Obligations Collateral Documents related thereto.

"**Other Second Lien Obligations Secured Parties**" means, collectively, the Persons holding any Other Second Lien Obligations who have, directly or indirectly through their respective Other Second Lien Obligations Agents, become party to and bound by this Agreement pursuant to a Consent and Acknowledgment in accordance with the provisions of Section 4.13 hereof.

"**Other Second Lien Swap Contract**" means any Swap Contract between any Pledgor or any subsidiary of any Pledgor and any Other Second Lien Obligations Secured Party the obligations under which constitute Other Second Lien Obligations in accordance with the applicable Other Second Lien Document.

"**Other Second Lien Swap Obligations**" means any and all obligations of any Pledgor or any subsidiary of any Pledgor under any Other Second Lien Swap Contract; provided that in no event shall any such obligations constitute Other Second Lien Swap Obligations to the extent such obligations constitute ABL Swap Obligations, Other First Lien Swap Obligations or Second Lien Facility Swap Obligations.

"**Pari Passu Intercreditor Agreement**" means (i) with respect to the First Lien Obligations, the "Pari Passu Intercreditor Agreement" (or comparable term) as defined in the First Lien Notes Indenture and (ii) with respect to the Second Lien Obligations, the "Second Lien Intercreditor Agreement" (or comparable term) as defined in the Junior Lien Priority Intercreditor Agreement.

"**Permitted Remedies**" means, with respect to any Junior Secured Obligations:

(a) filing a claim, proof of claim or statement of interest with respect to such Junior Secured Obligations; provided, that an Insolvency or Liquidation Proceeding has been commenced by or against any Pledgor;

(b) taking any action (not adverse to the Liens securing any Senior Secured Obligations, the priority status thereof, or the rights of the Applicable Senior Representative or any of the Senior Secured Obligations Secured Parties to exercise rights, powers and/or remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the Collateral;

(c) filing any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of the Junior Secured Obligations Secured Parties, including any claims secured by the Junior Secured Obligations Collateral, in each case in accordance with the terms of this Agreement;

(d) filing any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Pledgors arising under either any Insolvency or Liquidation Proceeding or applicable non-Bankruptcy Law, in each case not inconsistent with or prohibited by the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction); and

(e) voting on any Plan of Reorganization, filing any proof of claim, making other filings and making any arguments, obligations, and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in a manner that is in accordance with the terms of this Agreement.

"**Person**" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, unlimited liability company or government or other entity.

"**Plan of Reorganization**" means any plan of reorganization, plan of compromise or arrangement, proposal, plan of liquidation, agreement for composition, or other type of plan of arrangement or similar dispositive restructuring plan proposed in or in connection with any Insolvency or Liquidation Proceeding.

"**Pledged Collateral**" means the Shared Collateral in the possession or control of any Representative (or its agents or bailees), to the extent that possession or control thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction.

"**Pledged Collateral Agent**" means, with respect to any Pledged Collateral, the Representative having possession or control (including through its agents or bailees) thereof.

"**Pledgors**" means the Company and each of its subsidiaries that shall have granted any Lien in favor of any Representative on any of its assets or properties to secure any of the Secured Obligations.

"**Post-Petition Claims**" means, collectively, interest, fees, costs, expenses and other charges that pursuant to any ABL Obligations Document, any First Lien Obligations Document or any Second Lien Obligations Document (as applicable) continue to accrue after the commencement of an Insolvency or Liquidation Proceeding.

"**Post-Petition Financing**" has the meaning assigned to such term in Section 2.7(b).

"**Recovery**" has the meaning assigned to such term in Section 2.5(c).

"**Refinance**" means, in respect of any Indebtedness to refinance, extend, renew, defease, amend, increase, restate, modify, supplement, restructure, refund, replace, substitute, exchange or repay, or to issue other Indebtedness or enter into alternative financing arrangements, whether of the same principal amount or greater or lesser principal amount, in exchange or replacement for such Indebtedness (in whole or in part), including by adding or replacing lenders, creditors, purchasers, agents, borrowers, issuers and/or

guarantors, and including, in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any credit agreement, purchase agreement, indenture or other agreement. "**Refinanced**" and "**Refinancing**" shall have correlative meanings.

"**Representative**" means, (a) in respect of the ABL Obligations or the ABL Obligations Secured Parties, the ABL Representative, (b) in respect of the First Lien Notes Obligations or the First Lien Notes Obligations Secured Parties, the First Lien Notes Collateral Agent, (c) in respect of the Second Lien Facility Obligations or the Second Lien Facility Obligations Secured Parties, the Second Lien Collateral Agent, (d) in respect of any Series of Other First Lien Obligations or the relevant Other First Lien Obligations Secured Parties, the Other First Lien Obligations Agent of such Series and (e) in respect of any Series of Other Second Lien Obligations or the relevant Other Second Lien Obligations Secured Parties, the Other Second Lien Obligations Agent of such Series.

"**Restricted Subsidiary**" means any "Restricted Subsidiary" (or comparable term) as defined in the ABL Facility Agreement, the First Lien Notes Indenture or the Second Lien Credit Agreement, as the context may require.

"**Sale/Leaseback Transaction**" means any arrangement relating to property now owned or hereafter acquired by the Company or any of its Restricted Subsidiaries whereby the Company or a Restricted Subsidiary of the Company transfers such property to a Person or such Restricted Subsidiary of the Company leases it from such Person, other than leases between the Company and a Restricted Subsidiary of the Company or between the Company's Restricted Subsidiaries.

"**Second Lien Collateral Agent**" means the collateral agent for the Second Lien Facility Obligations Secured Parties, together with its successors or co-agents in substantially the same capacity as may from time to time be appointed pursuant to the Second Lien Facility.

"**Second Lien Credit Agreement**" means any credit agreement entered into from time to time in respect of any Second Lien Facility and designated by the Company as a "Second Lien Credit Agreement" pursuant to Section 4.13 and the Representative with respect to which has duly executed and delivered an applicable Consent and Acknowledgment, as amended, restated, supplemented, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, Refinanced, extended or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, Refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.

"**Second Lien Facility**" means, if designated by the Company to be included in the definition of "Second Lien Facility" and subject to the satisfaction of the applicable requirements set forth in Section 4.13, (A) a debt facility or commercial paper facility providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indenture or other form of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers' acceptances) or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, Refinanced, restated, replaced or refunded in whole or in part from time to time.

"**Second Lien Facility Cash Management Agreement**" means any agreement, document or instrument between any Pledgor or any subsidiary of any Pledgor and any Second Lien Facility Obligations Secured Party (A) pursuant to which such Second Lien Facility Obligations Secured Party provides Cash Management Services to any Pledgor or any subsidiary of any Pledgor and (B) with respect to which the obligations thereunder constitute Second Lien Facility Obligations in accordance with the applicable Second Lien Facility Document.

"**Second Lien Facility Cash Management Obligations**" means any and all obligations of any Pledgor or any subsidiary of any Pledgor under any Second Lien Facility Cash Management Agreement; provided that in no event shall any obligations constitute Second Lien Facility Cash Management Obligations to the extent such obligations constitute ABL Cash Management Obligations, Other First Lien Cash Management Obligations or to the extent the applicable Pledgor and the provider of such obligations agreed in writing that such obligations will constitute Other Second Lien Cash Management Obligations.

"**Second Lien Facility Collateral Agreement**" means any collateral agreement entered into from time to time in respect of any Second Lien Facility and designated by the Company as a "Second Lien Facility Collateral Agreement," as amended, restated, supplemented or other modified from time to time.

"**Second Lien Facility Collateral Documents**" means, collectively, the Second Lien Facility Collateral Agreement, any of the other "Security Documents" (or comparable terms) as defined in the Second Lien Facility Credit Documents, and any other documents now existing or entered into after the date hereof that grant Liens on any assets or properties of any Pledgor to secure any Second Lien Facility Obligations.

"**Second Lien Facility Credit Documents**" means (i) the Second Lien Credit Agreement and (ii) the instrument, agreement or other document evidencing or governing any other Second Lien Facility.

"**Second Lien Facility Documents**" means, collectively, the documentation in respect of the Second Lien Facility Obligations, including the Second Lien Credit Agreement, any other Second Lien Facility Credit Document, the Second Lien Facility Collateral Documents and any other "Loan Documents" or comparable terms as defined in the applicable Second Lien Facility.

"**Second Lien Facility Obligations**" means all "Secured Obligations" (or comparable terms) (as such term is defined in the Second Lien Facility Credit Documents or Second Lien Facility Collateral Agreement), including all obligations of the Company and other Pledgors outstanding under, and all other obligations in respect of, any Second Lien Facility Documents, to pay principal, premium (if any), interest (including Post-Petition Claims accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether or not allowed or allowable in such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under or in connection with the Second Lien Facility Documents, in each case, (x) that are designated by the Company as Second Lien Facility Obligations pursuant to Section 4.13 and (y) the Representative with respect to which has duly executed and delivered an applicable Consent and Acknowledgment. For the avoidance of doubt, Second Lien Facility Obligations shall include Second Lien Facility Cash Management Obligations and Second Lien Facility Swap Obligations.

"**Second Lien Facility Obligations Secured Parties**" means the Persons holding any Second Lien Facility Obligations, who have, directly or indirectly through their respective Second Lien

Obligations Representatives, become party to and bound by this Agreement pursuant to a Consent and Acknowledgment in accordance with the provisions of Section 4.13 hereof.

"**Second Lien Facility Swap Contract**" means any Swap Contract between any Pledgor or any subsidiary of any Pledgor and any Second Lien Facility Secured Party the obligations under which constitute Second Lien Facility Obligations in accordance with the applicable Second Lien Facility Document.

"**Second Lien Facility Swap Obligations**" means any and all obligations of any Pledgor or any subsidiary of any Pledgor under any Second Lien Facility Swap Contract; provided that in no event shall any such obligations constitute Second Lien Facility Swap Obligations to the extent such obligations constitute ABL Swap Obligations, Other First Lien Swap Obligations or to the extent the applicable Pledgor and the provider of such obligations agreed in writing that such obligations will constitute Other Second Lien Swap Obligations.

"**Second Lien Obligations**" means, collectively, the Second Lien Facility Obligations and the Other Second Lien Obligations, or any of the foregoing.

"**Second Lien Obligations Collateral Documents**" means, collectively, the Second Lien Facility Collateral Documents and the Other Second Lien Obligations Collateral Documents.

"**Second Lien Obligations Documents**" means, collectively, the Second Lien Facility Documents and the Other Second Lien Obligations Documents.

"**Second Lien Obligations Representative**" means each of the Second Lien Collateral Agent and each Other Second Lien Obligations Agent.

"**Second Lien Obligations Secured Parties**" means, collectively, the Second Lien Facility Obligations Secured Parties and the Other Second Lien Obligations Secured Parties, or any of the foregoing.

"**Secured Obligations**" means, collectively, the ABL Obligations, the First Lien Notes Obligations, any Other First Lien Obligations, the Second Lien Facility Obligations and any Other Second Lien Obligations, or any of the foregoing.

"**Secured Parties**" means, collectively, the ABL Obligations Secured Parties, the First Lien Notes Obligations Secured Parties, any Other First Lien Obligations Secured Parties, the Second Lien Facility Obligations Secured Parties and any Other Second Lien Obligations Secured Parties, or any of the foregoing.

"**Secured Swap Obligations**" means the ABL Swap Obligations, the Other First Lien Swap Obligations, the Other Second Lien Swap Obligations and the Second Lien Facility Swap Obligations.

"**Senior Agent**" means, (a) with respect to the Non-ABL Priority Collateral, each First Lien Obligations Representative and Second Lien Obligations Representative and (b) with respect to the ABL Priority Collateral, the ABL Representative.

"**Senior Secured Obligations**" means, (a) with respect to the Non-ABL Priority Collateral, the Non-ABL Obligations, and (b) with respect to the ABL Priority Collateral, the ABL Obligations. For purposes of this Agreement, the Non-ABL Obligations shall, collectively, constitute one "**Class**" of Senior

Secured Obligations and the ABL Obligations shall, collectively, constitute a single and separate "**Class**" of Senior Secured Obligations.

"**Senior Secured Obligations Collateral**" means, (a) with respect to the ABL Obligations, the ABL Priority Collateral, and (b) with respect to the Non-ABL Obligations, the Non-ABL Priority Collateral.

"**Senior Secured Obligations Collateral Documents**" means each Senior Secured Obligations Document pursuant to which a Lien is now or hereafter granted (or purported to be granted) securing any Senior Secured Obligations or under which rights or remedies with respect to such Liens are at any time governed.

"**Senior Secured Obligations Documents**" means, (a) with respect to the Non-ABL Priority Collateral, the First Lien Obligations Documents and the Second Lien Obligations Documents and, (b) with respect to the ABL Priority Collateral, the ABL Obligations Documents.

"**Senior Secured Obligations Secured Parties**" means, (a) with respect to the Non-ABL Priority Collateral, the First Lien Obligations Secured Parties and the Second Lien Obligations Secured Parties and, (b) with respect to the ABL Priority Collateral, the ABL Obligations Secured Parties.

"**Series**" means, as applicable,

(a) each of the ABL Obligations;

(b) each of the First Lien Notes Obligations and each series of Other First Lien Obligations, each of which shall constitute a separate series of the Class of Secured Obligations constituting Non-ABL Obligations. The First Lien Obligations Secured Parties with respect to each series of First Lien Obligations shall constitute a separate series of First Lien Obligations Secured Parties; and

(c) each of the Second Lien Facility Obligations and each series of Other Second Lien Obligations, each of which shall constitute a separate series of the Class of Secured Obligations constituting Non-ABL Obligations. The Second Lien Obligations Secured Parties with respect to each series of Second Lien Obligations shall constitute a separate series of Second Lien Obligations Secured Parties;

provided, that notwithstanding the foregoing, all Series of First Lien Obligations and all Series of Second Lien Obligations shall collectively constitute a single Class vis-à-vis the ABL Obligations, and all First Lien Obligations Secured Parties and all Second Lien Obligations Secured Parties shall constitute a single Class vis-à-vis the ABL Obligations Secured Parties, in each case, for purposes of this Agreement.

"**Shared Collateral**' means the portion of the Collateral granted or purported to be granted to secure both one or more Series of the ABL Obligations and one or more Series of the Non-ABL Obligations.

"**Standstill Period**" has the meaning assigned to such term in Section 2.2(a).

"**subsidiary**" means, with respect to any Person:

(1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election

of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof);

(2) any partnership, joint venture or limited liability company or similar entity of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any subsidiary of such Person is a controlling general partner or otherwise controls such entity; or

(3) at the election of the Company, any partnership, joint venture, limited liability company or similar entity of which such Person or any subsidiary of such Person is a controlling general partner or otherwise controls such entity.

"**Swap Contract**" has the meaning assigned to such term in the First Lien Notes Indenture.

"**Uniform Commercial Code**" or "**UCC**" means the Uniform Commercial Code as from time to time in effect in the State of New York, unless otherwise provided herein.

1.2 Other Interpretive Provisions.

With reference to this Agreement, unless otherwise specified herein:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when herein shall refer to this Agreement as a whole and not to any particular provision thereof.

(c) References in this Agreement to an Exhibit, Section, clause or subclause refer to the appropriate Exhibit to, Section, clause or subclause in this Agreement.

(d) The term "including" is by way of example and not limitation.

(e) The word "or" is not exclusive.

(f) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(g) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

(h) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

(i) The words "asset" and "property" shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(j) All references to any Person shall be constructed to include such Person's successors and assigns (subject to any restriction on assignment set forth herein).

(k) For avoidance of doubt, except where the context shall otherwise require, any reference to any employee, director, officer, member of management, independent contractor, advisor, service provider or consultant shall refer to any future, current or former employee, director, officer, member of management, independent contractor, advisor, service provider or consultant.

(l) Unless otherwise expressly qualified herein, the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(m) All certifications to be made hereunder by an officer or representative of a Pledgor shall be made by such person in his or her capacity solely as an officer or a representative of such Pledgor, on such Pledgor's behalf and not in such Person's individual capacity.

1.3 References to Agreements, Laws, Etc.

Unless otherwise provided herein, (a) references to organization documents, agreements and other contractual obligations shall be deemed to include all subsequent amendments, restatements, refinancings, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, refinancings, extensions, supplements and other modifications are not prohibited by any applicable Document; and (b) references to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law. Any term or section reference herein which refers to a defined term or section reference in any organization document, agreement, contractual obligation or law shall be deemed to be a cross-reference to the same or comparable defined term or section reference, as applicable, in any such amendment, restatement, Refinancing or other modification to such organization document, agreement, contractual obligation or any such consolidation, amendment, replacement, supplement or interpretation of such law.

SECTION 2. Priorities and Agreements with Respect to Collateral.

2.1 Priority of Claims; Tracing of Proceeds. (a) Anything contained herein or in any of the ABL Obligations Documents or Non-ABL Obligations Documents to the contrary notwithstanding, if an Event of Default has occurred and is continuing, and any Representative is taking action to exercise remedies in respect of any Shared Collateral (whether in an Insolvency or Liquidation Proceeding or otherwise), the proceeds of such Shared Collateral shall be applied as follows:

(i) In the case of the Non-ABL Priority Collateral,

FIRST, with respect to the Non-ABL Obligations, until the Discharge of Non-ABL Obligations has occurred, to the Junior Lien Priority Intercreditor Representative for distribution in accordance with the Pari Passu Intercreditor Agreement, the Junior Lien Priority Intercreditor Agreement or any other applicable Non-ABL Obligations Documents until the Discharge of Non-ABL Obligations;

THEREAFTER, to the payment in full of the ABL Obligations in accordance with the ABL Facility Agreement until the Discharge of ABL Obligations; and

THEREAFTER, the balance, if any, to the Pledgors or as a court of competent jurisdiction may otherwise direct to be applied.

(ii) In the case of the ABL Priority Collateral,

FIRST, with respect to the ABL Obligations, until the Discharge of ABL Obligations has occurred, to the ABL Representative for distribution in accordance with the applicable ABL Obligations Documents until the Discharge of ABL Obligations;

THEREAFTER, with respect to the Non-ABL Obligations, until the Discharge of Non-ABL Obligations has occurred, to the Junior Lien Priority Intercreditor Representative for distribution in accordance with the Pari Passu Intercreditor Agreement, the Junior Lien Priority Intercreditor Agreement or any other applicable Non-ABL Obligations Documents until the Discharge of Non-ABL Obligations; and

THEREAFTER, the balance, if any, to the Pledgors or as a court of competent jurisdiction may otherwise direct to be applied.

(b) It is acknowledged and agreed that (i) the aggregate amount of any Senior Secured Obligations may be Refinanced as contemplated by Section 2.12 from time to time, all without affecting the priorities set forth in this Section 2.1 or the provisions of this Agreement defining the relative rights of the ABL Obligations Secured Parties vis-a-vis the Non-ABL Obligations Secured Parties, and (ii) ABL Obligations, Other First Lien Obligations and Second Lien Obligations consist or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed. The priorities provided for herein shall not be altered or otherwise affected by any Refinancing of either the Junior Secured Obligations (or any part thereof) with other Junior Secured Obligations or the Senior Secured Obligations (or any part thereof) with other Senior Secured Obligations, by the involuntary release of any Collateral or of any guarantees for any Senior Secured Obligations or any Junior Secured Obligations or by any action that any Representative or Secured Party may take or fail to take in respect of any Collateral.

(c) Notwithstanding (u) the date, time, method of creation, attachment, perfection of any Lien in respect of any Shared Collateral, manner or order of filing or recordation of any document or instrument or grant, attachment, perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted on the Shared Collateral to secure any ABL Obligations or any Non-ABL Obligations, as the case may be, (v) any provision of the UCC, any Bankruptcy Law or any other applicable law, (w) any provision of any ABL Obligations Documents or any Non-ABL Obligations Documents any other document or instrument, (x) whether any First Lien Notes Obligations Secured Party, either directly or through agents, holds possession of, or has control over, all or any part of the Shared Collateral, (y) the fact that any Liens granted to secure any ABL Obligations or any Non-ABL Obligations may be subordinated, voided, avoided, invalidated or lapsed or (z) any other circumstance of any kind or nature whatsoever:

(i) the Liens on the Non-ABL Priority Collateral securing the Non-ABL Obligations will rank senior to any Liens on the Non-ABL Priority Collateral securing the ABL Obligations;

(ii) the Liens on the ABL Priority Collateral securing the ABL Obligations will rank senior to any Liens on the ABL Priority Collateral securing the Non-ABL Obligations;

(iii) the Liens on the ABL Priority Collateral securing the Non-ABL Obligations shall be expressly subordinate and junior in right, priority, operation and effect to any Lien on the ABL Priority Collateral securing the ABL Obligations; and

(iv) the Liens on the Non-ABL Priority Collateral securing the ABL Obligations shall be expressly subordinate and junior in right, priority, operation and effect to any Lien on the Non-ABL Priority Collateral securing the Non-ABL Obligations.

(d) Each Representative agrees that prior to an Enforcement Notice or commencement of an Insolvency or Liquidation Proceeding with respect to any Pledgor, any proceeds of Collateral, whether or not deposited in an account subject to an account control agreement, which are used by any Pledgor to acquire other property which is Collateral shall not (solely as between the ABL Obligations Secured Parties and the Non-ABL Obligations Secured Parties) be treated as proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. In addition, unless and until the Discharge of ABL Obligations occurs, the First Lien Obligations Secured Parties, the Second Lien Obligations Secured Parties and their respective Representatives each hereby consents to the application, prior to the receipt by the ABL Representative of an Enforcement Notice issued by any First Lien Obligations Representative or Second Lien Obligations Representative, of cash or other proceeds of Collateral, deposited in a deposit account or securities account that constitutes ABL Priority Collateral subject to an account control agreement to the repayment of ABL Obligations pursuant to the ABL Obligations Documents; provided that, subject to Section 2.6, after the receipt by the ABL Representative of an Enforcement Notice from any First Lien Obligations Representative or Second Lien Obligations Representative, any identifiable proceeds of Non-ABL Priority Collateral (whether or not deposited in a deposit account or securities account that constitutes ABL Priority Collateral subject to an account control agreement with the ABL Representative) shall be treated as Non-ABL Priority Collateral.

2.2 Actions with Respect to Collateral; Prohibition on Contesting Liens.

(a) Each of the ABL Representative and the Junior Lien Priority Intercreditor Representative, other Representatives and the Secured Parties, acknowledges and agrees that, until the Discharge of Senior Secured Obligations of a particular Class has occurred, (i) only the Applicable Senior Representative (or any Person authorized by it) shall have the ability and option to act or refrain from acting with respect to and will have the exclusive right to take any enforcement action with respect to, the Senior Secured Obligations Collateral of such Class without any consultation with and without the consent of the Applicable Junior Representative, any Junior Agent or any Junior Secured Obligations Secured Party, (ii) no Representative shall follow any instructions with respect to such Senior Secured Obligations Collateral from the Applicable Junior Representative, any Junior Agent or any other Junior Secured Obligations Secured Party and (iii) the Applicable Junior Representative, the Junior Agents and the other Junior Secured Obligations Secured Parties shall not, and shall not direct any Senior Agent, to (A) commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, interim receiver, receiver and manager, monitor, liquidator, administrator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise exercise or join any other Person in exercising any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of any Senior Secured Obligations Collateral, (B) challenge or question in any proceeding the validity or enforceability of any Senior Secured Obligations or related security document, or the validity, attachment, perfection or priority of any Lien securing Senior Secured Obligations, or the validity or enforceability of

the priorities, rights or duties established by or other provisions of this Agreement, (C) take or cause to be taken any action the purpose or intent of which is, or could be, to interfere with, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Senior Secured Obligations Collateral by the Applicable Senior Representative, any Senior Agent or any Senior Secured Obligations Secured Parties, (D) (I) direct the Senior Agent or any holder of Senior Secured Obligations to exercise any right, remedy or power with respect to the Senior Secured Obligations Collateral or (II) consent to the exercise by any Senior Secured Obligations Secured Party of any right, remedy or power with respect to the Senior Secured Obligations Collateral, (E) itself institute any suit or assert in any suit or Insolvency or Liquidation Proceeding any claim against any Senior Secured Obligations Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and no Senior Secured Obligations Secured Party shall be liable for, any action taken or omitted to be taken by such Senior Secured Obligations Secured Party with respect to any Senior Secured Obligations Collateral and (F) seek, and the Applicable Junior Representative, such Junior Agents and such Junior Secured Obligations Secured Parties waive any right, to have any Senior Secured Obligations Collateral or any part thereof marshaled upon any foreclosure or other disposition of such ABL Priority Collateral; provided, that, notwithstanding the foregoing, (x) the Applicable Junior Representative, the Junior Agents and the other Junior Secured Obligations Secured Parties may take any Permitted Remedies and (y) the Applicable Junior Representative may commence an enforcement action or otherwise exercise any or all rights or remedies with respect to the Senior Secured Obligations Collateral after the passage of a period of at least 180 days since the Applicable Senior Representative shall have received notice from the Applicable Junior Representative with respect to the acceleration by the relevant Junior Secured Obligations Secured Parties of the maturity of all then outstanding Junior Secured Obligations (and requesting that an enforcement action be taken with respect to the Senior Secured Obligations Collateral in which a Junior Secured Obligations Secured Party has a junior Lien) so long as the applicable "event of default" shall not have been cured or waived (or the applicable acceleration rescinded) (the "**Standstill Period**"); provided, further that notwithstanding anything herein to the contrary, in no event shall the Junior Agents or any other Junior Secured Obligations Secured Parties exercise any rights or remedies with respect to any Senior Secured Obligations Collateral or institute or commence, or join with any Person in instituting or commencing, any other enforcement action with respect to such Collateral or any other action or proceeding with respect to such rights or remedies, if, notwithstanding the expiration of the Standstill Period, either (A) the Applicable Senior Representative or any other Senior Secured Obligations Secured Party shall have commenced and be diligently pursuing (or shall have sought or requested and be diligently pursuing relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding to enable the commencement and the pursuit of) an enforcement action or other exercise of their rights or remedies in each case with respect to all or any material portion of such Collateral (with any determination of which such Collateral to proceed against, and in what order, to be made by the Applicable Senior Representative or such Senior Secured Obligations Secured Parties in their reasonable judgment) or (B) any of the Pledgors is then a debtor in any Insolvency or Liquidation Proceeding. Each of the Applicable Junior Representative, the Junior Agents and the other Junior Secured Obligations Secured Parties, hereby agree not to assert any right of subrogation any of them may acquire as a result of any payment hereunder until the Discharge of the Senior Secured Obligations has occurred. The Applicable Senior Representative and each Senior Agent may deal with the Senior Secured Obligations Collateral as if they had a senior Lien on such Collateral; provided, that with respect to the Junior Lien Priority Intercreditor Representative, the First Lien Notes Collateral Agent or any Other First Lien Obligations Agent, and the Second Lien Obligations Representative or any Other Second Lien Obligations Agent, the provisions of the Pari Passu Intercreditor Agreement and the Junior Lien Priority Intercreditor Agreement, in each case to the extent not in contravention of this Agreement, shall also be complied with. Furthermore, the Applicable Junior Representative, for itself and on behalf of the Junior Secured Obligations Secured Parties, acknowledges and agrees that it and they will not contest, protest or object to any foreclosure proceeding or action brought by the Applicable Senior Representative, any Senior Agent or any other Senior Secured Obligations Secured Party, or any other exercise by the Applicable Senior Representative, any Senior Agent or any

other Senior Secured Obligations Secured Party of any rights and remedies relating to the Senior Secured Obligations Collateral.

(a) (i) The Junior Lien Priority Intercreditor Representative, for itself and on behalf of the Non-ABL Obligations Secured Parties, and any other Representative for itself and on behalf of any other Non-ABL Obligations Secured Party, agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held, or the allowability of any claim asserted, by or on behalf of any ABL Obligations Secured Party on all or any part of the Collateral, or the provisions of this Agreement.

(ii) The ABL Representative, for itself and on behalf of the ABL Obligations Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held, or the allowability of any claim asserted, by or on behalf of any First Lien Obligations Secured Party or any Second Lien Obligations Secured Party on all or any part of the Collateral, or the provisions of this Agreement;

provided, that nothing in this Agreement shall be construed to prevent or impair the rights of any ABL Obligations Secured Party, any First Lien Obligations Secured Party or any Second Lien Obligations Secured Party to enforce this Agreement.

(b) The parties hereto agree to execute, acknowledge and deliver a memorandum of intercreditor agreement, together with such other documents in furtherance hereof or thereof, in each case, in proper form for recording in connection with any mortgages and in form and substance reasonably satisfactory to each of the Representatives, in those jurisdictions where such recording is reasonably recommended or requested by local real estate counsel and/or the title insurance company, or as otherwise deemed reasonably necessary or proper by the parties hereto.

2.3 Confirmation of Lien Priorities in Junior Secured Obligations Collateral Documents.

Each of the Applicable Junior Representative and the Junior Agents agrees that each applicable Junior Secured Obligations Collateral Document entered into concurrently with or after this Agreement shall, unless otherwise agreed to by the Applicable Senior Representative, include the following language (or language to similar effect approved by the relevant Applicable Senior Representative):

> "Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to [applicable Junior Agent] for the benefit of the [applicable Junior Secured Obligations Secured Parties] pursuant to this Agreement and (ii) the exercise of any right or remedy by [applicable Junior Agent] hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Shared Collateral, are subject to the provisions of that certain ABL Intercreditor Agreement, dated as of [ ], 2020 (as amended, supplemented, restated, replaced, extended or otherwise modified from time to time, the "**ABL Intercreditor Agreement**"), between, inter alios, [ ] ("**[ABL Representative]**"), in its capacity as the ABL Representative and WILMINGTON TRUST, NATIONAL ASSOCIATION ("**Wilmington Trust**"), in its capacities as the First Lien Notes Collateral Agent, Designated Senior Representative and Junior Lien Priority Intercreditor Representative. In the event of any conflict

between the terms of the ABL Intercreditor Agreement and the terms of this Agreement, the terms of the ABL Intercreditor Agreement shall govern;"

provided that the First Lien Notes Collateral Agent shall have no obligation to cause such documents to contain such legend or otherwise verify compliance with this Section 2.3.

2.4 No Duties of Senior Agents; Provision of Notice.

(a) Each of the Applicable Junior Representative, the Junior Agents and other Junior Secured Obligations Secured Parties acknowledges and agrees that:

(i) the Applicable Senior Representative, the Senior Agents and the other Senior Secured Obligations Secured Party shall not have any duties or other obligations to the Applicable Junior Representative, the Junior Agents or the other Junior Secured Obligations Secured Parties with respect to any Senior Secured Obligations Collateral, other than to transfer to the Applicable Junior Representative any proceeds of any such Collateral that constitutes Shared Collateral remaining in its possession following any Disposition of such Collateral (in each case, unless the Junior Secured Obligations have been Discharged prior to or concurrently with such Disposition, payment or satisfaction) and the Discharge of the Senior Secured Obligations secured thereby, or if any Senior Agent shall be in possession of all or any part of such Collateral after such payment and satisfaction in full and termination, such Collateral or any part thereof remaining, in each case without any representation or warranty on the part of such Senior Agent or any other Senior Secured Obligations Secured Party; and

(ii) without limiting the foregoing, none of the Applicable Senior Representative, the Senior Agents or any other Senior Secured Obligations Secured Party shall have any duty or obligation first to marshal or realize upon any type of Senior Secured Obligations Collateral (or any other collateral securing the Senior Secured Obligations), or to Dispose of or otherwise liquidate all or any portion of such Collateral (or any other collateral securing the Senior Secured Obligations), in any manner that would maximize the return to the Junior Secured Obligations Secured Parties, notwithstanding that the order and timing of any such realization, Disposition or liquidation may affect the amount of proceeds actually received by the Junior Secured Obligations Secured Parties from such realization, Disposition or liquidation.

Each of the Applicable Junior Representative, the Junior Agents and other Junior Secured Obligations Secured Parties waives any claim it or any other Junior Secured Obligations Secured Party may now or hereafter have against the Applicable Senior Representative, any Senior Agent or any other Senior Secured Obligations Secured Parties (or their Representatives) arising out of (x) any actions which the Applicable Senior Representative, such Senior Agent or any such other Senior Secured Obligations Secured Parties (or their Representatives) takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, Disposition, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Senior Secured Obligations from any account debtor, guarantor or any other party) in accordance with the relevant Senior Secured Obligations Documents or any other agreement related thereto or to the collection of the Senior Secured Obligations or the valuation, use, protection or release of any security for the Senior Secured Obligations, (y) any election by the Applicable Senior Representative, any Senior Agent or any other Senior Secured Obligations Secured Parties (or their Representative), in any Insolvency or Liquidation Proceeding, of the application of Section 1111(b) of the Bankruptcy Code or any similar provision of any other applicable Bankruptcy Law with

respect to the applicable Senior Secured Obligations Collateral or (z) subject to Section 2.7 (Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings), any borrowing by, or grant of a security interest, charge or administrative expense priority under Section 364 of the Bankruptcy Code or any similar provision of applicable Bankruptcy Law by the Company or any of its subsidiaries, as debtor-in-possession.

(b) The First Lien Notes Collateral Agent shall, at the Company's request, after it no longer is the Junior Lien Priority Intercreditor Representative, notify the Company, the ABL Representative, each other First Lien Obligations Representative, the Designated Second Priority Representative and each other Second Lien Obligations Representative of the same.

2.5 No Interference; Payment Over; Avoidance Issues. (a) Each of the Applicable Junior Representative, the Junior Agents and any other Junior Secured Obligations Secured Parties agrees that:

(i) it will not challenge or question in any proceeding (including any Insolvency or Liquidation Proceeding) (x) the validity or enforceability of any ABL Obligations Collateral Documents, any First Lien Obligations Collateral Documents or any Second Lien Obligations Collateral Documents, (y) the validity, attachment, perfection or priority of any Lien under the ABL Obligations Collateral Documents, any ABL Obligations Collateral Documents, any First Lien Obligations Collateral Documents or any Second Lien Obligations Collateral Documents, or (z) the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement;

(ii) subject to the proviso in Section 2.2(b), it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other Disposition of the Senior Secured Obligations Collateral by the Applicable Senior Representative, any Designated Senior Representative or any other Senior Secured Obligations Secured Party;

(iii) it shall not have any right to (A) direct the Applicable Senior Representative, any Senior Agent or any other Senior Secured Obligations Secured Party to exercise any right, remedy or power with respect to any Senior Secured Obligations Collateral or (B) consent to the exercise by the Applicable Senior Representative, any Senior Agent or any other Senior Secured Obligations Secured Party of any right, remedy or power with respect to any Senior Secured Obligations Collateral;

(iv) it will not institute any suit or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against the Applicable Senior Representative, any Senior Agent or any other Senior Secured Obligations Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and none of the Applicable Senior Representative, any Senior Agent or any other Senior Secured Obligations Secured Party shall be liable for, any action taken or omitted to be taken by the Applicable Senior Representative, any Senior Agent or any other Senior Secured Obligations Secured Party with respect to any Senior Secured Obligations Collateral;

(v) it will not seek, and hereby waives any right, to have any Senior Secured Obligations Collateral or any part thereof marshaled upon any foreclosure or other Disposition of such Collateral; and

(vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided, that nothing in this Agreement shall be construed to prevent or impair the rights of any ABL Obligations Secured Party, any First Lien Obligations Secured Party or any Second Lien Obligations Secured Party to enforce this Agreement in accordance with its terms.

(b) Each of the Applicable Junior Representative, the Junior Agents and the other Junior Secured Obligations Secured Parties hereby agrees that if it shall obtain possession of any Senior Secured Obligations Collateral or shall realize any proceeds or payment in respect of any such Collateral, pursuant to any ABL Obligations Collateral Document, any First Lien Obligations Collateral Document or any Second Lien Obligations Collateral Document, or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies, at any time prior to the Discharge of the Senior Secured Obligations, then it shall hold such Collateral, proceeds or payment in trust for the Senior Secured Obligations Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the Applicable Senior Representative reasonably promptly after receiving written notice from the Applicable Senior Representative that it is in possession of such Collateral, proceeds or payment. Each of the applicable Junior Agent, Applicable Junior Representatives and other Junior Secured Obligations Secured Parties agrees that, if at any time it receives notice or obtains actual knowledge that all or part of any payment with respect to any Senior Secured Obligations previously made shall be rescinded for any reason whatsoever, it shall promptly pay over, at the Pledgors' expense, to the Applicable Senior Representative any such payment received by it and then in its possession or under its control in respect of any Senior Secured Obligations Collateral and shall promptly turn over any Senior Secured Obligations Collateral then held by it over to the Applicable Senior Representative, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made, until the Discharge of the Senior Secured Obligations has occurred.

(c) If any Senior Secured Obligations Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Pledgor (or any trustee, receiver, interim receiver, receiver and manager, administrator, monitor or similar Person therefor), because the payment of such amount was avoided, voided or otherwise declared to be fraudulent or preferential or a transfer at undervalue in any respect or for any other reason, any amount (a "**Recovery**"), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto, the relevant Senior Secured Obligations shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred and such Senior Secured Obligations Secured Parties shall be entitled to a Discharge of such Senior Secured Obligations with respect to all such Recovery and shall have all rights hereunder until such time. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

2.6 Automatic Release of Junior Liens; Disposals, Mixed Collateral Proceeds, etc. (a) The Junior Lien Priority Intercreditor Representative, for itself and on behalf of the Non-ABL Obligations Secured Parties, agrees that in the event of a Disposition of any ABL Priority Collateral in connection with the foreclosure upon or other exercise of remedies with respect to such ABL Priority Collateral or in connection with sales or other Disposition of ABL Priority Collateral permitted under the ABL Obligations Documents that, in each case, results in the release of the Liens held by the ABL Representative and any other ABL Obligations Secured Party on such ABL Priority Collateral (regardless of whether or not an Event of Default has occurred and is continuing under any Non-ABL Obligations Document at the time of such Disposition) (x) the Liens on such ABL Priority Collateral held by the applicable First Lien Obligations Representatives, the applicable Second Lien Obligations Representatives or any other Non-

ABL Obligations Secured Party shall be automatically, unconditionally and simultaneously released or (y) in any situation where such automatic release is not effective, the Junior Lien Priority Intercreditor Representative is hereby irrevocably authorized to release the Liens (or any other claim) over such ABL Priority Collateral and execute and deliver or enter into any release of such Liens or claim and any consent to dealing that may be considered necessary or desirable, without any representation or warranty of any kind (express or implied); provided, that notwithstanding the foregoing, (A) until the Discharge of the First Lien Obligations has occurred, the First Lien Obligations Secured Parties shall be entitled to a Lien on and any proceeds of a Disposition under this clause (a) that remain after Discharge of the ABL Obligations, (B) until the Discharge of the Second Lien Obligations has occurred, the Second Lien Obligations Secured Parties shall be entitled to a Lien on and any proceeds of a Disposition under this clause (a) that remain after Discharge of the ABL Obligations and after Discharge of the First Lien Obligation and (C) the Liens on such remaining proceeds securing the Non-ABL Obligations shall not be automatically released pursuant to this Section 2.6(a).

(b) The ABL Representative, for itself and on behalf of the ABL Obligations Secured Parties, agrees that in the event of a Disposition of any Non-ABL Priority Collateral in connection with the foreclosure upon or other exercise of remedies with respect to such Non-ABL Priority Collateral or in connection with sales or other Disposition of Non-ABL Priority Collateral permitted under the Non-ABL Obligations Documents that, in each case, results in the release of the Liens on such Non-ABL Priority Collateral held by the Designated Senior Representative and any other First Lien Obligations Secured Party (regardless of whether or not an Event of Default has occurred and is continuing under any ABL Obligations Documents at the time of such Disposition) (x) the Lien held by the ABL Representative and/or any other ABL Obligations Secured Party on such Non-ABL Priority Collateral shall be automatically, unconditionally and simultaneously released or (y) in any situation where such automatic release is not effective, the ABL Representative is hereby irrevocably authorized to release the Liens (or any other claim) over such Non-ABL Priority Collateral and execute and deliver or enter into any release of such Liens or claim and issue or any consent to dealing that may be considered necessary or desirable, without any representation or warranty of any kind (express or implied); provided, that notwithstanding the foregoing, until the Discharge of the ABL Obligations has occurred, (A) the ABL Obligations Secured Parties shall be entitled to a Lien on and any proceeds of a Disposition under this clause (b) that remain after Discharge of the Non-ABL Obligations has occurred, and the (B) Liens on such remaining proceeds securing the ABL Obligations shall not be automatically released pursuant to this Section 2.6(b).

(c) Each of the Applicable Junior Representative, the Junior Agents and the other Junior Secured Obligations Secured Parties agrees to execute and deliver (at the sole cost and expense of the Pledgors and without any representation or warranty of any kind (express or implied)) all such authorizations and other instruments as shall reasonably be requested by the Applicable Senior Representative or any Senior Agent acting on behalf of the relevant Senior Secured Obligations Secured Parties to evidence and confirm any release of Junior Secured Obligations Collateral provided for in this Section 2.6.

(d) Notwithstanding anything to the contrary contained above or in the definition of the ABL Priority Collateral or Non-ABL Priority Collateral, in the event that proceeds of Collateral are received from (or are otherwise attributable to the value of) a sale or other disposition of Collateral that involves a combination of ABL Priority Collateral and Non-ABL Priority Collateral, the portion of such proceeds that shall be allocated as proceeds of ABL Priority Collateral for purposes of this Agreement shall be an amount equal to the net book value of such ABL Priority Collateral (except in the case of Accounts and receivables (as described in clause (a) of the definition of ABL Priority Collateral, and excluding any Accounts and receivables to the extent excluded pursuant to said clause (a)) which amount shall be equal to the face amount of such Accounts and receivables). In addition, notwithstanding anything to the contrary contained above or in the definition of the ABL Priority Collateral or Non-ABL

Priority Collateral, to the extent proceeds of Collateral are proceeds received from (or are otherwise attributable to the value of) the sale or disposition of all or substantially all of the Capital Stock of any of the Subsidiaries of the Company which is a Pledgor, or all or substantially all of the assets of any such subsidiary, such proceeds shall constitute (1) first, in an amount equal to the face amount of the Accounts and receivables (as described in clause (a) of the definition of ABL Priority Collateral, and excluding any Accounts and receivables to the extent excluded pursuant to said clause (a)) and the net book value of (x) the Inventory and (y) cash, money and cash equivalents (in the case of this clause (y), other than identifiable proceeds of Non-ABL Priority Collateral) owned by such subsidiary at the time of such sale, ABL Priority Collateral and (2) second, to the extent in excess of the amounts described in preceding clause (1), Non-ABL Priority Collateral. In the event that amounts are received in respect of Capital Stock of or intercompany loans issued to any Pledgor in an Insolvency or Liquidation Proceeding, such amounts shall be deemed to be proceeds received from a sale or disposition of ABL Priority Collateral and Non-ABL Priority Collateral and shall be allocated as proceeds of ABL Priority Collateral and Non-ABL Priority Collateral in proportion to the ABL Priority Collateral and Non-ABL Priority Collateral owned at such time by the issuer of such Capital Stock.

2.7 Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding by or against the Company or any of its subsidiaries. Without limiting the generality of the foregoing, the provisions of this Agreement are intended to be and shall be enforceable as a "subordination agreement" under Section 510(a) of the Bankruptcy Code or any similar provision of any other applicable Bankruptcy Law.

(b) If the Company or any of its subsidiaries shall become subject to any Insolvency or Liquidation Proceeding and as a debtor-in-possession, moves for approval of financing under Section 364 of the Bankruptcy Code or any similar provision of any Bankruptcy Law ("**Post-Petition Financing**") or the use of cash collateral under Section 363 of the Bankruptcy Code or any similar provision of any other applicable Bankruptcy Law, then:

(i) the Non-ABL Obligations Secured Parties will not raise an objection, and will waive any claim such Person may have, to any such financing or to the Liens on the ABL Priority Collateral securing the same, or to any use of cash collateral that constitutes ABL Priority Collateral or to any grant of administrative expense priority or any charge under Section 364 of the Bankruptcy Code or any similar provision of applicable Bankruptcy Law, unless (A) the ABL Obligations Secured Parties or the ABL Representative shall then oppose or object to such Post-Petition Financing or such Liens or such use of cash collateral, (B) such Liens are neither senior to, nor rank equal with, the ABL Obligations Secured Parties' Liens upon any property of the estate in such Insolvency or Liquidation Proceeding or (C) such Post-Petition Financing shall not provide that cash collateral consisting of ABL Priority Collateral (including ABL Priority Collateral arising after the commencement of such Insolvency or Liquidation Proceeding) shall be required to be remitted to the ABL Representative in accordance with the ABL Facility Agreement for permanent application to the ABL Obligations unless otherwise agreed by the ABL Representative. To the extent such Post-Petition Financing Liens are senior to, or rank equal with, the ABL Obligations Secured Parties' Liens, the Junior Lien Priority Intercreditor Representative, for itself and on behalf of the Non-ABL Obligations Secured Parties, agrees to subordinate its Liens on the ABL Priority Collateral to (i) the ABL Obligations Secured Parties' Liens (and all adequate protection liens on the ABL Priority Collateral granted to the ABL Obligations Secured Parties) on the ABL Priority Collateral and the Post-Petition Financing Liens on the ABL Priority Collateral and (ii) any "carve

out" for professional fees, trustee fees and United States Trustee fees and other payments from, or charges on, the ABL Priority Collateral agreed to by the ABL Representative, so long as the Non-ABL Obligations Secured Parties retain their valid, perfected and unvoidable Liens on all the ABL Priority Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority as existed prior to the commencement of the Insolvency or Liquidation Proceeding; and

(ii) the ABL Obligations Secured Parties will not raise an objection, and will waive any claim such Person may have, to any proposed Post-Petition Financing or to the Liens on the Non-ABL Priority Collateral securing the same, or to any use of cash collateral that constitutes Non-ABL Priority Collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code or any similar provision of applicable Bankruptcy Law, unless (A) the Non-ABL Obligations Secured Parties or the Junior Lien Priority Intercreditor Representative shall then oppose or object to such Post-Petition Financing or such Liens or such use of cash collateral, (B) such Liens are neither senior to, nor rank equal with, the Non-ABL Obligations Secured Parties' Liens upon any property of the estate in such Insolvency or Liquidation Proceeding or (C) such Post-Petition Financing shall not provide that cash collateral consisting of Non-ABL Priority Collateral (including Non-ABL Priority Collateral arising after the commencement of such Insolvency or Liquidation Proceeding) shall be required to be remitted to the Junior Lien Priority Intercreditor Representative in accordance with the Non-ABL Obligations Documents for permanent application to the Non-ABL Obligations unless otherwise agreed by the Junior Lien Priority Intercreditor Representative. To the extent such Post-Petition Financing Liens are senior to, or rank equal with, the Non-ABL Obligations Secured Parties' Liens, the ABL Representative, for itself and on behalf of the ABL Obligations Secured Parties, agrees to subordinate its Liens on the Non-ABL Priority Collateral to (i) the Non-ABL Obligations Secured Parties' Liens (and all adequate protection liens on the Non-ABL Priority Collateral granted to the Non-ABL Obligations Secured Parties) on the Non-ABL Priority Collateral and the Post-Petition Financing Liens on the Non-ABL Priority Collateral and (ii) any "carve out" for professional fees, trustee fees and United States Trustee fees and other payments from, or charges on, the Non-ABL Priority Collateral agreed to by the Junior Lien Priority Intercreditor Representative, so long as the ABL Obligations Secured Parties retain their valid, perfected and unvoidable Liens on all the Non-ABL Priority Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority as existed prior to the commencement of the Insolvency or Liquidation Proceeding.

(c) Each of the Applicable Junior Representative, the Junior Agents and the other Junior Secured Obligations Secured Parties agrees that it will not object to and will not otherwise contest: (i) any motion for relief from the stay of proceedings provided for in Section 362 of the Bankruptcy Code or any similar provision of any Bankruptcy Law or from any injunction against foreclosure or enforcement in respect of the Senior Secured Obligations made by the Applicable Senior Representative, any Senior Agent or any other Senior Secured Obligations Secured Party; (ii) any lawful exercise by any holder of claims in respect of any Senior Secured Obligations of the right to credit bid such claims under Section 363(k) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or any similar provision of any other applicable Bankruptcy Law or in any sale in foreclosure of Collateral that is Senior Secured Obligations Collateral with respect to such claims; (iii) any other request for judicial relief made in any court by the Applicable Senior Representative, any Senior Agent or any other Senior Secured Obligations Secured Party relating to the lawful enforcement of any Lien on the Senior Secured Obligations Collateral; or (iv) any Disposition of any Senior Secured Obligations Collateral (or any portion thereof)

under Section 363 of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or any similar provision of any other applicable Bankruptcy Law if the Senior Secured Obligations Secured Parties of any Series (or the relevant Senior Agent acting on their behalf) shall have consented to such Disposition of such Senior Secured Obligations Collateral and the applicable order approving such Disposition provides that, to the extent the Disposition is to be free and clear of Liens, the Liens securing the Senior Secured Obligations and the Junior Secured Obligations will attach to the proceeds of the Disposition on the same basis of priority as the Liens securing such obligations on the assets being disposed of as set forth in this Agreement.

(d) Each of the Applicable Junior Representative, the Junior Agents and the other Junior Secured Obligations Secured Parties agree that it will not seek relief from the stay of proceedings provided for in Section 362 of the Bankruptcy Code or any similar provision of any applicable Bankruptcy Law or any other stay in any Insolvency or Liquidation Proceeding with respect to Senior Secured Obligations Collateral without the prior consent of the Applicable Senior *Representative*.

(e) Each of the Applicable Junior Representative, the Junior Agents and the other Junior Secured Obligations Secured Parties hereby agrees that it will not oppose (or support the opposition of any other Person to):

(i) any motion or other request by any Senior Secured Obligations Secured Parties of any Series for adequate protection with respect to the Applicable Senior Representative's Liens upon the Senior Secured Obligations Collateral, including any Post-Petition Claim of any Senior Secured Obligations Secured Party as a result of the applicable Lien on the Senior Secured Obligations Collateral (so long as any such Post-Petition Claims paid as a result thereof is not paid from the proceeds of such parties' applicable Junior Secured Obligations Collateral and is allowable under Section 506(b) of the Bankruptcy Code or any similar provision of any other applicable Bankruptcy Law), a request for the application of proceeds of Senior Secured Obligations Collateral to the Senior Secured Obligations, and request for additional or replacement Liens on post-petition assets of the same type as the Senior Secured Obligations Collateral and/or a superpriority administrative expense claim, or

(ii) any objection by any Senior Secured Obligations Secured Party to any motion, relief, action or proceeding based on such Senior Secured Obligations Secured Party claiming a lack of adequate protection with respect to its Liens on the applicable Senior Secured Obligations Collateral.

In addition:

(I) (x) The ABL Representative, for itself and on behalf of the ABL Obligations Secured Parties, may seek adequate protection of its junior interest in the Non-ABL Priority Collateral in the form of an additional or replacement Lien on post-petition assets of the same type as the Non-ABL Priority Collateral and/or a superpriority administrative expense claim or charge, subject to the provisions of this Agreement; *provided* that each of the First Lien Notes Collateral Agent, the Other First Lien Obligations Agents, the Second Lien Collateral Agent and the Other Second Lien Obligations Agents is also granted adequate protection in the same form that is granted to the ABL Representative, which additional or replacement Lien on post-petition assets of the same type as the Non-ABL Priority Collateral or superpriority administrative expense claim or charge (as applicable) is senior to that granted to the ABL Representative in respect of the Non-ABL Priority Collateral. Such Lien on post-petition assets of the same

type as the Non-ABL Priority Collateral and/or superpriority administrative expense claim or charge, if granted to the ABL Representative, will be subordinated to the adequate protection Liens and/or superpriority administrative expense claims or charges (as applicable) granted in favor of each of the First Lien Notes Collateral Agent, the Other First Lien Obligations Agents, the Second Lien Collateral Agent and the Other Second Lien Obligations Agents on such post-petition assets, and, if applicable, to the debtor-in-possession financing Liens of each of the First Lien Notes Collateral Agent, the Other First Lien Obligations Agents, the Second Lien Collateral Agent and the Other Second Lien Obligations Agents or any other Non-ABL Obligations Secured Party on such post-petition assets of the same type as the Non-ABL Priority Collateral; and

(y) The Junior Lien Priority Intercreditor Representative, for itself and on behalf of the Non-ABL Obligations Secured Parties, may seek adequate protection of its junior interest in the ABL Priority Collateral in the form of an additional or replacement Lien on post-petition assets of the same type as the ABL Priority Collateral and/or a superpriority administrative expense claim or charge, subject to the provisions of this Agreement; *provided* that the ABL Representative is also granted adequate protection in the same form that is granted to the Junior Lien Priority Intercreditor Representative, which additional or replacement Lien on post-petition assets of the same type as the ABL Priority Collateral or superpriority administrative expense claim or charge (as applicable) is senior to that granted to the Junior Lien Priority Intercreditor Representative in respect of the ABL Priority Collateral. Such Lien on post-petition assets of the same type as the ABL Priority Collateral and/or superpriority administrative expense claim or charge, if granted to the Junior Lien Priority Intercreditor Representative, will be subordinated to the adequate protection Liens and/or superpriority administrative expense claims or charges (as applicable) granted in favor of the ABL Representative on such post-petition assets, and, if applicable, to the debtor-in-possession financing Liens of the ABL Representative or any other ABL Obligations Secured Party on such post-petition assets of the same type as the ABL Priority Collateral.

(II) (x) If the ABL Representative, for itself and on behalf of the ABL Obligations Secured Parties, seeks or requires (or is otherwise granted) adequate protection of its junior interest in the Non-ABL Priority Collateral in the form of an additional or replacement Lien on post-petition assets of the same type as the Non-ABL Priority Collateral and/or a superpriority administrative expense claim or charge, then the ABL Representative, for itself and the ABL Obligations Secured Parties, agrees that each of the First Lien Notes Collateral Agent, the Other First Lien Obligations Agents, the Second Lien Collateral Agent and the Other Second Lien Obligations Agents shall also be granted an additional or replacement Lien on such post-petition assets and/or a superpriority administrative expense claim or charge as adequate protection of its senior interest in the Non-ABL Priority Collateral and that the ABL Representative's additional or replacement Lien on post-petition assets of the same type as the Non-ABL Priority Collateral and/or superpriority administrative expense claim or charge (as applicable) shall be subordinated to the additional or replacement Lien on post-petition assets of the same type as the Non-ABL Priority Collateral and/or superpriority administrative expense claim or charge of each of the First Lien Notes Collateral Agent, the Other First Lien Obligations Agents, the Second Lien Collateral Agent and the Other Second Lien Obligations Agents on the same basis as the Liens of the ABL Representative on, and claims and charges with respect to, the Non-ABL Priority Collateral are subordinated to the Liens of each of the First Lien Notes Collateral Agent, the Other First Lien Obligations Agents, the Second Lien

Collateral Agent and the Other Second Lien Obligations Agents on, and claims and charges with respect to, the Non-ABL Priority Collateral under this Agreement; and

(y) If the Junior Lien Priority Intercreditor Representative, for itself and on behalf of the Non-ABL Obligations Secured Parties, seeks or requires (or is otherwise granted) adequate protection of its junior interest in the ABL Priority Collateral in the form of an additional or replacement Lien on post-petition assets of the same type as the ABL Priority Collateral and/or a superpriority administrative expense claim or charge, then the Junior Lien Priority Intercreditor Representative, for itself and the Non-ABL Obligations Secured Parties, agrees that the ABL Representative shall also be granted an additional or replacement Lien on such post-petition assets and/or a superpriority administrative expense claim or charge as adequate protection of its senior interest in the ABL Priority Collateral and that the Junior Lien Priority Intercreditor Representative's additional or replacement Lien on post-petition assets of the same type as the ABL Priority Collateral and/or superpriority administrative expense claim or charge (as applicable) shall be subordinated to the additional or replacement Lien on post-petition assets of the same type as the ABL Priority Collateral and/or superpriority administrative expense claim or charge of the ABL Representative on the same basis as the Liens of each of the First Lien Notes Collateral Agent, the Other First Lien Obligations Agents, the Second Lien Collateral Agent and the Other Second Lien Obligations Agents on, and claims and charges with respect to, the ABL Priority Collateral are subordinated to the Liens of the ABL Representative on, and claims and charges with respect to, the ABL Priority Collateral under this Agreement.

(III) (x) If the ABL Representative or any ABL Obligations Secured Party receives as adequate protection a Lien on post-petition assets of the same type as the ABL Priority Collateral, then such post-petition assets shall also constitute ABL Priority Collateral to the extent of any allowed claim of the ABL Obligations Secured Parties secured by such adequate protection Lien and shall be subject to this Agreement; and

(y) If the Junior Lien Priority Intercreditor Representative or any Non-ABL Obligations Secured Party receives as adequate protection a Lien on post-petition assets of the same type as the Non-ABL Priority Collateral, then such post-petition assets shall also constitute Non-ABL Priority Collateral to the extent of any allowed claim of the Non-ABL Obligations Secured Parties secured by such adequate protection Lien and shall be subject to this Agreement.

(f) Each of the Applicable Junior Representative, the Junior Agents and the other Junior Secured Obligations Secured Parties hereby agrees that (i) it will not oppose or seek to challenge any Post-Petition Claims by the Applicable Senior Representative, any Senior Agent or any other Senior Secured Obligations Secured Party to the extent of the value of the Applicable Senior Representative's Lien on the Shared Collateral (but without impacting the priority of claims and liens as set forth in Sections 2.1 and 2.3), for this purposes ignoring all claims held by the other Class of Secured Parties for whom such Collateral is Junior Secured Obligations Collateral but after taking into account the Senior Secured Obligations and Liens of the other Agent's Senior Secured Obligations and Lien on such other Agent's applicable Senior Secured Obligations Collateral; and (ii) until the Discharge of Senior Secured Obligations has occurred, the Applicable Junior Representative, the Junior Agents and the other Junior Secured Obligations Secured Parties will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens on the Senior Secured Obligations Collateral securing the Senior Secured Obligations for costs or expenses of preserving or disposing of any Collateral.

(g) The Junior Lien Priority Intercreditor Representative, for itself and on behalf of the Non-ABL Obligations Secured Parties, and the ABL Representative, for itself and on behalf of the ABL Obligations Secured Parties, acknowledge and intend that: the grants of Liens pursuant to the First Lien Obligations Collateral Documents and the Second Lien Obligations Collateral Documents, on the one hand, and the ABL Obligations Collateral Documents, on the other hand, constitute separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the ABL Obligations are fundamentally different from the First Lien Obligations and the Second Lien Obligations and must be separately classified in any Plan of Reorganization proposed or confirmed (or approved) in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Obligations Secured Parties and the claims of the Non-ABL Obligations Secured Parties in respect of any Collateral constitute claims in the same class (rather than separate classes of secured claims subject to the relative priority of claims and liens as set forth in Sections 2.1 and 2.3), then the ABL Obligations Secured Parties and the Non-ABL Obligations Secured Parties hereby acknowledge and agree that all distributions from the Shared Collateral shall be made as if there were separate classes of ABL Obligations and Non-ABL Obligations against the Pledgors (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or the Non-ABL Priority Collateral (as the case may be) is sufficient (for this purpose ignoring all claims held by the other Class of Secured Parties for whom such Collateral is Junior Secured Obligations Collateral), the ABL Obligations Secured Parties or the Non-ABL Obligations Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Claims that are available from the applicable Senior Secured Obligations Collateral for each of the ABL Obligations Secured Parties and the Non-ABL Obligations Secured Parties (whether or not any such Post-Petition Claims are allowed or allowable in whole or in part as against the Company or any of the other Pledgors in the applicable Insolvency or Liquidation Proceeding(s) pursuant to Section 506(b) of the Bankruptcy Code, any similar provision of any other applicable Bankruptcy Law or otherwise), respectively, before any distribution is made in respect of any claims in respect of the Junior Secured Obligations from, or with respect to, such applicable Senior Secured Obligations Collateral, with the holder of such claims hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them from, or with respect to, such applicable Senior Secured Obligations Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing their aggregate recoveries.

(h) If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a Plan of Reorganization or otherwise, both on account of the ABL Obligations and on account of the Non-ABL Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Non-ABL Obligations are secured by Liens upon the Shared Collateral, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of proceeds thereof.

2.8 Reinstatement. If, at any time substantially concurrently with or after the Discharge of ABL Obligations or the Discharge of Non-ABL Obligations has occurred, the Company or any other Pledgor incurs or the Company designates in writing pursuant to and in accordance with Section 4.13 any ABL Obligations or any Non-ABL Obligations, as applicable, then, at the Company's election, such Discharge of ABL Obligations or such Discharge of Non-ABL Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such incurrence or designation as a result of the occurrence of such first Discharge), and the applicable agreement governing such ABL Obligations or such Non-ABL Obligations shall automatically be treated as the ABL Facility Agreement or the First Lien Obligations Credit Document, as the case may be, for all purposes of this Agreement, including for purposes of the Lien priorities and rights

in respect of the Shared Collateral set forth herein. Upon receipt of notice of such designation (including the identity of any new Representative), each Representative shall promptly (i) enter into such documents and agreements, including amendments or supplements to this Agreement, as the Company or such new Representative shall reasonably request in writing in order to provide to such new Representative the rights contemplated hereby and (ii) to the extent then held by the applicable Junior Agents or any Junior Secured Obligations Secured Parties, deliver to such new Representative any Pledged Collateral that is Shared Collateral, together with any necessary endorsements (or otherwise allow such new Representative to obtain possession or control of such Pledged Collateral), it being understood that all reasonable and documented out-of-pocket expenses incurred by any Secured Parties (and their respective representatives) in connection with the execution and delivery of such documents and instruments shall be borne by the Pledgors.

2.9 Entry Upon Premises by the ABL Representative. (a) If the ABL Representative takes any enforcement action with respect to the ABL Priority Collateral, the Non-ABL Obligations Secured Parties shall permit and direct each First Lien Obligations Representative and each Second Lien Obligations Representative to (i) cooperate with the ABL Representative (at the sole cost and expense of the ABL Representative and subject to the condition that the Non-ABL Obligations Secured Parties shall have no obligation or duty to take any action or refrain from taking any action that could reasonably be expected to result in the incurrence of any liability or damage to the Non-ABL Obligations Secured Parties) in its efforts to enforce its Lien on the ABL Priority Collateral and to finish any work-in-process and assemble the ABL Priority Collateral, (ii) not take any action designed or intended to hinder or restrict in any respect the ABL Representative from enforcing its Lien on the ABL Priority Collateral or from finishing any work-in-process or assembling the ABL Priority Collateral, and (iii) subject to the rights of any landlords under real estate leases, permit the ABL Representative (and its employees, agents, advisers and representatives), at the sole cost and expense of the ABL Obligations Secured Parties and upon reasonable advance notice, to enter upon and use the Non-ABL Priority Collateral (including (x) equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and (y) intellectual property), for a period not to exceed 180 days after the taking of such enforcement action, for purposes of taking reasonable actions to protect, secure, and otherwise enforce the rights of the ABL Representative and the other ABL Obligations Secured Parties in and to the ABL Priority Collateral; provided, however, that nothing contained in this Agreement shall restrict the rights of the Junior Lien Priority Intercreditor Representative or any other First Lien Obligations Representative or, if applicable, any Second Lien Obligations Representative from disposing of any Non-ABL Priority Collateral prior to the expiration of such 180-day period if the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 2.9. If any stay or other order prohibiting the exercise of remedies with respect to the ABL Priority Collateral has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order.

(b) During the period of actual occupation, use or control by the ABL Representative or the ABL Obligations Secured Parties of any Non-ABL Priority Collateral, the ABL Obligations Secured Parties shall be obligated to repair at their expense any physical damage to such Non-ABL Priority Collateral or other assets or property resulting from such occupancy, use or control, and to leave such Non-ABL Priority Collateral or other assets or property in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. The ABL Representative and the ABL Obligations Secured Parties shall (to the extent that there are sufficient available proceeds of ABL Priority Collateral for the purposes of paying such indemnity) indemnify and hold harmless the First Lien Notes Collateral Agent, First Lien Obligations Secured Parties, Second Lien Collateral Agent and the Second Lien Obligations Secured Parties for any injury or damage to Persons or property directly caused by the acts or omissions of Persons under its control. Notwithstanding the foregoing, in no event shall the ABL Obligations Secured Parties have any liability to the Non-ABL Obligations Secured Parties pursuant to this Section 2.9 as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Non-ABL Priority Collateral existing

prior to the date of the exercise by the ABL Obligations Secured Parties (or their agents or representatives) of their rights under this Section 2.9 and the ABL Obligations Secured Parties shall have no duty or liability to maintain the Non-ABL Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Obligations Secured Parties (or their agents or representatives), or for any diminution in the value of the Non-ABL Priority Collateral that results solely from ordinary wear and tear resulting from the use of the Non-ABL Priority Collateral by the ABL Obligations Secured Parties (or their agents or representatives) in the manner and for the time periods specified under this Section 2.9. Without limiting the rights granted in this paragraph, the ABL Obligations Secured Parties shall cooperate with the Junior Lien Priority Intercreditor Representative in connection with any efforts made by the Junior Lien Priority Intercreditor Representative to cause the Non-ABL Priority Collateral to be sold.

(c) In addition, each First Lien Obligations Secured Party and each Second Lien Obligations Secured Party, in its capacity as a secured party (or as a purchaser, assignee or transferee, as applicable), and to the extent of its interest therein, hereby grants to the ABL Representative and the ABL Obligations Secured Parties a non-exclusive, irrevocable, royalty-free, worldwide license to use, license or sublicense any and all intellectual property now owned or hereafter acquired included as part of the Non-ABL Priority Collateral (and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof) as is or may be necessary or advisable in the ABL Representative's reasonable judgment for the ABL Representative to collect or otherwise realize upon any Accounts comprising ABL Priority Collateral, in each case solely in connection with any exercise of remedies available to the ABL Obligations Secured Parties; provided that (i) any such license shall terminate upon the sale of the applicable ABL Priority Collateral and shall not extend or transfer to the purchaser of such ABL Priority Collateral, (ii) the ABL Representative's use of such intellectual property shall be reasonable and lawful, and (iii) any such license is granted on an "AS-IS" basis, without any representation or warranty whatsoever. Furthermore, each First Lien Obligations Representative and each Second Lien Obligations Representative agrees that, in connection with any exercise of remedies available to any such Representative in respect of Non-ABL Priority Collateral, such Representative shall provide written notice to any purchaser, assignee or transferee of intellectual property pursuant to such exercise of remedies, that the applicable intellectual property is subject to such license.

2.10 Insurance. As between the ABL Representative, on the one hand, and the Junior Lien Priority Intercreditor Representative, any other First Lien Obligations Representative and any Second Lien Obligations Representative, on the other hand, until the Discharge of the Senior Secured Obligations has occurred and following an Event of Default, only the Applicable Senior Representative will have the right (subject to the rights of the Pledgors under the ABL Obligations Documents and the Non-ABL Obligations Documents) to adjust or settle any insurance policy or claim covering or constituting Senior Secured Obligations Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting Senior Secured Obligations. To the extent that an insured loss covers or constitutes ABL Priority Collateral and Non-ABL Priority Collateral, then the ABL Representative and the Junior Lien Priority Intercreditor Representative will work jointly and in good faith to collect, adjust or settle (subject to the rights of the Pledgors under the First Lien Obligations Documents, the ABL Facility Documents, the Second Lien Facility Documents, Other First Lien Obligations Documents or Other Second Lien Obligations Documents) under the relevant insurance policy. If the Applicable Junior Representative or any other Junior Secured Obligations Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Applicable Senior Representative in accordance with the terms of Section 2.5(b).

2.11 Amendments to Documents. (a) Subject to, in the case of the First Lien Obligations Documents and the Second Lien Obligations Documents, the Junior Lien Priority Intercreditor

Agreement and any applicable Pari Passu Intercreditor Agreement, Documents may be amended, restated, amended and restated, supplemented or otherwise modified in accordance with their terms, and the Documents and any Secured Obligations thereunder may be Refinanced, in each case, without notice to, or the consent of any Representative or any other Secured Party, all without affecting the Lien subordination or other provisions of this Agreement; provided that the Representative for the holders of such Refinancing debt executes the applicable Consent and Acknowledgement, and any such amendment, restatement, amendment and restatement, supplement, modification or Refinancing shall not, contravene the provisions of this Agreement or any other Document and such Representative shall be entitled to conclusively rely, without liability, on the determination of officers of the Company that any such amendment, restatement, amendment and restatement, supplement, modification or Refinancing do not violate any applicable Documents, if such determination is set forth in an officer's certificate delivered by the Company at the request of such Representative; provided, however, that such determination will not affect whether or not the Company has complied with its undertakings in such Documents.

(b) So long as the Discharge of Senior Secured Obligations has not occurred, without the prior written consent of the Applicable Senior Representative, no Junior Secured Obligations Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent that any provisions therein as so amended, supplemented or modified, or the terms of any new Junior Secured Obligations Collateral Document, would be prohibited by, or inconsistent with, any of the terms of this Agreement.

(c) In the event that any Senior Agent enters into any amendment, restatement, amendment and restatement, supplement or other modification in respect of or replaces any of the Senior Secured Obligations Collateral Documents for purposes of adding to, or deleting from, or waiving or consenting to any departures from any provisions of any Senior Secured Obligations Collateral Document or changing in any manner the rights of the applicable Senior Agent, the Senior Secured Obligations Secured Parties, or any Pledgor thereunder, in each case solely in respect of the Senior Secured Obligations Collateral (including the release of any Liens on such Senior Secured Obligations Collateral), then such amendment, restatement, amendment and restatement, supplement or other modification in a manner that is applicable to all Senior Secured Obligations Secured Parties and all Senior Secured Obligations shall apply automatically to any comparable provisions of each Comparable Junior Collateral Document without the consent of any Junior Agent, Junior Secured Obligations Secured Party or any Pledgor; provided, however that (i) such amendment, restatement, amendment and restatement, supplement or other modification does not (A) remove assets subject to any Liens on the Shared Collateral securing any of the Junior Secured Obligations or release any such Liens, except to the extent such release is permitted or required by Section 2.6 and provided there is a concurrent release of the corresponding Liens securing the Senior Secured Obligations, (B) affect the rights or duties of any Junior Agent without its consent or (C) otherwise materially adversely affect the rights of the applicable Junior Secured Obligations Secured Parties or the interest of the applicable Junior Secured Obligations Secured Parties in such Shared Collateral and not the Senior Agent or the Senior Secured Obligations Secured Parties that have a Lien on the affected Shared Collateral in a like manner, and (ii) written notice of such amendment, restatement, amendment and restatement, supplement or other modification shall have been given to each Junior Agent within ten (10) Business Days after the effectiveness thereof (it being understood that the failure to deliver such notice shall not impair the effectiveness of any such amendment, restatement, amendment and restatement, supplement or other modification).

2.12 Refinancings. Any Series of Secured Obligations may be Refinanced with Indebtedness constituting a Series of Secured Obligations of the same Class or another Class, in each case, without notice to or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any applicable Document) of any Secured Party, all without affecting the priorities provided for herein with respect to each Class of Secured Obligations outstanding after such

Refinancing or the other provisions hereof; provided, however, that the requirements set forth in Section 4.13 shall have been satisfied.

2.13 Pledged Collateral Agent as Gratuitous Bailee/Gratuitous Agent for Perfection. (a) Each of the ABL Representative and the Junior Lien Priority Intercreditor Representative, for itself and on behalf of the relevant Secured Parties, hereby agrees that: (i) each Pledged Collateral Agent shall hold the Pledged Collateral that is in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee and/or gratuitous agent for the benefit of and on behalf of each Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral, if any, pursuant to the relevant ABL Obligations Collateral Documents, First Lien Obligations Collateral Documents, or Second Lien Obligations Collateral Documents, as applicable, subject to the terms and conditions of this Section 2.13 (such bailment and/or agency being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104(a)(2), 9-104(a)(5) and 9-313(c) of the UCC); (ii) to the extent any Pledged Collateral is possessed by or is under the control of a Representative (either directly or through its agents or bailees) other than the Applicable Pledged Collateral Agent, such Representative shall deliver such Pledged Collateral to (or shall cause such Pledged Collateral to be delivered to) the Applicable Pledged Collateral Agent and shall take all actions reasonably requested in writing by the Applicable Pledged Collateral Agent to cause the Applicable Pledged Collateral Agent to have possession or control of same; and (iii) pending such delivery to the Applicable Pledged Collateral Agent, each other Representative shall hold any Pledged Collateral as gratuitous bailee and/or gratuitous agent for the benefit of and on behalf of each other Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Pledged Collateral, if any, pursuant to the relevant ABL Obligations Collateral Documents or First Lien Obligations Collateral Documents, as applicable and in each case, subject to the terms and conditions of this Section 2.13 (such bailment and/or agency being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104(a)(2), 9-104(a)(5) and 9-313(c) of the UCC).

(b) The duties or responsibilities of the Pledged Collateral Agent and each other Representative under this Section 2.13 shall be limited solely to holding the Pledged Collateral as gratuitous bailee and/or gratuitous agent for the benefit of each Secured Party for purposes of perfecting the security interest held by the Secured Parties in the Pledged Collateral.

(c) The Pledged Collateral Agent shall not have a fiduciary relationship in respect of any other Representative or the Secured Parties represented by such other Representative, and each Representative, for itself and on behalf of each Secured Party represented by it, hereby waives and releases each other Representative that is a Pledged Collateral Agent from all claims and liabilities arising pursuant to its role under this Section 2.13 as agent and gratuitous bailee with respect to the Shared Collateral.

(d) Upon the Discharge of Non-ABL Obligations, the Junior Lien Priority Intercreditor Representative shall deliver to the ABL Representative, to the extent that it is legally permitted to do so and at the expense of the Pledgors, the remaining Pledged Collateral (if any) held by it, together with any necessary endorsements (or otherwise allow the ABL Representative to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct. The ABL Representative shall make any reasonable requests to the Company to take such further action as is required to effectuate the transfer contemplated hereby. No First Lien Obligations Representative and no Second Lien Obligations Representative shall be obligated to follow instructions from the ABL Representative in contravention of this Agreement.

(e) Upon the Discharge of ABL Obligations, the ABL Representative shall deliver to the Junior Lien Priority Intercreditor Representative, to the extent that it is legally permitted to

do so and at the expense of the Pledgors, the remaining Pledged Collateral (if any) held by it, together with any necessary endorsements (or otherwise allow the Designated Senior Representative or the Designated Second Priority Representative, as the case may be, to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct. The Junior Lien Priority Intercreditor Representative shall make any reasonable requests to the Company to take such further action as is required to effectuate the transfer contemplated hereby. The ABL Representative shall not be obligated to follow instructions from the Designated Senior Representative or the Designated Second Priority Representative, as the case may be, in contravention of this Agreement. This Section 2.13(e) shall not apply to deposit account control agreements, securities account control agreements or commodity account control agreements or any comparable action under applicable law other than the UCC pursuant to which any Secured Party has control over deposit accounts, securities accounts or commodity accounts.

2.14 Rights as Unsecured Creditors.

(a) Except as otherwise set forth in this Agreement, the ABL Obligations Secured Parties may exercise rights and remedies as unsecured creditors against the Company or any other Pledgor in accordance with the terms of the ABL Obligations Documents to which such ABL Obligations Secured Parties are party and applicable law, in each case to the extent not inconsistent with or prohibited by the provisions of this Agreement. Except as otherwise set forth in this Agreement, nothing in this Agreement shall prohibit the receipt by the ABL Obligations Secured Parties of the required payments of interest, principal and other amounts in respect of the ABL Obligations so long as such receipt is not the direct or indirect result of the exercise by any ABL Obligations Secured Party of rights or remedies (including set off) in respect of the Non-ABL Priority Collateral in contravention of this Agreement or enforcement in contravention of this Agreement of any Lien held by any of them. In the event any ABL Obligations Secured Party becomes a judgment lien creditor in respect of Non-ABL Priority Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing Non-ABL Obligations, in each case, on the same basis as the other Liens on the Non-ABL Priority Collateral securing the ABL Obligations are so subordinated to such Non-ABL Obligations under this Agreement.

(b) Except as otherwise set forth in this Agreement, the Non-ABL Obligations Secured Parties may exercise rights and remedies as unsecured creditors against the Company or any other Pledgor in accordance with the terms of the Non-ABL Obligations Documents to which such Non-ABL Obligations Secured Parties are party and applicable law, in each case to the extent not inconsistent with or prohibited by the provisions of this Agreement. Except as otherwise set forth in this Agreement, nothing in this Agreement shall prohibit the receipt by the Non-ABL Obligations Secured Parties of the required payments of interest, principal and other amounts in respect of the Non-ABL Obligations so long as such receipt is not the direct or indirect result of the exercise by any Non-ABL Obligations Secured Party of rights or remedies (including set off) in respect of the ABL Priority Collateral in contravention of this Agreement or enforcement in contravention of this Agreement of any Lien held by any of them. In the event any Non-ABL Obligations Secured Party becomes a judgment lien creditor in respect of ABL Priority Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing ABL Obligations, in each case, on the same basis as the other Liens on the ABL Priority Collateral securing the Non-ABL Obligations are so subordinated to such ABL Obligations under this Agreement.

2.15 No New Liens. (a) Except as provided in Section 2.7 and clauses (b) and (c) below, so long as the Discharge of Senior Secured Obligations with respect to any Senior Secured Obligation has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Pledgor, the parties hereto agree that the Company shall not, and shall not permit any other Pledgor to, grant any Lien on any of its property, or permit any of its subsidiaries to grant a Lien on any of its property,

to secure Junior Secured Obligations unless it, or such subsidiary, has granted (or offered to grant with a reasonable opportunity for such Lien to be accepted) a corresponding Lien on such property in favor of the holders of the Senior Secured Obligations with respect to such property; provided, however, notwithstanding the foregoing, the refusal of any such holder of Senior Secured Obligations to accept a Lien on any property of any Pledgor shall not prohibit the taking of a Lien on such property by the holders of Junior Secured Obligations. If any Secured Party shall acquire any Lien on any property of any Pledgor or any of their respective subsidiaries constituting Junior Secured Obligations Collateral securing any Junior Secured Obligations which property is not also subject to the Lien of the holders of Senior Secured Obligations with respect to such property, then such holders of Junior Secured Obligations shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any other Junior Secured Obligations Document (x) hold and be deemed to have held such Lien on such property for the benefit of the holders of Senior Secured Obligations with respect to such property as security for the Senior Secured Obligations, or (y) if directed by the holders of the Senior Secured Obligations with respect to such property constituting Senior Secured Obligations Collateral, take any actions that are necessary to make such Lien subject to this Agreement and provide the benefit of such Lien to the holders of the Senior Secured Obligations with respect to such property. To the extent any additional Liens are granted on any asset or property pursuant to this Section 2.15, the priority of such additional Liens shall be determined in accordance with Section 2.1. In addition, to the extent that the foregoing provisions are not complied with for any reason, and without limiting any other rights and remedies available under this Agreement, the ABL Representative, each other Representative and the Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.15 shall be subject to Section 2.5(b).

(b) Notwithstanding anything in this Agreement or any other Document to the contrary, Section 2.15(a) shall not apply to (i) Collateral consisting of cash and cash equivalents (A) pledged to secure ABL Obligations consisting of reimbursement obligations in respect of letters of credit or otherwise held by the ABL Representative or any other ABL Obligations Secured Party pursuant to the ABL Facility Agreement, (B) consisting of fronting exposure with respect to reimbursement obligations of "defaulting lenders" under any Document, (C) consisting of any prepayments to be made in the future and posted to avoid breakage under any Document and (D) deposited in segregated accounts for the sole purpose of defeasing or discharging any Indebtedness permitted by each Document, to the extent such defeasance or discharge is not prohibited by any Document, and (ii) to the extent permitted by each Document, Collateral consisting of cash and cash equivalents specifically pledged to any Secured Party or group of Secured Parties and securing only the Secured Obligations owing to such Secured Parties, and in each case, such Collateral shall be applied as specified in the applicable Document pursuant to which such Secured Obligations are issued and secured (including, if applicable, any Pari Passu Intercreditor Agreement then in effect) and will not constitute Shared Collateral hereunder.

(c) Notwithstanding anything to the contrary herein, pursuant to the ABL Obligations Documents as in effect on the date hereof, the ABL Obligations under such ABL Obligations Documents shall not be secured by real property and such lack of security shall not prevent (x) any such real property from securing the Non-ABL Obligations in accordance with the applicable Non-ABL Obligations Documents, (y) any such real property from securing the ABL Obligations in the future (on a fixed or floating basis) and (z) any such real property from being Shared Collateral hereunder to the extent is included as Collateral for any Secured Obligations.

SECTION 3. Existence and Amounts of Liens and Obligations.

Whenever a Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Senior Secured Obligations (or the existence of any commitment to extend credit that would constitute Senior Secured

Obligations) or Junior Secured Obligations, (or the existence of any commitment to extend credit that would constitute Junior Secured Obligations), or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Representatives and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Company or any of its subsidiaries, any Secured Party or any other Person as a result of such determination.

SECTION 4. Miscellaneous.

4.1 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by facsimile, or sent to the e-mail address of the applicable recipient specified below (or the email address of a representative of the applicable recipient designated by such recipient from time to time to the parties hereto), as follows:

(a) if to the ABL Representative, Junior Lien Priority Intercreditor Representative, the Designated Senior Representative or the First Lien Notes Collateral Agent as of the date hereof to it at the address specified on its signature pages to this Agreement;

(b) if to the Designated Second Priority Representative and the Second Lien Collateral Agent, to it at the address provided in the relevant Consent and Acknowledgment;

(c) if to any Other First Lien Obligations Agent or Other Second Lien Obligations Agent, to it at the address provided in the relevant Consent and Acknowledgment;

(d) if to the Company, to it at the address specified in Schedule 10.02 (or other notice section) of the ABL Facility Agreement or Section 13.1 of the First Lien Notes Indenture; and

(e) if to any other Pledgor, to it in care of the Company as provided in clause (e) above.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to the Company shall be deemed to be a notice to each Pledgor). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by facsimile or e-mail or on the date that is five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 4.1 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 4.1.

4.2 Amendments; Waivers. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that

they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 4.2(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Subject to Sections 4.13 and 4.15 hereof, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the ABL Representative, the Representative of each Series of First Lien Obligations and each Series of Second Lien Obligations, the Company and the applicable Pledgor; provided that (i) the Pledgors, the ABL Obligations Secured Parties and the Designated Senior Representative may, at the reasonable expense of the Pledgors and without the consent of any other Representative or Secured Party, agree to any amendment to or other modifications of this Agreement for the purpose of giving effect to Section 4.13 or any Refinancing of any Secured Obligations and (ii) additional Pledgors may be added as parties hereto upon the execution and delivery of a counterpart of the Acknowledgement of and Consent to ABL Intercreditor Agreement in the form of Exhibit A-1 hereto without the consent of any Representative or Secured Party. Notwithstanding the provisions of any other ABL Obligations Document or Non-ABL Obligations Document, the ABL Representative and the Designated Senior Representative may, with the consent of the Company, make any amendments, restatements, amendment and restatements, supplements or other modifications to this Agreement to correct any ambiguity, defect or inconsistency contained herein without the consent of any other Person or any other Representative or Secured Party.

4.3 Parties in Interest. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the ABL Obligations Secured Parties, the First Lien Obligations Secured Parties and the Second Lien Obligations Secured Parties. No other Person (including the Company, the Pledgors, or any trustee, receiver, interim receiver, receiver and manager, administrator, monitor, debtor-in-possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert rights or benefits hereunder except for the Company and the Pledgors with respect to their rights under Section 4.2(b).

4.4 Effectiveness of Agreement. This Agreement shall become effective when executed and delivered by the parties hereto. All references to the Company or any other Pledgor shall include the Company or any other Pledgor as debtor and debtor-in-possession and any receiver, trustee, interim receiver, receiver and manager, administrator, monitor or similar Person for such Person in any Insolvency or Liquidation Proceeding.

4.5 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Execution and/or delivery of an executed signature page to this Agreement by electronic means or facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

4.6 Continuing Nature of This Agreement; Severability.

(a) Subject to Sections 2.5(c) (Avoidance Issues) and 2.8 (Reinstatement), this Agreement shall continue to be effective until the earlier to occur of the Discharge of the ABL Obligations or the Discharge of the Non-ABL Obligations. This is a continuing agreement of lien subordination and the Senior Secured Obligations Secured Parties may continue, at any time and without notice to the Applicable Junior Representative or any other Junior Secured Obligations Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Pledgor constituting Senior Secured Obligations in reliance hereon.

(b) Following the Discharge of First Lien Obligations, the Second Lien Obligations shall be deemed to be "First Lien Obligations" for all purposes of this Agreement and the Second Lien Obligations Secured Parties shall succeed to the rights and obligations of the First Lien Obligations Secured Parties hereunder as if they were First Lien Obligations Secured Parties, and their Obligations constituted First Lien Obligations as of the date hereof, whereupon all provisions herein relating to, or in respect of, the First Lien Obligations or the First Lien Obligations Secured Parties (and any of their Representatives) shall apply, mutatis mutandis, to the Second Lien Obligations and the Second Lien Obligations Secured Parties (and any of their Representatives), and any other provisions relating to, or in respect of, the Second Lien Obligations or the Second Lien Obligations Secured Parties (and any of their Representatives) shall cease to be in force and effect.

(c) Any provision of this Agreement that is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

4.7 Governing Law; Jurisdiction; Consent to Service of Process; Waivers. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any Pledgor or its respective properties in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 4.7. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 4.1, but in no event by facsimile or electronic mail. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e) Each party hereto hereby irrevocably waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 4.7 any special, exemplary, punitive or consequential damages.

4.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.8.

4.9 Headings. Section and Exhibits headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

4.10 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the ABL Obligations Documents or the Non-ABL Obligations Documents, the provisions of this Agreement shall control.

4.11 Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the ABL Obligations Secured Parties and the Non-ABL Obligations Secured Parties in relation to one another. None of the Company, any other Pledgor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Pledgor, which are absolute and unconditional, to pay the Secured Obligations as and when the same shall become due and payable in accordance with their terms. Notwithstanding anything to the contrary herein or in any ABL Obligations Document, any First Lien Obligations Document or any Second Lien Obligations Document, the Pledgors shall not be required to act or refrain from acting (a) pursuant to this Agreement, any First Lien Obligations Document or any Second Lien Obligations Document, as the case may be, with respect to any ABL Priority Collateral in any manner that would cause a default under any ABL Obligations Document, (b) pursuant to this Agreement, any ABL Obligations Document or any Second Lien Obligations Document, as the case may be, with respect to any Non-ABL Priority Collateral in any manner that would cause a default under any First Lien Obligations Document, or (c) pursuant to this Agreement, any ABL Obligations Document or any First Lien Obligations Document, as the case may be, with respect to any Non-ABL Priority Collateral in any manner that would cause a default under any Second Lien Obligations Document.

4.12 Agent Capacities. Except as expressly set forth herein, the ABL Representative, the First Lien Notes Collateral Agent, the Second Lien Collateral Agent, the Other First Lien Obligations Agents and the Other Second Lien Obligations Agents shall not have any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the applicable ABL Obligations Documents, First Lien Obligations Documents or Second Lien Obligations Documents, as the case may be. It is understood and agreed that (i) [ABL Representative] is entering into this Agreement in its capacity as administrative agent and collateral agent under the ABL Facility Agreement, and the provisions of the ABL Facility Agreement applicable to [ABL Representative] as administrative agent and collateral agent thereunder (including its rights, privileges, immunities and indemnities) shall also apply to [ABL Representative] as the ABL Representative hereunder and (ii) Wilmington Trust is entering into this Agreement in its capacity as collateral agent under the First Lien Notes Indenture and the provisions of the First Lien Notes Indenture applicable to Wilmington Trust as collateral agent thereunder (including its rights, privileges, immunities and indemnities) shall also apply to

Wilmington Trust hereunder. The First Lien Notes Collateral Agent on behalf of the First Lien Notes Obligations Secured Parties, each Other First Lien Obligations Agent on behalf of the Other First Lien Obligations Secured Parties and each Other Second Lien Obligations Agent on behalf of the Other Second Lien Obligations Secured Parties hereby irrevocably designates and appoints the Junior Lien Priority Intercreditor Representative under this Agreement to exercise such powers and perform such duties as are expressly delegated to the Junior Lien Priority Intercreditor Representative, together with such powers as are reasonably incidental thereto. The provisions of the First Lien Notes Indenture applicable to Wilmington Trust as collateral agent thereunder shall also apply to Wilmington Trust as Junior Lien Priority Intercreditor Representative.

4.13 Requirements for Additional Obligations.

(a) The Company may designate hereunder in writing obligations as an ABL Facility Agreement, a First Lien Notes Indenture, a Second Lien Facility, Other First Lien Obligations or Other Second Lien Obligations, and may specify that any such obligations constitute a Refinancing of any existing Series of Secured Obligations, if the incurrence of such obligations and related Liens (including the priority thereof) is not prohibited under each of the ABL Obligations Documents, First Lien Obligations Documents, Second Lien Obligations Documents and this Agreement.

(b) If not so prohibited and if the Company wishes to so designate, the Company shall (i) notify each Representative in writing of such designation certifying that such designation is permitted by the applicable Documents, (ii) cause the applicable agent for any such additional obligations that are designated as ABL Obligations, Other First Lien Obligations or Second Lien Obligations, as applicable, to execute and deliver to each Representative an applicable Consent and Acknowledgment and (iii) if applicable, cause such agent to indicate in such Consent and Acknowledgment that such ABL Obligations, Other First Lien Obligations or Second Lien Obligations constitute a Refinancing of a specified existing Series of Secured Obligations.

(c) Notwithstanding anything to the contrary set forth in this Section 4.13 or in Section 4.2 (Amendments; Waivers) hereof, each Representative shall, at the request and expense of the Company, without the consent of any Secured Parties, execute and deliver the acknowledgement and confirmation of the applicable Consent and Acknowledgement and/or enter into an amendment, an amendment and restatement or a supplement of this Agreement to facilitate the designation of an ABL Facility Agreement, a First Lien Notes Indenture, a Second Lien Facility, Other First Lien Obligations or Other Second Lien Obligations, if the incurrence of such obligations and related Liens (including the priority thereof) is not prohibited under each of the ABL Obligations Documents, First Lien Obligations Documents, Second Lien Obligations Documents and this Agreement. Any such amendment may, among other things:

(i) add other parties holding ABL Obligations, First Lien Notes Obligations, Second Lien Facility Obligations, Other First Lien Obligations or Other Second Lien Obligations (or any agent or trustee therefor), as the case may be, to the extent such Indebtedness is not prohibited by the applicable Documents;

(ii) in the case of additional Secured Obligations that are Junior Secured Obligations or that have been subordinated to the Senior Secured Obligations, (A) establish that the Liens on the Shared Collateral securing such Junior Secured Obligations shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any present or future Senior Secured Obligations, and (B) provide to holders of such Junior Secured Obligations (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the Applicable

Senior Representative or the Senior Agents) as are provided to the Junior Secured Obligations Secured Parties under this Agreement; and

(iii) in the case of additional Obligations that are Senior Secured Obligations, (A) establish that the Liens on the Shared Collateral securing such Senior Secured Obligations shall be superior and prior in all respects to all Liens on the Shared Collateral securing any present or future Junior Secured Obligations, and (b) provide to the holders of such Senior Secured Obligations (or any agent or trustee thereof) the comparable rights and benefits as are provided to the Senior Secured Obligations Secured Parties under this Agreement.

(d) Any such additional party as described in clause (c) above, each Senior Agent and each Junior Agent shall be entitled to conclusively rely, without liability, on the determination of officers of the Company that such modifications do not violate any applicable Documents, if such determination is set forth in an officer's certificate delivered by the Company at the request of such party; provided, however, that such determination will not affect whether or not the Company has complied with its undertakings in such Documents.

4.14 Intercreditor Agreements.

Notwithstanding anything to the contrary contained in this Agreement, each party hereto agrees that (a) the First Lien Obligations Secured Parties (as among themselves) and the Second Lien Obligations Secured Parties (as among themselves) may each enter into intercreditor agreements (or similar arrangements) in respect of any or all of the Shared Collateral, the First Lien Notes Collateral Documents, any Other First Lien Obligations Collateral Documents, the Second Lien Facility Collateral Documents, and any Other Second Lien Obligations Collateral Documents, as the case may be, including as to the application of proceeds of any Shared Collateral, voting rights, control of any Shared Collateral and waivers with respect to any Shared Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement, any First Lien Obligations Collateral Documents or any Second Lien Obligations Collateral Documents, as the case may be and (b) the ABL Obligations Secured Parties (as among themselves) may enter into intercreditor agreements (or similar arrangements) in respect of any or all of the Shared Collateral, the ABL Obligations Documents, including as to the application of proceeds of any Shared Collateral, voting rights, control of any Shared Collateral and waivers with respect to any Shared Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement. In any event, if a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement and the provisions of this Agreement shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, including to give effect to any such intercreditor agreement (or similar arrangement)).

4.15 Further Assurances. Each of the ABL Representative, each other ABL Obligations Secured Party, each First Lien Obligations Representative, each other First Lien Obligations Secured Party, and Second Lien Obligations Representative and each other Second Lien Obligations Secured Party, agrees that it and they shall take such further action and shall execute and deliver to the other Applicable Senior Representative and the Secured Parties of the other Class such additional documents and instruments (in recordable form, if requested) as such Applicable Senior Representative or the Company may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement, including, entering into such supplemental agreements (which may each take the form of an amendment, a restatement or a supplement of this Agreement) to facilitate a designation by the Company of (i) a First Lien Notes Indenture, (ii) a Second Lien Facility, (iii) an ABL Facility Agreement, (iv) additional obligations as Other

First Lien Obligations or (v) additional obligations as Other Second Lien Obligations (including in each case of the foregoing in respect of a reinstatement contemplated by Section 2.8 or a Refinancing contemplated by Section 2.12). The Company in connection with a designation indicated in the foregoing sentence, the Company agrees to pay all reasonable and documented out-of-pocket expenses incurred by such Representatives in connection with such actions and/or the execution and delivery of such additional documents and instruments pursuant to this Section 4.15.

4.16 Certain Terms Concerning the First Lien Notes Collateral Agent, the Designated Senior Representative and the Junior Lien Priority Intercreditor Representative.

Each of the First Lien Notes Collateral Agent, the initial Designated Senior Representative and the initial Junior Lien Priority Intercreditor Representative is executing and delivering this Agreement solely in its capacity as such and pursuant to the direction from the Holders (as defined in the First Lien Notes Indenture) to so execute, deliver and perform pursuant to the First Lien Notes Indenture, and in so doing the First Lien Notes Collateral Agent, the initial Designated Senior Representative and the initial Junior Lien Priority Intercreditor Representative shall not be responsible for the terms or sufficiency of this Agreement for any purpose. The First Lien Notes Collateral Agent, the Designated Senior Representative and the Junior Lien Priority Intercreditor Representative shall have no duties or obligations under or pursuant to this Agreement other than such duties and obligations as may be expressly set forth in this Agreement and nothing herein shall be construed to impose any fiduciary duty, regardless of whether a default or event of default has occurred and is continuing, on the First Lien Notes Collateral Agent, the Designated Senior Representative and the Junior Lien Priority Intercreditor Representative; provided that nothing in this sentence shall prevent any Secured Party from enforcing provisions of this Agreement. Whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the First Lien Notes Collateral Agent, the initial Designated Senior Representative and the initial Junior Lien Priority Intercreditor Representative or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the First Lien Notes Collateral Agent, the initial Designated Senior Representative and the initial Junior Lien Priority Intercreditor Representative, it is understood that in all cases the First Lien Notes Collateral Agent, the initial Designated Senior Representative and the initial Junior Lien Priority Intercreditor Representative shall be acting, giving, withholding, suffering, omitting, taking or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) in accordance with the First Lien Notes Indenture and the other First Lien Notes Documents (it being understood and agreed that each of the First Lien Notes Collateral Agent, the initial Designated Senior Representative and the initial Junior Lien Priority Intercreditor Representative are authorized (x) to make any amendments, restatements, amendment and restatements, supplements or other modifications to this Agreement to correct any ambiguity, defect or inconsistency contained herein without the consent of any Holder as set forth in Section 4.2(b), (y) to make any amendments, restatements, amendment and restatements, supplements or other modifications to this Agreement to give effect to any Refinancing pursuant to Section 2.11(a) and (z) to take any action that the First Lien Notes Indenture, the ABL Facility Agreement or any other applicable Document permits such Representative to take without the consent of the Secured Parties holding Indebtedness under such Document).

Notwithstanding the foregoing, no consent of the Secured Parties holding Indebtedness under any of the First Lien Notes Indenture or any other applicable Non-ABL Obligations Document is required for the First Lien Notes Collateral Agent, the initial Designated Senior Representative or the initial Junior Lien Priority Intercreditor Representative, as applicable, to enter into, or to effect any amendment, modification or supplement to this Agreement or other intercreditor agreement or arrangement permitted under, referred to in or contemplated by this Agreement, the First Lien Notes Indenture or any other applicable Non-ABL Obligations Document pertaining to any Indebtedness permitted by each then extant

Document to be incurred and secured by the Collateral, for the purpose of adding the holders of such Indebtedness (or their representative) as a party hereto and otherwise causing such Indebtedness to be subject hereto, in each case as contemplated by the terms of this Agreement or such other intercreditor agreement or arrangement permitted under, referred to in or contemplated by this Agreement, the First Lien Notes Indenture or any other applicable Non-ABL Obligations Document as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the First Lien Notes Collateral Agent, the initial Designated Senior Representative or the initial Junior Lien Priority Intercreditor Representative, as applicable, are required to effectuate the foregoing and provided that such other changes are not directly adverse, in any material respect (taken as a whole), to the interests of the Secured Parties holding Indebtedness under such Non-ABL Obligations Document).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

[   ], in its capacity as ABL Representative

By:______________________________________
Name:
Title:

Address For Notices:

WILMINGTON TRUST, NATIONAL ASSOCIATION, in its capacities as First Lien Notes Collateral Agent, initial Designated Senior Representative and initial Junior Lien Priority Intercreditor Representative

By:______________________________________
Name:
Title:

Address For Notices:

EXHIBIT A-1

ACKNOWLEDGEMENT OF AND CONSENT TO
ABL INTERCREDITOR AGREEMENT
(Company and the Other Pledgors)

Each of the Company and the other Pledgors has read the ABL Intercreditor Agreement, dated as of [ ], 2020, between [ ] ("**[ABL Representative]**"), in its capacity as ABL Representative and WILMINGTON TRUST, NATIONAL ASSOCIATION ("**Wilmington Trust**"), in its capacities as First Lien Notes Collateral Agent, Designated Senior Representative, and Junior Lien Priority Intercreditor Representative (as amended, renewed, extended, supplemented, restated, replaced or otherwise modified from time to time, the "**ABL Intercreditor Agreement**"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the ABL Intercreditor Agreement.

1. Each of the Company and the other Pledgors executes and delivers this instrument to evidence its acknowledgment of and consent to the ABL Intercreditor Agreement (such instrument, the "**Company Consent**"). Each of the Company and the other Pledgors agrees that, except with respect to those provisions of which the Company or any other Pledgor is an intended third party beneficiary, no Secured Party shall have any liability to the Pledgors for acting in accordance with the provisions of the ABL Intercreditor Agreement and the other Documents referred to therein. Each of the Company and the other Pledgors understands that neither the Company nor any Pledgor is an intended beneficiary or third party beneficiary of the ABL Intercreditor Agreement except that it is an intended beneficiary and third party beneficiary thereof with the right and power to enforce with respect to the applicable provisions set forth in Section 4.3 (Parties in Interest) and as otherwise provided in the ABL Intercreditor Agreement or otherwise to the extent its rights are affected.

2. THIS COMPANY CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Remainder of this page intentionally left blank.]

[____________]

By: ____
Name:
Title:

[_____________]

By:
Name:
Title:

[PLEDGORS]

By: ____
Name:
Title:

EXHIBIT A-2

CONSENT AND ACKNOWLEDGMENT
(ABL Obligations)

This CONSENT AND ACKNOWLEDGMENT (this "**Consent**") dated as of [mm] [dd], [yyyy], is executed by [ ], as a new ABL Representative (together with its successors and permitted assigns, the "**New Agent**"), and acknowledged by TOWNSQUARE MEDIA,INC., a Delaware corporation(the "**Company**") (for itself and on behalf of the other Pledgors).

This Consent is with respect to that certain ABL Intercreditor Agreement, dated as of [ ], 2020 (as amended, renewed, extended, supplemented, restated, replaced or otherwise modified from time to time, the "**ABL Intercreditor Agreement**"), by [ ] ("**[ABL Representative]**"), in its capacity as ABL Representative and WILMINGTON TRUST, NATIONAL ASSOCIATION ("**Wilmington Trust**"), in its capacities as First Lien Notes Collateral Agent, Designated Senior Representative and Junior Lien Priority Intercreditor Representative; and acknowledged and consented to by the Company for itself and on behalf of the Pledgors. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the ABL Intercreditor Agreement.

Reference is made to [describe new Indebtedness] with respect to which the New Agent is acting as [trustee/collateral agent/authorized representative].

The New Agent hereby (a) represents that it is acting in the capacity of an ABL Representative for the "[Secured Parties]" as defined in and under [ ], and (b) agrees, for itself and on behalf of such Secured Parties, to be bound by the terms of the ABL Intercreditor Agreement as if it were the ABL Representative, and such Secured Parties were ABL Obligations Secured Parties, as of the date of the ABL Intercreditor Agreement.

The address of the New Agent for purposes of all notices and other communications hereunder and under the ABL Intercreditor Agreement is __________, __________, Attention of __________ (Facsimile No. __________, E-mail address: ____________).

THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned hereto has caused this Consent to be duly executed by its authorized officer as of the day and year first above written.

[**NEW AGENT**]

By:____
Name:
Title:

Acknowledged and Confirmed by, for purposes of the ABL Intercreditor Agreement:

TOWNSQUARE MEDIA, INC., for itself and on behalf of the Pledgors

By:______________________________
Title:
Name:

EXHIBIT A-3

CONSENT AND ACKNOWLEDGMENT
(Other First Lien Obligations)

This CONSENT AND ACKNOWLEDGMENT (this "**Consent**") dated as of [mm] [dd], [yyyy], is executed by [ ], as an Other First Lien Obligations Agent (together with its successors and permitted assigns, the "**New Agent**"), and acknowledged by TOWNSQUARE MEDIA, INC., a Delaware corporation(the "**Company**") (for itself and on behalf of the other Pledgors).

This Consent is with respect to that certain ABL Intercreditor Agreement, dated as of [ ], 2020 (as amended, renewed, extended, supplemented, restated, replaced or otherwise modified from time to time, the "**ABL Intercreditor Agreement**"), by [ ], in its capacity as ABL Representative and WILMINGTON TRUST, NATIONAL ASSOCIATION ("**Wilmington Trust**"), in its capacities as First Lien Notes Collateral Agent, Designated Senior Representative and Junior Lien Priority Intercreditor Representative; and acknowledged and consented to by the Company for itself and on behalf of the Pledgors. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the ABL Intercreditor Agreement.

Reference is made to [describe new Indebtedness] with respect to which the New Agent is acting as [trustee/collateral agent/authorized representative].

The New Agent hereby (a) represents that it is acting in the capacity of an Other First Lien Obligations Agent for the "[Secured Parties]" as defined in and under [ ], (b) agrees, for itself and on behalf of such Secured Parties, to be bound by the terms of the ABL Intercreditor Agreement as if it were an Other First Lien Obligations Agent, and such Secured Parties were Other First Lien Obligations Secured Parties, as of the date of the ABL Intercreditor Agreement and (c) hereby appoints and authorizes the First Lien Notes Collateral Agent to act as Junior Lien Priority Intercreditor Representative, together with all such powers as are reasonable incidental thereto.

The address of the New Agent for purposes of all notices and other communications hereunder and under the ABL Intercreditor Agreement is __________, __________, Attention of __________ (Facsimile No. __________, E-mail address: ____________).

THIS CONSENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned hereto has caused this Consent to be duly executed by its authorized officer as of the day and year first above written.

[**NEW AGENT**]

By:_______________________________________
Name:
Title:

Acknowledged and Confirmed by, for purposes of the ABL Intercreditor Agreement:

TOWNSQUARE MEDIA, INC., for itself and on behalf of the Pledgors

By:_____________________________
Title:
Name:

EXHIBIT A-4

CONSENT AND ACKNOWLEDGEMENT
(Other Second Lien Obligations)

This CONSENT AND ACKNOWLEDGMENT (this "**Consent**") dated as of [mm] [dd], [yyyy], is executed by [ ], as an Other Second Lien Obligations Agent (together with its successors and permitted assigns, the "**New Agent**"), and acknowledged by TOWNSQUARE MEDIA, INC., a Delaware corporation (the "**Company**") (for itself and on behalf of the Pledgors).

This Consent is with respect to that certain ABL Intercreditor Agreement, dated as of [ ], 2020 (as amended, renewed, extended, supplemented, restated, replaced or otherwise modified from time to time, the "**ABL Intercreditor Agreement**"), by [ ], in its capacity as ABL Representative and WILMINGTON TRUST, NATIONAL ASSOCIATION ("**Wilmington Trust**"), in its capacities as First Lien Notes Collateral Agent, Designated Senior Representative and Junior Lien Priority Intercreditor Representative; and acknowledged and consented to by the Company for itself and on behalf of the Pledgors. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the ABL Intercreditor Agreement.

Reference is made to [describe new Indebtedness] with respect to which the New Agent is acting as [trustee/collateral agent/authorized representative].

The New Agent hereby (a) represents that it is acting in the capacity of an Other Second Lien Obligations Agent for the "[Secured Parties]" as defined in and under [ ], (b) agrees, for itself and on behalf of such Secured Parties, to be bound by the terms of the ABL Intercreditor Agreement as if it were an Other Second Lien Obligations Agent, and such Secured Parties were Second Lien Obligations Secured Parties, as of the date of the ABL Intercreditor Agreement and (c) hereby appoints and authorizes the First Lien Notes Collateral Agent to act as Junior Lien Priority Intercreditor Representative, together with all such powers as are reasonable incidental thereto.

The address of the New Agent for purposes of all notices and other communications hereunder and under the ABL Intercreditor Agreement is __________, __________, Attention of __________ (Facsimile No. __________, E-mail address: ____________).

THIS CONSENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned hereto has caused this Consent to be duly executed by its authorized officer as of the day and year first above written.

[NEW AGENT]

By:_______________________________________
Name:
Title:

Acknowledged and Confirmed by, for purposes of the ABL Intercreditor Agreement:

TOWNSQUARE MEDIA, INC., for itself and on behalf of the Pledgors

By:_____________________________
Title:
Name:

EXHIBIT A-5

CONSENT AND ACKNOWLEDGEMENT
(Second Lien Obligations)

This CONSENT AND ACKNOWLEDGMENT (this "**Consent**") dated as of [mm] [dd], [yyyy], is executed by [ ], as Second Lien Collateral Agent (together with its successors and permitted assigns, the "**New Agent**"), and acknowledged by TOWNSQUARE MEDIA, INC., a corporation existing under the laws of Canada (the "**Company**") (for itself and on behalf of the Pledgors).

This Consent is with respect to that certain ABL Intercreditor Agreement, dated as of [ ], 2020 (as amended, renewed, extended, supplemented, restated, replaced or otherwise modified from time to time, the "**ABL Intercreditor Agreement**"), by [ ], in its capacity as ABL Representative and Wilmington Trust, National Association, in its capacities as First Lien Notes Collateral Agent, Designated Senior Representative and Junior Lien Priority Intercreditor Representative ("**Non-ABL Agent**"); and acknowledged and consented to by the Company for itself and on behalf of the Pledgors. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the ABL Intercreditor Agreement.

Reference is made to [describe new Indebtedness] with respect to which the New Agent is acting as [trustee/collateral agent/authorized representative].

The New Agent hereby (a) represents that it is acting in the capacity of a Second Lien Collateral Agent for the "[Secured Parties]" as defined in and under [ ], (b) agrees, for itself and on behalf of such Secured Parties, to be bound by the terms of the ABL Intercreditor Agreement as if it were a Second Lien Collateral Agent, and such Secured Parties were Second Lien Obligations Secured Parties, as of the date of the ABL Intercreditor Agreement and (c) hereby appoints and authorizes Non-ABL Agent to act as Junior Lien Priority Intercreditor Representative, together with all such powers as are reasonable incidental thereto.

The address of the New Agent for purposes of all notices and other communications hereunder and under the ABL Intercreditor Agreement is __________, __________, Attention of __________ (Facsimile No. __________, E-mail address: ____________).

THIS CONSENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned hereto has caused this Consent to be duly executed by its authorized officer as of the day and year first above written.

[NEW AGENT]

By:______________________________________

Name:

Title:

Acknowledged and Confirmed by, for purposes of the ABL Intercreditor Agreement:

TOWNSQUARE MEDIA, INC., for itself and on behalf of the Pledgors

By:____________________________

Title:

Name: